      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 2001
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                            PEREGRINE SYSTEMS, INC.
             (Exact Name of Registrant as specified in its Charter)

             DELAWARE                              7372                             95-3773312
 (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)       Classification Code Number)            Identification Number)

                            3611 VALLEY CENTRE DRIVE
                          SAN DIEGO, CALIFORNIA 92130
                                 (858) 481-5000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 ERIC P. DELLER
                       VICE PRESIDENT AND GENERAL COUNSEL
                            PEREGRINE SYSTEMS, INC.
                            3611 VALLEY CENTRE DRIVE
                          SAN DIEGO, CALIFORNIA 92130
                                 (858) 481-5000
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

    DOUGLAS H. COLLOM             ERIC P. DELLER              DAVID M. BLUHM         ROBERT V. GUNDERSON, JR.
    MICHAEL J. KENNEDY          Vice President and          Vice President and        CHRISTOPHER D. DILLON
    ROBERT F. KORNEGAY           General Counsel             General Counsel            DANIEL E. O'CONNOR
Wilson Sonsini Goodrich &    Peregrine Systems, Inc.        Remedy Corporation       Gunderson Dettmer Stough
          Rosati             3611 Valley Centre Drive      1585 Charleston Road             Villeneuve
 Professional Corporation     San Diego, California     Mountain View, California   Franklin & Hachigian, LLP
    650 Page Mill Road                92130                       94043               155 Constitution Drive
  Palo Alto, California           (858) 481-5000              (650) 903-5200          Menlo Park, California
        94304-1050                                                                            94025
      (650) 493-9300                                                                      (650) 321-2400

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
UPON CONSUMMATION OF THE MERGER OF A SUBSIDIARY OF PEREGRINE SYSTEMS, INC. WITH
                    REMEDY CORPORATION AS DESCRIBED HEREIN.
                         ------------------------------

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
       SECURITIES TO BE REGISTERED             REGISTERED(1)        PER SHARE(2)       OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, $0.001 par value(1).........   34,890,516 shares         $22.91           $929,488,992.42        $232,372.25

(1) Represents the number of shares of the Common Stock of the Registrant which may be issued to securityholders of Remedy Corporation, a Delaware corporation, pursuant to the transactions described in this registration statement.

(2) Pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low prices per share of Remedy Corporation's common stock on June 26, 2001 as reported on the Nasdaq National Market, less the amount of cash which may be paid to securityholders of Remedy Corporation pursuant to the transactions described in this registration statement.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 2, 2001

                                                                   [REMEDY LOGO]

                                           , 2001

Dear Remedy Corporation Stockholder:

    After careful consideration, the boards of directors of Peregrine
Systems, Inc. and Remedy Corporation have approved the merger of Remedy and Peregrine. To effect the merger, Remedy will merge into a wholly-owned subsidiary of Peregrine. Peregrine will issue its common stock and cash in exchange for the outstanding shares of Remedy common stock, and the stockholders of Remedy will become stockholders of Peregrine. The attached proxy statement/prospectus provides detailed information concerning Peregrine, Remedy, the merger agreement and the merger. Please review carefully all of the information contained in the proxy statement/prospectus. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROXY STATEMENT/PROSPECTUS.

    If the merger is completed, each outstanding share of Remedy common stock will be exchanged for $9.00 in cash and 0.9065 of a share of Peregrine common stock. In addition, each option to purchase Remedy common stock will be assumed by Peregrine and will, following the merger, become exercisable for an equivalent amount of Peregrine common stock based on the value of stock and cash each share of Remedy common stock receives in the merger. Peregrine expects to issue approximately 28 million shares of its common stock in the merger, before taking into account Peregrine common stock to be issued upon exercise of assumed Remedy options. Peregrine's common stock is traded on the Nasdaq National Market under the trading symbol "PRGN." On June 29, 2001, the closing price of Peregrine's common stock was $29.00 per share. We encourage you to obtain more recent quotations.

    You are cordially invited to attend a special meeting of Remedy's
stockholders to be held on             , 2001 at 9:00 a.m. (local time) at
Remedy's headquarters located at 1585 Charleston Road, Mountain View, California 94043. Only stockholders who held shares of Remedy at the close of business on
            , 2001 will be entitled to vote at this special meeting. At this meeting, you will be asked to vote upon the merger agreement and the merger. The matters to be submitted for consideration at the special meeting are described in more detail in the attached notice of special meeting and in the proxy statement/ prospectus.

    THE BOARD OF DIRECTORS OF REMEDY HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, REMEDY AND ITS STOCKHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT HOLDERS OF REMEDY'S COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

    Please use this opportunity to take part in an important business decision for Remedy by voting at Remedy's special meeting. Whether or not you plan to attend the special meeting, please submit your proxy by following the instructions on the enclosed proxy card. Submitting a proxy does NOT deprive you of the right to attend the meeting and vote your shares in person. YOUR VOTE IS VERY IMPORTANT. We appreciate your consideration of the merger.

                                                 Sincerely,

                                                 /s/ Lawrence L. Garlick

                                                 Lawrence L. Garlick
                                                 CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                                 Remedy Corporation

    You may obtain additional information about Remedy and Peregrine without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 110 of this proxy statement/prospectus.

    THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS             , 2001, AND IT IS
FIRST BEING MAILED OR OTHERWISE DELIVERED TO HOLDERS OF REMEDY COMMON STOCK ON
OR ABOUT             , 2001.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF PEREGRINE COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER, NOR HAVE THEY PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [REMEDY LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD             , 2001

    NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Remedy Corporation will be held at Remedy's headquarters located at 1585 Charleston
Road, Mountain View, California 94043 on             , 2001 at 9:00 a.m., local
time, for the following purposes:

    1.  To consider and vote on proposals:

       - to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of June 10, 2001, by and among Peregrine Systems, Inc., Rose Acquisition Corporation and Remedy Corporation. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/prospectus; and

       - to approve the merger of Remedy Corporation and Rose Acquisition Corporation, a wholly-owned subsidiary of Peregrine, whereby holders of outstanding shares of Remedy common stock will receive 0.9065 of a share of Peregrine common stock and $9.00 in cash in exchange for each share of Remedy common stock they own.

    2. To transact any other business that may properly come before the special meeting or any adjournments or postponements of the special meeting.

    The accompanying proxy statement/prospectus describes the proposed merger, the merger agreement and other related matters. We encourage you to read it carefully.

    Only stockholders who held shares of Remedy common stock at the close of
business on             , 2001 are entitled to vote at the special meeting.

    THE BOARD OF DIRECTORS OF REMEDY UNANIMOUSLY RECOMMENDS THAT HOLDERS OF REMEDY'S COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

    All Remedy stockholders are cordially invited to attend the special meeting in person. Whether or not you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                               BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ Lawrence L. Garlick

                                               Lawrence L. Garlick
                                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Mountain View, California
            , 2001

    TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SUBMIT YOUR PROXY ACCORDING TO THE INSTRUCTIONS ON THE ATTACHED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. SUBMITTING YOUR PROXY DOES NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING YOUR SHARES IN PERSON. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR A BANK, YOU MUST INSTRUCT THEM HOW TO VOTE YOUR SHARES. IF YOU DO NOT VOTE OR DO NOT INSTRUCT YOUR BROKER OR BANK HOW TO VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE MERGER AGREEMENT AND THE MERGER.

                      REFERENCE TO ADDITIONAL INFORMATION

    This document incorporates important business and financial information about Peregrine and Remedy that is not included in or delivered with this proxy statement/prospectus. You may obtain documents that are filed with the Securities and Exchange Commission and incorporated by reference in this document without charge by making an oral or written request to Peregrine or Remedy at the following addresses:

PEREGRINE SYSTEMS, INC.                    REMEDY CORPORATION
3611 Valley Centre Drive                   1585 Charleston Road
San Diego, California 92130                Mountain View, California 94043
Attn: Investor Relations                   Attn: Investor Relations
(858) 481-5000                             (650) 903-5200

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM PEREGRINE OR REMEDY, PLEASE DO SO BY FIVE DAYS BEFORE THE DATE OF REMEDY'S STOCKHOLDER MEETING, OR
2001, IN ORDER TO RECEIVE THEM BEFORE THE DATE OF THE SPECIAL MEETING.

    For a more detailed discussion of the information incorporated into this proxy statement/ prospectus and where you can find additional information, see "Where You Can Find More Information" on page 110.

                               TABLE OF CONTENTS

                                           PAGE
                                         --------
QUESTIONS AND ANSWERS ABOUT THE
  MERGER...............................      1
SUMMARY OF THE PROXY
  STATEMENT/PROSPECTUS.................      5
  The companies........................      5
  The merger...........................      6
RISK FACTORS...........................     13
  Risks relating to the merger.........     13
  Risks relating to Peregrine..........     15
  Risks relating to Remedy.............     31
SELECTED HISTORICAL AND PRO FORMA
  FINANCIAL DATA.......................     38
  Peregrine selected consolidated
    historical financial information...     38
  Remedy selected consolidated
    historical financial information...     38
  Selected unaudited pro forma combined
    condensed financial information....     39
  Comparative per share data...........     40
MARKET PRICE AND DIVIDEND
  INFORMATION..........................     42
  Peregrine common stock...............     42
  Remedy common stock..................     42
  Recent share prices..................     43
  Stockholders.........................     43
  Dividends............................     43
THE REMEDY SPECIAL MEETING.............     44
  Date, time and place of the special
    meeting............................     44
  Purpose of the Remedy special
    meeting............................     44
  Recommendation of the board of
    directors..........................     44
  Record dates and outstanding
    shares.............................     44
  Vote and quorum required.............     44
  Treatment of abstentions and broker
    non-votes..........................     45
  Expenses of proxy solicitation.......     45
  Methods of voting....................     45
  Revoking your proxy..................     46
THE MERGER.............................     47
  Background of the merger.............     47
  Peregrine's reasons for the merger...     49
  Remedy's reasons for the merger......     51
  Recommendation of Remedy's board of
    directors..........................     53
  Opinion of Remedy's financial
    advisor............................     53
  Accounting treatment.................     61
  Material United States federal income
    tax consequences of the merger.....     61

                                           PAGE
                                         --------
  Delisting and deregistration of
    Remedy common stock................     64
  Listing of Peregrine common stock to
    be issued in the merger............     64
  Conduct of the business if the merger
    is not completed...................     65
  Regulatory compliance................     65
  Appraisal rights.....................     65
  Federal securities laws consequences;
    stock transfer restrictions........     66
  Interests of Remedy's directors and
    executive officers.................     66
THE MERGER AGREEMENT...................     69
  Structure of the merger..............     69
  Completion and effectiveness of the
    merger.............................     69
  Conversion of Remedy common stock....     69
  Exchange of Remedy certificates for
    cash and stock consideration.......     70
  Treatment of Remedy stock options and
    purchase rights under the Remedy
    employee stock purchase plan.......     71
  Representations and warranties of
    Remedy.............................     72
  Representations and warranties of
    Peregrine and Rose Acquisition
    Corporation........................     73
  Remedy's conduct of business pending
    the completion of the merger.......     74
  Peregrine's conduct of business
    pending the completion of the
    merger.............................     75
  Restrictions on solicitation of
    alternative acquisition proposals
    by Remedy..........................     76
  Obligation of Remedy's board of
    directors to recommend approval of
    the merger agreement and the
    merger.............................     78
  Right to designate Peregrine
    director...........................     78
  Amendment to Remedy rights plan......     78
  Conditions to completion of the
    merger.............................     79
  Termination of the merger
    agreement..........................     80
  Payment of termination fee...........     82
  Extension, waiver and amendment of
    the merger agreement...............     83
  Definition of material adverse
    effect.............................     83
  Expenses.............................     84
AGREEMENTS RELATED TO THE MERGER.......     85
  Remedy stockholders' voting
    agreement..........................     85
  Affiliate agreements.................     86
BUSINESS OF PEREGRINE..................     87

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                           PAGE
                                         --------
BUSINESS OF REMEDY.....................     89
PEREGRINE SELECTED CONSOLIDATED
  FINANCIAL DATA.......................     90
REMEDY SELECTED CONSOLIDATED FINANCIAL
  DATA.................................     91
UNAUDITED PRO FORMA COMBINED CONDENSED
  FINANCIAL STATEMENTS.................     92
DESCRIPTION OF PEREGRINE CAPITAL
  STOCK................................     97
  General..............................     97
  Common stock.........................     97
  Preferred stock......................     97
  Antitakeover effects of provisions of
    certificate of incorporation and
    bylaws.............................     98
DESCRIPTION OF REMEDY CAPITAL STOCK....     99
  General..............................     99
  Preferred stock......................     99
  Antitakeover effects of provisions of
    certificate of incorporation and
    bylaws.............................     99
COMPARISON OF RIGHTS OF HOLDERS OF
  REMEDY COMMON STOCK AND PEREGRINE
  COMMON STOCK.........................    101
APPRAISAL RIGHTS.......................    106
  General requirements.................    106
  Requirements for written demand for
    appraisal..........................    106

                                           PAGE
                                         --------
  Written notice.......................    107
  Petition with the Chancery Court.....    107
  Withdrawal of demand.................    107
  Request for appraisal rights
    statement..........................    107
  Chancery court procedures............    107
  Appraisal of chancery shares.........    108
  Costs and expenses of appraisal
    proceeding.........................    108
  Loss of stockholder's rights.........    108
EXPERTS................................    109
LEGAL MATTERS..........................    109
REMEDY STOCKHOLDER PROPOSALS...........    109
WHERE YOU CAN FIND MORE INFORMATION....    110

Annexes

Annex A  Agreement and Plan of Merger and
         Reorganization
Annex B  Form of Remedy Voting Agreement
Annex C  Form of Remedy Affiliate Agreement
Annex D  Opinion of Morgan Stanley & Co.
         Incorporated, Financial Advisors
         to Remedy
Annex E  Section 262 of the Delaware
         General Corporation Law

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

    THE FOLLOWING SECTION PROVIDES ANSWERS TO FREQUENTLY ASKED QUESTIONS ABOUT THE SPECIAL MEETING, THE MERGER, AND THE EFFECT OF THE MERGER ON HOLDERS OF REMEDY'S COMMON STOCK. THIS SECTION PROVIDES ONLY SUMMARY INFORMATION, HOWEVER. FOR A MORE COMPLETE RESPONSE TO THESE QUESTIONS AND FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE CROSS-REFERENCED PAGE FOR EACH QUESTION.

Q:  WHAT IS THE PROPOSED MERGER TRANSACTION?
    (SEE PAGE 47)

    A: The proposed merger transaction is to combine the businesses of Peregrine and Remedy. To combine the companies, Remedy will merge into a subsidiary of Peregrine. For a more complete description of the merger, see the section entitled "The Merger" on page 47.

Q:  WHY ARE PEREGRINE AND REMEDY PROPOSING THE MERGER? (SEE PAGES 49 AND 51)

    A: Peregrine and Remedy are proposing the merger because they believe the combined company will be well positioned to serve a broader range of customers with an expanded line of products and development environments. In particular, both companies believe that Peregrine's network management solutions for large enterprises for use throughout the organization complement Remedy's network management solutions, which have historically focused on smaller and medium-sized businesses and on departments or divisions of large organizations. A more complete discussion of the companies' respective reasons for proposing the merger is contained under the captions "Peregrine's reasons for the merger" on page 49 and "Remedy's reasons for the merger" on page 51.

Q: WHAT PERCENTAGE OF PEREGRINE WILL THE FORMER REMEDY STOCKHOLDERS AND CURRENT PEREGRINE STOCKHOLDERS OWN IMMEDIATELY FOLLOWING THE MERGER?

    A: Based on the outstanding number of shares of Peregrine's common stock as of June 1, 2001 and Remedy's common stock as of June 7, 2001 and excluding options to purchase either company's common stock, the former stockholders of Remedy and the current stockholders of Peregrine will have approximately the following aggregate ownership interests in Peregrine common stock immediately following the merger:

                                    POST-MERGER AGGREGATE
                                    OWNERSHIP INTEREST IN
                                      PEREGRINE COMMON
                                          STOCK(%)
                                    ---------------------
     Former Remedy stockholders....         14.7
     Current Peregrine
       stockholders................         85.3

Q: WHAT WILL A REMEDY STOCKHOLDER RECEIVE IN EXCHANGE FOR REMEDY COMMON STOCK IN THE MERGER? (SEE PAGE 69)

    A: If the merger is completed, Remedy stockholders will receive, in exchange for each outstanding share of Remedy common stock, $9.00 in cash and
        0.9065 of a share of Peregrine common stock.

        Peregrine will not issue fractional shares. Instead of issuing fractional shares, Peregrine will pay Remedy stockholders cash for any fractional shares of Peregrine common stock they would have otherwise received. The cash paid for fractional shares will be based on the closing price of Peregrine common stock on the day the merger becomes effective.

        The merger agreement, a contract among Peregrine, Remedy, and a subsidiary of Peregrine, is attached to this proxy statement/prospectus as Annex A. You should read the merger agreement carefully as it is the legal document that sets forth the parties' rights.

Q: HOW WILL THE MERGER AFFECT OPTIONS TO ACQUIRE REMEDY COMMON STOCK? (SEE PAGE 71)

    A: Options to purchase shares of Remedy's common stock will be converted into options to purchase shares of Peregrine's common stock after completion of the merger. The number of shares covered by these options will be adjusted based on the value of Peregrine common stock and cash each share of Remedy common stock receives in the merger. The applicable exercise price will also be correspondingly adjusted.

Q: WILL REMEDY STOCKHOLDERS BE ABLE TO TRADE THE PEREGRINE COMMON STOCK THAT THEY RECEIVE IN THE MERGER? (SEE PAGE 66)

    A: Yes. However, certain persons who are deemed affiliates of Remedy will be required to comply with Rule 145 under the Securities Act of 1933 before they sell the shares of Peregrine common stock they receive in the merger. Peregrine's common stock is listed on the Nasdaq National Market under the symbol "PRGN."

Q:  WHAT STOCKHOLDER APPROVALS ARE NEEDED TO COMPLETE THE MERGER? (SEE PAGE 44)

    A: A majority of the outstanding shares of Remedy's common stock as of the record date, voting in person or by proxy, must approve and adopt the merger agreement and approve the merger. In order to hold the special meeting, a majority of the outstanding shares of Remedy's common stock as of the record date must be present in person or represented by proxy at the special meeting.

Q: DOES THE BOARD OF DIRECTORS OF REMEDY RECOMMEND VOTING IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER? (SEE PAGE
    44)

    A: Yes. After careful consideration, Remedy's board of directors unanimously recommends that Remedy's stockholders vote in favor of the approval and adoption of the merger agreement and approval of the merger.

Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE MERGER? (SEE PAGE 13)

    A: Yes. In evaluating the merger, you should carefully consider the factors discussed in the section entitled "Risk Factors" beginning on page 13.

Q:  WHAT DO I NEED TO DO NOW? (SEE PAGE 44)

    A: After carefully reading and considering the information contained in and incorporated into this proxy statement/ prospectus, please submit your proxy according to the instructions on the enclosed proxy card as soon as possible. If you do not submit a proxy or attend the Remedy special meeting and vote in person, your shares will not be represented or voted at the meeting.

Q:  CAN I SUBMIT MY PROXY BY TELEPHONE OR OVER THE INTERNET? (SEE PAGE 44)

    A: If you hold your shares through a bank or brokerage firm, you may be able to submit your proxy by telephone or over the Internet. You should refer to the proxy card included with your materials for instructions about how to vote. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card.

        Stockholders of Remedy who are the registered holders of their shares will not be able to vote by telephone or over the Internet.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BANK OR BROKER, WILL MY BANK OR BROKER VOTE MY SHARES FOR ME? (SEE PAGE 45)

    A: Your bank or broker will vote your shares only if you provide instructions on how to vote by following the information provided to you.

        If you do not instruct your bank or broker how to vote your shares, it will not have discretionary authority to vote your shares on the matters currently proposed to be presented at the special meeting. As a result, your bank or broker may deliver a proxy card expressly indicating that it is NOT voting your shares. This indication that a broker is not voting your shares is referred to as a "broker non-vote." Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum at the special meeting. However, a broker non-vote will be equivalent to a vote against adoption and approval of the merger agreement and against approval of the merger.

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE SUBMITTED MY PROXY? (SEE PAGE 46)

    A: You may change your vote at any time before your proxy is voted at your special meeting. There are three ways for you to do this:

        - send notice to the secretary of Remedy that you wish to revoke your proxy;

        - send notice to the secretary of Remedy that you wish to change your proxy; or

        - attend the special meeting and vote in person.

        If your shares are held in "street name" by a bank or broker and you have instructed your bank or broker to vote your shares, you must follow your bank's or broker's instructions to change your vote.

Q: WHAT HAPPENS IF A REMEDY STOCKHOLDER DOESN'T VOTE, SUBMITS AN INCOMPLETE PROXY, OR ABSTAINS FROM VOTING? (SEE PAGE 45)

    A: If you do not submit a proxy or attend the special meeting and vote in person, it will have the same effect as a vote against adoption and approval of the merger agreement and against approval of the merger.

        If you submit a proxy and do not indicate how you want to vote, your proxy will be counted as a vote to adopt and approve the merger agreement and to approve the merger.

        If you submit a proxy and affirmatively elect to abstain from voting, your proxy will have the same effect as a vote against adoption and approval of the merger agreement and against approval of the merger.

Q:  WHEN AND WHERE IS THE REMEDY SPECIAL MEETING?

    A: The Remedy special meeting will take place at Remedy's headquarters located at 1585 Charleston Road, Mountain View, California 94043 on
                , 2001 at 9:00 a.m., local time.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED? (SEE PAGE 69)

    A: Peregrine and Remedy are working to complete the merger as quickly as possible. In addition to receiving the required approvals from holders of Remedy's common stock, Peregrine and Remedy must also receive clearance for the merger under the Hart-Scott-Rodino Antitrust Improvements Act and under applicable foreign antitrust laws. Peregrine and Remedy hope to complete the merger before September 30, 2001.

Q:  SHOULD REMEDY STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW? (SEE
    PAGE 70)

    A: No. After the merger is completed, Peregrine will send you written instructions for exchanging your Remedy stock certificates for Peregrine stock certificates.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME? (SEE PAGE 61)

    A: Peregrine and Remedy each expect the merger to qualify as a reorganization for U.S. federal income tax purposes. If the merger qualifies as a reorganization, Remedy stockholders will only recognize gain, if any, for federal income tax purposes, with respect to the cash they receive in the merger. In addition, Remedy's stockholders will recognize gain or loss on any fractional shares of

        Peregrine common stock for which cash is received in lieu of a fractional share.

        Please carefully review the information under "Material United States federal income tax consequences of the merger" for a description of the material U.S. federal income tax consequences of the merger. The tax consequences to you will depend on the facts of your own situation. Please consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Q:  AM I ENTITLED TO APPRAISAL RIGHTS? (SEE PAGE 65)

    A: Yes. Under Delaware law, because a portion of the merger consideration is being paid in cash, holders of Remedy common stock may exercise appraisal rights in connection with the merger.

Q: WILL THE RIGHTS OF A REMEDY STOCKHOLDER CHANGE AS A RESULT OF THE MERGER? (SEE PAGE 101)

    A: Yes. Remedy stockholder rights are currently governed by Remedy's certificate of incorporation, rights agreement and bylaws, while Peregrine stockholder rights are governed by Peregrine's certificate of incorporation and bylaws. Remedy stockholders will become Peregrine stockholders as a result of the merger.

Q:  WHOM SHOULD I CALL WITH QUESTIONS? (SEE PAGE 110)

    A: If you have any questions about the merger or any related transaction, please call the investor relations department at Remedy at
        (650) 903-5200 or at Peregrine at (858) 481-5000. You may also obtain additional information about Peregrine or Remedy from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled "Where You Can Find More Information" on page 110.

                            ------------------------

    THIS PROXY STATEMENT/PROSPECTUS CONTAINS TRADEMARKS, TRADENAMES, SERVICE MARKS, AND SERVICE NAMES OF PEREGRINE, REMEDY, AND OTHER COMPANIES.

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER, YOU SHOULD CAREFULLY READ THE REST OF THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE "RISK FACTORS" SECTION BEGINNING ON PAGE 13 AND THE OTHER DOCUMENTS THAT PEREGRINE AND REMEDY INCORPORATE BY REFERENCE OR TO WHICH THEY OTHERWISE REFER YOU IN THIS PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" beginning on page 110.

                                 THE COMPANIES

PEREGRINE SYSTEMS, INC.

    Peregrine is a leading global provider of software and services that are designed to reduce the frictional cost of doing business for its clients' organizations. Peregrine offers products and services to address three principal domains: infrastructure resource management; employee relationship management (or self-service); and e-commerce technologies and services.

    Peregrine offers software products, services, and enabling technologies that permit businesses to eliminate points of friction in their business processes and to improve their returns on capital and investment in their infrastructure assets and electronic business investments. Peregrine's solutions are intended to make its customers more competitive in their markets by removing the friction points associated with three primary business processes:

    - life cycle management of infrastructure assets, from the point of procurement through deployment, use, maintenance, change, and ultimately disposition;

    - employee procurement of the infrastructure required to do their jobs, including e-procurement, employee self-service, knowledge access, and reservation of shared assets, such as conference rooms and office space in remote locations; and

    - e-transaction management, which eliminates friction points among buyers, suppliers, and market places as Peregrine's customers attempt to transact business through a global web of connected trading partners.

    Peregrine is organized to provide its solutions to customers through three groups: the infrastructure management group, which consists of software, technologies, and services representing its traditional infrastructure management business and employee relationship management (or self-service) products; the e-markets group, which provides a suite of business-to-business software products and services to facilitate the processes of selling and purchasing direct goods among trading partners; and the integrated solutions group, which focuses on leveraging the synergies between Peregrine's infrastructure management and e-markets groups by working with Peregrine's large alliance partners, including some of the world's largest consulting firms, managed service providers, and system integrators.

    Rose Acquisition Corporation is a wholly owned subsidiary of Peregrine that was recently formed solely for the purpose of the merger. It does not conduct any business and has no material assets.

    Peregrine was incorporated in California in 1981 and reincorporated in Delaware in 1994. Peregrine's principal executive offices are located at 3611 Valley Centre Drive, San Diego, California 92130, and its telephone number is
(858) 481-5000. Rose Acquisition Corporation has the same address and telephone number as Peregrine.

REMEDY CORPORATION

    Remedy develops, markets and supports highly adaptable software solutions. Its solutions are focused on automating frequently changing, employee-intensive, everyday business processes. Remedy has two families of solutions: information technology service management solutions and customer relationship management solutions. Information technology service management solutions such as REMEDY HELP DESK, REMEDY SERVICE LEVEL AGREEMENTS, REMEDY ASSET MANAGEMENT and REMEDY CHANGE MANAGEMENT manage and streamline the business processes for serving and supporting corporations' internal customers and for managing the full life-cycle of assets. Customer relationship management solutions such as REMEDY CUSTOMER SUPPORT, REMEDY QUALITY MANAGEMENT, REMEDY LEADS MANAGEMENT and REMEDY SALES CONTINUUM manage external customer relationships including the management of customer support. Important product attributes of each family of solutions include flexible integration capabilities in a packaged solution, speed of implementation, ease of use, rapid return on investment, and on-going adaptability.

    Remedy's software is designed to integrate, generally without programming, with a wide variety of computer and telecommunication technologies and products, including desktop applications, enterprise resource planning applications, telephony devices, hand-held devices, network management systems and legacy systems. Remedy provides a highly scalable, ready-to-deploy foundation and solutions that are easy to change. The majority of customer installations take place in less than 90 days. Customers use the solutions as is, out-of-the-box, or point-and-click to easily tailor them to specific company requirements. The concept is similar to spreadsheet software, which can be used as a simple tabular calculating platform or can be modified to include sophisticated formulas and style changes to create unique solutions. More importantly, Remedy's solutions are adaptable to meet most future requirements and growth without costly programming.

    Remedy was incorporated in Delaware in 1990. Remedy's principal executive officers are located at 1585 Charleston Road, Mountain View, California 94043, and its telephone number is (650) 903-5200.

                                   THE MERGER

REASONS FOR THE MERGER (SEE PAGE 49 AND 51)

    Peregrine's and Remedy's boards of directors believe that the merger and the merger agreement will be beneficial to each company. Peregrine and Remedy have each identified several reasons for this belief. These reasons are discussed in greater detail under the caption "Remedy's reasons for the merger" beginning on page 51 and "Peregrine's reasons for the merger" beginning on page 49.

RISKS ASSOCIATED WITH PEREGRINE, REMEDY AND THE MERGER

    The merger poses risks to each company and its respective stockholders. In addition, both Peregrine and Remedy are subject to various risks associated with their businesses and their industry. These risks are discussed in greater detail under the caption "Risk Factors" beginning on page 13. Peregrine and Remedy both encourage you to read and consider all of these risks carefully.

THE REMEDY SPECIAL MEETING (SEE PAGE 44)

    Remedy will hold a special meeting of its stockholders to obtain stockholder approval and adoption of the merger agreement with Peregrine and stockholder approval of the merger.

    Remedy's special meeting will be held on         , 2001 at 9:00 a.m. (local
time) at Remedy's headquarters located at 1585 Charleston Road, Mountain View, California 94043.

RECOMMENDATION OF THE REMEDY BOARD OF DIRECTORS (SEE PAGE 53)

    The board of directors of Remedy has unanimously determined that the merger agreement and the merger are fair to, and in the best interests of, Remedy and its stockholders. The board of directors of Remedy unanimously recommends that Remedy's stockholders vote in favor of approval and adoption of the merger agreement and in favor of approval of the merger.

RECORD DATE (SEE PAGE 44)

    The close of business on             , 2001 has been fixed as the record
date for determining the holders of Remedy common stock entitled to notice of and to vote at Remedy's special meeting.

VOTING POWER (SEE PAGE 44)

    On the record date,             shares of Remedy's common stock were
outstanding. Each record holder of shares of Remedy's common stock will be entitled at the special meeting to one vote for each Remedy share of common stock held on the record date.

VOTE REQUIRED FOR APPROVAL (SEE PAGE 44)

    In order for the merger to become effective, holders of at least a majority of Remedy's outstanding common stock at the record date must approve and adopt the merger agreement and approve the merger.

VOTING AGREEMENTS OF OFFICERS, DIRECTORS, AND SIGNIFICANT STOCKHOLDERS (SEE PAGE
85)

    Of Remedy's outstanding shares, 3,206,990 shares were held by officers and directors of Remedy as of the record date. These shares represented
approximately   % of Remedy's total outstanding shares on the record date. Each of these officers and directors has agreed to vote his or her shares at Remedy's special meeting in favor of the merger and the merger agreement.

OPINION OF REMEDY'S FINANCIAL ADVISOR (SEE PAGE 53)

    In deciding to approve the merger, the Remedy board of directors considered the opinion of its financial advisor, Morgan Stanley & Co. Incorporated, that, as of June 10, 2001, and subject to and based on the assumptions and considerations referred to in the opinion, the consideration to be received by the holders of common stock of Remedy pursuant to the merger agreement was fair from a financial point of view to such holders. The full text of Morgan Stanley's opinion is attached as Annex D to this proxy statement prospectus. Remedy and Peregrine urge you to read the opinion of Morgan Stanley in its entirety.

INTERESTS OF REMEDY'S DIRECTORS AND EXECUTIVE OFFICERS (SEE PAGE 66)

    Remedy stockholders should consider that some directors and executive officers of Remedy have interests in the merger that are different from their interests. These interests include:

    - All unvested shares of Remedy common stock and options to purchase Remedy common stock granted to non-employee directors of Remedy under its 1995 Non-Employee Directors Stock Plan will become fully vested upon completion of the merger. The directors of Remedy that will receive this benefit are David A. Mahler, John F. Shoch, Harvey C. Jones, Sheri Anderson and John Olsen.

    - The options granted to employees of Remedy, including Remedy's officers, provide for accelerated vesting if the employees are involuntarily or constructively terminated within 18 months after completion of the merger.

    - Peregrine has agreed to appoint a designee of Remedy, who Remedy expects will be Lawrence L. Garlick, to Peregrine's board of directors upon effectiveness of the merger and to take reasonable actions necessary to cause Remedy's designee to be elected or appointed to Peregrine's board of directors at Peregrine's next annual meeting of stockholders.

    - Peregrine has agreed to continue to indemnify and provide directors' and officers' insurance coverage for the current officers and directors of Remedy for a period of six years following the merger.

STRUCTURE AND EFFECTS OF THE MERGER (SEE PAGE 69)

    Pursuant to the merger agreement, Remedy will be merged with and into Rose Acquisition Corporation, and Rose Acquisition Corporation will continue as the surviving corporation of the merger. Peregrine has the right to change the structure of the merger such that at the completion of the merger either:

    - Rose Acquisition Corporation is merged with and into Remedy, and Remedy will continue as the surviving corporation of the merger; or

    - Remedy is merged with and into Peregrine and Peregrine will continue as the surviving corporation of the merger.

Peregrine may only restructure the merger if the restructured merger would continue to qualify as a reorganization under the applicable provisions of the Internal Revenue Code of 1986, as amended.

    As a result of the merger, each outstanding share of Remedy common stock will be converted into the right to receive $9.00 in cash and 0.9065 of a share of Peregrine common stock, subject to possible adjustment as described below. The specific structure of the merger will not affect in any manner the conversion of Remedy common stock in the merger or the consideration payable to holders of Remedy common stock in connection with the merger. The cash portion and the stock portion of the merger consideration were determined based upon Remedy's capitalization representations and warranties in the merger agreement. In the event that Remedy's capitalization representations and warranties are determined to be inaccurate in any respect prior to the effective time of the merger, the cash portion and the stock portion of the merger consideration will be appropriately adjusted so that the aggregate amount of cash payable in the merger will not exceed the aggregate amount of cash that otherwise would have been payable in the merger had Remedy's capitalization representations and warranties been accurate. In addition, the aggregate number of shares of Peregrine common stock issuable in the merger will not exceed the aggregate number of shares of Peregrine common stock that otherwise would have been issuable in the merger had Remedy's capitalization representations and warranties been accurate.

TREATMENT OF REMEDY STOCK OPTIONS AND PURCHASE RIGHTS UNDER THE REMEDY EMPLOYEE
  STOCK PURCHASE PLAN

    At the completion of the merger, Peregrine will assume all of Remedy's outstanding stock options, whether vested or unvested. As a result, all of Remedy's outstanding stock options will be converted into options to purchase Peregrine's common stock. All of the Remedy stock options that are assumed by Peregrine at the completion of the merger will continue to be subject to the same terms and conditions that were applicable to the stock options prior to the merger, except that the aggregate number of shares issuable upon the exercise of each stock option, and the exercise price of each stock option, will be adjusted based upon an exchange ratio that is intended to be equivalent in value to the per share cash and stock consideration payable to holders of Remedy common stock in the merger.

    Remedy will terminate its employee stock purchase plan either on the day immediately prior to the completion of the merger, or the last day of the last full payroll period ending immediately prior to the completion of the merger. Outstanding purchase rights under Remedy's employee stock purchase plan will be exercised at the time of the termination of the plan, and each share of Remedy's common stock purchased upon that exercise will be converted into the right to receive the cash and stock consideration payable for a share of Remedy common stock in connection with the merger.

COMPLETION AND EFFECTIVENESS OF THE MERGER (SEE PAGE 69)

    Peregrine and Remedy expect to complete the merger when all of the conditions to completion of the merger contained in the merger agreement have been satisfied or waived. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State under applicable Delaware law. Peregrine and Remedy expect to file the certificate of merger shortly following the special meeting of Remedy stockholders at which the merger agreement and the merger will be presented and voted upon.

    Peregrine and Remedy are working toward satisfying the conditions to the merger and completing the merger as soon as possible. Peregrine and Remedy hope to complete the merger before September 30, 2001, assuming that the Remedy stockholders adopt and approve the merger agreement and approve the merger at the special meeting of Remedy's stockholders and that the other conditions to the merger are satisfied promptly. However, because the merger is subject to governmental and regulatory approvals and other conditions, some of which are beyond Peregrine's and Remedy's control, Peregrine and Remedy cannot predict the exact timing of the completion of the merger.

RESTRICTIONS ON SOLICITATION OF ALTERNATIVE TRANSACTIONS BY REMEDY (SEE PAGE 76)

    Under the terms of the merger agreement, Remedy may not solicit, initiate or, subject to some exceptions, engage in discussions or negotiations with, or provide material inside information to, any third party regarding some types of acquisition transactions involving Remedy, including a merger, business combination or sale of a material amount of Remedy's assets or capital stock.

CONDITIONS TO THE COMPLETION OF THE MERGER (SEE PAGE 79)

    Peregrine's and Remedy's obligations to complete the merger are subject to a number of conditions, including:

    - the adoption and approval of the merger agreement and approval of the merger by the holders of a majority of the outstanding shares of Remedy's common stock;

    - the absence of any law, injunction or other order prohibiting the merger;

    - the expiration or termination of applicable waiting periods under United States antitrust laws, and compliance with applicable foreign antitrust laws;

    - the absence of any regulatory action prohibiting the use of this document as a prospectus or a proxy statement in connection with the special meeting of Remedy stockholders;

    - the approval for quotation on the Nasdaq National Market of the shares of Peregrine's common stock to be issued in the merger;

    - receipt by each of Peregrine and Remedy of an opinion of counsel to the effect that the merger will be treated as a reorganization under the Internal Revenue Code;

    - the continuing accuracy of the representations and warranties of Peregrine and Remedy contained in the merger agreement, except to the extent that any inaccuracy would not have a material adverse effect on the subject company; and

    - the compliance by Peregrine and Remedy with the terms of the merger agreement in all material respects.

    Some of these conditions on Peregrine's and Remedy's obligations to complete the merger may be waived by the company that is entitled to assert the condition.

TERMINATION OF THE MERGER AGREEMENT AND PAYMENT OF THE TERMINATION FEE (SEE
  PAGES 80 AND 82)

    Peregrine and Remedy may terminate the merger agreement by mutual agreement. In addition, either Peregrine or Remedy may terminate the merger agreement under any of the following circumstances:

    - if Peregrine and Remedy do not complete the merger by October 31, 2001; but if Peregrine and Remedy do not complete the merger by October 31, 2001 solely as a result of a failure to obtain all necessary regulatory approvals, Peregrine and Remedy may terminate the merger agreement only if they do not complete the merger by December 31, 2001;

    - if a court or other governmental authority issues a final, nonappealable order prohibiting the merger; or

    - if Remedy's stockholders fail to adopt and approve the merger agreement and fail to approve the merger at the special meeting of Remedy stockholders at which the merger agreement and the merger will be presented and voted upon.

    Remedy may also terminate the merger agreement under the following additional circumstances:

    - if a condition to Remedy's obligations to complete the merger would not be satisfied because Peregrine breaches a covenant under the merger agreement in any material respect;

    - if a condition to Remedy's obligations to complete the merger would not be satisfied because any of the representations and warranties of Peregrine contained in the merger agreement become inaccurate and the inaccuracy would have a material adverse effect on Peregrine; or

    - if Remedy intends to enter into a definitive agreement with respect to an acquisition proposal from a third party that is superior to the terms of the merger agreement; provided that Peregrine has not matched the superior proposal and that Remedy has paid Peregrine a $40 million termination fee.

    Peregrine may also terminate the merger agreement under the following additional circumstances:

    - if a condition to Peregrine's obligations to complete the merger would not be satisfied because Remedy breaches a covenant under the merger agreement in any material respect;

    - if the condition to Peregrine's obligations to complete the merger would not be satisfied because any of the representations and warranties of Remedy contained in the merger agreement become inaccurate and the inaccuracy would have a material adverse effect on Remedy; or

    - if Remedy's board of directors withdraws or changes its recommendation that Remedy's stockholders adopt and approve the merger agreement and approve the merger;

    - if Remedy's board of directors approves or recommends that Remedy's stockholders approve an acquisition proposal from a third party;

    - if Remedy enters into a letter of intent or other agreement accepting an acquisition proposal from a third party; or

    - if Remedy's board of directors fails to reaffirm the merger following the commencement of a competing acquisition proposal from a third party in the form of a tender or exchange offer to acquire Remedy's outstanding capital stock.

    Peregrine and Remedy have agreed that if the merger agreement is terminated under the circumstances described under "The Merger Agreement--Payment of termination fee", Remedy will pay Peregrine a termination fee of $40 million.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 61)

    Consummation of the merger is conditioned upon the receipt of opinions from Peregrine's and Remedy's respective tax counsels that the merger will qualify as a "reorganization" under section 368(a) of the Internal Revenue Code of 1986, as amended. Assuming the merger qualifies, Remedy's stockholders will only recognize gain, if any, for federal income tax purposes, to the extent they receive cash in the merger. In addition, Remedy stockholders will recognize gain or loss, as the case may be, to the extent they receive cash in lieu of the receipt of a fractional share of Peregrine's common stock.

ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE 61)

    Peregrine intends to account for the merger as a purchase for financial accounting purposes. As a result of this accounting treatment, Peregrine will record goodwill and other intangible assets on its balance sheet.

RESTRICTIONS ON RESALE OF PEREGRINE COMMON STOCK ISSUED IN THE MERGER (SEE PAGE
  66)

    The shares of Peregrine's common stock you receive in the merger will be freely tradable after the merger unless you are considered an affiliate of Remedy under applicable federal securities laws. Affiliates of Remedy may only sell the shares of Peregrine common stock they receive in the merger in compliance with Rule 145 under the Securities Act of 1933, as amended. Each person that Remedy believes to be an affiliate has signed an agreement acknowledging his or her obligation to sell in compliance with Rule 145.

ANTITRUST APPROVALS (SEE PAGE 65)

    The merger is subject to waiting periods and other provisions of United States and applicable foreign antitrust laws. Peregrine and Remedy are required to make filings with the United States Department of Justice and the Federal Trade Commission. The applicable waiting periods have not expired as of the date of this proxy statement/prospectus. The merger may not be completed until these waiting periods have expired or been terminated. In addition, the Department of Justice, the Federal Trade Commission, or a foreign regulatory agency or other governmental or private person may challenge the merger at any time, including after the expiration or termination of the applicable waiting periods or after the merger is completed.

APPRAISAL RIGHTS (SEE PAGE 65)

    Under Delaware law, Remedy stockholders are entitled to appraisal rights with respect to the merger and, if the merger is completed, to receive payment in cash for the fair value of their shares of Remedy common stock. In general, to preserve their appraisal rights, Remedy stockholders who wish to exercise these rights must:

    - deliver a written demand for appraisal to Remedy at or before the time the vote is taken at Remedy's special meeting;

    - not vote their shares for approval and adoption of the merger agreement and approval of the merger;

    - continuously hold their shares of Remedy common stock from the date they make the demand for appraisal through the closing of the merger; and

    - comply with the other procedures set forth in Section 262 of the Delaware General Corporation Law.

    The text of the Delaware statute governing appraisal rights is attached to this prospectus/proxy statement as Annex E. Your failure to comply with the procedures described in Annex E will result in the loss of your appraisal rights. You are urged to read the text of the Delaware statute governing appraisal rights carefully.

TRANSFER OF YOUR STOCK CERTIFICATES

    If the merger becomes effective, you will receive a transmittal letter from the exchange agent in the merger instructing you how to exchange your Remedy stock certificates. PLEASE DO NOT SEND ANY STOCK CERTIFICATES UNTIL YOU HAVE RECEIVED THIS INSTRUCTION LETTER. If you have any questions, you may contact Peregrine's transfer agent, Mellon Investor Services, L.L.C., at 400 South Hope Street, Fourth Floor, Los Angeles, California 90071. Please do not contact Mellon Investor Services with questions about the exchange of certificates until after the merger has been completed.

COMPARATIVE MARKET PRICE DATA (SEE PAGE 42)

    Both Peregrine's and Remedy's common stock currently trade on the Nasdaq National Market. Peregrine trades under the symbol "PRGN", and Remedy trades under the symbol "RMDY". The following table presents trading information about
Peregrine's and Remedy's common stock on June 8, 2001 and             , 2001.
June 8, 2001 was the last trading day prior to the time the merger agreement was
executed and publicly announced.             , 2001 was the last practicable
trading day prior to the time Remedy mailed this proxy statement/prospectus.

                                                  PEREGRINE COMMON STOCK            REMEDY COMMON STOCK
                                              ------------------------------   ------------------------------
                                                HIGH       LOW       CLOSE       HIGH       LOW      CLOSING
                                              --------   --------   --------   --------   --------   --------
June 8, 2001................................   $30.00     $28.44     $28.81     $19.01     $18.04     $18.34
            , 2001..........................

FORWARD LOOKING STATEMENTS IN THIS PROXY STATEMENT/PROSPECTUS

    This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the business, results of operations, and financial condition of both Peregrine and Remedy, as well as similar statements about the business, results of operations, and financial condition of the combined company after the merger. Words such as will, would, may, could, anticipates, expects, intends, plans, believes, seeks, estimates, and similar expressions often identify forward-looking statements.

    These forward-looking statements are not guarantees of the future performance of Peregrine, Remedy, or the combined company after the merger. Forward looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the discussion of these and other factors in the section entitled "Risk Factors" beginning on page 13.

                                  RISK FACTORS

    THE MERGER INVOLVES A HIGH DEGREE OF RISK. BY VOTING IN FAVOR OF THE MERGER, STOCKHOLDERS OF REMEDY WILL BE CHOOSING TO INVEST IN PEREGRINE'S COMMON STOCK. REMEDY STOCKHOLDERS WILL BE ASSUMING THE ADDITIONAL RISKS ASSOCIATED WITH THE MERGER AND THE ON-GOING OPERATIONS OF THE COMBINED COMPANY. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN DETERMINING HOW TO VOTE.

RISKS RELATING TO THE MERGER

    THE SHARES OF PEREGRINE COMMON STOCK THAT REMEDY STOCKHOLDERS WILL RECEIVE AS PART OF THE MERGER CONSIDERATION MAY NOT MAINTAIN THEIR VALUE.

    At the closing of the merger, each share of Remedy common stock will be exchanged for $9.00 in cash and 0.9065 shares of Peregrine common stock. There will be no adjustment in the number of shares of Peregrine common stock issued to Remedy stockholders because of changes in the market price of either Peregrine common stock or Remedy common stock. Accordingly, the specific dollar value of Peregrine common stock that Remedy stockholders will receive upon the merger's completion will depend entirely upon the market value of Peregrine common stock at the time the merger is completed. This value may substantially decrease from the date you submit your proxy. In addition, Remedy may not terminate the merger agreement, "walk away" from the merger or re-solicit the vote of its stockholders solely because of changes in the market price of Peregrine common stock or Remedy common stock. The share prices of Peregrine common stock and Remedy common stock are by nature subject to the general price fluctuations in the market for publicly-traded equity securities, and the prices of both companies' common stock have experienced significant volatility in the past. We urge you to obtain recent market quotations for Peregrine common stock and Remedy common stock. Neither Peregrine nor Remedy can predict or give any assurances as to the respective market prices of its common stock at any time before or after the completion of the merger.

    PEREGRINE MAY EXPERIENCE PROBLEMS INTEGRATING THE BUSINESSES OF PEREGRINE AND REMEDY. ANY INTEGRATION PROBLEMS COULD CAUSE PEREGRINE TO INCUR SUBSTANTIAL UNANTICIPATED COSTS AND EXPENSES, WHICH WOULD HARM PEREGRINE'S OPERATING RESULTS.

    If Peregrine fails to successfully integrate Remedy's business into Peregrine's business, Peregrine will incur substantial costs, which will increase its expenses and increase its losses. Peregrine's and Remedy's target markets have differed historically. Specifically, Peregrine's customer base has been comprised principally of large, multinational enterprises, while Remedy's sales have historically focused primarily on small to mid-size businesses and organizations and on departments or divisions of large organizations. The characteristics of these two market segments may be sufficiently distinct so that Peregrine does not realize the anticipated synergies of the merger. Peregrine has less experience selling to smaller organizations, and Peregrine's sales practices and processes may not be well-suited to success in these markets. In particular, Peregrine's sales efforts tend to focus on senior executives, chief financial officers and chief information officers of large, multinational corporations to whom Peregrine seeks to sell large, enterprise-wide licenses of Peregrine's infrastructure management products. In contrast, Remedy's transaction sizes tend to be substantially smaller, and its sales efforts, when targeted at larger organizations, have historically focused on managers of divisions or departments of the organization. In addition, Remedy markets and sells other products, such as its customer relationship management products, that Peregrine has no experience marketing or selling. If Peregrine is unsuccessful in integrating the companies' respective businesses, the combined revenues could fall or grow at a slower rate than anticipated, Peregrine could incur substantial unexpected expenses, and Peregrine could fail to realize the anticipated benefits of the merger.

    In addition, any integration problems Peregrine experiences could divert Peregrine management's attention from other business opportunities, which could result in slower revenue growth than anticipated or in declines in revenue. Integrating Remedy's business into Peregrine's business will be complex, time-consuming, and expensive. The merger may disrupt both companies' businesses if not completed in a timely and efficient manner. Peregrine and Remedy are both global companies with substantial operations throughout the world, and integrating geographically separate and dispersed organizations may be difficult. Specific integration challenges faced by Peregrine and Remedy include the following:

    - retaining existing customers and strategic partners;

    - retaining and integrating management and other key employees of both companies;

    - combining product offerings and product lines effectively and quickly, including technical integration by Peregrine's and Remedy's respective engineering teams;

    - integrating sales efforts so that customers can easily do business with the combined company;

    - transitioning multiple locations around the world to common systems, including common information technology systems;

    - persuading employees that the business cultures of the two companies are compatible;

    - successfully developing and promoting a unified brand strategy and marketing it to existing and prospective customers; and

    - developing and maintaining uniform standards, controls, procedures, and policies.

    THE PUBLIC ANNOUNCEMENT OF THE MERGER COULD HAVE AN ADVERSE EFFECT ON ONE OR BOTH COMPANIES' REVENUES IN NEAR-TERM QUARTERS IF CUSTOMERS DELAY, DEFER, OR CANCEL PURCHASES PENDING RESOLUTION OF THE MERGER.

    The public announcement of the merger could have an adverse effect on the near-term revenues and profitability of either or both of Peregrine and Remedy. In particular, prospective customers could be reluctant to purchase either company's products if they are uncertain about the direction of the combined company's product offerings and its willingness to support and service existing products. Since announcement of the merger, Peregrine and Remedy have experienced questions from prospective customers about the status of the merger and anticipated product integration plans, which have not yet been determined. The merger was announced on June 11, 2001, in the last month of Peregrine's first quarter of fiscal 2002 and the last month of Remedy's second quarter of fiscal 2001. Both Peregrine and Remedy tend to realize a substantial portion of their revenues during the last few weeks of a quarter. Accordingly, the announcement of the merger could create uncertainty among businesses and organizations contemplating software or service purchases and subscriptions. If one large customer, or a significant group of small customers, were to delay their purchase decisions pending resolution of the merger, the quarterly revenues of either Peregrine or Remedy could be substantially below the expectations of market analysts, which would have an adverse effect on their results of operations and could cause a dramatic reduction in either company's stock price. Peregrine and Remedy anticipate announcement of the merger could have an adverse effect on their respective revenues in June 2001 and other near term quarters pending completion of the merger and Peregrine's product integration initiatives.

    THE MERGER COULD IMPAIR EXISTING RELATIONSHIPS OF PEREGRINE AND REMEDY WITH SUPPLIERS, CUSTOMERS, STRATEGIC PARTNERS, AND EMPLOYEES, WHICH COULD HAVE AN ADVERSE EFFECT ON PEREGRINE'S AND REMEDY'S INDIVIDUAL AND COMBINED BUSINESSES AND FINANCIAL RESULTS.

    The public announcement of the merger could substantially impair important business relationships of either Peregrine or Remedy. Impairment of these business relationships could reduce revenues or increase expenses, either of which would harm the financial results of the affected company. Specific examples of situations in which Peregrine or Remedy could experience problems include the following:

    - suppliers, distributors, or customers of either Peregrine or Remedy could decide to cancel or terminate existing arrangements, or fail to renew those arrangements, as a result of the merger;

    - customers of Remedy could terminate or delay orders with Remedy because they question Remedy's continued commitment to provide products and enhancements, or to support products;

    - key employees of Remedy may decide to terminate their employment; and

    - other current or prospective employees of Peregrine and Remedy may experience uncertainty about their future roles with the combined company, which could adversely affect Peregrine's and Remedy's ability to attract and retain key management, sales, marketing, and technical personnel.

    FAILURE TO COMPLETE THE MERGER COULD HAVE A NEGATIVE IMPACT ON PEREGRINE'S AND REMEDY'S RESPECTIVE STOCK PRICES AS WELL AS A NEGATIVE IMPACT ON THEIR RESPECTIVE BUSINESSES AND FINANCIAL RESULTS.

    If the merger is not completed for any reason, Peregrine and Remedy may be subject to a number of material risks, including the following:

    - the respective prices of Peregrine and Remedy common stock may decline to the extent that the relevant current market price reflects a market assumption that the merger will be completed;

    - Peregrine's or Remedy's respective stock prices may decline because of uncertainty concerning Peregrine's or Remedy's stand-alone prospects;

    - some costs related to the merger, such as legal, accounting, financial advisory, and financial printing fees must be paid even if the merger is not completed;

    - Remedy could be required to pay Peregrine a termination fee in the amount of $40 million under certain circumstances;

    - the benefits that Peregrine and Remedy expect to realize from the merger, such as the potentially enhanced financial position of the combined company, would not be realized; and

    - the diversion of management attention from the day-to-day businesses of Peregrine and Remedy and the unavoidable disruption to their employees and their relationships with customers and suppliers during the period before consummation of the merger may make it difficult for Peregrine or Remedy to regain their respective financial market positions if the merger does not occur.

    If the merger is terminated and Remedy's board of directors seeks to enter into another merger or business combination, there can be no assurance that Remedy will be able to find another company willing to pay an equivalent or more attractive price than the price to be paid in the merger with Peregrine. In addition, while the merger agreement is in effect, Remedy is prohibited from soliciting, initiating or taking any other action with respect to competing transactions, such as a merger, sale of assets or other business combination with any party other than Peregrine except as discussed on page 76 under "Restrictions on solicitation of alternative acquisition proposals by Remedy."

RISKS RELATING TO PEREGRINE

    PEREGRINE HAS A HISTORY OF LOSSES, EXPECTS TO CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE AND CANNOT ASSURE THAT IT WILL BE PROFITABLE IN THE FUTURE ON AN OPERATING BASIS OR OTHERWISE.

    Peregrine has incurred substantial losses in recent years, and predicting Peregrine's future operating results is difficult. If Peregrine continues to incur losses, if Peregrine's revenues decline or grow at a slower rate, or if Peregrine's expenses increase without commensurate increases in revenues, Peregrine's operating results will suffer and the price of Peregrine's common stock may fall. Through March 31, 2001, Peregrine had recorded cumulative net losses of approximately $917.1 million, mainly comprised of acquisition costs related to the acquisitions Peregrine has completed since late 1997. Peregrine has incurred, and expects to continue to incur, substantial expenses associated with acquisition related costs, and amortization of other intangible assets will result in Peregrine continuing to incur net losses for the foreseeable future. In addition, Peregrine does not believe recent revenue growth rates are sustainable in the future or indicative of future growth rates. If Peregrine's revenue growth rates slow or its revenues decline, Peregrine's operating results could be seriously impaired because many of Peregrine's expenses are fixed and cannot be easily or quickly changed. A reduction in Peregrine's revenue growth rate and/or an impairment of Peregrine's financial results could lead to a dramatic decline in Peregrine's stock price.

    PEREGRINE'S REVENUES ARE NOT PREDICTABLE AND VARY SIGNIFICANTLY FROM QUARTER-TO-QUARTER FOR NUMEROUS REASONS BEYOND PEREGRINE'S CONTROL. QUARTER-TO-QUARTER VARIATIONS COULD RESULT IN A SUBSTANTIAL DECREASE IN PEREGRINE'S STOCK PRICE IF PEREGRINE'S REVENUES OR OPERATING RESULTS ARE LESS THAN MARKET ANALYSTS ANTICIPATE.

    Peregrine's revenues and operating results in a given quarter could be substantially less than anticipated by market analysts, which could result in a substantial decline in Peregrine's stock price. In addition, quarter-to-quarter variations could create uncertainty about the direction or progress of Peregrine's business, which could also result in a decline in the price of Peregrine's common stock. Peregrine's revenues and operating results will vary from quarter to quarter for many reasons beyond Peregrine's control, including those described in this section. As a result, Peregrine's quarterly revenues and operating results are not predictable with any significant degree of accuracy.

    PEREGRINE'S REVENUE GROWTH IS INCREASINGLY DEPENDENT ON A SMALL NUMBER OF LARGE LICENSE TRANSACTIONS.

    Peregrine's revenues in a given quarter could be adversely affected if Peregrine is unable to complete one or more large license agreements, if the completion of a large license agreement is delayed, or if the contract terms were to prevent Peregrine from recognizing revenue during that quarter.

    Peregrine's revenue growth in recent periods has been attributable in part to an increase in the number of large license transactions sold to a limited number of large, enterprise customers during a given period. For the year ended March 31, 2001, sales to one of Peregrine's customers accounted for approximately 10% of Peregrine's total revenues. Peregrine expects its reliance on these large transactions with a limited number of customers to continue for the foreseeable future. If Peregrine is unable to complete one or more large license transactions by the end of a particular quarter, Peregrine's revenues and operating results could be materially below the expectations of market analysts, and Peregrine's stock price could fall. In particular, Peregrine's dependence on a few relatively large license transactions could have an adverse effect on Peregrine's quarterly revenues or revenue growth rates to the extent Peregrine is unable to complete a large license transaction because a large prospective customer determines to reduce its capital investments in technology in response to slowing economic growth.

    When negotiating large software licenses, many customers time their negotiations near quarter-end in an effort to improve their ability to negotiate more favorable pricing terms. As a result, Peregrine recognizes a substantial portion of its revenues in the last month or weeks of a quarter, and license revenues in a given quarter depend substantially on orders booked during the last month or weeks of a quarter. If Peregrine is unable to complete a sufficient number of license agreements during this short and intense sales period, Peregrine's revenues could be substantially below the expectations of market analysts, and Peregrine's stock price could decline.

    PEREGRINE'S QUARTERLY AND ANNUAL REVENUE AND REVENUE GROWTH RATES MAY BE AFFECTED IF PEREGRINE'S DISTRIBUTION PARTNERS ARE UNSUCCESSFUL IN SELLING PEREGRINE'S PRODUCTS OR IF PEREGRINE IS UNSUCCESSFUL IN ADDING NEW DISTRIBUTION PARTNERS.

    Many of Peregrine's transactions are sourced, developed, and closed through Peregrine's strategic and distribution partners, including resellers and system integrators. Peregrine believes that these transaction partners are extremely important influencers of customer purchase decisions, particularly purchase decisions by large enterprise customers. If the number or size of Peregrine's partner-influenced transactions were to decrease for any reason, Peregrine's revenue growth rates and operating results would be materially and adversely affected. If Peregrine's sales through these indirect channels, or to new distributors, resellers, or strategic partners, were to decrease in a given quarter, Peregrine's total revenues and operating results could be harmed. Sales through indirect channels, including distributors, third party resellers, and system integrators, represent a significant percentage of Peregrine's total sales, and this percentage has increased in recent periods. Peregrine expects this trend to continue in the future. As a result, Peregrine could experience a shortfall in its revenues, or a substantial decline in its rate of revenue growth, if sales through these channels were to decrease or were to increase at a slower rate than recently experienced. Peregrine has less ability to manage sales through indirect channels, relative to direct sales, and less visibility about its partners' success in selling its products. In addition, many of Peregrine's distribution arrangements are non-exclusive, and these distributors may carry competing products. As a result, Peregrine could experience unforeseen variability in its revenues and operating results for a number of reasons, including the following: inability of Peregrine's partners to sell its products; a decision by Peregrine's partners to favor competing products; or inability of Peregrine's partners to manage the timing of their purchases from Peregrine against their sales to end-users, resulting in inventories of unsold licenses held by partners.

    PEREGRINE'S QUARTERLY AND ANNUAL REVENUES AND REVENUE GROWTH RATES ARE DEPENDENT ON THE BUDGETING CYCLES AND INVESTMENT CYCLES OF ITS CUSTOMERS.

    Peregrine's quarter-to-quarter revenues will depend on customer budgeting cycles. If Peregrine's customers change their budgeting cycles, or reduce their capital spending on technology, Peregrine's revenues could decline. Many analysts predict substantially slower growth rates for, and potential reductions in, information technology capital investment in 2001 and potentially continuing in 2002. Moreover, many software companies, including Peregrine, have experienced increasing reluctance by customers to make substantial investments in new technologies. To the extent these projections prove accurate, Peregrine expects its quarterly revenues and operating results will be adversely affected. Peregrine has been highly dependent on its SERVICECENTER, ASSETCENTER and FACILITYCENTER product lines to maintain its revenue growth rates, and Peregrine expects its dependence on these product lines to continue. If the capital investment downturn continues or worsens, Peregrine may experience reduced demand for these core products as well, which could have a material and adverse effect on Peregrine's revenues, operating results, financial condition, and stock price. Most software companies, including Peregrine, currently have very limited visibility with respect to their near term quarters and are having difficulty predicting their revenues and operating results during these periods.

    PEREGRINE'S QUARTERLY AND ANNUAL REVENUES AND REVENUE GROWTH RATES COULD BE AFFECTED BY NEW PRODUCTS PEREGRINE ANNOUNCES OR THAT PEREGRINE'S COMPETITORS ANNOUNCE.

    Announcements of new products or releases by Peregrine or its competitors could cause customers to delay purchases pending the introduction of the new product or release. In addition, announcements by Peregrine or its competitors concerning pricing policies could have an adverse effect on Peregrine's revenues in a given quarter.

    PEREGRINE'S PRODUCTS HAVE DIFFERENT MARGINS, AND CHANGES IN PEREGRINE'S PRODUCT MIX COULD HAVE AN ADVERSE EFFECT ON PEREGRINE'S OPERATING RESULTS.

    Changes in Peregrine's product mix could adversely affect Peregrine's operating results because some products provide higher margins than others. For example, margins on software licenses tend to be higher than margins on maintenance and services. Cancellations of licenses, subscriptions or maintenance contracts could reduce Peregrine's revenues and adversely affect its operating results. In particular, Peregrine's maintenance contracts with customers terminate on an annual basis. Substantial cancellations of maintenance or subscription agreements, or a substantial failure to renew these contracts, would reduce Peregrine's revenues and impact its operating results.

    THE LONG SALES CYCLE FOR PEREGRINE'S PRODUCTS MAY CAUSE SUBSTANTIAL FLUCTUATIONS IN PEREGRINE'S REVENUES AND OPERATING RESULTS.

    Delays in customer orders could result in Peregrine's revenues being substantially below the expectations of market analysts. The planning and purchase decisions of Peregrine's customers involve a significant commitment of resources and a lengthy evaluation and product qualification process. As a result, Peregrine may incur substantial sales and marketing expenses during a particular period in an effort to obtain orders. If Peregrine is unsuccessful in generating offsetting revenues during that period, Peregrine's revenues and earnings could be substantially reduced, or Peregrine could experience a large loss. The sales cycle for Peregrine's products typically takes four to nine months to complete, and Peregrine may experience delays that further extend this period. The length of the sales cycle may be extended beyond four to nine months due to factors over which Peregrine has little or no control, including the size of the transaction and the level of competition Peregrine encounters. The average size of Peregrine's license transactions has increased in recent periods as Peregrine has generated an increasingly larger percentage of its revenues from a limited number of large, enterprise customers. This trend, should it continue, could have the effect of further extending Peregrine's sales cycle. During its sales cycle, Peregrine typically provides a significant level of education to prospective customers regarding the use and benefits of its products. Any delay in the sales cycle of a large license or a number of smaller licenses could have an adverse effect on Peregrine's operating results and financial condition.

    SEASONAL TRENDS IN SALES OF PEREGRINE'S SOFTWARE PRODUCTS MAY RESULT IN PERIODIC REDUCTIONS IN PEREGRINE'S REVENUES AND IMPAIRMENT OF ITS OPERATING RESULTS.

    Seasonality in Peregrine's business could result in Peregrine's revenues in a given period being less than market estimates. Seasonality could also result in quarter-to-quarter decreases in Peregrine's revenues. In either of these events, seasonality could have an adverse impact on Peregrine's results of operations. Historically, Peregrine's revenues and operating results in the December quarter have tended to benefit, relative to Peregrine's June and September quarters, from purchase decisions made by the large concentration of Peregrine's customers with calendar year-end budgeting requirements. Peregrine's June and September quarters tend to be its weakest. Revenues and operating results in the March quarter have tended to benefit from the efforts of Peregrine's sales force to meet fiscal year-end sales quotas. Notwithstanding these seasonal factors, other factors, including those identified in this section, could still result in reduced revenues or operating results in Peregrine's December and March quarters. For example, Peregrine may not experience the typical increase in demand in its December quarter if the downturn in capital spending and technology investment continues through the end of 2001 or beyond. In addition, Peregrine's pending acquisition of Remedy could have an adverse effect on revenues during these periods if customers defer purchases as a result of uncertainty about the merger or in order to determine how Peregrine and Remedy will integrate their product lines. In addition, historical patterns may change over time, particularly as Peregrine's operations become larger and the sources of Peregrine's revenue change or become more diverse. For example, Peregrine's international operations have expanded significantly in recent years, particularly in Europe. Peregrine also has an international presence in the Pacific Rim and Latin America. Peregrine may experience variability in demand associated with seasonal buying patterns in these foreign markets. As an example, Peregrine's September quarter is typically weaker in part due to the European summer holiday season.

    PEREGRINE'S JUNE 2000 ACQUISITION OF HARBINGER CORPORATION MAY REDUCE PEREGRINE'S REVENUE GROWTH RATES AND MAKE PREDICTION OF PEREGRINE'S FUTURE REVENUES AND OPERATING RESULTS MORE DIFFICULT AS PEREGRINE INTEGRATES THE BUSINESSES AND ATTEMPTS TO FOCUS THE STRATEGIC MODEL OF THE COMBINED COMPANY.

    In June 2000, Peregrine acquired Harbinger Corporation, a leading worldwide provider of business-to-business e-commerce products and services. Harbinger's revenues prior to the acquisition were growing at a substantially slower rate than Peregrine's revenues, due in large part to declining revenues for Harbinger's legacy electronic commerce software business. If Peregrine's efforts to refocus Harbinger's business and integrate it with that of Peregrine are not successful, Peregrine's future revenue growth rates could be substantially less than Peregrine's historic growth rates, and Peregrine's future revenues and operating results could be impaired. Peregrine has already begun to de-emphasize and discontinue certain businesses of Harbinger that Peregrine does not believe are strategic to the combined company. In September 2000, Peregrine completed the sale of one of Harbinger's product lines and Peregrine may determine to sell or discontinue other Harbinger products or businesses in the future. Peregrine expects this recent divestiture and any future discontinuations or divestitures will result in revenue reductions that may not be offset by revenues from other sources.

    In particular, Peregrine's future revenue and operating results may be adversely affected by the Harbinger acquisition and subsequent integration processes for a number of reasons, including the following:

    - Revenues for Harbinger's e-commerce software products may continue to decline, and Peregrine may not be able to offset these declines with increased revenues from its infrastructure management or other product lines.

    - Harbinger's web-based supply catalog and vertical supply businesses are still in their early stages, and a sustainable market may not develop for these services as offered by Peregrine's e-markets group.

    HARBINGER AND SOME OF ITS FORMER OFFICERS AND DIRECTORS ARE DEFENDANTS IN SHAREHOLDER LITIGATION FOR WHICH NEITHER PEREGRINE NOR HARBINGER IS INSURED. THE OUTCOME OF THIS LITIGATION, IF DETERMINED ADVERSELY TO HARBINGER, COULD HAVE A MATERIAL ADVERSE EFFECT ON PEREGRINE'S FINANCIAL CONDITION.

    In September 1999, a complaint was filed against Harbinger and some of its then-current and former officers and directors in the United States District Court for the Northern District of Georgia. The complaint alleges that the defendants misrepresented or omitted material facts in violation of federal securities laws. An amended complaint was filed in March 2000, expanding upon the allegations of the initial complaint by, among other things, alleging accounting improprieties. The complaint relates to actions by Harbinger during the period from February 1998 to October 1998. Harbinger did not maintain directors' and officers' liability insurance during this period. As a result, Peregrine is not insured with respect to any potential liability of Harbinger or any officer or director of Harbinger. Harbinger was, however, obligated under agreements with each of its officers and directors to indemnify them for the costs incurred in connection with defending themselves against this litigation and is obligated to indemnify them to the maximum extent permitted under applicable law if they are held liable. In connection with Peregrine's acquisition of Harbinger, Peregrine agreed to honor these contractual arrangements.

    In October 2000, Peregrine entered into an agreement in principle to settle this class action lawsuit. If the settlement is finalized and approved by the court, Peregrine will be required to make an aggregate cash payment of $2.25 million to a class of former shareholders of Harbinger in exchange for dismissal of all claims against Harbinger. Although the parties to the litigation have agreed in principle to this settlement, final settlement is subject to further documentation, various contingencies, and approval by the court. The court may not approve the settlement. If the court does not approve the settlement, the plaintiffs in the lawsuit may proceed with their claims, without prejudice. It is also possible that if the settlement is approved by the court, claims could be pursued by class members who opt out of the class settlement by filing appropriate notices with the court. If the litigation were to continue to proceed, Peregrine could be required to spend substantial sums in an effort to litigate this matter. Continued litigation would be likely to result in a diversion of management's time and attention away from business operations. If the litigation were decided adversely to Harbinger, or if Peregrine were to agree in the future to settle this litigation for a substantial sum as a result of failure to obtain court approval of the pending settlement or for any other reason, Peregrine's financial condition and results of operations could be materially and adversely affected.

    PEREGRINE COULD EXPERIENCE LOSSES AS A RESULT OF PEREGRINE'S STRATEGIC INVESTMENTS.

    If Peregrine's strategic investments in other companies are not successful, Peregrine could incur losses. Peregrine has made and expects to continue to make minority investments in companies with businesses or technologies that Peregrine considers to be complementary to its business or technologies. These investments have generally been made by issuing shares of Peregrine's common stock or, to a lesser extent, paying cash. Many of these investments are in companies whose operations are not yet sufficient to establish them as profitable concerns. Adverse changes in market conditions or poor operating results of underlying investments could result in Peregrine's incurring losses or Peregrine's being unable to recover the carrying value of its investments. For example, during fiscal 2001, Peregrine recognized impairment charges totalling $490 million, associated principally with impairment of acquired assets but to a lesser extent with strategic investments. Peregrine will continue to monitor the value of these investments and may have additional impairment charges in the future.

    PEREGRINE'S BUSINESS AND OPERATING RESULTS WILL BE HARMED IF PEREGRINE CANNOT COMPETE EFFECTIVELY AGAINST OTHER COMPANIES.

    The markets for Peregrine's products are intensely competitive and diverse, and the technologies for Peregrine's products can change rapidly. New products are introduced frequently and existing products are continually enhanced. Peregrine faces competition from a number of companies offering infrastructure resource management, procurement and e-business connectivity solutions. Peregrine faces competition from numerous companies that offer products that compete with one or more of Peregrine's products and services. With respect to Peregrine's infrastructure management products, these competitors include software companies as well as information technology and system management companies, such as Applix, Blue Ocean, Computer Associates, Control Software (a division of CSI-Maximus), FrontRange, Hewlett-Packard, IBM, Intraware, Main Control, Microsoft, MRO Software (formerly Project Software and Development Inc.), Network Associates, Nortel, PeopleSoft, Remedy, and Royal Blue Technologies. Peregrine's e-commerce enablement technology, Peregrine faces competition from providers of customer relationship portals, such as Aspect Communications; providers of catalog management solutions, such as Requisite Technology; providers of e-commerce enablement software such as webMethods; and providers of legacy e-commerce technology and services such as SBC Communications, through its acquisition of Sterling Commerce, and General Electric eXchange Solutions. With respect to employee relationship management products, including procurement and e-procurement solutions, Peregrine faces competition from established providers of business-to-business Internet commerce solutions such as Ariba and CommerceOne; established providers of enterprise resource planning software such as Oracle and SAP; and numerous start-up and other entrepreneurial companies offering products that provide one or more aspects of employee relationship management such as self-help service offerings, or web-based knowledge management systems.

    If Peregrine cannot compete effectively by offering products that are comparable in functionality, ease of use and price to those of Peregrine's competitors, Peregrine's revenues will decrease, and its operating results will be adversely affected. Many of Peregrine's current and potential competitors have substantially greater financial, technical, marketing and other resources than Peregrine has. As a result, they may be able to devote greater resources than Peregrine can to the development, promotion and sale of their products, and they may be able to respond more quickly to new or emerging technologies and changes in customer needs.

    Additional competition from new entrepreneurial companies or established companies extending their product lines could have an adverse effect on Peregrine's business, revenues and operating results. In addition, alliances among companies that are not currently direct competitors could create new competitors with substantial market presence. Because few barriers to entry exist in the software industry, Peregrine anticipates additional competition from new and established companies as well as business alliances. Peregrine expects that the software industry will continue to consolidate. In particular, Peregrine expects that large software companies will continue to acquire or establish alliances with Peregrine's smaller competitors, thereby increasing the resources available to those competitors. These new competitors or alliances could rapidly acquire significant share at Peregrine's expense.

    PEREGRINE MAY EXPERIENCE INTEGRATION OR OTHER PROBLEMS WITH NEW ACQUISITIONS, WHICH COULD HAVE AN ADVERSE EFFECT ON PEREGRINE'S BUSINESS OR RESULTS OF OPERATIONS. NEW ACQUISITIONS COULD DILUTE THE INTERESTS OF EXISTING STOCKHOLDERS, AND THE ANNOUNCEMENT OF NEW ACQUISITIONS COULD RESULT IN A DECLINE IN THE PRICE OF PEREGRINE'S COMMON STOCK.

    In addition to the acquisition of Harbinger, Peregrine has made a number of acquisitions of businesses and technologies over the last three years, and Peregrine expects to continue to make acquisitions as part of its growth strategy. Peregrine is frequently in formal or informal discussions with potential acquisition candidates. Accordingly, Peregrine may in the future make acquisitions of, or large investments in, businesses that offer products, services and technologies that Peregrine believes would complement its products or services. Peregrine also may make acquisitions of or investments in businesses that Peregrine believes could expand its distribution channels. Even though Peregrine announces an acquisition, Peregrine may not be able to complete it. Any future acquisition or substantial investment would present numerous risks. The following are examples of these risks:

    - difficulty in combining the technology, operations or work force of the acquired business;

    - disruption of Peregrine's on-going business;

    - difficulty in realizing the potential financial or strategic benefits of the transaction;

    - difficulty in maintaining uniform standards, controls, procedures and policies;

    - possible impairment of relationships with employees and customers as a result of integration of new businesses and management personnel; and

    - impairment of assets related to resulting goodwill.

    Peregrine expects that future acquisitions could provide for consideration to be paid in cash, shares of Peregrine's common stock, or a combination of cash and Peregrine's common stock. If the consideration for the transaction were paid in common stock, this would further dilute Peregrine's existing stockholders. In addition, Peregrine may raise additional equity or debt capital to finance cash acquisitions. Raising additional equity capital would further dilute the interests of Peregrine's existing stockholders, and additional debt could impair Peregrine's operating results and financial condition.

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Additional financing may not be available when and as needed on commercially reasonable terms, if at all. If an inability to obtain financing were to preclude Peregrine from making an acquisition or completing a previously announced acquisition, Peregrine's future operating results could be adversely affected, and its stock price could fall.

    PEREGRINE'S FUTURE REVENUES AND OPERATING RESULTS MAY BE ADVERSELY AFFECTED IF THE SOFTWARE APPLICATION INDUSTRY CONTINUES TO EVOLVE TOWARD A
SUBSCRIPTION-BASED MODEL, WHICH MAY PROVE LESS PROFITABLE FOR PEREGRINE.

    Peregrine expects its revenue growth rates and operating results to be adversely affected as customers require Peregrine to offer its products under a subscription-based application service provider model. Historically, Peregrine has sold its infrastructure management solutions on a perpetual license basis in exchange for an up-front license fee. Customers are increasingly attempting to reduce their up-front capital expenditures by purchasing software applications under a hosted subscription service model. Under the hosted model, the customer subscribes to use an application from the software provider. The application is generally hosted on a server managed by the software provider or a third-party hosting service. Peregrine expects that a substantial portion of future revenues generated by its e-markets group will be realized under a subscription-based model. Peregrine also expects that an increasing portion of future revenues generated by its infrastructure management group may be represented by subscriptions.

    Under the subscription revenue model, Peregrine generally will recognize revenue and receive payment ratably over the term of a customer's subscription. As a result, Peregrine's rates of revenue growth under a subscription model may be less than Peregrine's historical rates under a license model. In addition, the price of Peregrine's services will be fixed at the time of entering into the subscription agreement. If Peregrine is unable to adequately predict the costs associated with maintaining and servicing a customer's subscription, then the periodic expenses associated with a subscription may exceed the revenues Peregrine recognizes for the subscription in the same period, which would adversely affect Peregrine's operating results.

    In addition, if Peregrine is not successful in implementing the subscription revenue model, or if market analysts or investors do not believe that the model is attractive relative to Peregrine's traditional license model, Peregrine's business could be impaired, and its stock price could decline dramatically.

    IF PEREGRINE, OR THIRD PARTIES ON WHICH PEREGRINE WILL RELY, ARE UNABLE TO ADEQUATELY DELIVER PEREGRINE'S INTERNET-BASED APPLICATIONS, PEREGRINE'S OPERATING RESULTS MAY BE ADVERSELY AFFECTED.

    Peregrine currently uses its own servers to deliver its Internet-based products to customers. Peregrine has, however, entered into agreements with a third party to provide a full complement of services that will enable Peregrine to outsource the delivery of these Internet-based products to its customers. For example, Peregrine's third-party service providers will manage the application servers, maintain communications equipment, manage the network data centers where Peregrine's software and data will be stored, and provide client support. If Peregrine is unable to adequately deliver its Internet-based applications, Peregrine may lose customers or be unable to attract new customers, which would adversely affect Peregrine's revenues.

    In addition, the third-party service providers that Peregrine engages may not deliver adequate support or service to Peregrine's clients, which may harm Peregrine's reputation and its business. Because these third-party service providers handle the installation of the computer and communications equipment and software needed for the day-to-day operations of Peregrine's Internet-based applications, Peregrine will be dependent on them to manage, maintain and provide adequate security for customer applications. If Peregrine's customers experience any delays in response time or performance problems while using Peregrine's Internet applications, as hosted by a third-party or by

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
Peregrine, Peregrine's customers may perceive the delays as defects with Peregrine's products and may stop using these applications, which would adversely affect Peregrine's revenues.

    Peregrine has limited experience outsourcing these services and may have difficulty managing this process. Peregrine will be required to monitor its third-party service providers to ensure that they perform these services adequately. In addition, if Peregrine does not maintain good relations with these third-party service providers, or if they go out of business, they may be unable to perform critical support functions for Peregrine. If Peregrine were unable to find replacement third-party service providers, Peregrine would be required to perform these functions itself. Peregrine may not be successful in obtaining or performing these services on a timely or cost-effective basis.

    IF PEREGRINE DOES NOT RESPOND ADEQUATELY TO ITS INDUSTRY'S EVOLVING TECHNOLOGY STANDARDS, OR DOES NOT CONTINUALLY DEVELOP PRODUCTS THAT MEET THE COMPLEX AND EVOLVING NEEDS OF ITS CUSTOMERS, SALES OF ITS PRODUCTS MAY DECREASE.

    As a result of rapid technological change in Peregrine's industry, Peregrine's competitive position with respect to its current or future product offerings, can be eroded rapidly by product advances and technological changes. Peregrine may be unable to improve the performance and features of its products as necessary to respond to these developments. In addition, the life cycles of Peregrine's products are difficult to estimate. Peregrine's growth and future financial performance depend in part on Peregrine's ability to improve existing products and develop and introduce new products that keep pace with technological advances, meet changing customer needs, and respond to competitive products. Peregrine's product development efforts will continue to require substantial investments. In addition, competitive or technological developments may require Peregrine to make substantial, unanticipated investments in new products and technologies, and Peregrine may not have sufficient resources to make these investments.

    IF PEREGRINE CANNOT ATTRACT AND RETAIN QUALIFIED SALES PERSONNEL, SOFTWARE DEVELOPERS AND CUSTOMER SERVICE PERSONNEL, PEREGRINE WILL NOT BE ABLE TO SELL AND SUPPORT ITS PRODUCTS.

    Competition for qualified employees is intense, particularly in the technology industry, and Peregrine has in the past experienced difficulty recruiting qualified employees. If Peregrine is not successful in attracting and retaining qualified sales personnel, software developers, and customer service personnel, Peregrine's revenue growth rates could decrease, or its revenues could decline, and its operating results could be materially harmed. Peregrine's products and services require a sophisticated selling effort targeted at several key people within a prospective customer's organization. This process requires the efforts of experienced sales personnel as well as specialized consulting professionals. In addition, the complexity of Peregrine's products, and issues associated with installing and maintaining them, require highly-trained customer service and support personnel. Peregrine intends to hire a significant number of these personnel in the future and train them in the use of its products. Peregrine believes that its success will depend in large part on its ability to attract and retain these key employees.

    IF IMMIGRATION LAWS LIMIT PEREGRINE'S ABILITY TO RECRUIT AND EMPLOY SKILLED TECHNICAL PROFESSIONALS FROM OTHER COUNTRIES, PEREGRINE'S BUSINESS AND OPERATING RESULTS COULD BE HARMED.

    Limitations under United States immigration laws could prevent Peregrine from recruiting skilled technical personnel from foreign countries, which could harm Peregrine's business if it does not have sufficient personnel to develop new products and respond to technological changes. This inability to hire technical personnel could lead to future decreases in Peregrine's revenues, or decreases in Peregrine's revenue growth rates, either of which would adversely affect Peregrine's operating results. Because of severe shortages for qualified technical personnel in the United States, many companies, including Peregrine, have recruited engineers and other technical personnel from foreign countries. Foreign computer professionals such as those Peregrine has employed typically become eligible for employment in the United States by obtaining a nonimmigrant visa. The number of nonimmigrant visas is limited annually by federal immigration laws. In recent years, despite increases in the number of available visas, the annual allocation has been exhausted well before year-end.

    PEREGRINE'S BUSINESS COULD BE HARMED IF IT LOST THE SERVICES OF ONE OR MORE MEMBERS OF ITS SENIOR MANAGEMENT TEAM.

    The loss of the services of one or more of Peregrine's executive officers or key employees, or the decision of one or more of these individuals to join a competitor, could adversely affect Peregrine's business and harm its operating results and financial condition. Peregrine's success depends to a significant extent on the continued service of its senior management and other key sales, consulting, technical and marketing personnel. None of Peregrine's senior management is bound by an employment or non-competition agreement. Peregrine does not maintain key man life insurance on any of Peregrine's employees.

    IF PEREGRINE FAILS TO MANAGE EXPANSION EFFECTIVELY, THIS WILL PLACE A SIGNIFICANT STRAIN ON PEREGRINE'S MANAGEMENT AND OPERATIONAL RESOURCES.

    Peregrine's recent growth rates, together with integration efforts resulting from Peregrine's numerous acquisitions, have placed a significant strain on Peregrine's management and operational resources. Peregrine has expanded the size and geographic scope of its operations rapidly in recent years, both internally and through acquisitions, and intends to continue to expand in order to pursue market opportunities that its management believes are attractive. Peregrine's customer relationships could be strained if it is unable to devote sufficient resources to them as a result of Peregrine's growth, which could have an adverse effect on Peregrine's future revenues and operating results.

    PEREGRINE MAY BE UNABLE TO EXPAND ITS BUSINESS AND INCREASE ITS REVENUES IF PEREGRINE IS UNABLE TO EXPAND ITS DISTRIBUTION CHANNELS.

    If Peregrine is unable to expand its distribution channels effectively, its business, revenues and operating results could be harmed. In particular, Peregrine will need to expand its direct sales force and establish relationships with additional system integrators, resellers and other third party partners who market and sell Peregrine's products. If Peregrine cannot establish these relationships, or if Peregrine's partners are unable to market Peregrine's products effectively or provide cost-effective customer support and service, Peregrine's revenues and operating results will be harmed. Even where Peregrine is successful in establishing a new third-party relationship, Peregrine's agreement with the third party may not be exclusive, and as a result, Peregrine's partner may carry competing product lines.

    IF PEREGRINE IS UNABLE TO EXPAND ITS BUSINESS INTERNATIONALLY, PEREGRINE'S BUSINESS, REVENUES AND OPERATING RESULTS COULD BE HARMED.

    In order to grow Peregrine's business, increase its revenues, and improve its operating results, Peregrine believes it must continue to expand internationally. If Peregrine expends substantial resources pursuing an international strategy and is not successful, Peregrine's revenues will be less than Peregrine's management or market analysts anticipate, and Peregrine's operating results will suffer. International revenues represented approximately 36%, 41% and 36% of Peregrine's business in fiscal 1999, 2000 and 2001, respectively. Peregrine has several international sales offices in Europe as well as offices in Japan, Singapore, Australia and elsewhere. International expansion will require significant management attention and financial resources, and Peregrine may not be successful expanding its international operations. Peregrine has limited experience in developing local language versions of its products or in marketing its products to international customers. Peregrine may not be able to successfully translate, market, sell, and deliver its products internationally.

    CONDUCTING BUSINESS INTERNATIONALLY POSES RISKS THAT COULD AFFECT PEREGRINE'S FINANCIAL RESULTS.

    Even if Peregrine is successful in expanding its operations internationally, conducting business outside North America poses many risks that could adversely affect its operating results. In particular, Peregrine may experience gains and losses resulting from fluctuations in currency exchange rates, for which hedging activities may not adequately protect Peregrine. Moreover, exchange rate risks can have an adverse effect on Peregrine's ability to sell its products in foreign markets. Where Peregrine sells its products in U.S. dollars, Peregrine's sales could be adversely affected by declines in foreign currencies relative to the dollar, thereby making Peregrine's products more expensive in local currencies. Where Peregrine sells its products in local currencies, Peregrine could be competitively unable to change its prices to reflect fluctuations in the exchange rate. In recent periods, for example, Peregrine's revenues in Europe were adversely affected by declines in the value of the Euro and its component currencies relative to the U.S. dollar.

    Additional risks Peregrine faces in conducting business internationally include the following:

    - longer payment cycles;

    - difficulties in staffing and managing international operations;

    - problems in collecting accounts receivable; and

    - the adverse effects of tariffs, duties, price controls or other restrictions that impair trade.

    PEREGRINE'S REVENUES, OPERATING RESULTS, AND STOCK PRICE COULD BE ADVERSELY AFFECTED IF PEREGRINE WERE UNABLE TO CONDUCT ITS BUSINESS. IN PARTICULAR, PEREGRINE'S ADMINISTRATIVE FACILITIES AND PRINCIPAL BUSINESS OPERATIONS ARE LOCATED IN CALIFORNIA, AND ANY DISRUPTION IN THE AVAILABLE POWER SUPPLY IN CALIFORNIA COULD DISRUPT PEREGRINE'S OPERATIONS, REDUCE ITS REVENUES, AND INCREASE ITS EXPENSES.

    Peregrine's operations, and those of third parties on which Peregrine relies, are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure and other events beyond Peregrine's control. A substantial portion of Peregrine's operating activities and facilities, including its headquarters and principal administrative facilities, are located in the State of California. California is in the midst of an energy crisis that could interrupt Peregrine's power supply or that of Peregrine's third-party service providers and thereby disrupt Peregrine's operations and increase Peregrine's expenses. In the event of an acute power shortage, California has implemented, and may in the future continue to implement, rolling blackouts throughout the state. In the event these blackouts continue or increase in severity, they could disrupt the operations of one or more of Peregrine's facilities. Peregrine currently maintains back-up generators of power in the event of a blackout. Although Peregrine's current insurance provides some coverage for any damages Peregrine, but not Peregrine's customers, may suffer as a result of any interruption in Peregrine's power supply, it may prove insufficient to cover any damages Peregrine might incur. Peregrine is in the process of developing a plan to permit Peregrine to continue to operate critical functions based in California during a blackout. Despite these precautions, Peregrine may experience an interruption in its power supply. If blackouts or other forces interrupt Peregrine's power supply, Peregrine would be temporarily unable to continue operations at its facilities. Any interruption in Peregrine's ability to continue operations at its facilities could damage its reputation, harm its ability to retain existing customers and to obtain new customers, and could result in lost revenue, any of which could substantially harm Peregrine's business and results of operations.

    In addition, the utility deregulation program instituted in 1996 by the California government deregulated wholesale prices while continuing to regulate the retail prices charged by the electrical utilities. While wholesale prices have increased dramatically, retail prices have, until recently, not increased at comparable rates. Peregrine's business is substantially dependent on the availability and price of electricity. If retail electricity prices rise dramatically, Peregrine expects its expenses will increase, its operating results will be harmed, and its stock price could fall.

    PEREGRINE'S OUTSTANDING INDEBTEDNESS COULD ADVERSELY AFFECT ITS RESULTS OF OPERATIONS AND FINANCIAL CONDITION, AND PEREGRINE MAY INCUR SUBSTANTIALLY MORE DEBT.

    As of the date of this report, Peregrine has approximately $265 million of indebtedness outstanding, consisting principally of its 5 1/2% convertible subordinated notes due 2007. Peregrine's indebtedness could adversely affect its results of operations and financial condition. For example, Peregrine's results of operations will be adversely affected by approximately $15 million in annual interest expenses, payable semi-annually. In addition, Peregrine's indebtedness could:

    - increase Peregrine's vulnerability to general adverse economic and industry conditions;

    - limit Peregrine's ability to obtain additional financing;

    - limit Peregrine's flexibility in planning for, or reacting to, changes in Peregrine's business and the industry; and

    - place Peregrine at a competitive disadvantage relative to its competitors with less debt.

    Peregrine's indebtedness will require the dedication of a substantial portion of its cash flow from operations to the payment of principal and interest on its indebtedness, thereby reducing the availability of the cash flow to fund its growth strategy, working capital, capital expenditures and other general corporate purposes.

    Peregrine may incur substantial additional debt in the future. The terms of Peregrine's existing indebtedness does not, and future indebtedness may not, prohibit Peregrine from doing so. If new debt is added to Peregrine's current levels, the related risks described above could intensify.

    PEREGRINE MAY HAVE INSUFFICIENT CASH FLOW TO MEET ITS DEBT SERVICE OBLIGATIONS.

    Peregrine will be required to generate cash sufficient to pay all amounts due on its outstanding indebtedness and to conduct its business operations. Peregrine has incurred net losses, and Peregrine may not be able to cover its anticipated debt service obligations. This may materially hinder Peregrine's ability to make payments on its indebtedness. Peregrine's ability to meet its future debt service obligations will be dependent upon Peregrine's future operating performance, which will be subject to financial, business and other factors affecting Peregrine's operations, many of which are beyond Peregrine's control.

    PEREGRINE HAS MADE SUBSTANTIAL CAPITAL COMMITMENTS THAT COULD HAVE AN ADVERSE EFFECT ON ITS OPERATING RESULTS AND FINANCIAL CONDITION IF PEREGRINE'S BUSINESS DOES NOT GROW.

    Peregrine has made substantial capital commitments as a result of recent growth in Peregrine's business that could seriously harm Peregrine's financial condition if its business does not grow and it does not have adequate resources to satisfy its obligations. In June 1999, Peregrine entered into a series of leases covering up to 540,000 square feet of office space, including an option on approximately 118,000 square feet for its headquarters in San Diego, California. The office space (including the option) relates to a five building campus in San Diego, California, of which four buildings are presently occupied. Peregrine's San Diego personnel occupy three of these buildings and Peregrine subleases part of the fourth building. In June 2001, Peregrine exercised its option for the fifth and final building at the San Diego campus, which is scheduled to be completed in October 2002. Including the exercise of the option, the leases require minimum aggregate lease payments of approximately
$201.2 million over their term, which is approximately twelve years. In addition, Peregrine leases approximately 95,000 square feet of space in Atlanta, Georgia, principally for Peregrine's e-markets group, under a lease expiring in 2008, and is also obligated under additional lease facilities for significant office space throughout North America, Europe, and the Pacific Rim. These capital commitments, construction oversight, and movement of personnel and facilities involved in transactions of these types and magnitude present numerous risks, including:

    - failure to properly estimate the future growth of its business;

    - inability to sublease excess office space if Peregrine overestimates future growth;

    - disruption of operations; and

    - inability to match fixed lease payments with fluctuating revenues, which could impair Peregrine's earnings or result in losses.

    PEREGRINE MAY NEED TO OBTAIN ADDITIONAL FINANCING IN THE FUTURE, WHICH MAY NOT BE AVAILABLE ON FAVORABLE TERMS.

    As of March 31, 2001, Peregrine had cash and cash equivalents totalling $286.7 million. Based on Remedy's outstanding shares as of June 7, 2001, Peregrine expects to pay out approximately $274.5 million as cash merger consideration. As a result of the aquisition, Peregrine will acquire all Remedy's cash and cash equivalents as of the date of the merger. Peregrine currently expects these amounts, together with anticipated cash flows from operations, to be sufficient to satisfy working capital requirements for the next 12 months. Nevertheless, in anticipation of the use of cash for payment to Remedy stockholders in the merger and to ensure adequate levels of working capital for the combined company after the merger, Peregrine is considering establishing a new bank facility or facilities. It may also consider in the future additional financing in the form of issuances of common stock or the issuance of debt securities, including debt securities convertible into shares of common stock. Additional financing may not be available when and as required on commercially reasonable terms, if at all. In addition, the issuance of additional equity securities, including securities convertible into Peregrine's equity securities, would dilute the interests of Peregrine's stockholders. Issuance of additional debt securities could impair Peregrine's financial condition as it becomes increasingly leveraged, and interest payments would be expected to have an adverse effect on Peregrine's results of operations.

    PRODUCT DEVELOPMENT DELAYS COULD HARM PEREGRINE'S COMPETITIVE POSITION AND REDUCE ITS REVENUES.

    If Peregrine experiences significant product development delays, Peregrine's position in the market would be harmed, and its revenues could be substantially reduced, which would adversely affect Peregrine's operating results. Peregrine has experienced product development delays in the past and may experience delays in the future. In particular, Peregrine may experience product development delays associated with the integration of recently acquired products and technologies. Delays may occur for many reasons, including an inability to hire a sufficient number of developers, discovery of software bugs and errors, or a failure of Peregrine's current or future products to conform to industry requirements.

    ERRORS OR OTHER SOFTWARE BUGS IN PEREGRINE'S PRODUCTS COULD RESULT IN SIGNIFICANT EXPENDITURES TO CORRECT THE ERRORS OR BUGS AND COULD RESULT IN PRODUCT LIABILITY CLAIMS.

    If Peregrine were required to expend significant amounts to correct software bugs or errors, Peregrine's revenues could be harmed as a result of an inability to deliver the product, and Peregrine's operating results could be impaired as it incurs additional costs without offsetting revenues. Errors can be detected at any point in a product's life cycle. Peregrine has experienced errors in the past that have resulted in delays in product shipment and increased costs. Discovery of errors could result in any of the following:

    - loss of or delay in revenues and loss of customers or market share;

    - failure to achieve market acceptance;

    - diversion of development resources and increased development expenses;

    - increased service and warranty costs;

    - legal actions by Peregrine's customers; and

    - increased insurance costs.

    If Peregrine were held liable for damages incurred as a result of Peregrine's products, its operating results could be significantly impaired. Peregrine's license agreements with its customers typically contain provisions designed to limit exposure to potential product liability claims. However, these limitations may not be effective under the laws of some jurisdictions. Peregrine has from time to time received complaints from customers that its software failed to perform as promised or contained errors or bugs that resulted in losses by its customers. Although none of these claims have proven material to Peregrine to date, the sale and support of products as complex as those offered by Peregrine entails the risk of material claims.

    PEREGRINE COULD BE COMPETITIVELY DISADVANTAGED IF PEREGRINE IS UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY.

    If Peregrine fails to adequately protect its proprietary rights, competitors could offer similar products relying on technologies Peregrine developed, potentially harming Peregrine's competitive position and decreasing Peregrine's revenues. Peregrine attempts to protect its intellectual property rights by limiting access to the distribution of its software, documentation, and other proprietary information and by relying on a combination of patent, copyright, trademark, and trade secret laws. In addition, Peregrine enters into confidentiality agreements with its employees and certain customers, vendors, and strategic partners. In some circumstances, however, Peregrine may, if required by a business relationship, provide its licensees with access to its data model and other proprietary information underlying Peregrine's licensed applications.

    Despite precautions that Peregrine takes, it may be possible for unauthorized third parties to copy aspects of Peregrine's current or future products or to obtain and use information that Peregrine regards as proprietary. Policing unauthorized use of software is difficult, and some foreign laws do not protect proprietary rights to the same extent as United States laws. Litigation may be necessary in the future to enforce Peregrine's intellectual property rights, to protect its trade secrets, or to determine the validity and scope of the proprietary rights of others, any of which could adversely affect Peregrine's revenues and operating results.

    IF PEREGRINE BECOMES INVOLVED IN AN INTELLECTUAL PROPERTY DISPUTE, PEREGRINE MAY INCUR SIGNIFICANT EXPENSES OR MAY BE REQUIRED TO CEASE SELLING ITS PRODUCTS, WHICH WOULD SUBSTANTIALLY IMPAIR PEREGRINE'S REVENUES AND OPERATING RESULTS.

    In recent years, there has been significant litigation in the United States involving intellectual property rights, including rights of companies in the software industry. Peregrine has from time to time in the past received correspondence from third parties alleging that Peregrine infringes the third party's intellectual property rights. Peregrine expects these claims to increase as Peregrine and its intellectual property portfolio become larger. Intellectual property claims against Peregrine, and any resulting lawsuit, may result in Peregrine incurring significant expenses and could subject Peregrine to significant liability for damages and invalidate what Peregrine currently believes are Peregrine's proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and could divert management's time and attention. Any potential intellectual property litigation against Peregrine could also force Peregrine to do one or more of the following:

    - cease selling, incorporating or using products or services that incorporate the infringed intellectual property;

    - obtain from the holder of the infringed intellectual property a license to sell or use the relevant technology, which license may not be available on acceptable terms, if at all; or

    - redesign those products or services that incorporate the disputed intellectual property, which could result in substantial unanticipated development expenses.

    If Peregrine is subject to a successful claim of infringement and Peregrine fails to develop non-infringing intellectual property or license the infringed intellectual property on acceptable terms and on a timely basis, Peregrine's revenues could decline or its expenses could increase.

    Peregrine may in the future initiate claims or litigation against third parties for infringement of Peregrine's intellectual property rights or to determine the scope and validity of Peregrine's proprietary rights or the proprietary rights of competitors. These claims could also result in significant expense and the diversion of technical and management personnel's attention.

    PROVISIONS IN PEREGRINE'S CHARTER DOCUMENTS AND DELAWARE LAW MAY DISCOURAGE POTENTIAL ACQUISITION BIDS FOR PEREGRINE AND MAY PREVENT CHANGES IN PEREGRINE'S MANAGEMENT THAT STOCKHOLDERS OTHERWISE WOULD APPROVE.

    Some provisions of Peregrine's charter documents eliminate the right of stockholders to act by written consent without a meeting and impose specific procedures for nominating directors and submitting proposals for consideration at a stockholder meeting. These provisions are intended to increase the likelihood of continuity and stability in the composition of Peregrine's board of directors and the policies established by the board of directors. These provisions also discourage some types of transactions, which may involve an actual or threatened change of control. These provisions are designed to reduce Peregrine's vulnerability to an unsolicited acquisition proposal. As a result, these provisions could discourage potential acquisition proposals and could delay or prevent a change of control transaction. These provisions are also intended to discourage common tactics that may be used in proxy fights. As a result, they could have the effect of discouraging third parties from making tender offers for Peregrine's shares. These provisions may prevent the market price of Peregrine's common stock from reflecting the effects of actual or rumored take-over attempts. These provisions may also prevent changes in Peregrine's management.

    Peregrine's board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series. The board of directors can fix the price, rights, preference, privileges, and restrictions of this preferred stock without any further vote or action by Peregrine's stockholders. The issuance of preferred stock allows Peregrine to have flexibility in connection with possible acquisitions and for other corporate purposes. The issuance of preferred stock, however, may delay or prevent a change of control transaction. As a result, the market price of Peregrine's common stock and other rights of holders of Peregrine's common stock may be adversely affected, including the loss of voting control to others.

    PEREGRINE'S STOCK PRICE HAS BEEN AND IS LIKELY TO CONTINUE TO BE HIGHLY VOLATILE, WHICH MAY MAKE ITS COMMON STOCK DIFFICULT TO RESELL AT ATTRACTIVE TIMES AND PRICES.

    The trading price of Peregrine's common stock has been and is likely to be highly volatile. Peregrine's stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

    - actual or anticipated variations in Peregrine's quarterly operating results;

    - announcements of technological innovations;

    - new products or services offered by Peregrine or Peregrine's competitors;

    - changes in financial estimates by securities analysts;

    - conditions or trends in the software industry generally or specifically in the markets for infrastructure management or e-business connectivity solutions;

    - changes in the economic performance and/or market valuations of Peregrine's competitors and the software industry in general;

    - announcements by Peregrine or its competitors of significant contracts, changes in pricing policies, acquisitions, strategic partnerships, joint ventures or capital commitments;

    - adoption of industry standards and the inclusion of Peregrine's technology in, or compatibility of Peregrine's technology with, the standards;

    - adverse or unfavorable publicity regarding Peregrine or Peregrine's products;

    - Peregrine's loss of a major customer;

    - additions or departures of key personnel;

    - sales of Peregrine's common stock in the public market; and

    - other events or factors that may be beyond Peregrine's control.

    In addition, the stock markets in general, and in particular the markets for securities of technology and software companies, have experienced extreme price and volume volatility and a significant cumulative decline in recent months. This volatility has affected many companies irrespective of or disproportionately to the operating performance of these companies. These broad market and industry factors can materially and adversely affect the market price of Peregrine's common stock, regardless of Peregrine's actual operating performance.

RISKS RELATING TO REMEDY

    REMEDY'S QUARTERLY OPERATING RESULTS ARE VOLATILE AND DIFFICULT TO PREDICT. IF FUTURE RESULTS ARE BELOW THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS OR INVESTORS, THE PRICE OF REMEDY'S COMMON STOCK MAY DECLINE.

    Remedy's quarterly operating results have in the past, and may in the future, vary significantly depending on factors such as:

    - increased competition;

    - the timing of new product announcements and changes in pricing policies by Remedy and its competitors;

    - market acceptance of new and enhanced versions of Remedy's products;

    - the size and timing of significant orders;

    - the mix of direct and indirect sales;

    - changes in operating expenses;

    - changes in company strategy;

    - personnel changes;

    - foreign currency exchange rate fluctuations; and

    - general economic factors.

    Remedy operates with no significant order backlog because its software products typically are shipped or electronically downloaded over the Web shortly after orders are received. Furthermore, Remedy has often recognized a substantial portion of its revenue in the last month of a quarter, with this revenue frequently concentrated in the last weeks of a quarter. As a result, product revenue in any quarter is substantially dependent on orders booked and shipped in that quarter and revenue for any future quarter is not predictable with any significant degree of certainty. Product revenue is also difficult to forecast because the market for software products is rapidly evolving, and Remedy's sales cycle, from initial trial to multiple copy purchases and the provision of support services, varies substantially from customer to customer. Remedy's expense levels are based, in part, on its expectations as to future revenue. If revenue levels are below expectations, operating results are likely to be adversely affected. Net income may be disproportionately affected by a reduction in revenue because a proportionately smaller amount of Remedy's expenses varies with its revenue.

    In addition, the technology sector in which Remedy operates has experienced a dramatic general slowdown over the past nine months as evidenced by the decline of stock prices on the Nasdaq National Market. This macroeconomic environment may harm Remedy's business by impacting its customers, their spending and the rate at which they accept Remedy's products. Remedy's operations and stock price may experience substantial fluctuations from quarter to quarter as a consequence of this environment and other factors affecting the timing of capital spending decisions by Remedy's customers. There can be no assurance that these factors will not seriously harm Remedy's business, operating results or financial position.

    As a result, Remedy believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. It is likely that in some future quarter Remedy's operating results will be below the expectations of public market analysts and investors. If this happens, the price of Remedy's common stock would likely decline dramatically.

    INCREASED COMPETITION IN THE MARKET FOR REMEDY'S PRODUCTS AND SERVICES COULD SERIOUSLY HARM REMEDY'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

    The market for Remedy's products is intensely competitive, diverse and subject to rapid change. New products are frequently introduced and existing products are continually enhanced. Competitors vary in size and in the scope and breadth of the products and services offered. Remedy has experienced substantial competition from companies of all types and sizes, and these competitors include:

    - providers of enterprise software, such as Computer Associates, FrontRange Solutions, Hewlett-Packard, IBM, infraWise, Interact Commerce, Intraware, Kana Communications, Main Control, Microsoft, Network Associates, Nortel Networks, Onyx Software, Oracle, PeopleSoft, Peregrine, Pivotal, Siebel Systems, STAFF & LINE and Viadyne Corporation; and

    - internally developed systems.

    In addition, because there are relatively low barriers to entry in the software market, Remedy expects additional competition from other established and emerging companies as the software market continues to develop and expand. Increased competition could result in price reductions, reduced gross margins and loss of market share, any of which could seriously harm Remedy's business, operating results and financial condition. Some of Remedy's current, and many of its potential, competitors have significantly greater financial, technical, marketing and other resources than Remedy. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than Remedy is able to do. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of Remedy's prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

    REMEDY DERIVES SUBSTANTIALLY ALL OF ITS REVENUE FROM PRODUCTS AND SERVICES RELATED TO THE ACTION REQUEST SYSTEM.

    Remedy currently derives substantially all of its revenue from licenses of its ACTION REQUEST SYSTEM, the applications Remedy provides that are built upon the ACTION REQUEST SYSTEM foundation, and related services. Broad market acceptance of these products and services is critical to Remedy's future success. As a result, a decline in demand for or failure to achieve broad market acceptance of the ACTION REQUEST SYSTEM foundation and applications as a result of competition, technological change or otherwise, would seriously harm the business, operating results and financial condition of Remedy. Remedy's future financial performance will depend in part upon the successful development, introduction and customer acceptance of new and enhanced versions of the ACTION REQUEST SYSTEM foundation and other applications, specifically customer relationship management and information technology service management applications. There can be no assurance that Remedy will continue to be successful in marketing the ACTION REQUEST SYSTEM or any new or enhanced products or applications. Remedy continues to invest significant resources into the research and development, sales and marketing of new software applications. However, Remedy believes that its success in expanding its product line will depend largely on new products achieving market acceptance and technological competitiveness.

    IF REMEDY FAILS TO RESPOND TO THE EVOLVING NEEDS OF ITS CUSTOMERS IN A TIMELY MANNER, OR IF ITS PRODUCTS DO NOT ACHIEVE MARKET ACCEPTANCE, ITS BUSINESS WOULD BE SERIOUSLY HARMED.

    The client/server and web-based application software industry is characterized by rapid technological change, frequent new product introductions and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. The life cycles of Remedy's products are difficult to estimate. Remedy's future success will depend upon its ability to enhance its current products and to develop and introduce new products on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. Since 1999, Remedy has invested significant resources into the research and development and sales and marketing of software applications. Remedy intends to continue to invest heavily in these efforts in the future. There can be no assurance that Remedy will be successful in developing and marketing product enhancements or new products that respond to technological change, evolving industry standards and customer requirements, or that Remedy will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products, or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. If Remedy is unable, for technological or other reasons, to develop and introduce new products or enhancements of existing products in a timely manner in response to changing market conditions or customer requirements, Remedy's business, operating results and financial condition will be seriously harmed. If the new products currently being developed by Remedy do not achieve market acceptance or are not released when expected, its business, operating results and financial condition will be seriously harmed.

    REMEDY'S SUCCESS DEPENDS ON RETAINING ITS CURRENT KEY PERSONNEL AND ATTRACTING AND RETAINING ADDITIONAL KEY PERSONNEL.

    Remedy's future performance depends in significant part upon the continued service of its key technical, sales and senior management personnel, none of whom are bound by an employment agreement. The loss of the services of one or more of its current executive officers could seriously harm its business, operating results and financial condition. Remedy employees may question their role with the combined company following completion of the merger. If this occurs, Remedy may experience an increase in attrition over historical rates. Remedy's future success also depends upon its continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for such personnel is intense, particularly in the competitive employment market of the Silicon Valley in California where the majority of Remedy's workforce is located, and there can be no assurance that it can retain its key technical, sales and managerial employees or that it can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future. In particular, if Remedy is to achieve significant revenue growth in the future, it must continue to hire additional sales personnel. Competition for such personnel is intense, and there can be no assurance that Remedy can retain its existing sales personnel or that it can attract, assimilate or retain additional highly qualified sales persons in the future. In the past, Remedy has experienced difficulty in recruiting a sufficient number of qualified sales persons. Any failure of Remedy to attract and retain such qualified employees could seriously harm its business, operating results and financial condition.

    REMEDY CAN HAVE A LONG SALES CYCLE, WHICH MAKES THE PREDICTION OF OPERATING RESULTS DIFFICULT.

    Historically, Remedy made a significant number of its sales to a department or a division of an organization. If the implementation was successful at the departmental or divisional level, Remedy then attempted to make additional sales into the organization either by selling other applications to the department or division of the organization that made the initial purchase, or alternatively, by selling to other departments or divisions of the organization. Over the past several years, Remedy has also attempted to sell its products at the organizational level, in which case a company would often buy multiple Remedy products or multiple applications of the Remedy ACTION REQUEST SYSTEM and deploy the products or applications throughout the organization. These organizational transactions typically are larger in size than Remedy's department or divisional sales and take longer to complete. For the quarter ended March 31, 2001, Remedy's sales at the organizational level were significantly below its expectations.

    Organizational customers often deploy Remedy's products in business critical operations, which involve significant capital and management commitments, by such customers. These customers generally commit significant resources to an evaluation of available enterprise software and require Remedy to expend substantial time, effort and money. Sales of Remedy's products to these customers require an extensive sales effort throughout a customer's organization, because decisions to purchase the products generally involve the evaluation of the software by a significant number of customer personnel in various functional and geographic areas, each often having specific and conflicting requirements. A variety of factors, including factors over which Remedy has little or no control, may cause these potential customers to favor a particular supplier or to delay or forego a purchase. As a result of these or other factors, the sales cycle for Remedy's products is relatively long when selling at the organizational level, typically ranging between three and nine months.

    As a result of the length of the sales cycle and the significant selling expenses resulting from selling at the organizational level, Remedy's ability to forecast the timing and amount of specific sales is limited, and the delay or failure to complete one or more large transactions to which Remedy has devoted significant resources could seriously harm Remedy's business, operating results or financial condition and could cause significant variations in its operating results from quarter to quarter. In addition, many organizational customers have significantly decreased their spending because of the dramatic slowdown in the technology sector. Reduced spending has and may continue to impact Remedy's customers' decisions to purchase Remedy's products, which has and could continue to seriously harm Remedy's business, financial condition and results of operations.

    REMEDY INTENDS TO RELY ON THIRD PARTIES TO IMPLEMENT ITS PRODUCTS IN SOME CUSTOMERS.

    Remedy relies on third-party implementation providers, including integration consulting firms and other consultants, to assist with the implementation of its products in organizational customers and in the training of personnel within such customers, in order to meet the demand for implementation of its product from these customers. Remedy's operating margins may be lower as a result of the higher expenses associated with engaging such third party service providers. In addition, if Remedy is unable to establish and maintain effective, long-term relationships with its implementation providers, or if these providers do not meet the needs or expectations of its organizational customers, its business would be seriously harmed.

    REMEDY RELIES ON INDIRECT MARKETING CHANNELS FOR A SIGNIFICANT PERCENTAGE OF ITS TOTAL SALES.

    An integral part of Remedy's strategy is to continue to develop the marketing channels of value-added resellers, system integrators and independent software vendors. Value added resellers, system integrators and independent software vendors accounted for approximately 47% of Remedy's total revenue in the three-month period ended March 31, 2001 and approximately 47% of its total revenue in 2000. If these marketing channels increase as a percentage of sales, Remedy's operating margins may be seriously harmed due to the lower unit prices that Remedy receives when selling through indirect channels.

    There can be no assurance that Remedy will be able to attract value added resellers, system integrators and independent software vendors that will be able to market Remedy's products effectively and will be qualified to provide timely and cost-effective customer support and service. In addition, Remedy's agreements with its value added resellers, system integrators and independent software vendors are not exclusive and in many cases may be terminated by either party without cause, and many of Remedy's value added resellers, system integrators and independent software vendors carry competing product lines. Therefore, there can be no assurance that any value added resellers systems integrators and independent software vendors will continue to represent Remedy's products, and the inability to recruit, or the loss of important value added resellers, system integrators and independent software vendors could seriously harm Remedy's results of operations.

    IF REMEDY CONTINUES TO EXPAND ITS INTERNATIONAL OPERATIONS ITS OPERATING MARGINS MAY DECREASE.

    International sales represented approximately 37% of Remedy's revenue in the three months ended March 31, 2001 and approximately 38% of Remedy's revenue for the year ended December 31, 2000. Remedy currently has nineteen international wholly owned subsidiaries, which primarily function as sales offices, and are located in the United Kingdom, Ireland, Canada, Germany, France, Spain, Italy, The Netherlands, Sweden, Singapore, Australia, Japan, Hong Kong, Brazil, Mexico, Argentina and Switzerland. One of Remedy's strategies is to continue to expand its existing international operations and enter additional international markets, which will require significant management attention and financial resources. Traditionally, international operations are characterized by higher operating expenses and lower operating margins. As a result, if Remedy's international revenues increase as a percentage of total revenue, its operating margins may be seriously harmed. Costs associated with international expansion include the establishment of additional foreign offices, the hiring of additional personnel, the localization and marketing of its products for particular foreign markets and the development of relationships with additional international service providers. If Remedy's international revenue is not adequate to offset the expense of expanding foreign operations, its business, operating results or financial condition could be seriously harmed.

    REMEDY'S INTERNATIONAL OPERATIONS EXPOSE IT TO NUMEROUS RISKS.

    Remedy's international operations are subject to risks inherent in international business activities and generally include:

    - unexpected changes in regulatory requirements, tariffs and other trade barriers;

    - difficulties cultivating product acceptance in foreign countries;

    - longer accounts receivable payment cycles;

    - difficulties in managing international operations;

    - potentially adverse tax consequences including restrictions on the repatriation of earnings;

    - the burdens of complying with a wide variety of foreign laws;

    - currency exchange rates fluctuations; and

    - general economic conditions and political instability in foreign countries.

    There can be no assurance that such factors will not seriously harm Remedy's future international sales and, consequently, its results of operations. In addition, because a substantial majority of its international sales are indirect, any material increase in its international sales as a percentage of total revenue may adversely affect Remedy's average selling prices and gross margins due to the lower unit prices that it receives when selling through indirect channels.

    REMEDY'S ABILITY TO COMPETE EFFECTIVELY MAY BE ADVERSELY AFFECTED IF IT IS UNABLE TO PROTECT ITS PROPRIETARY TECHNOLOGY.

    Remedy's success is heavily dependent upon proprietary technology. Remedy relies primarily on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. It seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. Remedy presently has two patent applications pending. Remedy does not know whether any of its pending or future patent applications will result in the issuance of patents. To the extent patents have been issued or will be issued, Remedy does not know whether these patents will be subject to further proceedings limiting their scope, will provide significant proprietary protection or competitive advantage, or will be circumvented or invalidated. Despite its efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of Remedy's products or to obtain and use information that Remedy regards as proprietary. Policing unauthorized use of Remedy's products is difficult, and while it is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In selling its products, Remedy relies primarily on "shrink wrap" (out-of-the-box or off-the-shelf sales) and "click wrap" (electronic sales transmitted via the internet) licenses that are not signed by licensees and, therefore, it is possible that such licenses may be unenforceable under the laws of some jurisdictions. In addition, the laws of some foreign countries do not protect its proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that Remedy's means of protecting its proprietary rights will be adequate or that its competitors will not independently develop similar technology.

    Remedy may have to resort to litigation to protect its intellectual property rights, to protect any issued patents, its trade secrets or know-how or to determine their scope validity or enforceability. Enforcing or defending its proprietary technology is expensive, could cause the diversion of its resources, and may not prove successful. Remedy's protective measures may prove inadequate to protect its proprietary rights, and any failure to enforce or protect its rights could adversely affect Remedy's ability to compete effectively.

    NEW VERSIONS AND RELEASES OF REMEDY'S PRODUCTS MAY CONTAIN ERRORS.

    Software products as complex as those offered by Remedy may contain undetected errors or failures when first introduced or when new versions are released. Remedy has in the past discovered software errors in certain of its new products and enhancements after their introduction and has experienced delays or lost revenue during the period required to correct these errors. Although Remedy has not experienced material adverse effects resulting from any such errors to date, there can be no assurance that, despite testing by Remedy and by current and potential customers, errors will not be found in new products or releases after commencement of commercial shipments, resulting in loss of or delay in market acceptance, which could seriously harm Remedy's business, operating results and financial condition.

    REMEDY MAY BE SUBJECT TO INFRINGEMENT AND PRODUCT LIABILITY CLAIMS THAT, WITH OR WITHOUT MERIT, COULD BE COSTLY TO DEFEND OR SETTLE.

    Remedy is not aware that any of its products infringe the proprietary rights of third parties. However, there can be no assurance that third parties will not claim infringement by Remedy with respect to current or future products. Remedy expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in its industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require Remedy to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to Remedy or at all, which could seriously harm its business, operating results and financial condition.

    In addition, because Remedy's customers use its products and services to manage their business processes and customer relationships, any errors, defects or other performance problems in Remedy's products and services could result in financial or other damages to Remedy's customers. Although Remedy has not experienced any product liability claims to date, the sale and support of products by Remedy may entail the risk of such claims. Remedy's license agreements with its customers typically contain provisions designed to limit its exposure to potential product liability claims. In selling its products, Remedy relies primarily on "shrink wrap" (out-of-the-box or off-the-shelf sales) and "click wrap" (electronic sales transmitted via the internet) licenses that are not signed by licensees and, therefore, it is possible that such licenses may be unenforceable under the laws of some jurisdictions. For these and other reasons, it is possible that the limitation of liability provisions contained in its license agreements may not be effective. A product liability claim brought against Remedy, even if not successful, would likely be time consuming and costly and could seriously harm Remedy's business. A successful product liability claim brought against Remedy could seriously harm Remedy's business, operating results and financial condition.

    THE CONVERSION OF EUROPEAN CURRENCIES INTO THE EUROPEAN UNION'S COMMON CURRENCY COULD HARM REMEDY'S BUSINESS.

    Remedy is aware of the issues associated with the changes in Europe aimed at forming a European Economic and Monetary Union. On January 1, 1999, certain member countries of the European Union established fixed conversion rates between their existing currencies and the European Union's common currency, the Euro. On that day, the Euro became a functional legal currency within these countries and over the next three years, business in the European Economic and Monetary Union member states will be conducted in both the existing national currency and the Euro. As a result, companies operating in or conducting business in European Economic and Monetary Union member states need to ensure that their financial and other software systems are capable of processing transactions and properly handling these currencies, including the Euro. No later than July 1, 2002, the participating countries will withdraw all bills and coins denominated in the legacy currencies, so that the legacy currencies will no longer be legal tender for any transactions, making the conversion to the Euro complete. Remedy recognizes that by January 1, 2002, all its customers in the participating countries in Europe will need to have converted all the values in their databases to the Euro, having previously reflected all values in the appropriate local currencies. At this time, it is not possible to summarize the potential costs associated with addressing any Euro conversion issues and there can be no assurance that these issues and their related costs will not seriously harm Remedy's business, operating results and financial position.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following tables present selected audited historical financial data of Peregrine, selected audited and unaudited historical financial data of Remedy, and selected unaudited pro forma condensed combined financial data of Peregrine, which reflects the merger. The information in the tables should be read in conjunction with the financial statements and related notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Peregrine's annual report on Form 10-K for the fiscal year ended March 31, 2001, Remedy's annual report on Form 10-K for the fiscal year ended December 31, 2000 and Remedy's unaudited quarterly report on Form 10-Q for the quarter ended March 31, 2001. The information in the tables also should be read in conjunction with the unaudited pro forma combined condensed financial statements and related notes, which begin on page 92 of this proxy statement/prospectus.

PEREGRINE SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

    The selected historical financial data of Peregrine have been derived from the audited historical financial data and related notes of Peregrine for each of the years in the five-year period ended March 31, 2001. These historical data provide only a summary. You should read them in conjunction with Peregrine's historical consolidated financial statements and related notes thereto contained in Peregrine's annual report on Form 10-K for the fiscal year ended March 31, 2001.

                                                                      YEAR ENDED MARCH 31,
                                                      -----------------------------------------------------
                                                        2001        2000       1999       1998       1997
                                                      ---------   --------   --------   --------   --------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Total revenues......................................  $ 564,683   $253,300   $138,063   $61,877    $35,035
Amortization of purchased technology................     11,844      1,338         50        --         --
Acquisition costs and other.........................    918,156     57,920     43,967    10,123         --
Income (loss) from operations.......................   (813,407)    (8,656)   (13,739)    3,903      4,688
Net income (loss)...................................   (852,241)   (25,070)   (23,370)     (616)     5,802
Net income (loss) per share--diluted................  $   (6.16)  $  (0.24)  $  (0.27)  $ (0.01)   $  0.10
Shares used in per share computation................    138,447    102,332     87,166    69,520     59,856

                                                                            MARCH 31,
                                                      ------------------------------------------------------
                                                         2001        2000       1999       1998       1997
                                                      ----------   --------   --------   --------   --------
                                                                          (IN THOUSANDS)
HISTORICAL CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents...........................  $  286,658   $ 33,511   $ 23,545   $21,997    $   305
Working capital (deficit)...........................     204,547     20,510     25,302    23,779     (4,065)
Total assets........................................   2,003,766    523,430    207,713    83,568     19,738
Total debt..........................................     264,942      1,331        649     1,117      3,866
Stockholders' equity (deficit)......................   1,389,765    411,850    150,781    55,639     (2,849)

REMEDY SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

    The selected historical financial data of Remedy have been derived from the audited historical financial data and related notes of Remedy as of and for each of the years in the five-year period ended December 31, 2000. The selected historical financial data of Remedy for the three months ended and as of March 31, 2001 and March 31, 2000 have been derived from unaudited financial data and include, in the opinion of management of Remedy, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of Remedy's results of operations for that period and its financial condition at March 31, 2001 and March 31, 2000. These historical data provide only a summary. You should read them in conjunction with Remedy's historical consolidated financial statements and related notes thereto contained in Remedy's annual report on Form 10-K for the fiscal year ended December 31, 2000 and unaudited quarterly report on Form 10-Q for the quarter ended March 31, 2001.

                                            THREE MONTHS
                                                ENDED
                                              MARCH 31,                      YEAR ENDED DECEMBER 31,
                                         -------------------   ----------------------------------------------------
                                           2001       2000       2000       1999       1998       1997       1996
                                         --------   --------   --------   --------   --------   --------   --------
                                             (UNAUDITED)             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
HISTORICAL CONSOLIDATED STATEMENT
  OF OPERATIONS DATA:
Total revenues........................   $ 64,755   $61,932    $288,510   $228,933   $157,420   $129,184   $80,635
Income (loss) from operations.........    (11,396)    6,367      41,444     38,850     26,837     38,475    23,707
Net income (loss).....................     (6,224)    5,468      33,569     29,523     18,977     27,290    16,824
Net income (loss) per
  share--diluted......................   $  (0.21)  $  0.16    $   1.01   $   0.95   $   0.63   $   0.89   $  0.56
Shares used in per share computation
  (diluted)...........................     30,344    34,085      33,128     31,062     29,901     30,524    30,031

                                                                                DECEMBER 31,
                                                            ----------------------------------------------------
                                           MARCH 31, 2001     2000       1999       1998       1997       1996
                                           --------------   --------   --------   --------   --------   --------
                                            (UNAUDITED)                        (IN THOUSANDS)
HISTORICAL CONSOLIDATED BALANCE SHEET
  DATA:
Cash, cash equivalents and short term
  investments...........................      $218,483      $207,899   $172,418   $136,637   $133,833   $ 86,757
Working capital.........................       193,312       204,441    175,362    136,813    138,102     87,718
Total assets............................       334,145       349,061    287,487    213,500    181,616    119,434
Long-term obligations...................            --            --         23        127        502        513
Stockholders' equity....................       243,837       253,259    214,540    160,704    148,072     92,497

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The unaudited pro forma combined condensed financial data is not necessarily indicative of the operating results or financial position that would have been achieved had the merger been consummated as of the beginning of the periods presented and should not be construed as representative or indicative of these amounts for any future date or in any future periods. The information in the table is only a summary and should be read in conjunction with the "Unaudited Pro Forma Combined Condensed Financial Statements" beginning on page 92 and the respective audited and unaudited consolidated financial statements of Peregrine and Remedy, including the notes thereto, contained in Peregrine's annual report on Form 10-K for the fiscal year ended March 31, 2001,

Remedy's annual report on Form 10-K for the fiscal year ended December 31, 2000 and Remedy's unaudited quarterly report on Form 10-Q for the quarter ended March 31, 2001.

                                                                  (A)
                                                         ---------------------
                                                         (IN THOUSANDS, EXCEPT
                                                          PER SHARE AMOUNTS)
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
  DATA:
Total revenues.........................................        $ 856,016
Acquired in-process research and development...........           80,000
Loss from operations...................................         (801,568)
Net loss...............................................         (850,996)
Net loss per share--basic and diluted..................        $   (5.11)
Shares used in per share computation...................          166,447

------------------------

(A) Year ended March 31, 2001 and December 31, 2000 for Peregrine and Remedy, respectively. See "Notes to Unaudited Pro Forma Combined Condensed Financial
    Statements" on page       .

                                                            AS OF MARCH 31, 2001
                                                            --------------------
                                                               (IN THOUSANDS)
PRO FORMA COMBINED CONDENSED BALANCE SHEET DATA:
Cash, cash equivalents, and short term investments........       $  230,641
Working capital...........................................           53,359
Total assets..............................................        3,022,902
Total debt................................................          264,942
Stockholders' equity......................................        2,248,593

COMPARATIVE PER SHARE DATA

    The following table sets forth:

    - historical book value per share and historical net income (loss) per share data of Peregrine and Remedy; and

    - unaudited pro forma combined condensed book value per share and unaudited pro forma combined condensed net loss per share data of Peregrine after giving effect to the merger.

    The information in the table is only a summary and should be read in conjunction with the financial statements of Peregrine and Remedy and the related notes contained in Peregrine's annual report on Form 10-K for the fiscal year ended March 31, 2001, Remedy's annual report on Form 10-K for the fiscal year ended December 31, 2000 and Remedy's unaudited quarterly report on Form 10-Q for the quarter ended March 31, 2001, and the unaudited pro forma combined condensed financial statements and related notes, which begin on page 92 of this proxy statement/prospectus.

    The unaudited pro forma combined condensed financial data are not necessarily indicative of the net loss per share or book value per share that would have been achieved had the merger been consummated as of the beginning of the periods presented and should not be construed as representative of these amounts for any future dates or periods.

    Although Peregrine and Remedy have different fiscal years, pro forma per share data are presented on a March 31 fiscal year basis.

    This information is not necessarily indicative of the future results of operations of the combined company after the merger or the actual results that would have occurred if the merger had been consummated prior to the period indicated.

                                                     YEAR ENDED MARCH 31, 2001
                                                     -------------------------
HISTORICAL--PEREGRINE:
  Net (loss) per diluted share.....................           $(6.16)
  Net (loss) per basic share.......................           $(6.16)

                                                     YEAR ENDED DECEMBER 31, 2000
                                                     ----------------------------
HISTORICAL--REMEDY:
  Net income per diluted share.....................             $ 1.01
  Net income per basic share.......................             $ 1.09

                                                     YEAR ENDED MARCH 31, 2001
                                                     -------------------------
UNAUDITED PRO FORMA COMBINED CONDENSED NET
  (LOSS)(2):
  Per Peregrine share--diluted.....................           $(5.11)
  Per Peregrine share--basic.......................           $(5.11)

                                                         MARCH 31, 2001
                                                         --------------
COMBINED CONDENSED BOOK VALUE PER SHARE:
  Historical--Peregrine(1).........................          $ 8.67
  Unaudited Historical--Remedy(1)..................          $ 7.94
  Unaudited Pro forma combined per Peregrine
    share(3).......................................          $11.94

------------------------

(1) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period.

(2) The pro forma combined statements of operations exclude the charge of $80 million for purchased in-process research and development costs, which are anticipated to arise from the merger. These charges will be included in the combined company's consolidated financial statements for the period following completion of the merger.

(3) The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of each period.

                     MARKET PRICE AND DIVIDEND INFORMATION

PEREGRINE COMMON STOCK

    Peregrine's common stock has been traded on the Nasdaq National Market under the symbol "PRGN" since April 1997. The following table sets forth the quarterly high and low closing sales prices reported on the Nasdaq National Market for the periods indicated. All prices have been adjusted to reflect two-for-one stock splits of Peregrine's common stock effected as stock dividends in February 1999 and February 2000.

                                                                HIGH       LOW
                                                              --------   --------
FISCAL YEAR ENDING MARCH 31, 2002:
  First Quarter.............................................   $32.19     $13.75
  Second Quarter (through             , 2001)...............

FISCAL YEAR ENDED MARCH 31, 2001:
  Fourth Quarter............................................   $33.00     $17.88
  Third Quarter.............................................    25.31      15.63
  Second Quarter............................................    37.81      18.94
  First Quarter.............................................    58.50      17.25

FISCAL YEAR ENDED MARCH 31, 2000:
  Fourth Quarter............................................   $79.50     $36.63
  Third Quarter.............................................    45.88      19.16
  Second Quarter............................................    20.56      12.81
  First Quarter.............................................    17.34       8.56

REMEDY COMMON STOCK

    Remedy's common stock has been traded on the Nasdaq National Market under the symbol "RMDY" since March 1995. The following table sets forth the quarterly high and low closing sales prices reported on the Nasdaq National Market for the periods indicated.

                                                                HIGH       LOW
                                                              --------   --------
FISCAL YEAR ENDING DECEMBER 31, 2001:
  First Quarter.............................................   $26.94     $15.00
  Second Quarter............................................    34.80      15.05
  Third Quarter (through             , 2001)................

FISCAL YEAR ENDED DECEMBER 31, 2000:
  Fourth Quarter............................................   $21.69     $15.69
  Third Quarter.............................................    53.81      17.94
  Second Quarter............................................    55.75      34.50
  First Quarter.............................................    64.22      37.56

FISCAL YEAR ENDED DECEMBER 31, 1999:
  Fourth Quarter............................................   $49.44     $26.50
  Third Quarter.............................................    28.38      19.63
  Second Quarter............................................    26.88      10.62
  First Quarter.............................................    22.94      13.13

RECENT SHARE PRICES

    The following table provides information about the closing sale price of
Peregrine's common stock and Remedy's common stock on June 8, 2001 and       ,
2001. In addition, the table provides an equivalent per-share price for Remedy's common stock on those dates based on the closing price of Peregrine's common stock multiplied by the exchange ratio in the merger of 0.9065 of a share of Peregrine common stock plus $9.00 in cash for each share of Remedy common stock. June 8, 2001 was the last trading day prior to the execution and public
announcement of the reorganization agreement.             , 2001 was the last
practicable trading day prior to the mailing of this proxy statement/ prospectus.

                                                                        REMEDY
                                     PEREGRINE     REMEDY COMMON        COMMON
                                    COMMON STOCK       STOCK       STOCK EQUIVALENT
                                    ------------   -------------   ----------------
June 8, 2001......................     $28.81         $18.34            $35.12
            , 2001................

    No assurance can be given as to the market prices of Peregrine's common stock or Remedy's common stock at any time prior to the merger or as to the market price of Peregrine's common stock after the merger. The exchange ratio for the stock portion of the merger consideration and the cash payable per share of Remedy common stock are each fixed and will not be adjusted to compensate stockholders of Remedy for increases or decreases in the market price of Peregrine's common stock, which could occur before the merger becomes effective. In the event the market price of Peregrine's common stock decreases or increases prior to the effective time of the merger, the market value of the Peregrine common stock that Remedy's stockholders will receive in the merger in exchange for their Remedy common stock would correspondingly decrease or increase. YOU ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR PEREGRINE'S COMMON STOCK AND REMEDY'S COMMON STOCK.

    Following the merger, Remedy's common stock will no longer be listed on the Nasdaq National Market.

STOCKHOLDERS

    As of             , 2001, Peregrine had issued and outstanding
shares of Peregrine's common stock held by             stockholders of record.

    As of             , 2001, Remedy had issued and outstanding
shares of Remedy's common stock held by             stockholders of record.

DIVIDENDS

    Neither Peregrine nor Remedy has ever declared or paid cash dividends on its capital stock. Peregrine currently expects to retain future earnings, if any, for use in the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Under the merger agreement, Remedy has agreed not to pay cash dividends pending the consummation of the merger.

                           THE REMEDY SPECIAL MEETING

    This proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by Remedy's board of directors for use at a special meeting of the stockholders of Remedy at which Remedy's stockholders will vote upon matters in connection with the proposed merger. On June 10, 2001, Peregrine, Remedy, and a wholly owned subsidiary of Peregrine entered into an Agreement and Plan of Merger and Reorganization. The merger agreement contemplates a merger of Remedy into a subsidiary of Peregrine, as a result of which the corporate existence of Remedy would cease and stockholders of Remedy would become stockholders of Peregrine.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

    The special meeting of stockholders will be held on             , 2001 at
9:00 a.m., local time, at Remedy's headquarters located at 1585 Charleston Road, Mountain View, California 94043.

PURPOSE OF THE REMEDY SPECIAL MEETING

    The purpose of Remedy's special meeting is for holders of Remedy common stock to consider and to vote upon the approval and adoption of the Agreement and Plan of Merger and Reorganization entered on June 10, 2001 among Remedy, Peregrine, and a wholly owned subsidiary of Peregrine and upon the approval of the merger contemplated by the merger agreement. In addition, stockholders of Remedy may transact any other business that may properly come before the Remedy special meeting or any adjournment or postponement of the special meeting. Examples of other business that could be transacted at the meeting would be a motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or to establish a quorum.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The board of directors of Remedy has unanimously determined that the merger agreement and the merger are fair to, and in the best interests of, Remedy and its stockholders. REMEDY'S BOARD OF DIRECTORS, THEREFORE, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF REMEDY VOTE FOR THE PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT AND APPROVE THE MERGER.

RECORD DATE AND OUTSTANDING SHARES

    Stockholders of record who owned Remedy common stock at the close of
business on             , 2001 will be entitled to attend and vote at Remedy's
special meeting. On the record date, Remedy had approximately             shares
of common stock issued and outstanding. Remedy had             stockholders of
record on the record date and believes that its common stock is held by more
than             beneficial owners.

VOTE AND QUORUM REQUIRED

    In order to conduct business at Remedy's special meeting, a quorum must be present. A quorum will be present if a majority of the outstanding shares as of the record date are present at the special meeting in person or by proxy.

    Holders of Remedy's common stock are entitled to one vote for each share held as of the record date. In order for the merger to become effective, holders of at least a majority of Remedy's outstanding common stock at the record date must approve the merger agreement and the merger. Holders of approximately
      % of the outstanding shares of Remedy's common stock as of the record date have entered agreements under which they agreed to vote for the merger agreement and the merger and to be present, in person or by proxy, at the special meeting.

TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES

    If you submit a proxy that indicates an abstention for voting in all matters, your shares will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the applicable special meeting. Consequently, your abstention will have the same effect as a vote against the proposal.

    Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, the actual beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. The approval of the merger and the merger agreement at the Remedy special meeting is not considered a routine matter. Accordingly, brokers will not have discretionary voting authority to vote your shares. A "broker non-vote" occurs when brokers do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares. At the special meeting, broker non-votes will be counted for the purpose of determining the presence of a quorum but will not be counted for the purpose of determining the number of votes cast on a matter. At Remedy's special meeting, broker non-votes will have the same effect as a vote against the proposal to adopt and approve the merger agreement and to approve the merger. Accordingly, Remedy stockholders are urged to vote their shares by returning the enclosed proxy.

EXPENSES OF PROXY SOLICITATION

    Remedy will bear the expenses of proxy solicitation, including the cost of preparing and mailing this proxy statement/prospectus. Remedy has retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee of approximately $6,000 plus reimbursement of the reasonable expenses Georgesen incurs. In addition, Remedy may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this proxy statement/prospectus to Remedy's stockholders.

    Proxies may be solicited by directors, officers, and employees of Remedy in person or by telephone, facsimile, or other means of communications. These directors, officers, and employees will not receive additional compensation for their solicitation efforts but may be reimbursed for their reasonable out-of-pocket expenses.

METHODS OF VOTING

    VOTING BY MAIL. By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are enabling the individuals named on the proxy card, known as "proxies", to vote your shares at the special meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you return the proxy card but do not indicate your voting instructions, your shares will be voted FOR the proposal to adopt and approve the merger agreement and to approve the merger.

    VOTING BY TELEPHONE. You may be able to vote by telephone. If so, instructions are included with your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

    VOTING ON THE INTERNET. You may be able to vote on the Internet. If so, instructions are included with your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

    VOTING IN PERSON AT THE MEETING. If you plan to attend the special meeting and vote in person, you will be provided with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the special meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. If you wish to vote at the special meeting, you will need to bring with you to the special meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

REVOKING YOUR PROXY

    You may revoke or change your proxy at any time before it is voted at the meeting. In order to do this, you may either:

    - sign and return another proxy with a later date;

    - send notice to Remedy's secretary, Robert V. Gunderson, Jr., that you are revoking your proxy; or

    - attend the special meeting and vote in person.

                                   THE MERGER

    THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS CONTAINS A DESCRIPTION OF ASPECTS OF THE MERGER. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS REFERRED TO IN THIS PROXY STATEMENT/PROSPECTUS.

BACKGROUND OF THE MERGER

    Peregrine is a leading global provider of infrastructure resource management applications, employee relationship management (or self-service) solutions and e-commerce technologies and services. These products, services, and enabling technologies permit businesses to eliminate points of frictional cost of doing business.

    Remedy is a leading provider of information technology service management and customer relationship management solutions. Remedy's products provide a highly adaptable foundation for companies that require infrastructure support for management of corporate assets, service-intensive business processes, and customer acquisition and retention. Because Remedy's solutions can be readily deployed at low cost and adapted to changing business requirements without costly programming, Remedy has been particularly successful in selling its products to small and medium-sized businesses.

    In the latter part of 1999, Stephen P. Gardner, Peregrine's president and chief executive officer, and Lawrence L. Garlick, the chairman of Remedy's board of directors and Remedy's chief executive officer, first exchanged telephone calls to discuss the possibility of a strategic relationship between the two companies. In December 1999, Mr. Gardner met with Mr. Garlick, Ron J. Fior, Remedy's vice president of finance and operations and chief financial officer, and other representatives of Remedy to continue the general discussion of this topic. The meeting did not result in any conclusions with respect to a strategic relationship or result in any resolutions to take any for future steps toward a strategic relationship.

    In the fall of 2000, Remedy sought the advice of Morgan Stanley regarding strategic alternatives. In October and November of that year, Morgan Stanley met with management and the board of directors to assess Remedy's strategic alternatives and discuss possible partners, including Peregrine. Over the next several months, Morgan Stanley, on behalf of Remedy, had informal conversations with Peregrine and other potential partners to discuss possible transactions.

    In January 2001, Peregrine retained Banc of America Securities LLC to act as its financial advisor in evaluating the potential benefits of a strategic relationship with Remedy and entered into an engagement letter with Banc of America Securities LLC dated as of January 24, 2001.

    In February 2001, representatives of Banc of America Securities LLC, on behalf of Peregrine, contacted representatives of Morgan Stanley by telephone to convey Peregrine's interest in renewing discussions of a strategic transaction. In the discussion, the parties discussed the strategic benefits to both companies that might be realized through a business combination.

    In early April 2001, Peregrine's financial advisors again contacted Remedy's financial advisors to discuss a proposed meeting between Mr. Gardner and Mr. Garlick. Following this discussion, the two executives met in San Diego on April 9, 2001 to consider again at a high level the possible benefits and synergies that might be realized through a combination of the two companies. The meeting concluded without any determination as to whether a combination might proceed.

    Throughout April and May 2001, with authorization from Remedy's board of directors, Morgan Stanley contacted a short list of other potential partners to explore alternatives and assess the interest level of other companies in a possible strategic transaction with Remedy.

    On April 30, 2001, following the public release of financial results by the two companies, Mr. Gardner contacted Mr. Garlick to outline a proposal pursuant to which Peregrine would be willing to acquire Remedy's stock. In the proposal, Peregrine expressed its willingness to acquire all of the outstanding shares of Remedy at a per share price equal to $4.00 in cash and 0.8631 of a share of Peregrine common stock. On that same day and continuing through the first part of May 2001, the financial advisors of the two companies conferred by telephone and in person to discuss the business and operations of the two companies and elements of valuation underlying Peregrine's proposal, based on public disclosures by both companies. At the conclusion of these discussions, Remedy's board of directors authorized Morgan Stanley to inform Peregrine that Remedy was not interested in pursuing a transaction on Peregrine's proposed terms.

    On May 9, May 10, May 11, May 15 and May 22, 2001, Peregrine executed a series of open market purchases of Remedy's common stock through Banc of America Securities LLC. These transactions resulted in the purchase of 295,000 shares of Remedy's common stock for an aggregate purchase price of $5,744,701. These purchases were made without consultation with Remedy or its advisors. At the time of these purchases, neither Peregrine nor any of its representatives were aware of any material, non-public information regarding Remedy.

    On May 14, 2001, at the instruction of Peregrine's board of directors, Mr. Gardner contacted Mr. Garlick to present another proposal. In this proposal, Peregrine indicated it would be willing to acquire all of the outstanding shares of Remedy at a per share price equal to 1.1882 shares of Peregrine common stock. This proposal represented an increase in value from Peregrine's previous proposal.

    Following Mr. Gardner's communication of Peregrine's revised proposal to Mr. Garlick, Peregrine's financial advisors contacted Remedy's financial advisors that same day by conference telephone to explain Peregrine's views supporting the proposal.

    On May 15, 2001, Remedy's board of directors met to review and discuss Peregrine's most recent proposed terms for the transaction. Remedy's legal advisors were present at this meeting. After evaluating Peregrine's proposal, Remedy's board of directors decided to reject the proposal.

    On May 21, 2001, Morgan Stanley contacted Peregrine's financial advisors to discuss Remedy's concerns with the financial terms of Peregrine's most recent proposal.

    On May 22, 2001, the financial advisors of the two companies again conferred by conference telephone to consider valuation matters.

    On May 23, 2001, Remedy and Morgan Stanley executed an engagement letter outlining the financial terms of Remedy's agreement with Morgan Stanley to act as Remedy's financial advisor for the merger.

    On May 24, 2001, at the instruction of Peregrine's board of directors, Mr. Gardner presented a best and final proposal to Mr. Garlick. In this proposal, Peregrine offered to acquire all of the outstanding shares of Remedy for a per share price of $9.00 in cash and 0.9065 of a share of Peregrine common stock. This revised proposal represented a further increase in value from the proposal made by Mr. Gardner on May 14, 2001. Mr. Garlick agreed that Remedy's board of directors would consider and respond to Peregrine's proposal not later than May 31, 2001.

    On May 30, 2001, Remedy's board of directors met with its legal and financial advisors to consider Peregrine's latest proposal. After reviewing Peregrine's offer of a combination of cash and stock consideration, Remedy's board of directors authorized Remedy's management and its legal and financial advisors to continue discussions with Peregrine toward the negotiation of a definitive merger agreement upon the financial terms proposed. Shortly following the conclusion of Remedy's board of directors meeting, Mr. Garlick telephoned Mr. Gardner to accept Peregrine's proposal, subject to appropriate due diligence of both companies by their respective financial and legal advisors and the management teams of the two companies.

    Also on May 30, 2001 and continuing into the first week of June 2001, Richard T. Nelson, a Peregrine senior vice president, Matthew C. Gless, Peregrine's executive vice president, finance and chief financial officer, and Mr. Fior, together with the financial and legal advisors of the two companies, spoke by conference telephone on numerous occasions to address due diligence logistics, a due diligence timetable and other matters relevant to the Peregrine proposal.

    On June 4, 2001, Peregrine and Remedy entered into a confidentiality agreement and both companies began their due diligence investigations.

    Beginning June 4 and continuing through June 10, 2001, a number of managers and other employee representatives of Peregrine met with their counterparts from Remedy as part of the due diligence process. Peregrine's and Remedy's legal and financial advisors assisted Peregrine and Remedy with respect to due diligence.

    On Friday, June 8, 2001, the board of directors of Peregrine held a special telephonic board of directors meeting at which the terms and other matters relating to the proposed merger were reviewed. Peregrine's legal and financial advisors were in attendance at the meeting. Remedy's board of directors also held a meeting on June 8, 2001 to review the status of negotiations and due diligence for the proposed transaction. Remedy's legal and financial advisors were present at this meeting.

    On June 10, 2001, the board of directors of Peregrine held a special telephonic board of directors meeting at which the status and the terms of the proposed merger were reviewed. At this meeting, Peregrine's board of directors approved the merger and authorized the execution and delivery of the merger agreement and the ancillary transaction agreements.

    Remedy's board of directors also held a meeting on June 10, 2001 at which the status and the terms of the proposed merger were reviewed and Morgan Stanley presented its opinion as to the fairness of the financial terms of the merger to the holders of common stock of Remedy. Remedy's legal advisors also were present at this meeting. Remedy's board of directors then adopted a resolution approving the merger agreement and declaring its advisability and approving the merger.

    On June 10, 2001, Peregrine and Remedy finalized, executed and delivered the merger agreement and the ancillary transaction agreements.

    On June 11, 2001, the companies issued a joint press release announcing the transaction.

PEREGRINE'S REASONS FOR THE MERGER

    In its decision to approve the merger, the most important benefits identified by the board of directors of Peregrine included the following:

    - Peregrine's board of directors' judgment that the merger will result in a complementary coupling of Peregrine's infrastructure management, e-procurement and employee relationship management solutions with Remedy's business process authoring technology and information technology service management products;

    - Peregrine's board of directors' judgment that Remedy's customer focus on small to medium-sized business would complement, and be synergistic with, Peregrine's focus on larger enterprise customers for sales of its infra-structure management products;

    - the combination of the technical and marketing resources of the two companies is expected to lead to a broader product family that will be attractive to customers because it will represent an integrated solution for managing the acquisition, use, maintenance, and disposal of infrastructure assets; and

    - the combination of the companies' product lines, sales forces, and distribution channels is expected to enhance Peregrine's ability to sell its infrastructure management, e-procurement, and employee relationship management software products.

    Peregrine's board of directors consulted with senior management and outside legal and financial advisors as part of the process of approving the merger. In its evaluation, the Peregrine's board of directors considered several factors, including the following:

    - the potential strategic benefits of the merger;

    - historical information concerning Peregrine's and Remedy's respective businesses, prospects, financial performance and condition, operations, technology and management, including public SEC reports of the results of operations for each company;

    - the view of Peregrine's management of the financial condition, results of operations, and businesses of Peregrine and Remedy both before and after the merger;

    - current financial market conditions and historical market prices, volatility, and trading information with respect to Peregrine's common stock and Remedy's common stock;

    - the implied exchange ratio for the merger and the cash consideration to be paid in the merger in light of comparable transactions;

    - detailed financial analysis and pro forma and other information presented to the board, including the opinion of Banc of America Securities LLC to the effect that, as of the date of its opinion and based on and subject to the matters described in the opinion, the exchange ratio in the merger was fair, from a financial point of view, to the stockholders of Peregrine;

    - the anticipated impact of the merger on Peregrine's customers and employees;

    - reports from Peregrine's management and its legal and financial advisors concerning their due diligence investigations of Remedy; and

    - the terms and conditions of the merger agreement and the ancillary transaction agreements.

    Peregrine's board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including the following:

    - the risk that the potential benefits of the merger may not be realized;

    - Remedy's slower revenue growth rates relative to Peregrine's revenue growth rates;

    - the challenges of integrating the management teams, cultures, and organizations of the two companies;

    - the risk of disruption of Peregrine's and Remedy's on-going businesses, including sales momentum, as a result of uncertainties created by the announcement of the merger;

    - the risk that the merger might not be consummated despite the efforts of the parties, even if approved by Remedy's stockholders;

    - the substantial charges to be incurred in connection with the merger, including the costs of integrating the businesses and transaction expenses arising from the merger;

    - the risk that, despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company; and

    - the other factors described in the section of this proxy statement/prospectus entitled "Risk Factors" beginning on page 13.

    The foregoing discussion of the information and factors considered by Peregrine's board of directors is not intended to be exhaustive but includes material factors Peregrine's board of directors considered. In view of the complexity of the transaction and the factors, both positive and negative, influencing its decision, Peregrine's board of directors did not find it practical to quantify, rank, or otherwise assign relative or specific weights to these factors. In considering the factors described above, individual members of Peregrine's board of directors may have given different weights to different factors. Peregrine's board of directors considered all these factors as a whole and believed the factors supported its determination to approve the merger.

REMEDY'S REASONS FOR THE MERGER

    In approving the merger agreement and the merger and recommending that Remedy stockholders approve and adopt the merger agreement and approve the merger, Remedy's board of directors identified a number of potential benefits from the merger, including the following:

    - the Remedy board of directors' judgment that the two companies have significant complementary strengths and complementary products and solutions, including highly complementary technologies for evolving a solution development platform, compatible customer loyalty philosophies and track records, and complementary partnerships with value-added resellers and system integrators;

    - the fact that the consideration to be received by the holders of outstanding shares of Remedy's common stock was at a significant premium over the relative prices of Remedy's common stock prevailing in the market at the time the merger agreement was executed;

    - the opportunity for Remedy's stockholders to participate in future growth of the combined company as stockholders of Peregrine; and

    - the opportunity to combine Remedy's ACTION REQUEST SYSTEM environment with Peregrine's GET-IT STUDIO technology and technology recently acquired through Peregrine's acquisition of Extricity to offer an industry-leading, flexible application development environment.

    Remedy's board of directors consulted with senior management and its outside legal and financial advisors as part of the process of approving the merger. In its evaluation, Remedy's board of directors considered several factors, including the following:

    - the potential strategic benefits of the merger;

    - the terms and conditions of the merger agreement and the ancillary transaction agreements;

    - historical information concerning Peregrine's and Remedy's respective businesses, prospects, financial performance and condition, operations, technology, management and future prospects;

    - Remedy management's perception of the strengths and weaknesses of Peregrine and Remedy, individually and as a combined company, including strengths and weaknesses in the two companies' technologies, sales forces, distribution channels, customer relationships, revenue base, management, brand awareness and areas of experience;

    - the premium represented by the implied exchange ratio and the premiums paid in other recent transactions that could be viewed as comparable;

    - the market value of Peregrine common stock and various factors that might affect that value in the future;

    - Remedy's business, financial condition, current business strategy and future business prospects;

    - the presentations and views expressed by management of Remedy regarding among other things:

       - the financial condition, results of operations, cash flows, business and prospects of Remedy;

       - Remedy's prospects as a stand-alone company, the uncertainties facing Remedy, and the outlook for its current strategies;

       - the prospects for achieving maximum long-term value on a stand-alone basis;

       - the strategic alternatives available to Remedy; and

       - the history of contacts with other potential strategic partners and the judgment of Remedy's board and management that it was unlikely that any other party would be a more attractive strategic partner or make a proposal more favorable to Remedy and its stockholders than Peregrine;

    - detailed financial analysis and pro forma and other information presented to the board, including the opinion of Morgan Stanley to the effect that, as of the date of its opinion and based on and subject to the considerations and assumptions described in the opinion, the consideration to be received by the holders of shares of common stock of Remedy pursuant to the merger agreement was fair, from a financial point of view, to such holders;

    - the anticipated impact of the merger on Remedy's customers and employees; and

    - reports from Remedy's management and its legal and financial advisors concerning their due diligence investigations of Peregrine.

    Remedy's board of directors also identified and considered a number of risks and uncertainties in its deliberations concerning the merger, including the following:

    - the fact that the exchange ratio portion of the offer is fixed and will not change with increases or decreases in the market price of either company's stock before the effectiveness of the merger;

    - the possibility that, in light of the fixed exchange ratio portion of the offer, the value to be received by Remedy's stockholders in the merger could be substantially reduced in the event of a decline in Peregrine's stock price;

    - the risk that the potential benefits of the merger may not be realized;

    - the risk that the merger might not be consummated despite the efforts of the parties, even if approved by stockholders;

    - the risk that the voting agreements executed by executive officers and directors of Remedy would reduce the likelihood of a third party bid for Remedy;

    - Remedy's limited rights under the merger agreement to consider or pursue superior acquisition proposals;

    - the risk of disruption of Remedy's on-going business, including sales momentum, as a result of uncertainties created by the announcement of the merger;

    - the risk that, despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company;

    - the risk of confusion and hesitation and potential cancellation, delay or reduction in product and service orders by Remedy's customers;

    - the fact that pursuant to the merger agreement, Remedy is required to obtain Peregrine's consent before it can take a variety of actions outside of the ordinary course of business between the signing of the merger agreement and the closing of the merger; and

    - the other factors described in the section of this proxy statement/prospectus entitled "Risk Factors" beginning on page 13.

    The foregoing discussion of the information and factors considered by Remedy's board of directors is not intended to be exhaustive, but includes material factors Remedy's board of directors considered. In view of the complexity of the transaction and the factors, both positive and negative, influencing its decision, Remedy's board of directors did not find it practical to quantify, rank, or otherwise assign relative or specific weights to these factors. In considering the factors described above, individual members of Remedy's board of directors may have given different weights to different factors. Remedy's board of directors considered all these factors as a whole and believed the factors supported its determination to approve the merger.

RECOMMENDATION OF REMEDY'S BOARD OF DIRECTORS

    AFTER CAREFUL CONSIDERATION THE BOARD OF DIRECTORS OF REMEDY UNANIMOUSLY RECOMMENDS THAT REMEDY'S STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND IN FAVOR OF APPROVAL OF THE MERGER.

    In considering the recommendation of Remedy's board of directors, you should be aware that some directors and officers of Remedy have interests in the merger that are different from, or are in addition to, the interests of Remedy stockholders generally. Please see the section entitled "Interests of Remedy's directors and executive officers" on page 66 of this proxy statement/prospectus.

OPINION OF REMEDY'S FINANCIAL ADVISOR

    Under an engagement letter dated May 23, 2001, Remedy retained Morgan Stanley to provide it with financial advisory services and a fairness opinion with respect to certain financial terms of the proposed merger. Remedy's board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Remedy. At the telephonic meeting of the Remedy board of directors on June 10, 2001, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of June 10, 2001, based upon and subject to the assumptions and considerations set forth in its opinion, the consideration to be received by the holders of shares of common stock of Remedy pursuant to the merger agreement was fair from a financial point of view to such holders.

    The full text of Morgan Stanley's opinion, dated as of June 10, 2001, is attached as Annex D hereto. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. You are urged to read the entire opinion carefully. Morgan Stanley's opinion is directed to Remedy's board of directors and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of common stock of Remedy pursuant to the merger agreement as of the date of the opinion. The opinion does not address any other aspects of the merger and does not constitute a recommendation to any holder of Remedy common stock as to how to vote at the Remedy special meeting. The summary of the opinion of Morgan Stanley set forth in this document is qualified in its entirety by reference to the full text of the opinion.

    In connection with rendering its opinion, Morgan Stanley, among other things:

    - reviewed certain publicly available financial statements and other business and financial information of Remedy and Peregrine, respectively;

    - reviewed certain historical financial and other operating data concerning Peregrine prepared by the management of Peregrine;

    - reviewed certain historical internal financial statements and other historical financial and operating data concerning Remedy prepared by the management of Remedy;

    - discussed certain strategic, financial and operational benefits anticipated from the merger with the management of Remedy and reviewed estimates of the financial benefits including cost savings anticipated from the merger prepared by the management of Remedy;

    - discussed certain strategic, financial and operational benefits anticipated from the merger with the management of Peregrine;

    - reviewed the pro forma impact of the merger on the combined company's financial performance, including cash earnings per share;

    - discussed the past and current operations and financial condition and the prospects of Remedy and Peregrine with senior executives of Remedy and Peregrine;

    - reviewed the reported prices and trading activity for Remedy common stock and Peregrine common stock;

    - compared the financial performance of Remedy and Peregrine and the prices and trading activity of the Remedy common stock and Peregrine common stock with that of certain other comparable publicly-traded companies and their securities;

    - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    - discussed with the management of Remedy their strategic rationale for the merger and certain alternatives to the merger;

    - participated in discussions and negotiations among representatives of Remedy, Peregrine and their financial and legal advisors;

    - reviewed a draft of the merger agreement and certain related documents;
      and

    - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

    Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the estimates relating to the financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Remedy and Peregrine, respectively. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement.

    Morgan Stanley relied upon, without independent verification, the assessment by the management of Remedy and Peregrine of: (i) the strategic, financial and other benefits expected to result from the merger; (ii) the timing and risks associated with the integration of Remedy and Peregrine; and (iii) the validity of, and risks associated with, Remedy's and Peregrine's existing and future technologies, intellectual property, products, services and business models. Morgan Stanley has not made any independent valuation or appraisal of the assets, liabilities or technology of Remedy and Peregrine, nor were they furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, June 10, 2001.

    The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with the rendering of its oral opinion and the preparation of its written opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    REMEDY

    TRADING RANGE. Morgan Stanley reviewed the range of closing prices of Remedy common stock for various periods ended on June 8, 2001, the last trading day prior to the announcement of the merger. Morgan Stanley observed the following:

PERIOD ENDING JUNE 8, 2001                                RANGE OF CLOSING PRICES
--------------------------                                -----------------------
52 weeks................................................    $15.00 - $55.75
From July 26, 2000......................................    $15.00 - $26.94
60 trading days.........................................    $15.05 - $20.81
From April 6, 2001......................................    $15.05 - $20.00
30 trading days.........................................    $16.92 - $20.00

    The implied transaction value of $35.12 per share of Remedy common stock is based on Peregrine's common stock price of $28.21 per share as of June 8, 2001. Morgan Stanley noted that the implied transaction value reflected a 91.5% premium to Remedy's closing price as of June 8, 2001 and was above the range of closing prices for the 30-day and 60-day periods ending on June 8, 2001 as well as above the range of closing prices for the 220 trading-day period since Remedy's second quarter 2000 earnings announcement on July 25, 2000 and the 44 trading-day period since Remedy's first quarter 2001 earnings pre-announcement on April 6, 2001.

    COMPARABLE COMPANY TRADING ANALYSIS INCLUDING CHANGE OF CONTROL
PREMIUM. Morgan Stanley compared certain publicly available financial information of Remedy with publicly available information for selected companies comparable to the business or businesses of Remedy. The following table lists the relevant comparable companies analyzed by Morgan Stanley:

                                     REMEDY
                              COMPARABLE COMPANIES
                              --------------------
                             Compuware Corporation
                         Hyperion Solutions Corporation
                             J.D. Edwards & Company
                              Sybase, Incorporated
                              Symantec Corporation

    In conducting its analysis, Morgan Stanley applied the relevant financial multiples of the comparable companies to publicly available securities research analyst estimates of various financial statistics for Remedy and added a change of control premium ranging from 20% to 40%. Morgan

Stanley then estimated the implied value per share of Remedy as of June 8, 2001. Morgan Stanley estimated the following:

                                         REMEDY       COMPARABLE
                                        FINANCIAL      COMPANY       IMPLIED VALUE PER
CALENDAR YEAR FINANCIAL STATISTIC       STATISTIC   MULTIPLE RANGE    SHARE OF REMEDY
---------------------------------       ---------   --------------   -----------------
Aggregate Value to 2001 Estimated
  Revenues............................     1.2x       1.0x - 2.0x    $19.43 - $33.62
Aggregate Value to 2002 Estimated
  Revenues............................     1.0x       1.0x - 1.5x    $21.87 - $32.20
Price to 2001 Estimated Cash Earnings
  Per Share...........................    30.6x     20.0x - 30.0x    $14.37 - $25.15
Price to 2002 Estimated Cash Earnings
  Per Share...........................    15.3x     15.0x - 25.0x    $21.60 - $42.00
2002 Cash P/E to I/B/E/S 5-year Growth
  Estimate ("PEG" Ratio)..............    0.51x       0.7x - 1.0x    $30.24 - $50.40

    Morgan Stanley noted that the implied transaction value of $35.12 per share of Remedy common stock was within or above the implied share value range for each of the multiples shown above.

    No company utilized in the comparable company analysis is identical to Remedy. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Remedy, such as the impact of competition on the businesses of Remedy and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Remedy or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

    EXCHANGE RATIO PREMIUM ANALYSIS. Morgan Stanley reviewed the ratios of the closing prices of Remedy common stock divided by the corresponding closing prices of Peregrine common stock over various periods ending on June 8, 2001. These ratios are referred to as period average exchange ratios. Morgan Stanley calculated the implied exchange ratio set forth in the merger agreement on June 8, 2001 by converting the $9.00 per share cash portion of the offer into Peregrine common stock based on the June 8, 2001 closing price of Peregrine common stock and adding this amount to the per share stock portion of the offer. The implied exchange ratio based on the closing prices of Remedy common stock and Peregrine common stock on June 8, 2001 was 1.2189. Morgan Stanley examined the premiums represented by the implied exchange ratio set forth in the merger agreement over these period average exchange ratios, and found them to be as follows:

                                                                     TRANSACTION
                                                     PERIOD            PREMIUM
                                                    AVERAGE       TO PERIOD AVERAGE
PERIOD ENDING JUNE 8, 2001                       EXCHANGE RATIO    EXCHANGE RATIO
--------------------------                       --------------   -----------------
120 days.......................................      0.830x              46.8%
90 days........................................      0.833x              46.3%
60 days........................................      0.764x              59.6%
30 days........................................      0.669x              82.2%
20 days........................................      0.644x              89.4%
10 days........................................      0.604x             101.9%
5 days.........................................      0.596x             104.7%

June 8, 2001...................................      0.637x              91.5%

    Morgan Stanley noted that the implied transaction exchange ratio of 1.2189 was higher than the average exchange ratio of the closing prices for all periods.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Morgan Stanley compared publicly available information for selected transactions in the enterprise software sector to the relevant financial statistics for Remedy. The following is a list of the selected precedent transactions reviewed:

               SELECTED PRECEDENT TRANSACTIONS (TARGET/ACQUIROR)
          ------------------------------------------------------------
          Sterling Software, Inc./Computer Associates International,
          Inc.
          Sterling Commerce, Inc./SBC Communications, Inc.
          PLATINUM Technology International, Inc/Computer Associates
          International, Inc.
          Visio Corporation/Microsoft Corporation
          Network General Corporation/McAfee Associates, Inc.
          Boole & Babbage, Inc./BMC Software, Inc.
          Great Plains Software, Inc./Microsoft Corporation
          Saville Systems PLC/ADC Telecommunications, Inc.

    For each precedent transaction, Morgan Stanley analyzed, as of the announcement date of each transaction, the multiple implied by the transaction value of the: (i) price to Remedy's last twelve months cash earnings,
(ii) price to Remedy's next twelve months estimated cash earnings,
(iii) aggregate value to Remedy's last twelve months revenues, and
(iv) aggregate value to Remedy's next twelve months estimated revenues. Additionally, Morgan Stanley analyzed the premiums to the 1-day exchange ratio, 30-day average exchange ratio, 60-day average exchange ratio and 90-day average exchange ratio, prior to the announcement of each precedent transaction. Morgan Stanley observed the following:

                                                    PRECEDENT      REMEDY/PEREGRINE
                                                   TRANSACTION        FINANCIAL
PRECEDENT TRANSACTION FINANCIAL STATISTIC        STATISTIC RANGE      STATISTIC
-----------------------------------------        ---------------   ----------------
Price to Last Twelve Months (LTM) Cash
  Earnings.....................................  27.6x - 152.3x         37.2x
Price to Next Twelve Months (NTM) Estimated
  Cash Earnings................................  19.7x - 38.0x          37.7x
Aggregate Value to LTM Revenues................   3.5x - 6.5x            3.4x
Aggregate Value to NTM Estimated Revenues......   2.4x - 4.9x            3.0x
Premium to the 1-day exchange ratio............    14% - 196%            91.5%
Premium to the 30-day average exchange ratio...    11% - 180%            82.2%
Premium to the 60-day average exchange ratio...    27% - 170%            59.6%
Premium to the 90-day average exchange ratio...    12% - 139%            46.3%

    No company or transaction utilized in the analysis of selected precedent transactions is identical to Remedy or Peregrine or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, market and financial conditions and other matters, which are beyond the control of Remedy and Peregrine, such as the impact of competition on the business of Remedy, Peregrine, or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Remedy, Peregrine or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

    DISCOUNTED EQUITY VALUE. Morgan Stanley performed an analysis of the implied present value per share of Remedy common stock on a stand-alone basis based on Remedy's projected future equity value using equity research analyst projections that were publicly available as of June 8, 2001 for Remedy's future cash earnings projections.

                                                                 NEXT
                                                  REMEDY       CALENDAR                  IMPLIED VALUE
CALENDAR YEAR                                    FINANCIAL   YEAR MULTIPLE   DISCOUNT    PER SHARE OF
FINANCIAL STATISTIC                              STATISTIC       RANGE         RATE         REMEDY
-------------------                              ---------   -------------   --------   ---------------
2003 Estimated Cash Earnings Per Share.........    $1.56       15x - 25x       15.0%    $20.35 - $33.91
2004 Estimated Cash Earnings Per Share.........    $2.03       15x - 25x       15.0%    $23.00 - $38.34

    Morgan Stanley observed that the implied transaction value of $35.12 per share of Remedy common stock was at the high end of the estimated reference range.

    RELATIVE CONTRIBUTION ANALYSIS. Morgan Stanley compared Remedy and Peregrine stockholders' respective percentage ownership of the combined company to Remedy's and Peregrine's respective percentage contribution (and the implied ownership based on such contribution) to the combined company using revenues, operating income and net income based on publicly-available equity research analyst estimates.

                                                               IMPLIED % PRO FORMA
                                                                   OWNERSHIP BY
                                                             ------------------------
FINANCIAL STATISTIC                                           REMEDY        PEREGRINE
-------------------                                          --------       ---------
REVENUE
  Calendar Year 2001 Estimated........................         31.7%          68.3%
  Calendar Year 2002 Estimated........................         30.3           69.7

OPERATING INCOME
  Calendar Year 2001 Estimated........................         13.1           86.9
  Calendar Year 2002 Estimated........................         20.3           79.7

NET INCOME
  Calendar Year 2001 Estimated........................         16.4           83.6
  Calendar Year 2002 Estimated........................         21.5           78.5

    Morgan Stanley calculated the implied exchange ratio set forth in the merger agreement on June 8, 2001 by converting the $9.00 per share cash portion of the offer into Peregrine common stock based on the June 8, 2001 closing price of Peregrine common stock and adding this amount to the per share stock portion of the offer. The implied exchange ratio based on the closing prices of Remedy common stock and Peregrine common stock on June 8, 2001 was 1.2189.

    Morgan Stanley noted that the implied pro forma Remedy ownership of the combined company was 19.4% using the implied exchange ratio of 1.2189. Based on the analyses, Morgan Stanley calculated a reference range of $23.28 - $66.08 per share of Remedy common stock. Morgan Stanley observed that the implied transaction value of $35.12 per share of Remedy common stock was within the reference range based on this analysis.

    ACCRETION/DILUTION ANALYSIS: Morgan Stanley analyzed the pro forma impact of the merger on Peregrine's combined projected cash earnings per share for the year ending December 31, 2002. In performing this analysis, Morgan Stanley utilized publicly available research analyst estimates for revenues and cash earnings.

    Morgan Stanley's analysis indicated that, exclusive of the impact of potential synergies, the merger would result in earnings per share accretion of 2.1% for the year ending December 31, 2002. Inclusive of the impact of potential synergies, the earnings per share accretion would be in excess of 2.1% for the year ending December 31, 2002.

    PEREGRINE

    TRADING RANGE. Morgan Stanley reviewed the range of closing prices of Peregrine common stock prior to June 8, 2001. Morgan Stanley observed the following:

PERIOD ENDING JUNE 8, 2001                                    PRICE PER SHARE
--------------------------                                    ---------------
52 weeks....................................................  $13.00 - $38.25

    COMPARABLE COMPANY TRADING ANALYSIS. Morgan Stanley compared certain publicly available financial information of Peregrine with publicly available information for selected companies comparable to the business or businesses of Peregrine. The following table lists the relevant comparable companies analyzed by Morgan Stanley:

                                   PEREGRINE
                              COMPARABLE COMPANIES
                              --------------------
                          i2 Technologies Incorporated
                        Mercury Interactive Corporation
                            PeopleSoft, Incorporated
                         Rational Software Corporation

    In conducting its analysis, Morgan Stanley applied the relevant financial multiples of the comparable companies to publicly available securities research analyst estimates of various financial statistics for Peregrine. Morgan Stanley then estimated the implied value per share of Peregrine as of June 8, 2001. Morgan Stanley estimated the following:

                                                      COMPARABLE      IMPLIED VALUE
                                        PEREGRINE      COMPANY        PER SHARE OF
CALENDAR YEAR FINANCIAL STATISTIC       MULTIPLE    MULTIPLE RANGE      PEREGRINE
---------------------------------       ---------   --------------   ---------------
Aggregate Value to 2001 Estimated
  Revenues............................     6.9x       5.0x - 8.0x    $21.42 - $33.32
Aggregate Value to 2002 Estimated
  Revenues............................     5.1x       4.5x - 6.0x    $25.51 - $33.49
Price to 2001 Estimated Cash Earnings
  Per Share...........................    46.7x     40.0x - 75.0x    $24.68 - $46.27
Price to 2002 Estimated Cash Earnings
  Per Share...........................    32.3x     25.0x - 45.0x    $22.32 - $40.17
2002 Cash P/E to I/B/E/S 5 year Growth
  Estimate ("PEG" Ratio)..............    0.72x       0.9x - 1.4x    $36.15 - $56.24

    No company utilized in the comparable company analysis is identical to Peregrine. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Peregrine, such as the impact of competition on the businesses of Peregrine and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Peregrine or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

    DISCOUNTED EQUITY VALUE. Morgan Stanley performed an analysis of the implied present value per share of Peregrine common stock on a stand-alone basis based on Peregrine's projected future equity value using equity research analyst projections that were publicly-available as of June 8, 2001 for Peregrine's future cash earnings projections.

                                                             NEXT
                                             PEREGRINE     CALENDAR                    IMPLIED VALUE
                                             FINANCIAL   YEAR MULTIPLE    DISCOUNT     PER SHARE OF
CALENDAR YEAR FINANCIAL STATISTIC            STATISTIC       RANGE          RATE         PEREGRINE
---------------------------------            ---------   -------------   ----------   ---------------
2003 Estimated Cash Earnings Per Share.....    $1.21       25x - 45x        15.0%     $26.20 - $47.15
2004 Estimated Cash Earnings Per Share.....    $1.63       25x - 45x        15.0%     $30.75 - $55.35

    Morgan Stanley observed the price per share of Peregrine common stock on June 8, 2001 of $28.21 was at the low end of the estimated reference range of $26.20 - $55.35.

    In connection with the review of the merger by Remedy's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Remedy or Peregrine. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Remedy or Peregrine. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

    Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the consideration to be received by holders of Remedy common stock pursuant to the merger agreement from a financial point of view and in connection with the delivery of its opinion dated June 10, 2001 to Remedy's board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of Remedy or Peregrine might actually trade.

    The consideration to be received by holders of Remedy common stock pursuant to the merger agreement was determined through arm's length negotiations between Remedy and Peregrine and was approved by Remedy's board of directors. Morgan Stanley provided advice to Remedy during these negotiations. Morgan Stanley did not, however, recommend any specific consideration to Remedy or its board of directors or that any specific consideration constituted the only appropriate consideration for the merger.

    In addition, Morgan Stanley's opinion and its presentation to Remedy's board of directors was one of many factors taken into consideration by Remedy's board of directors in deciding to approve the merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of Remedy's board of directors with respect to the consideration or of whether Remedy's board of directors would have been willing to agree to a different consideration.

    Remedy's board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory services for Peregrine, but did not receive fees for the rendering of these services. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the senior loans, equity and other securities of Remedy, Peregrine or any other parties involved in the merger.

    Under the engagement letter, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the merger, and Remedy agreed to pay Morgan Stanley a customary fee for its services. Remedy has also agreed to reimburse Morgan Stanley for its reasonable travel and other out-of-pocket expenses (including attorneys' fees). In addition, Remedy has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

ACCOUNTING TREATMENT

    The merger will be accounted for as a "purchase" transaction for accounting and financial reporting purposes, in accordance with generally accepted accounting principles. After the merger, the results of operations of Remedy will be included in the consolidated financial statements of Peregrine. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible assets of Remedy acquired will be recorded as goodwill and other intangible assets. These allocations will be made based upon valuations and other studies that have not yet been finalized.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    In the opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to Peregrine, and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.P., counsel to Remedy, the following are the material United States federal income tax consequences of the merger, assuming that the merger is effected as described in the merger agreement and this proxy statement/prospectus. This opinion and the following discussion are based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Peregrine, Remedy or Remedy's stockholders as described herein. The Internal Revenue Code of 1986, as amended, is referred to as the "Code."

    This discussion does not address all U.S. federal income tax considerations that may be relevant to particular Remedy stockholders in light of their particular circumstances, such as banks, insurance companies, tax-exempt organizations, dealers in securities, or foreign persons, or Remedy stockholders who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions, who hold Remedy common stock as part of an integrated investment, including a "straddle", comprised of shares of Remedy common stock and one or more other positions, or who have previously entered into a constructive sale of Remedy common stock. The discussion assumes that Remedy's stockholders hold their shares of Remedy common stock as capital assets (generally for investment). In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior or subsequent to or concurrently with the merger, whether or not such transactions are in connection with the merger, including, without limitation, transactions in which Remedy common stock is acquired or Peregrine common stock is disposed of.

    ACCORDINGLY, REMEDY STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

    Consummation of the merger is conditioned upon the receipt by Peregrine and Remedy of tax opinions from their respective counsel that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code. The tax opinions will be subject to certain assumptions, limitations and qualifications, and are based upon the truth and accuracy of certain factual representations of Peregrine, Rose Acquisition Corporation and Remedy.

    Provided that the merger qualifies as a reorganization, subject to the assumptions, limitations and qualifications referred to herein:

    - Remedy stockholders receiving both Peregrine common stock and cash in exchange for Remedy common stock may recognize a gain, but only to the extent of the amount of cash received. Any such gain will be measured by the sum of the fair market value of the Peregrine common stock received plus the amount of cash received, minus the tax basis of the Remedy common stock exchanged therefor. Such gain should generally be capital gain, subject to the potential recharacterization as a dividend as discussed below, and should generally be long-term capital gain if the Remedy common stock exchanged in the merger has been held for more than one year. Remedy stockholders will not recognize any loss upon the receipt of Peregrine common stock and cash.

    - Cash payments received by Remedy stockholders in lieu of a fractional share of Peregrine common stock will be treated as if such fractional share had been issued in the merger and then redeemed by Peregrine. A Remedy stockholder receiving such cash will generally recognize capital gain or loss upon such payment, equal to the difference, if any, between such Remedy stockholder's tax basis in the fractional share and the amount of cash received.

    - The aggregate tax basis of the Peregrine common stock received by Remedy stockholders in the merger, including any fractional share of Peregrine common stock not actually received, will be the same as the aggregate tax basis of the Remedy common stock surrendered in exchange therefor, decreased by the tax basis allocated to fractional share interests for which cash is received in the merger and by the amount of cash consideration received in the merger (other than cash received for fractional share interests), and increased by the amount of gain (or dividend income) recognized on the exchange.

    - The holding period of the Peregrine common stock received in the merger will include the period for which the Remedy common stock surrendered in exchange therefor was held.

    - A Remedy stockholder who exercises appraisal rights with respect to Remedy common stock and receives payment for such stock in cash will generally recognize capital gain or loss measured by the difference between the Remedy stockholder's tax basis in such stock and the amount of cash received, provided that such payment is not treated as a dividend distribution for tax purposes. Such payment to a Remedy stockholder should not be treated as a dividend distribution if, after the payment, the Remedy stockholder owns no shares of Remedy or Peregrine stock, actually or constructively. If a Remedy stockholder's sale of Remedy common stock for cash pursuant to the exercise of appraisal rights is treated as a dividend, then such stockholder will generally recognize ordinary income on the amount of cash so received.

    - Neither Peregrine, Rose Acquisition Corporation nor Remedy will recognize gain solely as a result of the merger.

    As noted above, in certain circumstances, a Remedy stockholder that exchanges Remedy common stock for Peregrine common stock and cash in the merger will be required to treat any gain recognized as dividend income rather than capital gain. In general, whether a stockholder must recognize capital gain or dividend income is determined under Sections 356(a)(2) and 302 of the Code. Under Section 356(a)(2) of the Code, each Remedy stockholder will be treated for tax purposes as if such stockholder had received only Peregrine common stock in the merger, and immediately thereafter Peregrine redeemed part of such stock in exchange for the cash actually distributed to the stockholder in the merger. Under Section 302 of the Code, the gain recognized by a Remedy stockholder on the exchange will be taxed as capital gain if the deemed redemption from such stockholder (i) is a "substantially disproportionate redemption" of stock with respect to such stockholder, or (ii) is "not essentially equivalent to a dividend" with respect to such stockholder. In making this determination, a Remedy stockholder may be considered under Section 318 of the Code to own after the merger Peregrine common stock owned, and in some cases constructively owned, by certain individuals and entities related to such stockholder, as well as Peregrine common stock that such stockholder, or such related individuals or entities, has the right to acquire upon the exercise or conversion of options.

    The deemed redemption of a Remedy stockholder's Peregrine common stock will be a "substantially disproportionate redemption" if, as a result of the deemed redemption, the ratio determined by dividing the number of shares of Peregrine common stock owned by such stockholder immediately after the merger by the total number of outstanding shares of Peregrine common stock is less than 80% of the same ratio calculated as if only Peregrine common stock, including Peregrine common stock with a value equal to the cash portion of the merger consideration, were issued to the Remedy stockholder in the merger.

    The deemed redemption of a Remedy stockholder's Peregrine common stock will be "not essentially equivalent to a dividend" if the stockholder experiences a "meaningful reduction" in his or her proportionate equity interest in Peregrine by reason of the deemed redemption. Although there are no fixed rules for determining when a meaningful reduction has occurred, the Internal Revenue Service has indicated in a published ruling that the receipt of cash in a merger would not be characterized as a dividend if the stockholder's percentage ownership interest in the target and the acquiror prior to the merger was minimal, the stockholder exercises no control over the affairs of the target or the acquiror, and the stockholder's percentage ownership interest in the acquiror is reduced in the deemed redemption by any extent.

    If neither of the redemption tests set forth above is satisfied, a Remedy stockholder will be treated as having received a dividend equal to the amount of such stockholder's recognized gain, assuming that such stockholder's ratable share of the earnings and profits of Remedy, and possibly of Peregrine, equals or exceeds such recognized gain.

    No ruling has been or will be obtained from the Internal Revenue Service in connection with the merger. Remedy stockholders should be aware that the tax opinions do not bind the Internal Revenue Service and that the Internal Revenue Service is therefore not precluded from successfully asserting a contrary opinion. The tax opinions are also subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations made by Peregrine, Rose Acquisition Corporation and Remedy, including, without limitation, representations in certificates to be delivered to counsel by the respective management of Peregrine, Rose Acquisition Corporation and Remedy.

    A successful Internal Revenue Service challenge to the reorganization status of the merger would result in Remedy stockholders recognizing taxable capital gain or loss with respect to each share of Remedy common stock surrendered equal to the difference between the Remedy stockholder's tax basis in such share and the fair market value, as of the closing of the merger, of the Peregrine common stock plus the cash received in exchange therefor. In such event, a Remedy stockholder's aggregate basis in the Peregrine common stock so received would equal its fair market value as of the closing of the merger and the holding period for such stock would begin the day after the closing of the merger. In addition, a successful Internal Revenue Service challenge to the reorganization status of the merger could result in Remedy recognizing a taxable gain in an amount equal to the difference between the fair market value of its assets and Remedy's tax basis in its assets.

    Even if the merger qualifies as a reorganization, a stockholder who receives shares of Peregrine common stock could be required to recognize gain to the extent that such shares were considered to be received in exchange for services or property other than solely Remedy common stock. All or a portion of such gain may be taxable as ordinary income. Gain would also be required to be recognized to the extent that a stockholder was treated as receiving, directly or indirectly, consideration other than that described above in exchange for such stockholder's Remedy common stock.

    Certain noncorporate Remedy stockholders may be subject to backup withholding at a rate of 31% on cash payments received in the merger. Backup withholding will not apply, however, to a stockholder who furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, who provides a certificate of foreign status on an appropriate Form W-8, or who is otherwise exempt from backup withholding. A stockholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

    THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, REMEDY STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

DELISTING AND DEREGISTRATION OF REMEDY COMMON STOCK

    If the merger is completed, Remedy's common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934. The stockholders of Remedy will become stockholders of Peregrine, and their rights as stockholders will be governed by Peregrine's amended and restated certificate of incorporation, Peregrine's bylaws and the laws of the State of Delaware. See "Comparison of Rights of Holders of Remedy Common Stock and Peregrine Common Stock," beginning on page 101.

LISTING OF PEREGRINE COMMON STOCK TO BE ISSUED IN THE MERGER

    It is a condition to the consummation of the merger that Peregrine list the shares of Peregrine common stock to be issued and reserved in connection with the merger on the Nasdaq National Market.

CONDUCT OF THE BUSINESS IF THE MERGER IS NOT COMPLETED

    If the merger is not consummated, Remedy will continue to carry on its business in the usual, regular and ordinary course, consistent with past practice.

REGULATORY COMPLIANCE

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules that have been promulgated under the act, acquisitions of a sufficient size may not be consummated unless information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting period requirements have been satisfied or early termination of the waiting period has been granted. Peregrine's acquisition of shares of Remedy's common stock pursuant to the merger is subject to the provisions of that act. Under the act, the transaction cannot be consummated until the expiration or early termination of the waiting period following the filing of a Hart-Scott-Rodino Notification and Report Forms by Peregrine and Remedy.

    The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or another person could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period has expired or ended, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. Peregrine and Remedy cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, Peregrine and Remedy will prevail.

    The merger is also subject to regulatory approval by some foreign government entities. Peregrine and Remedy expect that the merger will not violate any foreign antitrust laws and that all the foreign antitrust regulatory authorities, the approval or clearance of which is required, will approve or clear the merger in a timely manner. Peregrine and Remedy cannot be sure, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the results will be.

APPRAISAL RIGHTS

    Even if the merger is approved by Remedy's stockholders, any Remedy stockholder who does not vote in favor of the merger and who has previously taken necessary steps under Delaware law may exercise rights of appraisal under Delaware law, rather than receive the merger consideration in the merger. Generally, under Section 262 of the Delaware General Corporation Law, a stockholder who:

    - holds shares of Remedy's stock on the date that it makes a demand in accordance with Section 262 with respect to those shares,

    - continuously holds those shares through the effective time of the merger, and

    - has not voted in favor of approval and adoption of the merger agreement and approval of the merger,

will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of those shares, excluding any appreciation or depreciation resulting from the anticipation or accomplishment of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The surviving corporation in the merger will then be required to pay the stockholder the fair value determined by the court. A stockholder who wishes to exercise appraisal rights must deliver a written demand for appraisal to Remedy before the vote of Remedy's stockholders is completed.

    The provisions of Delaware law governing appraisal rights are complex, and you should study them carefully if you wish to exercise appraisal rights. A stockholder may take actions that prevent that stockholder from successfully asserting these rights, and multiple steps must be taken to properly perfect the rights. A copy of Section 262 of the Delaware General Corporation Law is attached to this proxy statement/prospectus as Annex E. A more detailed discussion of appraisal rights under Delaware law is contained in the section entitled "Appraisal rights" on page 65 of this proxy statement/ prospectus.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTIONS

    This proxy statement/prospectus does not cover any resales of the Peregrine common stock received in the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.

    All shares of Peregrine common stock received in the merger will be freely transferable, except that if at the time of the special meeting you are deemed to be an "affiliate" of Remedy under the Securities Act of 1933, as amended, you may resell those shares only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. In addition, the directors and various officers of Remedy have entered into affiliate agreements that restrict their ability to transfer the shares of Peregrine common stock that they receive in the merger and restrict their ability to exercise outstanding options to purchase Remedy common stock held by them. Persons who may be affiliates of Remedy under the Securities Act generally include individuals or entities that control, are controlled by, or are under common control with, Remedy, and would not include stockholders who are not officers, directors or principal stockholders of Remedy.

INTERESTS OF REMEDY'S DIRECTORS AND EXECUTIVE OFFICERS

    In considering the recommendation of Remedy's board of directors with respect to the approval and adoption of the merger agreement and approval of the merger, you should be aware that certain members of the management of Remedy and Remedy's board of directors may have interests in the merger that are different from, or in addition to, your interests. Remedy's board of directors was aware of these interests in approving the merger.

    ASSUMPTION AND ACCELERATION OF STOCK OPTIONS

    Pursuant to the merger agreement, Peregrine will assume each outstanding stock option under Remedy's 1991 Stock Option/Stock Issuance Plan, 1995 Stock Option/Stock Issuance Plan, 1995 Non-Employee Directors Stock Option Plan and 2000 Supplemental Stock Option Plan.

    As of June 7, 2001, Remedy's executive officers and directors held options to purchase a total of 1,733,960 shares of Remedy common stock at a weighted average exercise price of approximately $23.82 per share, of which options to purchase 722,006 shares were unvested. All unvested shares of Remedy common stock and options to purchase Remedy common stock granted to non-employee directors of Remedy under its 1995 Non-Employee Directors Stock Option Plan will become fully vested upon completion of the merger. Under the terms of Remedy's other option plans, the consummation of the merger may cause the vesting of some of the shares and options outstanding to fully accelerate. Shares and options outstanding held by employees of Remedy, including officers of Remedy, will become fully vested in the event of an involuntary or constructive termination of the employee's employment within 18 months of the merger.

    The following table summarizes the options and restricted stock held by the identified officers and directors of Remedy as of June 7, 2001:

                                                            UNVESTED EQUITY AWARDS
                                                                  SUBJECT TO         WEIGHTED AVERAGE
NAME                                    POSITION                 ACCELERATION         EXERCISE PRICE
----                          ----------------------------  ----------------------   ----------------
Lawrence L. Garlick.........  Chairman and Chief Executive           99,272               $31.20
                                Officer

Richard P. Allocco..........  Executive Vice President of           130,940                21.05
                                Worldwide Sales and
                                Services

Ron J. Fior.................  Vice President, Finance &             105,626                19.16
                                Operations and Chief
                                Financial Officer

Harold Goldberg.............  Vice President and General            100,230                30.90
                                Manager of Customer
                                Relationship Management
                                Solutions

Gary Oliver.................  Vice President and General             98,438                20.31
                                Manager of IT Service
                                Management Solutions

David A. Mahler.............  Director                               26,250                28.90

John F. Shoch...............  Director                               45,000                26.45

Harvey C. Jones, Jr.........  Director                               50,000                25.72

Sheri Anderson..............  Director                               38,750                31.68

John Olsen..................  Director                               27,500                17.20

    EMPLOYEE STOCK PURCHASE PLAN. Under Remedy's employee stock purchase plan, eligible employees and officers may purchase up to 3,000 shares of Remedy common stock through payroll deductions on the earlier of October 31, 2001 or the day immediately prior to the closing date for the merger at a purchase price that will not exceed $14.2375 or $15.2915 per share, depending upon when the individual enrolled in the employee stock purchase plan.

    BOARD SEATS. Pursuant to the merger agreement, Remedy will be entitled to designate one director to be appointed to Peregrine's board of directors. Remedy anticipates that Lawrence L. Garlick will be its designee. Peregrine has agreed that if it holds its annual meeting of stockholders within six months after the merger that it will take all commercially reasonable actions to cause Remedy's designee to be elected or appointed to Peregrine's board of directors at or immediately after the annual meeting, including increasing the size of its board of directors or accepting the resignation of incumbent directors.

    INDEMNIFICATION. Under the merger agreement, Peregrine has agreed, for a period of six years from the completion of the merger, to honor Remedy's obligations under indemnification agreements between Remedy and its directors and officers in effect before the completion of the merger and any indemnification provisions in Remedy's certificate of incorporation and bylaws. Peregrine also has agreed to provide for indemnification provisions in the certificate of incorporation and bylaws of the surviving corporation of the merger that are at least as favorable as Peregrine's provisions and to maintain these provisions for six years from the completion of the merger.

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    INSURANCE.  Peregrine has agreed to maintain directors' and officers'
liability insurance covering the persons or class of persons who are currently covered by Remedy's directors' and officers' liability insurance policy for six years from the completion of the merger, provided that Peregrine is not required to pay more than 150% of the premium most recently paid for Remedy's directors and officers' insurance.

    As a result of these interests, the directors and officers of Remedy could be more likely to vote to approve the merger and merger agreement than if they did not hold these interests. Remedy's stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

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                              THE MERGER AGREEMENT

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF THE MERGER AGREEMENT. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT ATTACHED AS ANNEX A TO THIS DOCUMENT, WHICH YOU ARE URGED TO CAREFULLY READ IN ITS ENTIRETY.

STRUCTURE OF THE MERGER

    At the completion of the merger, Remedy will be merged with and into Rose Acquisition Corporation and Rose Acquisition Corporation will continue as the surviving corporation of the merger. Under the terms of the merger agreement, however, Peregrine has the right to change the structure of the merger such that at the completion of the merger either:

    - Rose Acquisition Corporation will be merged with and into Remedy and Remedy will continue as the surviving corporation of the merger; or

    - Remedy will be merged with and into Peregrine and Peregrine will continue as the surviving corporation of the merger.

    Peregrine may only restructure the merger described above, however, if the restructured merger would continue to qualify as a reorganization under the applicable provisions of the Internal Revenue Code of 1986, as amended.

COMPLETION AND EFFECTIVENESS OF THE MERGER

    The merger agreement provides that the merger will close no later than the second business day following the satisfaction or waiver of each of the conditions to the merger contained in the merger agreement, including the approval and adoption of the merger agreement and the approval of the merger by the stockholders of Remedy.

    The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware under applicable Delaware law. Peregrine and Remedy expect to file the certificate of merger shortly following the special meeting of Remedy stockholders at which the merger agreement and the merger will be presented and voted upon.

    Peregrine and Remedy are working toward satisfying the conditions to the merger, and completing the merger, as soon as possible. Peregrine and Remedy currently hope to complete the merger by September 30, 2001, assuming that the Remedy stockholders adopt and approve the merger agreement and approve the merger at the special meeting of Remedy stockholders and that the other conditions to the merger are satisfied promptly. However, because the merger is subject to governmental and regulatory approvals and other conditions, some of which are beyond Peregrine's and Remedy's control, Peregrine and Remedy cannot predict the exact timing of the completion of the merger.

CONVERSION OF REMEDY COMMON STOCK

    As a result of the merger, each outstanding share of Remedy common stock (other than shares of Remedy common stock held by Remedy, Peregrine or any subsidiary of Peregrine, and shares held by Remedy stockholders that exercise dissenters' rights of appraisal under Delaware law), will be converted into the right to receive $9.00 in cash and 0.9065 of a share of Peregrine common stock. The specific structure of the merger will not affect in any manner the conversion of Remedy common stock in the merger or the consideration payable to holders of Remedy common stock in connection with the merger.

    The cash portion and the stock portion of the merger consideration were determined based upon Remedy's capitalization representations and warranties in the merger agreement. In the event that

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Remedy's capitalization representations and warranties are determined to be inaccurate in any respect prior to the effective time of the merger, the cash portion and the stock portion of the merger consideration will be appropriately adjusted so that the aggregate amount of cash payable in the merger will not exceed the aggregate amount of cash that otherwise would have been payable in the merger had Remedy's capitalization representations and warranties been accurate, and the aggregate number of shares of Peregrine common stock issuable in the merger will not exceed the aggregate number of shares of Peregrine common stock that otherwise would have been issuable in the merger had Remedy's capitalization representations and warranties been accurate.

    In addition, the cash and stock consideration payable in respect of each share of Remedy common stock in connection with the merger will be adjusted to reflect the effect of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Remedy common stock that is effected prior to the completion of the merger. The stock consideration payable in respect of each share of Remedy common stock in connection with the merger will be adjusted to reflect the effect of any of the foregoing events that is effected in respect of shares of Peregrine common stock prior to the completion of the merger.

    Peregrine will not issue any fractional shares in the merger. Instead of receiving a fractional share of Peregrine common stock, each holder of Remedy common stock will receive an amount of cash equal in value to the fraction of a share of Peregrine common stock that such holder would have otherwise been entitled to receive in connection with the merger after aggregating all of the stock consideration payable to such holder.

EXCHANGE OF REMEDY CERTIFICATES FOR CASH AND STOCK CONSIDERATION

    Promptly after the completion of the merger, the exchange agent will mail transmittal forms and exchange instructions to each holder of record of Remedy common stock. These forms will be used to surrender and exchange certificates formerly evidencing shares of Remedy common stock for the cash and stock consideration payable in connection with the merger. Each holder of a certificate formerly representing shares of Remedy common stock will be entitled to surrender the certificate and the completed transmittal form to the exchange agent in exchange for:

    - an amount of cash equal to the number of shares evidenced by the certificate multiplied by $9.00;

    - a certificate evidencing the number of whole shares of Peregrine common stock into which the shares of Remedy common stock formerly evidenced by the certificate have been converted; and

    - any cash that may be payable in lieu of a fractional share of Peregrine common stock to the holder of the certificate.

    The transmittal forms will be accompanied by instructions specifying other details of the exchange.

REMEDY STOCKHOLDERS SHOULD NOT RETURN THEIR REMEDY STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

    Following the completion of the merger, the holders of unexchanged certificates formerly evidencing shares of Remedy common stock will not be entitled to receive any dividends or other distributions payable by Peregrine to the holders of Peregrine common stock with a record date after the completion of the merger unless and until the holders surrender their stock certificates for exchange. Promptly after Peregrine stock certificates are issued in exchange for surrendered Remedy stock certificates, the holders of the surrendered stock certificates will receive any dividends or other distributions paid or payable by Peregrine to the holders of Peregrine common stock with a record date after the completion of the merger, without interest.

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    Peregrine will only issue a Peregrine stock certificate in a name other than the name in which a surrendered Remedy stock certificate is registered if the holder of the certificate presents the exchange agent with all documents required to effect the unrecorded transfer of ownership of the shares of Remedy common stock formerly evidenced by the surrendered Remedy stock certificate, and shows that all applicable stock transfer taxes payable in connection with the transfer have been paid.

    If a Remedy stock certificate has been lost, stolen or destroyed, the record holder of the lost, stolen or destroyed stock certificate may be required to deliver an affidavit and a lost certificate bond as a condition to receiving the cash and stock consideration payable in respect of the shares of Remedy common stock evidenced by the lost, stolen or destroyed stock certificate.

TREATMENT OF REMEDY STOCK OPTIONS AND PURCHASE RIGHTS UNDER THE REMEDY EMPLOYEE
  STOCK PURCHASE PLAN

    TREATMENT OF REMEDY STOCK OPTIONS. At the completion of the merger, each outstanding option to purchase Remedy common stock, whether vested or unvested, will be assumed by Peregrine and become an option to purchase shares of Peregrine common stock. The Remedy stock options assumed by Peregrine will continue to be subject to the same terms and conditions that applied to the stock options prior to the merger (including vesting terms and conditions), except that:

    - each stock option will be exercisable for a number of shares of Peregrine common stock equal to the product obtained by multiplying the number of shares of Remedy common stock that were issuable upon the exercise of the stock option prior to the merger by the OPTION EXCHANGE RATIO (rounded down to the nearest whole number of shares of Peregrine common stock); and

    - the per share exercise price of each stock option will be equal to the quotient obtained by dividing the exercise price per share of each such stock option prior to the merger, by the OPTION EXCHANGE RATIO (rounded up to the nearest whole cent).

    The OPTION EXCHANGE RATIO is the sum of the following:

    - 0.9065; and

    - the quotient obtained by dividing $9.00 by the fair market value of one share of Peregrine common stock at the effective time of the merger.

    Peregrine will file a registration statement on Form S-8 within 30 days of the effective time of the merger to register under the Securities Act of 1933 the issuance and resale of the shares of Peregrine common stock issuable upon the exercise of the Remedy stock options assumed by Peregrine in connection with the merger.

    TREATMENT OF PURCHASE RIGHTS UNDER REMEDY EMPLOYEE STOCK PURCHASE
PLAN. Under the terms of the merger agreement, Remedy has agreed to take all steps necessary to terminate its employee stock purchase plan either on the day immediately prior to the completion of the merger, or the last day of the last full payroll period ending immediately prior to the completion of the merger. Outstanding purchase rights under the Remedy employee stock purchase plan may be exercised at the time of the termination of the plan, and each share of Remedy common stock purchased as a result of such exercise will be converted into the right to receive the cash and stock consideration payable in respect of shares of Remedy common stock in connection with the merger.

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REPRESENTATIONS AND WARRANTIES OF REMEDY

    Remedy made a number of customary representations and warranties to Peregrine in the merger agreement regarding aspects of its business, financial condition, structure and other facts pertinent to the merger. These representations and warranties include representations as to:

    - corporate organization and qualification to do business of Remedy and its subsidiaries;

    - Remedy's subsidiaries;

    - the certificate of incorporation and bylaws of Remedy and its subsidiaries;

    - Remedy's capitalization;

    - authority to enter into the merger agreement, the voting agreements and the affiliate agreements;

    - regulatory and third party approvals required to complete the merger;

    - compliance by Remedy and its subsidiaries with applicable laws;

    - permits required to conduct Remedy's business and compliance with those permits;

    - Remedy's filings and reports with the Securities and Exchange Commission;

    - Remedy's financial statements;

    - Remedy's liabilities;

    - the absence of material changes or events in business since December 31, 2000, and actions taken by Remedy since December 31, 2000;

    - litigation involving Remedy;

    - Remedy's employee benefit plans and employment agreements (including international employee benefit plans);

    - Remedy's labor relations;

    - the absence of restrictions on the conduct of Remedy's business;

    - Remedy's leased property;

    - Remedy's taxes;

    - intellectual property matters pertaining to Remedy;

    - environmental matters pertaining to Remedy;

    - certain contracts of Remedy;

    - Remedy's insurance coverage;

    - the fairness opinion received by Remedy from Morgan Stanley & Co. Incorporated;

    - payments required to be made by Remedy to brokers and agents in connection with the merger;

    - Remedy's compliance with or the inapplicability of state takeover statutes;

    - approvals by the Remedy board of directors in connection with the merger;

    - Remedy's ability to qualify the merger as a "reorganization" for federal income tax purposes; and

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    - information supplied by Remedy in this document and the related registration statement filed by Peregrine.

    The representations and warranties of Remedy contained in the merger agreement expire at the completion of the merger. The representations and warranties of Remedy contained in the merger agreement are complicated and not easily summarized. You are urged to carefully read Article III of the merger agreement entitled "Representations and Warranties of the Company."

REPRESENTATIONS AND WARRANTIES OF PEREGRINE AND ROSE ACQUISITION CORPORATION

    Peregrine and Rose Acquisition Corporation have made a number of customary representations and warranties to Remedy in the merger agreement regarding aspects of Peregrine's business, financial condition, structure and other facts pertinent to the merger. These representations and warranties include representations as to:

    - the corporate organization and qualification to do business of Peregrine and its subsidiaries;

    - the certificate of incorporation and bylaws of Peregrine and its subsidiaries;

    - Peregrine's capitalization;

    - authorization of the merger agreement by Peregrine;

    - regulatory and third party approvals required to complete the merger;

    - the obligations of Peregrine under applicable laws in connection with the merger;

    - Peregrine's filings and reports with the Securities and Exchange
      Commission;

    - Peregrine's financial statements;

    - changes in Peregrine's business since December 31, 2000;

    - litigation involving Peregrine;

    - intellectual property matters pertaining to Peregrine;

    - funds in connection with the merger;

    - formation and purpose of Rose Acquisition Corporation;

    - payments required to be made by Peregrine to brokers and agents in connection with the merger; and

    - information supplied by Peregrine in this document and the related registration statement filed by Peregrine.

    The representations and warranties of Peregrine and Rose Acquisition Corporation contained in the merger agreement expire at the completion of the merger. The representations and warranties contained in the merger agreement are complicated and not easily summarized. You are urged to carefully read
Article IV of the merger agreement entitled "Representations and Warranties of Parent and Merger Sub."

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REMEDY'S CONDUCT OF BUSINESS PENDING THE COMPLETION OF THE MERGER

    Under the terms of the merger agreement, Remedy agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless Peregrine consents in writing, Remedy will:

    - carry on its business in the usual, regular and ordinary course, in substantially the same manner as it was conducted prior to the date of the merger agreement and in material compliance with all applicable laws and regulations;

    - pay its debts and taxes when due;

    - pay or perform other material obligations when due; and

    - use its commercially reasonable efforts consistent with past practices and policies to:

       - preserve intact its present business organization;

       - keep available the services of its present officers and employees;

       - preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.

    Under the terms of the merger agreement, Remedy also agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless Peregrine consents in writing, Remedy will comply with certain specific restrictions relating to the operation of its business, including restrictions relating to Remedy's ability to do any of the following:

    - waive any stock repurchase rights, or accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options, granted under any stock plan or authorize cash payments in exchange for any options granted under any stock plan;

    - adopt any new severance plan or modify any existing severance plan, or grant any severance pay to a director, officer or employee except pursuant to any existing agreement or policy;

    - transfer or license or otherwise extend, amend or modify in any material respect, any rights to its intellectual property, other than in the ordinary course of business;

    - declare or pay any dividends on or make other distributions in respect of any of its capital stock;

    - purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock except for repurchases of unvested shares in connection with the termination of service;

    - issue, or authorize or propose the issuance of, any shares of its capital stock or securities convertible into shares of its capital stock, or any subscriptions, rights, warrants, or options to acquire, or other agreements obligating it to issue any such shares or other convertible securities, subject to various exceptions including the grant of options in the ordinary course of business up to certain limits, consistent with past practice, and the issuance of shares issuable under Remedy's employee stock purchase plan;

    - modify the certificate of incorporation or bylaws of Remedy or its subsidiaries;

    - acquire any other business entities or enter into any joint ventures, strategic alliances or partnerships;

    - sell, lease, license, encumber or otherwise dispose of any of its assets except for the sale of inventory in the ordinary course of business or unless such sale, lease, license, encumbrance or disposition is not material to the business and its subsidiaries, taken as a whole;

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    - enter into, modify, amend or terminate leases, licenses or contracts relating to Remedy's properties or assets, grant or create any liens on Remedy's assets, or convey, assign, sublease, license or otherwise transfer any of Remedy's assets, other than in the ordinary course of business;

    - incur or guarantee any indebtedness, issue or sell any debt securities or enter into any "keep well" or other agreement to maintain any financial statement condition, other than in connection with the financing of working capital consistent with past practice;

    - adopt or amend any employee benefit, stock purchase or stock option plan other than routine amendments in the ordinary course and consistent with past practices or enter into any employment contract or collective bargaining agreement or pay any special remuneration other than in the ordinary course of business consistent with past practices, except in each case, as required by applicable law;

    - pay or settle any liabilities other than in the ordinary course of business;

    - modify any material contracts or waivers of material rights under material contracts except in the ordinary course of business;

    - change accounting methods relating to its business or the assets or liabilities of that business except as required by GAAP;

    - make expenditures in excess of $50,000 in any individual case or $400,000 in the aggregate;

    - enter into any contract requiring Remedy or its subsidiaries to pay in excess of $25,000 in any individual case;

    - make certain tax elections or accounting method change inconsistent with past practice that would adversely affect the tax liability or tax attributes of Remedy or its subsidiaries;

    - take any action that could reasonably be expected to jeopardize the treatment of the merger as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended.

    The provisions related to the conduct of Remedy's business contained in the merger agreement are complicated and not easily summarized. You are urged to carefully read Article V of the merger agreement entitled "Interim Conduct."

PEREGRINE'S CONDUCT OF BUSINESS PENDING THE COMPLETION OF THE MERGER

    Under the terms of the merger agreement, Peregrine agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless Remedy consents in writing, Peregrine will not:

    - declare or pay any dividends on or make other distributions in respect of any of its capital stock;

    - effect any amendment to its certificate of incorporation that would adversely effect the rights of holders of Peregrine common stock;

    - acquire any other business entities or enter into any joint ventures, strategic alliances or partnerships that would reasonably be expected to prevent or delay the merger beyond the termination date; or

    - take any action that could reasonably be expected to jeopardize the treatment of the merger as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended.

    The provisions related to the conduct of Peregrine's business contained in the merger agreement are complicated and not easily summarized. You are urged to carefully read Article V of the merger agreement entitled "Interim Conduct."

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RESTRICTIONS ON SOLICITATION OF ALTERNATIVE ACQUISITION PROPOSALS BY REMEDY

    Under the terms of the merger agreement, Remedy agreed to cease, as of the date of the merger agreement, any and all existing activities, discussions or negotiations with any parties other than Peregrine conducted prior to the date of the merger agreement with respect to any ACQUISITION PROPOSAL.

    Under the terms of the merger agreement, an ACQUISITION PROPOSAL is any offer or proposal relating to an ACQUISITION TRANSACTION (other than an offer or proposal from Peregrine), and an ACQUISITION TRANSACTION is any transaction or series of related transactions (other than the merger) involving any of the following:

    - the acquisition or purchase from Remedy by any person or group of more than a 15% interest in the total outstanding voting securities of Remedy or any of its subsidiaries;

    - any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the total outstanding voting securities of Remedy or any of its subsidiaries;

    - any merger, consolidation, business combination or similar transaction involving Remedy in which the stockholders of Remedy immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction;

    - any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business, acquisition or disposition of more than 15% of the assets of Remedy; or

    - any liquidation, dissolution, recapitalization or significant corporate reorganization of Remedy.

    Until the merger is completed or the merger agreement is terminated, under the terms of the merger agreement, Remedy further agreed that neither it nor any of its subsidiaries will (nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any of their investment bankers, attorneys or other advisors or representatives to):

    - solicit, initiate, encourage or induce the making, submission or announcement of any ACQUISITION PROPOSAL;

    - subject to certain limited exceptions applicable upon receipt of a SUPERIOR PROPOSAL, as described below, participate in any discussions or negotiations regarding, or furnish non-public information with respect to, any ACQUISITION PROPOSAL;

    - subject to certain limited exceptions applicable upon receipt of a SUPERIOR PROPOSAL, as described below, engage in discussions with any person with respect to any ACQUISITION PROPOSAL;

    - subject to certain limited exceptions applicable upon receipt of a SUPERIOR PROPOSAL, as described below, approve, endorse or recommend any ACQUISITION PROPOSAL; or

    - enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any ACQUISITION TRANSACTION.

    Any violation of any of the restrictions described in the preceding paragraph by any officer or director of Remedy or any of its subsidiaries, or any investment banker, attorney or other advisor or representative of Remedy or any of its subsidiaries is deemed to be a breach of the relevant restriction by Remedy.

    Under the terms of the merger agreement, Remedy has agreed to inform Peregrine, as promptly as practicable, orally and in writing, of any request received by Remedy for non-public information that Remedy reasonably believes would lead to a bona fide ACQUISITION PROPOSAL, or of any ACQUISITION

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PROPOSAL, or any inquiry received by Remedy with respect to or which Remedy reasonably believes could lead to a bona fide ACQUISITION PROPOSAL, the material terms and conditions of such request, ACQUISITION PROPOSAL or inquiry, and the identity of the person or group making any such request, ACQUISITION PROPOSAL or inquiry. Remedy further agreed to keep Peregrine informed of the status and details, including material amendments or proposed amendments, of any such request, ACQUISITION PROPOSAL or inquiry.

    Remedy is expressly permitted, however, to furnish non-public information regarding Remedy and its subsidiaries to, and to enter into a confidentiality agreement or discussions with, any person or group in response to a bona fide ACQUISITION PROPOSAL submitted by the person or group, and not withdrawn, if all of the following conditions are met:

    - the Remedy board of directors reasonably concludes in good faith, after consultation with a financial advisor of nationally recognized reputation, that the ACQUISITION PROPOSAL constitutes a SUPERIOR PROPOSAL;

    - neither Remedy nor any of its representatives, or subsidiaries has breached the non-solicitation provisions contained in the merger agreement described above;

    - the Remedy board of directors reasonably concludes in good faith, after consultation with its outside legal counsel, that in light of the SUPERIOR PROPOSAL such action is required in order for the Remedy board of directors to comply with its fiduciary duties to Remedy's stockholders under Delaware law;

    - at least two business days prior to furnishing any such information to, or entering into discussions or negotiations with, the person or group, Remedy gives Peregrine written notice of the identity of such person or group and of Remedy's intention to furnish information to, or enter into discussion or negotiations with, such person or group, and Remedy receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such person or group by or on behalf of Remedy; and

    - contemporaneously with furnishing any non-public information to the person or group, Remedy furnishes the same non-public information to Peregrine, to the extent such non-public information has not been previously furnished by Remedy to Peregrine.

    Under the terms of the merger agreement, a SUPERIOR PROPOSAL is an ACQUISITION PROPOSAL involving the acquisition of at least a majority of the outstanding voting securities of Remedy and with respect to which the Remedy board of directors reasonably determines in good faith, after consultation with a financial advisor of nationally recognized reputation, and after taking into account the legal, financial and regulatory aspects of the ACQUISITION PROPOSAL and the person making the ACQUISITION PROPOSAL:

    - that the acquiring person is capable of consummating the proposed ACQUISITION TRANSACTION on the terms proposed; and

    - that the proposed ACQUISITION TRANSACTION would, if consummated, be more favorable to Remedy's stockholders, from a financial point of view, than the merger.

    Under the terms of the merger agreement, Remedy has agreed to provide Peregrine with at least 48 hours prior notice of any meeting of the Remedy board of directors at which the Remedy board of directors is reasonably expected to consider an ACQUISITION PROPOSAL. Furthermore, Remedy has agreed to provide Peregrine with at least 24 hours prior written notice of a meeting of the Remedy board of directors at which the Remedy board of directors is reasonably expected to approve, endorse or recommend a SUPERIOR PROPOSAL to Remedy's stockholders (together with a copy of the definitive documentation relating to such SUPERIOR PROPOSAL).

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OBLIGATION OF REMEDY'S BOARD OF DIRECTORS TO RECOMMEND APPROVAL OF THE MERGER
  AGREEMENT AND THE MERGER

    Subject to the exceptions described below, under the terms of the merger agreement, the Remedy board of directors has agreed to recommend that Remedy's stockholders vote in favor of adoption and approval of the merger agreement and the approval of the merger. However, the Remedy board of directors may withhold, withdraw, amend or modify its recommendation in favor of the merger agreement and the merger if:

    - Remedy receives a SUPERIOR PROPOSAL, which is not withdrawn;

    - neither Remedy nor any of its representatives has violated the non-solicitation provisions contained in the merger agreement; and

    - the Remedy board of directors concludes in good faith, after consultation with its outside legal counsel, that in light of the SUPERIOR PROPOSAL, such action is required in order for the Remedy board of directors to comply with its fiduciary duties to Remedy's stockholders under Delaware law.

    Remedy's board of directors must give Peregrine at least 72 hours notice of any proposal to change its recommendation in favor of the merger agreement and the merger. If the Remedy board of directors determines to withhold, withdraw, amend or modify its recommendation in favor of the merger agreement and the merger, however, Remedy must nevertheless convene and hold the special meeting of Remedy stockholders for the purpose of voting on the merger agreement and the merger.

    Remedy's board of directors may also make any disclosure (including a change in its recommendation in favor of the adoption and approval of the merger agreement and the approval of the merger) required for the Remedy board of directors to comply with its duty of candor to the Remedy stockholders if the Remedy board of directors concludes in good faith, after consultation with its outside legal counsel, that the disclosure in question is required in order for it to comply with its fiduciary duties to Remedy's stockholders under Delaware law.

RIGHT TO DESIGNATE PEREGRINE DIRECTOR

    At the completion of the merger, Remedy will be entitled to designate one member on the Peregrine board of directors, who will serve for an initial term ending on the date of the next scheduled annual meeting of Peregrine stockholders. Remedy anticipates that its designee will be Lawrence L. Garlick. However, if the next annual meeting of Peregrine stockholders is scheduled to occur within six months of the completion of the merger, Peregrine has agreed to use take commercially reasonable actions to cause the person designated by Remedy to serve on the Peregrine board of directors to be elected or appointed to the Peregrine board of directors at or immediately after the next annual meeting of Peregrine stockholders, including by either increasing the size of Peregrine's board of directors or accepting the resignation of another Peregrine director.

AMENDMENT TO REMEDY RIGHTS PLAN

    In connection with entering into the merger agreement, Remedy entered into an amendment to its rights agreement with Computershare Investor Services LLC so as to render the rights agreement inapplicable to Peregrine and its affiliates generally, and inapplicable to the merger agreement, the voting agreements and the merger specifically. If the merger agreement is terminated in accordance with its terms, other than a termination by Remedy because of an uncured breach by Peregrine of its representations, warranties, covenants or agreements in the merger agreement, Remedy has agreed that it will not amend this rights agreement amendment for a period of six months following such termination.

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    In addition, under the terms of the merger agreement, Remedy has agreed that, unless the merger agreement is terminated, Remedy will not amend or modify, or take any action with respect to its rights agreement, so as to:

    - render the rights agreement inapplicable to any transaction other than the merger;

    - permit any third party (other than Peregrine, Rose Acquisition Corporation or any of their respective affiliates) who would otherwise become an "Acquiring Person" (as that term is defined under the rights agreement) under the rights agreement to not so become an "Acquiring Person" under the rights agreement;

    - provide that a "Distribution Date" or a "Stock Acquisition Date" (as those terms are defined under the rights agreement) or similar event under the rights agreement does not occur by reason of the execution of any agreement other than the merger agreement and the voting agreements;

    - otherwise affect the rights of holders of rights issued or issuable under the rights agreement; or

    - otherwise render the rights agreement applicable to Peregrine, Rose Acquisition Corporation or their respective affiliates.

CONDITIONS TO COMPLETION OF THE MERGER

    The obligations of Peregrine and Remedy to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction of each of the following conditions:

    - the merger agreement must have been adopted and approved, and the merger must have been approved, by the requisite vote of the Remedy stockholders under Delaware law;

    - no law, regulation or order may have been enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger;

    - all applicable waiting periods under applicable antitrust laws must have expired or been terminated, and all material foreign antitrust approvals required to be obtained prior to the merger must have been obtained to the extent that the failure to obtain them would make the merger illegal in any such foreign jurisdiction;

    - no stop orders suspending the effectiveness of the registration statement of which this document forms a part, or any similar proceeding in respect of the use of this document in connection with the special meeting of Remedy stockholders, may have been initiated or threatened in writing by the Securities and Exchange Commission;

    - if required, the shares of Peregrine common stock to be issued in the merger must have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance; and

    - each of Peregrine and Remedy must have received from their respective tax counsel an opinion to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

    Remedy's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions:

    - each of the representations and warranties of Peregrine and Rose Acquisition Corporation contained in the merger agreement must have been true and correct as of June 10, 2001, and

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      must continue to be true and correct on and as of the date the merger is to be completed as if made on such date, except:

       - to the extent Peregrine's and Rose Acquisition Corporation's representations and warranties address matters only as of a particular date, they must be true and correct only as of that date;

       - to the extent that any inaccuracies of such representations and breaches of such warranties do not in any case, or in the aggregate, have a MATERIAL ADVERSE EFFECT, as defined below, on Peregrine and Rose Acquisition Corporation; or

       - for changes contemplated by the merger agreement;

    - Peregrine and Rose Acquisition Corporation must have performed or complied in all material respects with all of their agreements and covenants required by the merger agreement to be performed or complied with by Peregrine and Rose prior to the completion of the merger.

    Peregrine's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions:

    - each of Remedy's representations and warranties must have been true and correct as of June 10, 2001, and must continue to be true and correct on and as of the date the merger is to be completed as if made on such date, except:

       - to the extent Remedy's representations and warranties address matters only as of a particular date, they must be true and correct only as of that date;

       - to the extent that any inaccuracies of such representations and breaches of such warranties do not in any case, or in the aggregate, have a MATERIAL ADVERSE EFFECT on Remedy; or

       - for changes contemplated by the merger agreement;

    - Remedy must have performed or complied in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by Remedy prior to the completion of the merger.

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after adoption and approval of the merger agreement and approval of the merger by Remedy's stockholders:

    - by mutual written consent duly authorized by the boards of directors of Peregrine and Remedy;

    - by Peregrine or Remedy, if the merger is not completed before October 31, 2001, or in the event that the merger has not been consummated on or before October 31, 2001 solely as a result of the failure to obtain all regulatory approvals required to complete the merger, Peregrine and Remedy may only terminate the merger agreement following two successive 30 day periods ending November 30, 2001 and December 31, 2001, except that either party's right to terminate the merger agreement under this provision will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the principal cause of, or resulted in the failure of, the merger to occur on or before such dates, and such action or failure to act constitutes a material breach of the merger agreement;

    - by Peregrine or Remedy, if Remedy's stockholders fail to adopt and approve the merger agreement and approve the merger at the special meeting of Remedy stockholders at which the merger agreement and the merger are presented and voted upon, except that Remedy's right to

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      terminate the merger agreement under this provision will not be available to Remedy where the failure to obtain the requisite approval of Remedy's stockholders was caused by Remedy's action or failure to act and such action or failure to act constitutes a material breach of the merger agreement;

    - by Peregrine or Remedy, if any law or regulation is enacted that renders the merger illegal, or if any governmental authority issues a final and nonappealable judgment, injunction or other order that permanently restrains, enjoins or otherwise prohibits Peregrine or Remedy from completing the merger;

    - by Remedy, upon a breach of any representation, warranty, covenant or agreement of Peregrine contained in the merger agreement such that the condition to Remedy's obligation to complete the merger would not be satisfied at the time of such breach. However, if the breach or inaccuracy is curable by Peregrine through the exercise of its commercially reasonable efforts, and Peregrine continues to exercise commercially reasonable efforts to cure the breach, Remedy may not terminate the merger agreement for 30 days after delivery of written notice to Peregrine of the breach. If the breach or inaccuracy is cured during those 30 days, Remedy may not terminate the merger agreement under this provision;

    - by Remedy, prior to entering into a definitive agreement with respect to a SUPERIOR PROPOSAL, provided that:

       - Remedy has not breached the non-solicitation provisions contained in the merger agreement;

       - the Remedy board of directors has authorized Remedy to enter into a definitive agreement with respect to the SUPERIOR PROPOSAL in accordance with the terms of the merger agreement;

       - Remedy notifies Peregrine in writing that Remedy has received an ACQUISITION PROPOSAL that constitutes a SUPERIOR PROPOSAL and intends to enter into a definitive agreement with respect to the SUPERIOR PROPOSAL, for the purpose of enabling Peregrine and Remedy to discuss in good faith a modification of the terms and conditions of the merger agreement so that the merger may be effected;

       - Peregrine does not make, within five business days after receiving Remedy's written notice of its intention to enter into a definitive agreement with respect to the SUPERIOR PROPOSAL, an offer that the Remedy board of directors reasonably determines in good faith, after consultation with a financial advisor of nationally recognized reputation and its outside legal counsel, is at least as favorable to Remedy's stockholders as the SUPERIOR PROPOSAL; and

       - concurrently with terminating the merger agreement, Remedy pays Peregrine the termination fee described below and enters into the definitive agreement with respect to the SUPERIOR PROPOSAL;

    - by Peregrine, upon a breach of any representation, warranty, covenant or agreement of Remedy contained in the merger agreement such that the condition to Peregrine's obligation to complete the merger would not be satisfied at the time of such breach. However, if the breach or inaccuracy is curable by Remedy through the exercise of its commercially reasonable efforts, and Remedy continues to exercise commercially reasonable efforts to cure the breach, Peregrine may not terminate the merger agreement for 30 days after delivery of written notice to Remedy of the breach. If the breach or inaccuracy is cured during those 30 days, Peregrine may not terminate the merger agreement under this provision; or

    - by Peregrine, if a TRIGGERING EVENT occurs.

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    Under the terms of the merger agreement, a TRIGGERING EVENT is deemed to have occurred if:

       - the Remedy board of directors for any reason, directly or indirectly, withholds, withdraws, amends or modifies (including by virtue of taking any position or making any disclosure that the Remedy board of directors determines to be necessary in order to comply with its fiduciary duty of candor to Remedy's stockholders under Delaware law) its recommendation in favor of the adoption and approval of the merger agreement and the approval of the merger;

       - Remedy fails to include in this document its recommendation in favor of the adoption and approval of the merger agreement and the approval of the merger;

       - the Remedy board of directors or any committee of the Remedy board of directors approves or recommends that Remedy's stockholders approve an ACQUISITION PROPOSAL;

       - Remedy enters into any letter of intent or similar agreement, contract or commitment accepting an ACQUISITION PROPOSAL; or

       - a tender or exchange offer relating to the securities of Remedy is commenced by a person unaffiliated with Peregrine, and Remedy does not send to its securityholders within 10 business days after such tender or exchange offer is first published, sent or given, a statement reaffirming the recommendation of the Remedy board of directors in favor of the merger agreement and the merger and recommending rejection of the tender or exchange offer.

PAYMENT OF TERMINATION FEE

    Under the terms of the merger agreement, Remedy must pay Peregrine a termination fee of $40 million if Peregrine terminates the merger agreement upon the occurrence of a TRIGGERING EVENT. In addition, Remedy must pay Peregrine a termination fee of $40 million if Remedy terminates the merger agreement in order to enter into a definitive agreement with respect to a SUPERIOR PROPOSAL in accordance with the terms of the merger agreement.

    Under the terms of the merger agreement, Remedy also must pay Peregrine a termination fee of $40 million if the merger agreement is terminated by Peregrine or Remedy because the merger is not consummated by October 31, 2001 (or December 31, 2001 if the merger is not completed by October 31, 2001 solely due to a failure to obtain all regulatory approvals required to complete the merger), or because Remedy's stockholders fail to adopt and approve the merger agreement and approve the merger, and if the following have occurred:

    - prior to the termination of the merger agreement, an ACQUISITION PROPOSAL is publicly announced or has become publicly known and has not been publicly and unconditionally withdrawn, and

    - within 12 months following the termination of the merger agreement, either a COMPANY ACQUISITION is completed, or Remedy enters into a letter of intent or other agreement providing for a COMPANY ACQUISITION and the COMPANY ACQUISITION is later consummated.

    Under the terms of the merger agreement, Remedy also must pay Peregrine a termination fee of $40 million if the merger agreement is terminated by Peregrine because Remedy has breached a material covenant or agreement in the merger agreement or because the representations and warranties of Remedy contained in the merger agreement have become inaccurate to such an extent as to constitute a MATERIAL ADVERSE EFFECT on Remedy, and if the following have occurred:

    - prior to the termination of the merger agreement, an ACQUISITION PROPOSAL is publicly announced or has become publicly known and has not been publicly and unconditionally withdrawn, and

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    - within 12 months following the termination of the merger agreement, either a COMPANY ACQUISITION is completed, or Remedy enters into a letter of intent or other agreement providing for a COMPANY ACQUISITION and the COMPANY ACQUISITION is later consummated.

    Under the terms of the merger agreement, a COMPANY ACQUISITION consists of any of the following:

    - a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Remedy pursuant to which the stockholders of Remedy immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of the transaction;

    - a sale or other disposition by Remedy of assets representing in excess of 50% of the aggregate fair market value of Remedy's business immediately prior to such sale; or

    - the acquisition by any person or group, including by way of a tender offer or an exchange offer or issuance by Remedy, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Remedy.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

    Peregrine, Rose Acquisition Corporation and Remedy may amend the merger agreement before completion of the merger by the written consent of all parties.

    Either Peregrine or Remedy may extend the other party's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

DEFINITION OF MATERIAL ADVERSE EFFECT

    Under the terms of the merger agreement, a MATERIAL ADVERSE EFFECT on either Peregrine or Remedy is defined to mean any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the MATERIAL ADVERSE EFFECT, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of such entity and its subsidiaries taken as a whole. However, under the terms of the merger agreement, none of the following are deemed to constitute, nor shall they be taken into account in determining whether there has been or will be, a MATERIAL ADVERSE EFFECT on any entity (provided that the party asserting the exceptions noted in the first, second, fourth and fifth bullet points below shows by a preponderance of the evidence that such changes result from compliance with the terms of the merger agreement or the pendency of the merger):

    - any change resulting from compliance with the terms and conditions of the merger agreement;

    - any change resulting from the pendency of the merger or any other transactions contemplated by the merger agreement (including, without limitation, any cancellation or deferral of product or service orders by customers);

    - any change in the entity's stock price or trading volume or any failure by the entity to meet internal projections or forecasts or published revenue or earnings projections, in each case in and of itself;

    - any change or effect that results or arises from changes affecting any of the industries in which the entity operates generally or the United States economy generally (which changes or effects in each case do not disproportionately affect the entity in any material respect); or

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    - any change or effect that results or arises from changes affecting general worldwide economic or capital market conditions (which changes in each case do not disproportionately affect such entity in any material respect).

EXPENSES

    Each party will pay all fees and expenses it incurs in connection with the merger, except that Peregrine and Remedy will share equally all fees and expenses (other than attorneys' and accountants' fees and expenses) incurred in connection with the printing, filing and mailing of this document and the registration statement of which this document forms a part, and any amendments and supplements to the same, and any filing fees required to be paid under the Hart Scott Rodino Antitrust Improvements Act of 1976 or any foreign antitrust laws and regulations in connection with the merger.

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                        AGREEMENTS RELATED TO THE MERGER

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF CERTAIN AGREEMENTS RELATED TO THE MERGER AGREEMENT. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENTS DISCUSSED BELOW WHICH ARE ATTACHED AS ANNEXES TO THIS DOCUMENT. YOU ARE URGED TO READ THE AGREEMENTS IN THEIR ENTIRETY.

REMEDY STOCKHOLDERS' VOTING AGREEMENT

    As a condition to Peregrine's entering into the merger agreement, Peregrine and each of Lawrence L. Garlick, Richard P. Allocco, Ron J. Fior, Gary Oliver, Harold Goldberg, Sheri Anderson, Harvey C. Jones, Jr., David A. Mahler, John F. Olsen and John F. Shoch entered into voting agreements. By entering into the voting agreements, these Remedy stockholders have irrevocably appointed Peregrine as their lawful attorney and proxy. These proxies give Peregrine the limited right to vote all of the shares of Remedy common stock beneficially owned by these Remedy stockholders, including shares of Remedy common stock acquired after the date of the voting agreements, as follows:

    - in favor of the adoption and approval of the merger agreement and the approval of the merger, and in favor of each of the other actions contemplated by the merger agreement and the proxy and any action required in furtherance thereof;

    - against approval of any proposal made in opposition to, or in competition with, consummation of the merger and the other transactions contemplated by the merger agreement;

    - against any of the following actions (other than those actions that relate to the merger and the other transactions contemplated by the merger agreement): (i) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of Remedy or any subsidiary of Remedy with any person, (ii) any sale, lease or transfer of any significant part of the assets of Remedy or any subsidiary of Remedy,
      (iii) any reorganization, recapitalization, dissolution, liquidation or winding up of Remedy or any subsidiary of Remedy, (iv) any change in the capitalization of Remedy or any subsidiary of Remedy, or the corporate structure of Remedy or any subsidiary of Remedy, or (v) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement; and

    - in favor of waiving any notice that may have been or may be required relating to any reorganization of Remedy or any subsidiary of Remedy, any reclassification or recapitalization of the capital stock of Remedy or any subsidiary of Remedy, or any sale of assets, change of control, or acquisition of Remedy or any subsidiary of Remedy by any other person, or any consolidation or merger of Remedy or any subsidiary of Remedy with or into any other person.

    As of the record date, these individuals collectively beneficially owned
      shares of Remedy common stock or approximately       % of the outstanding
Remedy common stock. All of these shares are subject to the voting agreement. None of the Remedy stockholders who are parties to the voting agreements were paid additional consideration in connection with these agreements.

    Under the voting agreements, each of these Remedy stockholders agreed not to sell the Remedy common stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the merger agreement or the completion of the merger, unless the transfer is in accordance with the voting agreement and each person to which any shares or any interest in any shares is transferred agrees to be bound by the terms and provisions of the voting agreement. These voting agreements will terminate upon the earlier to occur of the termination of the merger agreement or the completion of the merger.

    The form of voting agreement is attached as Annex B to this proxy statement/prospectus.

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AFFILIATE AGREEMENTS

    In order to induce Peregrine to enter into the merger agreement, each of Peregrine, Remedy, Lawrence L. Garlick, Richard P. Allocco, Ron J. Fior, Gary Oliver, Harold Goldberg, Sheri Anderson, Harvey C. Jones, Jr., David A. Mahler, John F. Olsen and John F. Shoch entered into affiliate agreements at Peregrine's request. Each of the individuals who is a party to an affiliate agreement is a director or an executive officer of Remedy and, therefore, is an affiliate of Remedy. Pursuant to the terms of the affiliate agreements, each of the individuals who are parties to the agreement represented the following:

    - all shares of Remedy common stock listed on the signature page to the affiliate agreement are held and beneficially owned by the affiliate;

    - all options to purchase Remedy common stock listed on the signature page are held by the affiliate;

    - the affiliate does not own, of record or beneficially, directly or indirectly to the affiliate agreement, any securities of the Company other than the shares and options listed on the signature page; and

    - the affiliate has carefully read the affiliate agreement and, to the extent the affiliate felt necessary, has discussed with counsel the limitations imposed on the affiliate's ability to sell, transfer or otherwise dispose of the shares of Peregrine common stock to be received in the merger. The affiliate fully understands the limitations the affiliate agreement places upon the affiliate's ability to sell, transfer or otherwise dispose of the Peregrine shares to be received in merger and to exercise the affiliate's options.

    Pursuant to the affiliate agreements, each affiliate has agreed not to sell, transfer or otherwise dispose of any Peregrine common stock issued in the merger unless one of the following conditions is met:

    - the sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act;

    - the sale, transfer or other disposition is made in conformity with the applicable requirements of Rule 145 promulgated under the Securities Act;

    - counsel reasonably satisfactory to Peregrine shall have advised Peregrine in a written opinion letter, reasonable acceptable to Peregrine in form and substance and upon which Peregrine may rely, that such sale, transfer or other disposition will be exempt from the registration requirements under the Securities Act; or

    - an authorized representative of the SEC shall have rendered written advice to the affiliate to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Peregrine.

    Peregrine has agreed to use its reasonable efforts to timely make all filings under the Securities Exchange Act of 1934, as amended, to furnish to the affiliates a written statement to that effect during the 12 months preceding a proposed sale and to otherwise use its reasonable efforts to permit sales pursuant to Rule 145.

    The form of affiliate agreement is attached as Annex C to this proxy statement/prospectus.

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                             BUSINESS OF PEREGRINE

    Peregrine is a leading global provider of software and services that are designed to reduce the frictional cost of doing business for their client's organizations. Peregrine offers products and services to address three principal domains:

    - infrastructure resource management;

    - employee relationship management (or self service); and

    - e-commerce technologies and services.

    Peregrine offers software products, services, and enabling technologies that permit businesses to eliminate points of friction in their business processes and to improve their returns on capital and investment in their infrastructure assets and electronic business investments. Peregrine's solutions are intended to make their customers more competitive in their markets by removing the friction points associated with three primary business processes:

    - life cycle management of infrastructure assets, from the point of procurement through deployment, use, maintenance, change, and ultimately disposition;

    - employee procurement of the infrastructure required to do their jobs, including e-procurement, employee self service, knowledge access, and reservation of shared assets, such as conference rooms and office space in remote locations; and

    - e-transaction management, which eliminates friction points among buyers, suppliers, and market places as Peregrine's customers attempt to transact business through a global web of connected trading partners.

    Peregrine is organized to provide its solution to customers through three groups:

    - the infrastructure management group, referred to as "IMG";

    - the e-markets group, referred to as "EMG"; and

    - the integrated solutions group, referred to as "ISG."

    Peregrine's infrastructure management group provides software, technologies, and services to optimize and manage the procurement, maintenance, and disposition of business infrastructure. Peregrine believes the use of their products can result in more efficient deployment of capital and other resources and can lower the cost of operating and maintaining organizational infrastructure. Peregrine offers management solutions for diverse categories of business assets, including technology equipment and systems, telecommunications networks, corporate vehicle fleets, and physical plant and facilities. Peregrine's products offer complete life cycle management of infrastructure assets. At the beginning of the cycle, Peregrine offers technologies and services that enable buyers and sellers of infrastructure assets to purchase and sell assets electronically over the Internet. Once an asset has been made available for automated purchase or lease, Peregrine then automates and facilitates the management and maintenance of the asset as well as its ultimate disposition. In addition, Peregrine's employee relationship management applications offer individual employees direct access to the resources, help, information, or infrastructure they require.

    Peregrine's e-markets group provides a suite of business-to-business software products and services to facilitate the processes of selling and purchasing direct goods among trading partners. Specifically, Peregrine's e-markets group focuses on creating and delivering technology and services that enable e-commerce. Peregrine provides fundamental connection, transformation, cataloging, enterprise application integration, and business-to-business process integration in order to remove the frictional costs from the processes of electronic commerce. The e-markets group provides vertically focused solutions for electronic commerce that are primarily focused on the automotive, energy, industrial

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component, and retail/distribution industries. Peregrine believes that the combination of its technologies as well as its hosted network service offerings can result in lower costs and higher reliability and ease of use for creating business-to-business connections using the Internet.

    In April 2001, Peregrine announced the creation of its integrated solutions group. Peregrine created this group specifically to respond to the requirements of their large, multinational enterprise customers, whom Peregrine believes require integrated and comprehensive solutions for both infrastructure management and e-transaction management. The group is intended to leverage the synergies between Peregrine's infrastructure management and e-market groups by working with Peregrine's large alliance partners, including some of the world's largest consultancy firms, managed service providers, and system integrators. These partners serve as important and persuasive "influencers" for large enterprises considering technology purchases, and the integrated solutions group was created to continue to create and improve relationships with these partners. The integrated solutions group has two primary responsibilities within Peregrine's organization. The first mission of the integrated solutions group will be to market and sell Peregrine's comprehensive product portfolio to Peregrine's large enterprise customers and strategic partners in a manner that is most efficient for both Peregrine and its largest customers. The group's second objective is to sponsor and evolve new business areas through an internal incubator process. An example of one such incubator activity currently managed by the integrated solutions group is Peregrine's recent introduction of REAL ESTATE PORTFOLIO MANAGER, a web-based technology offered primarily as a hosted solution to large real estate owners, operators, leasing companies, and lessors to reduce the frictional costs associated with managing a host of complex tasks involved in getting the most out of a corporate real estate investment.

    Peregrine was incorporated in California in 1981 and reincorporated in Delaware in 1994. Peregrine's principal executive offices are located at 3611 Valley Centre Drive, San Diego, California 92130. Peregrine's telephone number at that address is (858) 481-5000.

                               BUSINESS OF REMEDY

    Remedy develops, markets and supports highly adaptable enterprise software solutions. Its solutions are focused on automating frequently changing, employee-intensive, everyday business processes. Remedy has two solutions families: information technology service management solutions and customer relationship management solutions. Information technology service management solutions such as REMEDY HELP DESK, REMEDY SERVICE LEVEL AGREEMENTS, REMEDY ASSET MANAGEMENT and REMEDY CHANGE MANAGEMENT manage and streamline the business processes for serving and supporting internal corporate customers and for managing the full life-cycle of assets. Customer relationship management solutions such as REMEDY CUSTOMER SUPPORT, REMEDY QUALITY MANAGEMENT, REMEDY LEADS MANAGEMENT and REMEDY SALES CONTINUUM manage external customer relationships including the management of customer support. Important product attributes of both solutions families include flexible integration capabilities in a packaged solution, speed of implementation, ease of use, rapid return on investment, and on-going adaptability.

    Remedy's software is designed to integrate, generally without programming, with a wide variety of computer and telecommunication technologies and products, including desktop applications, enterprise resource planning applications, telephony devices, hand-held devices, network management systems and legacy systems. Remedy provides a highly scalable, ready-to-deploy foundation and solutions that are easy to change. The majority of customer installations take place in less than 90 days. Customers use the solutions as is, out-of-the-box, or point-and-click to easily tailor them to specific company requirements. The concept is similar to spreadsheet software, which can be used as a simple tabular calculating platform or can be modified to include sophisticated formulas and style changes to create unique solutions. More importantly, Remedy's solutions are adaptable to meet most future requirements and growth without costly programming.

    Each of Remedy's solutions is built upon its core product solution foundation. The primary core product is the ACTION REQUEST SYSTEM, a flexible foundation for automating complex business processes throughout the enterprise. Built for adaptability in a continuously changing business environment, the ACTION REQUEST SYSTEM allows for rapid prototyping and affordable applications. The ACTION REQUEST SYSTEM, which can be deployed locally or over the Web, reduces the cost of automating many internal business processes by using simple point-and-click methods to adapt the solution's workflow and tracking capability to the unique information, process and integration requirements of the customer's department or enterprise.

    Remedy markets its software and services through a regionally based direct sales force, a direct telesales force and through indirect sales channels, including value-added resellers, system integrators and independent software vendors. It has sales professionals in 12 offices throughout North America. Outside of North America, Remedy sells its products primarily through indirect sales channels and direct sales professionals in 13 offices.

    Remedy complements its products with a professional services organization that provides customers with consulting, education and customer support services. It believes that providing a high level of customer service and technical support is critical to customer satisfaction and loyalty. The organization also trains the Remedy partner community for the delivery of these services.

    Remedy was incorporated on November 20, 1990 in Delaware and shipped the first version of the ACTION REQUEST SYSTEM in December of 1991. In 1998 and 1999, Remedy began providing out-of-the-box customer relationship management and information technology service management solutions that sit on top of the ACTION REQUEST SYSTEM. Since then, Remedy has created more out-of-the-box solutions in these areas and is continuing a proliferation strategy to existing customers as well as introducing the solutions to new customers.

    Remedy maintains its executive offices and principal facilities at 1585 Charleston Road, Mountain View, California 94043. Its telephone number is
(650) 903-5200.

                 PEREGRINE SELECTED CONSOLIDATED FINANCIAL DATA

    Peregrine's selected consolidated financial data is presented below as of March 31, 2001, 2000, 1999, 1998 and 1997 and for each of the years in the five-year period ended March 31, 2001, and derives from the consolidated financial statements of Peregrine Systems, Inc. and its subsidiaries, which financial statements have been audited by Arthur Andersen LLP, independent public accountants. The consolidated financial statements as of March 31, 2000 and 2001 and for each of the years in the three-year period ended March 31, 2001, and the report of independent public accountants thereon, are incorporated herein by reference. The selected consolidated financial data set forth below is qualified in its entirety by, and should be read in conjunction with, the Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated herein by reference.

                                                              YEAR ENDED MARCH 31,
                                             ------------------------------------------------------
                                                2001        2000       1999       1998       1997
                                             ----------   --------   --------   --------   --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Licenses.................................  $  354,610   $168,467   $ 87,362   $38,791    $20,472
  Services.................................     210,073     84,833     50,701    23,086     14,563
                                             ----------   --------   --------   -------    -------
    Total revenues.........................     564,683    253,300    138,063    61,877     35,035
                                             ----------   --------   --------   -------    -------
Costs and expenses:
  Cost of licenses.........................       2,582      1,426      1,020       326        215
  Cost of services.........................     111,165     51,441     31,561    10,326      4,661
  Amortization of purchased technology.....      11,844      1,338         50        --         --
  Sales and marketing......................     223,966    101,443     50,803    22,728     15,778
  Research and development.................      61,957     28,517     13,919     8,394      5,877
  General and administrative...............      48,420     19,871     10,482     6,077      3,816
  Acquisition costs and other..............     918,156     57,920     43,967    10,123         --
                                             ----------   --------   --------   -------    -------
    Total costs and expenses...............   1,378,090    261,956    151,802    57,974     30,347
                                             ----------   --------   --------   -------    -------
Income (loss) from operations..............    (813,407)    (8,656)   (13,739)    3,903      4,688
Interest income (expense), net.............        (538)        38        664       839       (478)
                                             ----------   --------   --------   -------    -------
Income (loss) from operations before income
  tax expense (benefit)....................    (813,945)    (8,618)   (13,075)    4,742      4,210
Income tax expense (benefit)...............      38,296     16,452     10,295     5,358     (1,592)
                                             ----------   --------   --------   -------    -------
Net income (loss)..........................  $ (852,241)  $(25,070)  $(23,370)  $  (616)   $ 5,802
                                             ==========   ========   ========   =======    =======
Net income (loss) per share diluted........  $    (6.16)  $  (0.24)  $  (0.27)  $ (0.01)   $  0.10
                                             ==========   ========   ========   =======    =======
Shares used in per share calculation.......     138,447    102,332     87,166    69,520     59,856
                                             ==========   ========   ========   =======    =======

                                                                   MARCH 31,
                                             ------------------------------------------------------
                                                2001        2000       1999       1998       1997
                                             ----------   --------   --------   --------   --------
                                                                 (IN THOUSANDS)
BALANCE SHEET DATA
Cash and cash equivalents..................  $  286,658   $ 33,511   $ 23,545   $21,977    $   305
Working capital (deficit)..................     204,547     20,510     25,302    23,779     (4,065)
Total assets...............................   2,003,766    523,430    207,713    83,568     19,738
Total debt.................................     264,942      1,331        649     1,117      3,866
Stockholders' equity (deficit).............   1,389,765    411,850    150,781    55,639     (2,849)

                  REMEDY SELECTED CONSOLIDATED FINANCIAL DATA

    The following selected financial data is qualified in its entirety by, and should be read in conjunction with, the Consolidated Financial Statements of Remedy and the Notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Remedy's annual report on Form 10-K for the year ended December 31, 2000, which has been incorporated by reference herein. The consolidated balance sheet data and consolidated statements of operations data as of and for each of the five years in the period ended December 31, 2000 have been derived from the audited Consolidated Financial Statements of the Company. The unaudited consolidated balance sheet data and unaudited consolidated statements of operations data as of March 31, 2001 and March 31, 2000 and for each of the three months ended March 31, 2001 and 2000 have been derived from Remedy's quarterly report on Form 10-Q for the quarter ended March 31, 2001, which has been incorporated by reference herein.

                                       THREE MONTHS
                                           ENDED
                                         MARCH 31,                  FOR THE YEARS ENDED DECEMBER 31,
                                    -------------------   ----------------------------------------------------
                                      2001       2000       2000       1999       1998       1997       1996
                                    --------   --------   --------   --------   --------   --------   --------
                                        (UNAUDITED)              (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF
  OPERATIONS:
  Total revenues..................  $64,755    $61,932    $288,510   $228,933   $157,420   $129,184   $80,635
  Goodwill and intangible
    amortization expense(1).......    2,575      1,829       8,906      4,072        446         --        --
  Income (loss) from operations...  (11,396)     6,367      41,444     38,850     26,837     38,475    23,707
  Non-recurring charges...........       --         --       2,000         --      3,104         --        --
                                    -------    -------    --------   --------   --------   --------   -------
  Net income (loss)...............   (6,224)     5,468      33,569     29,523     18,977     27,290    16,824
                                    -------    -------    --------   --------   --------   --------   -------
  Basic net income (loss) per
    share.........................  $ (0.21)   $  0.18    $   1.09   $   1.02   $   0.66   $   0.99   $  0.64
                                    =======    =======    ========   ========   ========   ========   =======
  Diluted net income (loss) per
    share.........................  $ (0.21)   $  0.16    $   1.01   $   0.95   $   0.63   $   0.89   $  0.56
                                    =======    =======    ========   ========   ========   ========   =======
  Shares used in computing basic
    per share amounts.............   30,344     30,420      30,774     28,916     28,722     27,614    26,365
                                    =======    =======    ========   ========   ========   ========   =======
  Shares used in computing diluted
    per share amounts.............   30,344     34,085      33,128     31,062     29,901     30,524    30,031
                                    -------    -------    --------   --------   --------   --------   -------

                                                                            DECEMBER 31,
                                                        ----------------------------------------------------
                                      MARCH 31, 2001      2000       1999       1998       1997       1996
                                      ---------------   --------   --------   --------   --------   --------
                                        (UNAUDITED)            (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED BALANCE SHEET DATA:
  Cash, cash equivalents and
    short-term investments..........      $218,483      $207,899   $172,418   $136,637   $133,833   $ 86,757
  Working capital...................       193,312       204,441    175,362    136,813    138,102     87,718
  Total assets......................       334,145       349,061    287,487    213,500    181,616    119,434
  Long-term obligations.............            --            --         23        127        502        513
  Stockholders' equity..............       243,837       253,259    214,540    160,704    148,072     92,497

------------------------

(1) For an explanation of goodwill and intangible amortization expense, see
    Note 12 of Notes to Consolidated Financial Statements incorporated by reference to Remedy's annual report on Form 10-K for the year ended December 31, 2000 and Note 7 to the Condensed Consolidated Financial Statements incorporated by reference to Remedy's unaudited quarterly report on Form 10-Q for the quarter ended March 31, 2001.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial information assumes a business combination between Peregrine and Remedy is accounted for as a purchase and is based on the respective historical consolidated financial statements and the notes thereto, which are incorporated by reference in this proxy statement/prospectus. The unaudited pro forma combined condensed balance sheet combines Peregrine's March 31, 2001 audited consolidated balance sheet with Remedy's March 31, 2001 unaudited consolidated balance sheet, each of which have been incorporated herein by reference. The unaudited pro forma combined condensed statements of operations combine Peregrine's audited historical results and Remedy's audited and unaudited historical results for the period indicated below.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial positions.

    These unaudited pro forma combined condensed financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements, and the related notes thereto, of Peregrine and Remedy which are incorporated herein by reference.

                            PEREGRINE SYSTEMS, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 MARCH 31, 2001

                       AFTER GIVING EFFECT TO THE MERGER
                                 (IN THOUSANDS)

                                      HISTORICAL    HISTORICAL    PRO FORMA                 PRO FORMA
                                       REMEDY(A)    PEREGRINE    ADJUSTMENTS                 COMBINED
                                      -----------   ----------   -----------                ----------
                                      (UNAUDITED)
                                                ASSETS

Current Assets:
  Cash and cash equivalents.........  $   55,178    $  286,658   $  (274,500)(B)            $   67,336
  Short-term investments............     163,305            --            --                   163,305
  Accounts receivable, net of
    allowances for doubtful
    accounts........................      52,500       180,372            --                   232,872
  Other current assets..............      12,637        62,811                                  75,448
                                      ----------    ----------   -----------                ----------
    Total current assets............     283,620       529,841      (274,500)                  538,961
Property and equipment, net.........      20,565        82,717            --                   103,282
Goodwill, net.......................      26,115     1,192,855       784,491(B)(E)           2,003,461
Other intangible assets,
  investments, and other, net.......       3,845       198,353       175,000(B)(C)             377,198
                                      ----------    ----------   -----------                ----------
                                      $  334,145    $2,003,766   $   684,991                $3,022,902
                                      ==========    ==========   ===========                ==========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable..................  $    2,656    $   36,024   $        --                $   38,680
  Accrued expenses..................      29,523       200,886        60,000(B)                290,409
  Current portion of deferred
    revenue.........................      58,129        86,653        10,000(H)                154,782
  Current portion of long-term
    debt............................          --         1,731            --                     1,731
                                      ----------    ----------   -----------                ----------
    Total current liabilities.......      90,308       325,294        70,000                   485,602
Deferred revenue, net of current
  portion...........................          --         8,299            --                     8,299
Other long-term liabilities.........          --        17,197            --                    17,197
Long-term debt, net of current
  portion...........................          --           884            --                       884
Convertible subordinated notes......          --       262,327            --                   262,327
                                      ----------    ----------   -----------                ----------
    Total liabilities...............      90,308       614,001        70,000                   774,309
                                      ----------    ----------   -----------                ----------
Stockholders' Equity:
Preferred stock.....................          --            --            --                        --
Common stock........................           2           160            26(B)(D)(G)              188
Additional paid-in capital..........     187,952     2,342,235       776,343(B)(D)(G)(H)     3,306,530
Retained earnings (deficit).........     131,642      (917,104)     (211,642)(B)(D)           (997,104)
Unearned portion of deferred
  compensation......................          --       (22,151)      (24,660)(F)               (46,811)
Cumulative translation adjustment...        (835)       (3,950)           --                    (4,785)
Treasury stock, at cost.............     (74,924)       (9,425)       74,924(D)                 (9,425)
                                      ----------    ----------   -----------                ----------
    Total stockholders' equity......     243,837     1,389,765       614,991                 2,248,593
                                      ----------    ----------   -----------                ----------
                                      $  334,145    $2,003,766   $   684,991                $3,022,902
                                      ==========    ==========   ===========                ==========

                            PEREGRINE SYSTEMS, INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                 MARCH 31, 2001
                       AFTER GIVING EFFECT TO THE MERGER
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            HISTORICAL    HISTORICAL    PRO FORMA           PRO FORMA
                                             REMEDY(A)    PEREGRINE    ADJUSTMENTS          COMBINED
                                            -----------   ----------   -----------         -----------
                                            (UNAUDITED)
Revenues:
  Licenses................................   $161,619     $ 354,610      $     --          $   516,229
  Services................................    129,714       210,073            --              339,787
                                             --------     ---------      --------          -----------
    Total revenues........................    291,333       564,683            --              856,016
                                             --------     ---------      --------          -----------
Costs and Expenses:.......................
  Cost of licenses........................     10,044         2,582            --               12,626
  Cost of services........................     51,551       111,165            --              162,716
  Amortization of purchased technology....         --        11,844        16,667(C)            28,511
  Sales and marketing.....................    118,458       223,966            --              342,424
  Research and development................     56,292        61,957            --              118,249
  General and administrative..............     18,262        48,420            --               66,682
  Amortization of goodwill and other
    intangibles...........................      9,652            --        (9,652)(E)               --
  Acquisition costs and other.............         --       918,156         8,220(F)(I)        926,376
  Restructuring charge....................      3,393            --        (3,393)(J)               --
                                             --------     ---------      --------          -----------
    Total costs and expenses..............    267,652     1,378,090        11,842            1,657,584
                                             --------     ---------      --------          -----------

Income (loss) from operations.............     23,681      (813,407)      (11,842)            (801,568)
Interest income (expense), net............      9,819          (538)       (9,819)(L)             (538)
Non recurring charge......................     (2,000)           --         2,000(J)                --
                                             --------     ---------      --------          -----------
Income (loss) from operations before
  income tax expense......................     31,500      (813,945)      (19,661)            (802,106)
Income tax expense........................      9,623        38,296           971(K)            48,890
                                             --------     ---------      --------          -----------
    Net income (loss).....................   $ 21,877     $(852,241)     $(20,632)         $  (850,996)
                                             ========     =========      ========          ===========
Net income (loss) per share-basic:
  Net income (loss) per share.............   $   0.71     $   (6.16)                       $     (5.11)
                                             --------     ---------                        -----------
  Shares used in computation..............     30,755       138,447                            166,447
                                             ========     =========                        ===========
Net income (loss) per share-diluted
  Net income (loss) per share.............   $   0.67     $   (6.16)                       $     (5.11)
                                             ========     =========                        ===========
Shares used in computation                     32,567       138,447                            166,447
                                             ========     =========                        ===========

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

    The unaudited pro forma combined condensed financial statements of Peregrine have been prepared based on the historical consolidated financial statements of Peregrine and Remedy for the year ended March 31, 2001 considering the effects of the merger under the purchase method. The unaudited pro forma combined condensed balance sheet of Peregrine at March 31, 2001 has been prepared as if the merger had been consummated at March 31, 2001. The unaudited pro forma combined condensed statement of operations for the year ended March 31, 2001 has been prepared as if the merger had been consummated on April 1, 2000.

    In management's opinion, all material adjustments necessary to reflect the effects of the merger have been made. The unaudited pro forma combined condensed financial statements are not necessarily indicative of the actual financial position at March 31, 2001, or what the actual results of operations of Peregrine would have been assuming the merger had been completed as of April 1, 2000, nor are they indicative of the financial position or results of operations for future periods. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Peregrine and Remedy incorporated by reference herein.

2.  PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

    (A) Remedy's consolidated financial statements have been adjusted to conform to Peregrine's basis of presentation.

    (B) The purchase price for the completion of the Remedy merger was determined by combining: $274.5 million in cash (approximately 30.5 million Remedy common shares at $9.00 per share), the value of Peregrine common stock issued to Remedy stockholders (approximately 28 million Peregrine common shares valued at $28.12 per share, based on the weighted share price a few days before and after the announcement date of the merger); the estimated fair value of the stock options assumed (including the estimated fair value of the accelerated vesting of certain stock options assumed); and the estimated transactions costs for the merger. The estimated direct transaction costs to be incurred by the combined company include transaction fees for investment bankers, attorneys, accountants, financial printing, due diligence costs, and other related charges. The estimated preliminary purchase price for the completion of the merger is summarized below (in thousands):

Cash........................................................  $  274,500
Common stock and additional paid-in capital.................  $  787,360
Estimated fair value of stock options assumed...............     176,963
Estimated transaction costs, involuntary termination,
  relocation, and other merger related costs................      60,000
                                                              ----------
                                                              $1,298,823
                                                              ==========

    The estimated preliminary allocation of the purchase price for the completion of the Remedy merger was determined as follows, pending completion of a detailed valuation of the assets acquired (in thousands):

Fair value of net assets acquired (net of impact of note I
  adjustments)..............................................  $  208,557
Deferred compensation.......................................      24,660
Acquired in-process technology..............................      80,000
Other intangible assets (See note C below)..................     175,000
Goodwill....................................................     810,606
                                                              ----------
                                                              $1,298,823
                                                              ==========

    The components of the pro forma adjustment to goodwill are as follows (in thousands):

Goodwill (see above) resulting from this transaction........  $810,606
Less: Remedy goodwill.......................................   (26,115)
                                                              --------
      Net adjustment........................................  $784,491
                                                              ========

    (C) Other intangible assets related to the Remedy merger consist of acquired developed technology and acquired customer base of approximately $50 million and $125 million, respectively. This estimated preliminary allocation is pending completion of a detailed valuation of the assets acquired. The unaudited pro forma combined condensed statements of operations do not reflect the amortization of acquired goodwill or acquired customer base, consistent with the Financial Accounting Standards Board Proposed Statement "Business Combinations and Intangible Assets." The acquired developed technology will be amortized on a straight-line basis over three years and has been included in the pro forma combined condensed company's statement of operations.

    (D) Elimination of Remedy stockholders' equity amounts. The components of the pro forma adjustment to retained earnings (deficit) are as follows (in thousands):

Elimination of Remedy retained earnings.....................  $131,642
One time charge associated with acquired in-process
  technology (see note B)...................................    80,000
                                                              --------
Net adjustment..............................................  $211,642
                                                              ========

    (E) Reflects the elimination of Remedy's capitalized goodwill and other intangible assets, and related amortization expenses.

    (F) Reflects the deferred compensation associated with the issuance of Peregrine stock options in exchange for Remedy stock options at the option exchange ratio per the Agreement and Plan of Merger and Reorganization. Amortization of the deferred compensation resulting from the transaction is reflected in the pro forma combined condensed statements of operations but not reflected in the pro forma combined condensed balance sheet.

    (G) Reflects the issuance of approximately 28 million shares of Peregrine common stock as discussed further in note B.

    (H) Reflects the adjustment of the carrying value of assets and liabilities to their fair value to Peregrine upon consummation of the transaction.

    (I) The unaudited pro forma combined condensed statements of operations exclude the $80 million charge for acquired in-process research and development costs, which are anticipated to arise from the merger. This charge will be included in the combined company's consolidated financial statements in the period subsequent to the close of the transaction.

    (J) Reflects the elimination of items that will not have a continuing impact, or are nonrecurring costs.

    (K) Reflects adjustment to provide for income tax expense at the estimated combined Company's tax rate of 32%.

    (L) Reflects the elimination of interest income resulting from decreased cash balances in connection with payment of cash consideration to the former Remedy stockholders.

                     DESCRIPTION OF PEREGRINE CAPITAL STOCK

GENERAL

    Peregrine is authorized to issue 500,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of undesignated preferred stock, $0.001 par
value. As of       , 2001, approximately       shares of Peregrine common stock
were outstanding,             shares of Peregrine common stock were issuable
upon exercise of outstanding options, and no shares of Peregrine preferred stock were issued and outstanding.

    The following description of Peregrine's capital stock does not purport to be complete and is subject to and qualified in its entirety by Peregrine's amended and restated certificate of incorporation and bylaws and by the provisions of applicable Delaware law.

    The amended and restated certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of Peregrine's board of directors and which may have the effect of delaying, deferring, or preventing a future takeover or change in control of Peregrine unless such takeover or change in control is approved by Peregrine's board of directors.

COMMON STOCK

    Holders of Peregrine common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Peregrine common stock do not have cumulative voting rights, and, therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors.

    Holders of Peregrine common stock are entitled to receive such dividends as may be declared from time to time by Peregrine's board of directors out of funds legally available therefor, subject to the terms of any existing or future agreements between Peregrine and its debtholders. Peregrine has never declared or paid cash dividends on its capital stock, expects to retain future earnings, if any, for use in the operation and expansion of its business, and does not anticipate paying any cash dividends in the foreseeable future. In the event of the liquidation, dissolution or winding up of Peregrine, the holders of Peregrine common stock are entitled to share ratably in all assets legally available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of Peregrine preferred stock then outstanding.

PREFERRED STOCK

    Peregrine's board of directors has the authority to issue preferred stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series, without any further vote or action by Peregrine's stockholders. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying deferring or preventing a change in control of Peregrine without further action by the stockholders and may adversely affect the market price of, and the voting and the other rights of, the holders of Peregrine common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Peregrine common stock, including the loss of voting control to others. Peregrine has no current plans to issue any shares of Peregrine preferred stock.

ANTITAKEOVER EFFECTS OF PROVISIONS OF CERTIFICATE OF INCORPORATION AND BYLAWS

    Peregrine's amended and restated certificate of incorporation provides that all stockholder actions must be effected at a duly called annual or special meeting and may not be effected by written consent. Peregrine's bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by Peregrine's board of directors, the chairman of Peregrine's board of directors, the chief executive officer of Peregrine or stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at such meeting. In addition, Peregrine's bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to Peregrine's board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of Peregrine's board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to Peregrine's secretary of the stockholder's intention to bring such business before the meeting.

    The foregoing provisions of Peregrine's amended and restated certificate of incorporation and bylaws are intended to enhance the likelihood of continuity and stability in the composition of Peregrine's board of directors and in the policies formulated by Peregrine's board of directors and to discourage certain types of transactions which may involve an actual or threatened change of control of Peregrine. Such provisions are designed to reduce the vulnerability of Peregrine to an unsolicited acquisition proposal and, accordingly, could discourage potential acquisition proposals and could delay or prevent a change in control of Peregrine. Such provisions are also intended to discourage certain tactics that may be used in proxy fights but could, however, have the effect of discouraging others from making tender offers for Peregrine's shares and, consequently, may also inhibit fluctuations in the market price of Peregrine's shares that could result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in the management of Peregrine.

                      DESCRIPTION OF REMEDY CAPITAL STOCK

GENERAL

    Remedy is authorized to issue 240,000,000 shares of common stock, $.00005 par value, and 20,000,000 shares of preferred stock, $.00005 par value, of which 50,000 shares are designated as Series A Junior Participating Preferred Stock.
As of             , approximately             shares of common stock were
outstanding,             shares of Remedy common stock were issuable upon
exercise of outstanding options and no shares of preferred stock were outstanding.

COMMON STOCK

    The holders of Remedy's common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the common stockholders are entitled to receive ratably any dividends declared from time to time by Remedy's board of directors. In the event of the liquidation, dissolution or winding up of Remedy, the holders of Remedy's common stock are entitled to share equally in all assets remaining after payment of liabilities, subject to the prior distribution rights of any Remedy preferred stock then outstanding. Remedy's common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of Remedy's common stock are fully paid and nonassessable.

PREFERRED STOCK

    Remedy's board of directors has the authority to issue the undesignated preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of Remedy's preferred stock and to fix the number of shares constituting any series and the designations of any series, without any further vote or action by the Remedy stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Remedy without stockholder approval and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Remedy common stock, including the loss of voting control to others. Remedy currently has no plans to issue any of the preferred stock.

ANTITAKEOVER EFFECTS OF PROVISIONS OF CERTIFICATE OF INCORPORATION AND BYLAWS

    Remedy's amended and restated certificate of incorporation provides that all stockholder actions must be effected at a duly called annual or special meeting and may not be effected by written consent. Remedy's bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by Remedy's board of directors or the president of Remedy. Remedy's stockholders have no ability to call a special meeting. In addition, Remedy's bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to Remedy's board of directors. Stockholders at an annual or special meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of Remedy's board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to Remedy's secretary of the stockholder's intention to bring such business before the meeting.

    The foregoing provisions of Remedy's amended and restated certificate of incorporation and bylaws are intended to enhance the likelihood of continuity and stability in the composition of Remedy's board of directors and in the policies formulated by Remedy's board of directors and to discourage certain types of transactions which may involve an actual or threatened change of control of

Remedy. Such provisions are designed to reduce the vulnerability of Remedy to an unsolicited acquisition proposal and, accordingly, could discourage potential acquisition proposals and could delay or prevent a change in control of Remedy. Such provisions are also intended to discourage certain tactics that may be used in proxy fights but could, however, have the effect of discouraging others from making tender offers for Remedy's shares and, consequently, may also inhibit fluctuations in the market price of Remedy's shares that could result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in the management of Remedy.

    RIGHTS AGREEMENT

    On July 25, 1997, Remedy adopted a rights agreement covering each share of Remedy's common stock outstanding as of August 29, 1997 and each share of common stock issued after August 29, 1997. When exercisable, each right initially entitles the holder to purchase one one-thousandth of a share of Remedy
Series A Junior Participating Preferred Stock, par value $0.00005 per share, at a price of $230.00 per one one-thousandth of a preferred share, subject to adjustment.

    The rights under Remedy's rights agreement become exercisable on the earlier of: (a) 10 days following a public announcement that a person or group of affiliated or associated persons has become an ACQUIRING PERSON or (b) 10 business days (or such later date as may be determined by Remedy's board of directors) following the commencement or announcement of a tender offer or exchange offer that would result in a person or group of affiliated or associated persons becoming an ACQUIRING PERSON.

    An ACQUIRING PERSON is a person or group of affiliated or associated persons who acquire beneficial ownership of 20% or more of the outstanding Remedy common stock.

    If a person or group of affiliated or associated persons becomes an ACQUIRING PERSON, each holder of a right, other than rights beneficially owned by the ACQUIRING PERSON (which will become void), will have the right to receive upon exercise of a right a number of shares of Remedy's common stock with a market value equal to two times the exercise price of the right. A similar adjustment will occur if, after a person or group of affiliated or associated persons becomes an ACQUIRING PERSON, Remedy is acquired in a merger or other business combination transaction or 50% or more of Remedy's assets or earning power are sold.

    Remedy's rights agreement was designed to protect and maximize the value of Remedy's outstanding equity interests in the event of an unsolicited acquisition proposal for the company on terms and conditions not approved by Remedy's board of directors. Under the terms of the merger agreement, Remedy has amended the rights agreement to ensure that the merger agreement and the consummation of the merger will not result in Peregrine being deemed an ACQUIRING PERSON or otherwise triggering an exercise of the rights or the rights agreement. In addition, Remedy has amended the rights agreement to exempt Peregrine from becoming an Acquiring Person or otherwise triggering the exercise of the rights for 6 months from any termination of the merger agreement, other then a termination by Remedy because of an unremedied breach of the merger agreement by Peregrine.

                        COMPARISON OF RIGHTS OF HOLDERS
                             OF REMEDY COMMON STOCK
                           AND PEREGRINE COMMON STOCK

    THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS DESCRIBES CERTAIN DIFFERENCES BETWEEN REMEDY COMMON STOCK AND PEREGRINE COMMON STOCK. WHILE PEREGRINE AND REMEDY BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL DIFFERENCES BETWEEN THE TWO, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO REMEDY STOCKHOLDERS, INCLUDING THE CERTIFICATE OF INCORPORATION AND BYLAWS OF PEREGRINE AND THE CERTIFICATE OF INCORPORATION AND BYLAWS OF REMEDY. REMEDY STOCKHOLDERS SHOULD READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS REFERRED TO CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THE DIFFERENCES BETWEEN REMEDY COMMON STOCK AND PEREGRINE COMMON STOCK.

    After completion of the merger, Remedy stockholders will become stockholders of Peregrine. The rights of Remedy stockholders are presently governed by Delaware corporation law, a rights agreement and by Remedy's certificate of incorporation and bylaws. When stockholders of Remedy become stockholders of Peregrine, their rights will be governed by Delaware corporation law and by Peregrine's certificate of incorporation and bylaws. The following discussion compares the material provisions in Remedy's certificate of incorporation and bylaws with the provisions in Peregrine's certificate of incorporation and bylaws. See "Description of Remedy Capital Stock" beginning on page 99 for a description of the rights of Remedy stockholders under Remedy's rights agreement with respect to antitakeover measures.

                                            PEREGRINE                         REMEDY
                                           (DELAWARE)                       (DELAWARE)
                                 -------------------------------  -------------------------------
Common Stock...................  Peregrine has 500,000,000        Remedy has 240,000,000 shares
                                 shares of authorized common      of authorized common stock,
                                 stock, $0.001 par value per      $0.00005 par value per share.
                                 share. One class is issued and   One class is issued and
                                 outstanding. Holders are         outstanding. Holders are
                                 entitled to one vote per share.  entitled to one vote per share.

                                 Holders of common stock have no  Holders of common stock have no
                                 preemptive rights or rights to   preemptive rights or rights to
                                 convert their common stock into  convert their common stock into
                                 any other securities.            any other securities.

Preferred Stock................  Peregrine's certificate of       Remedy's certificate of
                                 incorporation authorizes the     incorporation provides that
                                 board of directors to issue      Remedy may issue 20,000,000
                                 5,000,000 shares of preferred    shares of preferred stock with
                                 stock in series. Peregrine's     rights, preferences and
                                 board of directors may           privileges determined by
                                 establish from time to time the  Remedy's board of directors.
                                 number of shares to be included  Remedy's board of directors has
                                 in a series, and fix the         designated 50,000 of these
                                 designation, powers,             shares as "Series A Junior
                                 preferences and rights of the    Participating Preferred Stock."
                                 shares to be included in each    No shares of Remedy's Series A
                                 series and the qualifications,   Junior Participating Preferred
                                 limitations and restrictions     Stock are outstanding.
                                 thereof.

Special meeting of
stockholders...................  Peregrine's bylaws authorize     Remedy's bylaws provide that
                                 the board of directors, the      special meetings of the
                                 chairman of the board of         stockholders may be called by
                                 directors, the President, the    the president and shall be
                                 chief executive officer or one   called by the president or
                                 or more                          secretary at the

                                            PEREGRINE                         REMEDY
                                           (DELAWARE)                       (DELAWARE)
                                 -------------------------------  -------------------------------
                                 stockholders holding shares in   request in writing of a
                                 aggregate entitled to cast 10%   majority of the board of
                                 or more of the votes at the      directors. Remedy has no
                                 meeting to call a special        provision enabling stockholders
                                 meeting of stockholders.         to call a special meeting.

Action by written consent lieu
of a stockholders' meeting.....  Peregrine's certificate of       Remedy's certificate of
                                 incorporation eliminates the     incorporation eliminates the
                                 ability of stockholders to act   ability of stockholders to act
                                 by written consent.              by written consent.

Voting by written ballot.......  Peregrine's certificate of       Remedy's certificate of
                                 incorporation provides that      incorporation provides that
                                 voting need not be by written    elections of directors need not
                                 ballot unless demanded by a      be by written ballot unless the
                                 stockholder at the meeting       bylaws provide for it. The
                                 before voting begins.            bylaws have no provisions in
                                                                  this regard.

Record date for determining
stockholders...................  Peregrine's bylaws provide that  Remedy's board of directors may
                                 the board of directors may fix   fix a record date that is not
                                 a record date that is not more   more than 60 days, nor less
                                 than 60 days, nor less than 10   than 10 days, before the date
                                 days, before the date of the     of the meeting.
                                 meeting.

Advance notice provisions for
board nomination and other
stockholders business--annual
meetings.......................  Peregrine's bylaws require that  Remedy's bylaws require that
                                 nominations of persons for       nominations for election to the
                                 election to the board of         board of directors and the
                                 directors and the proposal of    proposal of business to be
                                 business to be considered at     transacted at the meeting be
                                 any meeting of stockholders      made
                                 must be:                         - pursuant to the notice of
                                 - specified in the                 meeting
                                 corporation's notice of          - specified in the
                                   meeting,                       corporation's notice of
                                 - otherwise properly brought by    meeting,
                                   or at the direction of the     - otherwise properly brought by
                                   board of directors, or           or at the direction of the
                                 - properly brought by a            board of directors, or
                                   stockholder.                   - properly brought by a
                                 For nominations or other           stockholder.
                                 business to be properly brought  To be timely, a stockholder's
                                 before a stockholders meeting    notice must be delivered to the
                                 by a stockholder, the            secretary not less than 60 days
                                 stockholder must have given      prior to the first anniversary
                                 timely notice thereof in proper  of the annual meeting of the
                                 form to the secretary of         preceding year; provided,
                                 Peregrine and such other         however, that if the date of
                                 business must otherwise be a     the annual meeting is advanced
                                 proper matter for stockholder    more than 30 days prior to or
                                 action.                          delayed
                                 To be timely, a stockholder's
                                 notice must be delivered to

                                            PEREGRINE                         REMEDY
                                           (DELAWARE)                       (DELAWARE)
                                 -------------------------------  -------------------------------
                                 received by the secretary of     by more than 60 days after the
                                 Peregrine not less than 90 days  anniversary date, notice to be prior to the meeting; provided,  timely must be delivered no however, that in the event that  later than the close of
                                 less than 100 days' notice or    business on the later of the
                                 prior public disclosure of the   60th day prior to the meeting
                                 meeting is given to the          or the 10th day following the
                                 stockholders, notice by the      day on which public
                                 stockholder to be timely must    announcement of the meeting was
                                 be delivered not later than the  first made.
                                 close of business on the 10th
                                 day following the day on which
                                 the notice of the meeting was
                                 mailed or public disclosure was
                                 made.

Advance notice provisions for
board nomination and other
stockholders business--special
meetings.......................  Peregrine's bylaws provide for   Business conducted at any
                                 the same advance notice          special meeting is limited to
                                 requirements for raising         the business and purposes
                                 business at special meetings of  stated in the notice. Board
                                 stockholders as for raising      nominations may be made by the
                                 business at annual meetings.     board of directors or by a
                                                                  stockholder of record at the
                                                                  time of notice who complies
                                                                  with the notice procedures, and
                                                                  delivers the nominations by the
                                                                  close of business on the later
                                                                  of the 60th day prior to the
                                                                  special meeting or the 10th day
                                                                  following the day public
                                                                  announcement is first made of
                                                                  the date of the special meeting
                                                                  and the nominees proposed to be
                                                                  elected.

                                                                  Remedy's bylaws provide that
                                                                  written notice of a special
                                                                  meeting may not be given less
                                                                  than 10 nor more than 60 days
                                                                  before the date of the meeting.

Number of directors............  Peregrine's certificate of       Remedy's certificate of
                                 incorporation provides that the  incorporation provides that the
                                 number of directors be           number of directors be fixed by
                                 designated by the bylaws. The    Remedy's bylaws or an amendment
                                 bylaws currently provide that    thereof adopted by the board of
                                 the board of directors shall     directors or by the
                                 consist of nine members. This    stockholders.
                                 number may be changed by a
                                 resolution of the board of
                                 directors.

Removal of directors...........  A member of Peregrine's board    A member of Remedy's board of
                                 of directors may be removed      directors may be removed with
                                 with or without cause by a       or without cause by a majority
                                 majority of the outstanding      of the outstanding shares
                                 shares entitled to vote.         entitled to vote.

                                            PEREGRINE                         REMEDY
                                           (DELAWARE)                       (DELAWARE)
                                 -------------------------------  -------------------------------
Board of director vacancies....  Peregrine's bylaws provide that  Remedy's bylaws provide that
                                 vacancies on the board of        vacancies and newly created
                                 directors may be filled by the   directorships resulting from
                                 majority of directors then in    any increase in the authorized
                                 office, although such majority   number of directors may be
                                 is less than a quorum, or by a   filled by a majority of the
                                 plurality of the votes cast at   directors then in office,
                                 a meeting of stockholders. The   though less than a quorum, or
                                 Peregrine bylaws also provide    by a sole remaining director.
                                 that vacancies and newly
                                 created directorships resulting
                                 from any increase in the
                                 authorized number of directors
                                 elected by all stockholders
                                 having the right to vote as a
                                 single class may be filled by a
                                 majority of the directors then
                                 in office, although less than a
                                 quorum, or by a sole remaining
                                 director.

Notice of special meetings of
the board of directors.........  Peregrine's bylaws provide that  Remedy's bylaws provide that
                                 special meetings of the board    special meetings of the board
                                 of directors may be called by    may be called by the president
                                 the chairman of the board, the   on 10 days' notice to each
                                 president, any vice president,   director by mail or 48 hours
                                 the secretary or any two         notice to each director either
                                 directors. Notice of the time    personally or by telephone,
                                 and place of special meeting     telegram or facsimile.
                                 shall be delivered by mail or    Special meetings will also be
                                 telegram. If by mail, the        called by the president or
                                 notice must be deposited in the  secretary in the same manner on
                                 United States mail at least      the request of two directors or
                                 four days before the time of     at the request of the sole
                                 the holding of the meeting. If   director, if only one.
                                 the notice is delivered
                                 personally or by telephone or
                                 telegraph, it must be delivered
                                 at least 48 hours before the
                                 time of the holding of the
                                 meeting.

Approval of loans to
officers.......................  Peregrine's bylaws provide that  Remedy's bylaws do not contain
                                 Peregrine may lend money to or   a provision regarding approval
                                 otherwise assist any officer or  of loans to officers.
                                 other employee whenever the
                                 directors judge such a loan or
                                 assistance reasonably to be
                                 expected to benefit the
                                 corporation.

Indemnification................  Peregrine's certificate of       Remedy's certificate of
                                 incorporation provides that the  incorporation provides that the directors and officers shall be  corporation is authorized to
                                 indemnified to the fullest       indemnify its agents to the
                                 extent authorized by law         fullest extent permitted by
                                 against any action or            law. The Remedy bylaws provide
                                 proceeding arising by            that the

                                            PEREGRINE                         REMEDY
                                           (DELAWARE)                       (DELAWARE)
                                 -------------------------------  -------------------------------
                                 reason of the fact that such     corporation indemnify each of
                                 person is or was a director,     its agents made or threatened
                                 officer, employee or agent of    to be made party to an action
                                 the corporation or serves or     or proceeding, by reason of
                                 served at any other enterprise   being an agent of the
                                 at the request of the            corporation or an agent of
                                 corporation. The Peregrine       another corporation at the
                                 bylaws provide for Peregrine to  request of the corporation, and indemnify each of its directors  pays expenses such agent incurs
                                 and officers against expenses    in defending such action, suit
                                 (including attorneys fees),      or proceeding.
                                 judgments, fines, settlements
                                 and other amounts actually and
                                 reasonably incurred in
                                 connection with any proceeding,
                                 arising by reason of the fact
                                 that such person is or was an
                                 agent of the corporation.

Limitations on liability.......  Peregrine's certificate of       Remedy's certificate of
                                 incorporation limits or          incorporation provides that, to
                                 eliminates, to the fullest       the full extent permitted by
                                 extent permitted by Delaware     law, a director will not be
                                 law, the personal liability of   liable to Remedy or its
                                 a director to Peregrine or its   stockholders for monetary
                                 stockholders for monetary        damages for breach of fiduciary
                                 damages for breach of fiduciary  duty as a director.
                                 duty as a director.

                                APPRAISAL RIGHTS

    Under the Delaware General Corporation Law, Remedy stockholders may object to the merger and demand in writing that Remedy pay the fair value of their shares. Determination of fair value is based on all relevant factors, but excludes any appreciation or depreciation resulting from the anticipation or accomplishment of the merger. Stockholders who elect to exercise appraisal rights must comply with all of the procedures to preserve those rights. A copy of Section 262 of the Delaware General Corporation Law, which sets forth the appraisal rights, is attached as Annex E to this document.

    Section 262 sets forth the procedures a stockholder requesting appraisal must follow. These procedures are complicated and must be followed completely. Failure to comply with these procedures may cause you to lose your appraisal rights. The following information is only a summary of the required procedures and is qualified in its entirety by the provisions of Section 262. Please review
Section 262 for the complete procedures. Neither Peregrine nor Remedy will give you any notice of your appraisal rights other than as described in this document and as required by the Delaware General Corporation Law.

GENERAL REQUIREMENTS

    Section 262 generally requires the following:

    - You must deliver a written demand for appraisal to Remedy before the vote is taken at the Remedy special meeting. This written demand for appraisal must be separate from the proxy. In other words, failure to return the proxy or returning the proxy with a notation on it will not alone constitute demand for appraisal. Similarly, a vote against the merger will not satisfy your obligation to make written demand for appraisal. You should read the paragraphs below and Appendix E for more details on making a demand for appraisal.

    - You must not vote in favor of approval and adoption of the merger agreement or approval of the merger. If you return a properly executed proxy or otherwise vote in favor of approval and adoption of the merger agreement or approval of the merger, you will lose your right to appraisal, even if you previously filed a written demand for appraisal. You do not have to vote against the merger in order to preserve your appraisal rights.

    - You must continuously hold your shares of Remedy stock from the date you make the demand for appraisal through the closing of the merger.

REQUIREMENTS FOR WRITTEN DEMAND FOR APPRAISAL

    A written demand for appraisal of Remedy stock is only effective if it is signed by, or for, the stockholder of record who owns the shares at the time the demand is made. The demand must be signed as the stockholder's name appears on its stock certificate(s). If you are a beneficial owner of Remedy stock but not a stockholder of record, you must have the stockholder of record for your shares sign a demand for appraisal on your behalf.

    If you own Remedy stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

    If you own Remedy stock with one or more other persons, such as in a joint tenancy or tenancy in common, all of the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that he or she is signing the demand as that stockholder's agent.

    If you are a record owner, such as a broker, who holds Remedy stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising that right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not specify the number of shares, it will be assumed that your written demand covers all the shares of Remedy stock that are in your name.

    If you are a Remedy stockholder, you should address the written demand to Remedy Corporation, 1585 Charleston Road, Mountain View, California 94043,
Attention: Secretary. It is important that Remedy receive all written demands before the vote concerning the merger is taken. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of such stockholder's shares.

WRITTEN NOTICE

    Within 10 days after the closing of the merger, Remedy must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262. Except as required by law, Remedy will not notify stockholders of any dates by which appraisal rights must be exercised.

PETITION WITH THE CHANCERY COURT

    Within 120 days after the closing of the merger, either Remedy or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the Chancery Court determine the value of the shares of Remedy stock held by all of the stockholders who are entitled to appraisal rights. If you intend to exercise your rights of appraisal, you should file a petition in the Chancery Court. Remedy has no intentions at this time to file a petition. Because Remedy has no obligation to file a petition, if you do not file such a petition within 120 days after the closing, you will lose your rights of appraisal.

WITHDRAWAL OF DEMAND

    If you change your mind and decide you no longer want an appraisal, you may withdraw your demand for appraisal at any time within 60 days after the closing of the merger. You may also withdraw your demand for appraisal after 60 days after the closing of the merger, but only with the written consent of Remedy. If you withdraw your demand for appraisal, you will receive the merger consideration provided in the merger agreement.

REQUEST FOR APPRAISAL RIGHTS STATEMENT

    If you have complied with the conditions of Section 262, you will be entitled to receive a statement from Remedy setting forth the number of shares for which appraisal rights have been exercised and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to Remedy within 120 days after the closing of the merger. After the merger, Remedy will have 10 days after receiving a request to mail the statement to the stockholder.

CHANCERY COURT PROCEDURES

    If you properly file a petition for appraisal in the Chancery Court and deliver a copy to Remedy, Remedy will then have 20 days to provide the Chancery Court with a list of the names and addresses of all stockholders who have demanded appraisal and have not reached an agreement with Remedy as to the value of their shares. The Chancery Court will then send notice to all of the stockholders who have demanded appraisal. If the Chancery Court decides it is appropriate, it has the power to conduct a hearing to determine whether the stockholders have fully complied with
Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal under that section. The Chancery Court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the Chancery Court's directions, you may be dismissed from the proceeding.

CHANCERY COURT APPRAISAL OF REMEDY SHARES

    After the Chancery Court determines which stockholders are entitled to appraisal rights, the Chancery Court will appraise the shares of stock. To determine the fair value of the shares, the Chancery Court will consider all relevant factors except for any appreciation or depreciation resulting from the anticipation or accomplishment of the merger. After the Chancery Court determines the fair value of the shares, it will direct Remedy to pay that value to the stockholders who are entitled to appraisal. The Chancery Court can also direct Remedy to pay interest, simple or compound, on that value if the Chancery Court determines that interest is appropriate. In order to receive the fair value for your shares, you must surrender your stock certificates to Remedy.

    The Chancery Court could determine that the fair value of shares of Remedy stock is more than, the same as, or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement.

COSTS AND EXPENSES OF APPRAISAL PROCEEDING

    The costs and expenses of the appraisal proceeding may be assessed against Remedy and the stockholders participating in the appraisal proceeding, as the Chancery Court deems equitable under the circumstances. You can request that the Chancery Court determine the amount of interest, if any, that Remedy should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the Chancery Court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

LOSS OF STOCKHOLDER'S RIGHTS

    If you demand appraisal, after the closing of the merger you will not be entitled to:

    - vote your shares of stock, for any purpose, for which you have demanded appraisal;

    - receive payment of dividends or any other distribution with respect to your shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date before the effective time of the merger; or

    - receive the payment of the consideration provided for in the merger agreement.

    However, you can regain these rights if no petition for an appraisal is filed within 120 days after the closing of the merger, or if you deliver to Remedy a written withdrawal of your demand for an appraisal and your acceptance of the merger, either within 60 days after the closing of the merger or with the written consent of Remedy. As explained above, these actions will also terminate your appraisal rights. However, an appraisal proceeding in the Chancery Court cannot be dismissed without the Chancery Court's approval. The Chancery Court may condition its approval upon any terms that it deems just.

    IF YOU FAIL TO COMPLY STRICTLY WITH THESE PROCEDURES YOU WILL LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU ARE STRONGLY URGED TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE YOUR APPRAISAL RIGHTS.

                                    EXPERTS

    The consolidated financial statements of Peregrine Systems, Inc. as of March 31, 2001, 2000 and 1999 and for each of the years in the three-year period ended March 31, 2001 incorporated by reference in this proxy statement/prospectus and registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said reports.

    The consolidated financial statements of Remedy Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated by reference in this proxy statement/prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The legality of the shares of Peregrine common stock offered will be passed upon for Peregrine by Wilson Sonsini Goodrich & Rosati, Professional Corporation, of Palo Alto, California, counsel for Peregrine. Remedy is represented in connection with the merger by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Menlo Park, California. It is a condition to the completion of the merger that Remedy and Peregrine each receive an opinion from their counsel, to the effect that, among other things, the merger will be a reorganization for federal income tax purposes. See "The Merger--Material United States federal income tax consequences of the merger."

                          REMEDY STOCKHOLDER PROPOSALS

    If the merger is not completed, as a Remedy stockholder, you may be entitled to present proposals at Remedy's 2002 annual meeting. Stockholder proposals that are intended to be presented at the 2002 annual meeting that are eligible for inclusion in Remedy's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by Remedy no later than December 19, 2001 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Remedy's proxy statement for that meeting. Stockholders who intend to present a proposal at the 2002 annual meeting without inclusion of the proposal in Remedy's proxy materials are required to provide advance notice of the proposal to Remedy no later than March 25, 2002.

                      WHERE YOU CAN FIND MORE INFORMATION

    Peregrine and Remedy have each filed reports, proxy statements, and other information with the Securities and Exchange Commission. Copies of their reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:

Judiciary Plaza           Citicorp Center           Seven World Trade Center
Room 1024                 500 West Madison Street   13th Floor
450 Fifth Street, N.W.    Suite 1400                New York, New York 10048
Washington, D.C. 20549    Chicago, Illinois 60661

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding both Peregrine and Remedy. The address of the SEC website is http://www.sec.gov.

    Reports, proxy statements, and other information concerning Peregrine and Remedy may also be inspected at The National Association of Securities Dealers, 1735 K Street N.W., Washington, D.C. 20006.

    THIS PROXY STATEMENT/PROSPECTUS INCLUDES INFORMATION THAT HAS NOT BEEN DELIVERED OR PRESENTED TO YOU BUT IS "INCORPORATED BY REFERENCE." This means that Peregrine and Remedy disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus. Information in this proxy statement/prospectus supersedes information incorporated by reference that Peregrine and Remedy have filed with the SEC prior to the date of this proxy statement/prospectus, while information that Peregrine and Remedy file later with the SEC will automatically update and, in some cases, supersede the information in this proxy statement/prospectus.

    All documents filed by Peregrine or Remedy under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date of this proxy statement/prospectus and before the date of the Remedy special meeting, are incorporated by reference into and deemed to be a part of this proxy statement/prospectus from the date of filing of those documents.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR ON INFORMATION TO WHICH PEREGRINE AND REMEDY HAVE REFERRED YOU. PEREGRINE AND REMEDY HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ANY INFORMATION.

    The following documents, which were filed by Peregrine with the SEC, are incorporated by reference into this proxy statement/prospectus:

    1. Peregrine's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

    2. The description of the common stock contained in Peregrine's registration statement on Form 8-A, filed with the SEC on March 7, 1997 under Section 12(g) of the Exchange Act.

    The following documents, which were filed by Remedy with the Securities and Exchange Commission, are incorporated by reference into this proxy statement/prospectus:

    1. Remedy's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

    2. Remedy's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

    3.  Remedy's Definitive Proxy Statement filed on April 13, 2001.

    4. Remedy's Current Report on Form 8-K regarding the merger filed June 13, 2001.

    5. The description of the common stock and preferred stock contained in Remedy's registration statements on Form 8-A, filed with the SEC on January 31, 1995 (as amended March 13, 1995) and July 29, 1997 under
       Section 12(g) of the Exchange Act.

    You may request a copy of these filings, at no cost to you, by writing or telephoning Peregrine or Remedy at:

Requests for documents relating to     Requests for documents relating to
Peregrine should be directed to:       Remedy should be directed to:

PEREGRINE SYSTEMS, INC.                REMEDY CORPORATION
3611 Valley Centre Drive               1585 Charleston Road
San Diego, California 92130            Mountain View, California 94043
Telephone: (858) 481-5000              Telephone: (650) 903-5200
Attention: Investor Relations          Attention: Investor Relations

    IF YOU WISH TO RECEIVE COPIES OF ANY OF THE PEREGRINE OR REMEDY DOCUMENTS
LISTED ABOVE BEFORE THE SPECIAL MEETING, YOU SHOULD MAKE A REQUEST BY       ,
              , 2001 TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS .

    You should rely only on (i) the information contained in this proxy statement/prospectus or (ii) information that Peregrine and Remedy have referred you to. Peregrine and Remedy have not authorized anyone to provide you with information that is different. Peregrine provided the information concerning Peregrine. Remedy provided the information concerning Remedy.

    Peregrine has filed a registration statement under the Securities Act with the SEC with respect to Peregrine's common stock to be issued to Remedy stockholders in the merger. This proxy statement/ prospectus constitutes the prospectus of Peregrine filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at any of the addresses listed above.

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                            PEREGRINE SYSTEMS, INC.

                          ROSE ACQUISITION CORPORATION

                                      AND

                               REMEDY CORPORATION

----------------------------------------------------------------------
----------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I DEFINITIONS......................................................   A-1

       1.1     CERTAIN DEFINITIONS.........................................   A-1
       1.2     OTHER DEFINITIONS...........................................   A-5

ARTICLE II THE MERGER......................................................   A-6

       2.1     THE MERGER..................................................   A-6
       2.2     THE EFFECTIVE TIME..........................................   A-7
       2.3     THE CLOSING.................................................   A-7
       2.4     EFFECT OF THE MERGER........................................   A-7
       2.5     CERTIFICATE OF INCORPORATION AND BYLAWS.....................   A-7
       2.6     DIRECTORS AND OFFICERS......................................   A-7
       2.7     EFFECT ON CAPITAL STOCK.....................................   A-8
       2.8     EXCHANGE OF CERTIFICATES....................................   A-9
       2.9     NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK.........  A-11
       2.10    LOST, STOLEN OR DESTROYED CERTIFICATES......................  A-11
       2.11    DIVIDENDS AND OTHER DISTRIBUTIONS...........................  A-12
       2.12    MERGER STRUCTURE............................................  A-12
       2.13    TAX AND ACCOUNTING CONSEQUENCES.............................  A-12
       2.14    TAKING OF NECESSARY ACTION; FURTHER ACTION..................  A-12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................  A-13

       3.1     ORGANIZATION AND QUALIFICATION..............................  A-13
       3.2     SUBSIDIARIES................................................  A-13
       3.3     CERTIFICATE OF INCORPORATION AND BYLAWS.....................  A-13
       3.4     CAPITALIZATION..............................................  A-13
       3.5     AUTHORITY...................................................  A-15
       3.6     NO CONFLICT; REQUIRED FILINGS AND CONSENTS..................  A-15
       3.7     COMPLIANCE WITH LAWS........................................  A-16
       3.8     PERMITS.....................................................  A-16
       3.9     SEC FILINGS; FINANCIAL STATEMENTS...........................  A-16
       3.10    NO UNDISCLOSED LIABILITIES..................................  A-17
       3.11    ABSENCE OF CERTAIN CHANGES OR EVENTS........................  A-17
       3.12    ABSENCE OF LITIGATION.......................................  A-18
       3.13    EMPLOYEE AND EMPLOYEE BENEFIT MATTERS.......................  A-18
       3.14    RESTRICTIONS ON BUSINESS ACTIVITIES.........................  A-21
       3.15    REAL PROPERTY MATTERS.......................................  A-21
       3.16    TAX MATTERS.................................................  A-21
       3.17    INTELLECTUAL PROPERTY MATTERS...............................  A-23
       3.18    ENVIRONMENTAL MATTERS.......................................  A-26
       3.19    CONTRACTS...................................................  A-26
       3.20    INSURANCE...................................................  A-27
       3.21    OPINION OF FINANCIAL ADVISOR................................  A-28
       3.22    BROKERS.....................................................  A-28
       3.23    STATE TAKEOVER STATUTES.....................................  A-28
       3.24    BOARD APPROVAL..............................................  A-28
       3.25    REORGANIZATION..............................................  A-28
       3.26    REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS..........  A-28

                                                                             PAGE
                                                                             ----
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........  A-29

       4.1     ORGANIZATION AND QUALIFICATION; SUBSIDIARIES................  A-29
       4.2     CERTIFICATE OF INCORPORATION AND BYLAWS.....................  A-29
       4.3     CAPITALIZATION..............................................  A-29
       4.4     AUTHORITY RELATIVE TO THIS AGREEMENT........................  A-30
       4.5     NO CONFLICT; REQUIRED FILINGS AND CONSENTS..................  A-30
       4.6     SEC FILINGS; FINANCIAL STATEMENTS...........................  A-31
       4.7     NO UNDISCLOSED LIABILITIES..................................  A-31
       4.8     NO MATERIAL ADVERSE EFFECT..................................  A-32
       4.9     ABSENCE OF LITIGATION.......................................  A-32
       4.10    INTELLECTUAL PROPERTY.......................................  A-32
       4.11    FUNDS.......................................................  A-32
       4.12    MERGER SUB..................................................  A-32
       4.13    BROKERS.....................................................  A-32
       4.14    REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS..........  A-32

ARTICLE V INTERIM CONDUCT..................................................  A-32

       5.1     CONDUCT OF BUSINESS BY THE COMPANY..........................  A-32
       5.2     ADDITIONAL RESTRICTION ON CONDUCT OF BUSINESS BY THE
               COMPANY.....................................................  A-35
       5.3     CONDUCT OF BUSINESS BY PARENT AND MERGER SUB................  A-35

ARTICLE VI ADDITIONAL AGREEMENTS...........................................  A-36

       6.1     NO SOLICITATION.............................................  A-36
       6.2     COMPANY STOCKHOLDER MEETING.................................  A-37
       6.3     PREPARATION AND FILING OF REGISTRATION STATEMENT AND PROXY
               STATEMENT/PROSPECTUS; WITHDRAWAL OF COMPANY BOARD
               RECOMMENDATION..............................................  A-38
       6.4     CONFIDENTIALITY.............................................  A-40
       6.5     ACCESS TO INFORMATION.......................................  A-40
       6.6     PUBLIC DISCLOSURE...........................................  A-40
       6.7     COMMERCIALLY REASONABLE EFFORTS.............................  A-40
       6.8     NOTIFICATION................................................  A-41
       6.9     THIRD PARTY CONSENTS........................................  A-41
       6.10    COMPANY STOCK OPTIONS; COMPANY ESPP.........................  A-41
       6.11    EMPLOYEE MATTERS............................................  A-42
       6.12    RIGHTS PLAN AMENDMENT.......................................  A-42
       6.13    DIRECTORS' AND OFFICERS' INDEMNIFICATION....................  A-43
       6.14    REGULATORY FILINGS..........................................  A-44
       6.15    COMPANY AFFILIATE AGREEMENTS................................  A-44
       6.16    NASDAQ LISTING..............................................  A-44
       6.17    OBLIGATIONS OF MERGER SUB...................................  A-44
       6.18    PARENT BOARD DESIGNEE.......................................  A-44

ARTICLE VII CONDITIONS TO THE MERGER.......................................  A-45

       7.1     CONDITIONS TO OBLIGATIONS OF PARENT, MERGER SUB AND THE
               COMPANY.....................................................  A-45
       7.2     ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.........  A-45
       7.3     ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND
               MERGER SUB..................................................  A-46

                                                                             PAGE
                                                                             ----
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.............................  A-47

       8.1     TERMINATION.................................................  A-47
       8.2     NOTICE OF TERMINATION; EFFECT OF TERMINATION................  A-49
       8.3     FEES AND EXPENSES...........................................  A-49
       8.4     AMENDMENT...................................................  A-50
       8.5     EXTENSION; WAIVER...........................................  A-50

ARTICLE IX GENERAL PROVISIONS..............................................  A-50

       9.1     SURVIVAL OF REPRESENTATIONS; WARRANTIES AND COVENANTS.......  A-50
       9.2     NOTICES
               3611 VALLEY CENTRE DRIVE, FLOOR 5
               SAN DIEGO, CALIFORNIA 92130.................................  A-50
       9.3     INTERPRETATION..............................................  A-51
       9.4     COUNTERPARTS................................................  A-51
       9.5     HEADINGS....................................................  A-51
       9.6     ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.................  A-52
       9.7     SEVERABILITY................................................  A-52
       9.8     OTHER REMEDIES; SPECIFIC PERFORMANCE........................  A-52
       9.9     GOVERNING LAW...............................................  A-52
       9.10    RULES OF CONSTRUCTION.......................................  A-52
       9.11    ASSIGNMENT..................................................  A-52
       9.12    WAIVER OF JURY TRIAL........................................  A-52
       9.13    CONSENT TO JURISDICTION.....................................  A-52

                               INDEX OF EXHIBITS

EXHIBIT A--FORM OF COMPANY VOTING AGREEMENT

EXHIBIT B--FORM OF COMPANY AFFILIATE AGREEMENT

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of June 10, 2001 by and among Peregrine Systems, Inc., a Delaware corporation ("PARENT"), Rose Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Remedy Corporation, a Delaware corporation (the "COMPANY").

                                    RECITALS

    A. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Law, Parent and the Company have agreed to enter into a business combination transaction.

    B. Each of the respective Boards of Directors of Parent, Merger Sub and the Company have (i) determined that this Agreement is advisable, (ii) determined that the Merger and the other transactions contemplated hereby are fair to and in the best interests of their respective stockholders, and (iii) approved this Agreement, the Merger and the other transactions contemplated hereby, all upon the terms and subject to the conditions set forth in this Agreement.

    C. Concurrently with the execution of this Agreement, as a condition and inducement to Parent's willingness to enter into this Agreement, (i) all executive officers and directors of the Company and all of their respective affiliates, in their capacity as stockholders of the Company, are entering into Voting Agreements with Parent in substantially the form attached hereto as Exhibit A (each, a "COMPANY VOTING AGREEMENT" and collectively, the "COMPANY VOTING AGREEMENTS"), (ii) all of the affiliates of the Company are entering into Company Affiliate Agreements with Parent in substantially the form attached hereto as Exhibit B (each, a "COMPANY AFFILIATE AGREEMENT" and collectively, the "COMPANY AFFILIATE AGREEMENTS"), and (iii) the Company and Computershare Investor Services LLC (formerly Harris Trust Company of California) have amended (the "RIGHTS PLAN AMENDMENT") the Rights Agreement, dated as of July 25, 1997, as amended (the "COMPANY RIGHTS PLAN"), between the Company and Harris Trust Company of California, as Rights Agent, so as to render the rights thereunder inapplicable to the Merger and the other transactions contemplated by this Agreement and the Company Voting Agreements.

    D. The parties hereto intend, by executing this Agreement, to adopt a "plan of reorganization" within the meaning of the Internal Revenue Code of 1986, as amended.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    1.1 CERTAIN DEFINITIONS. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

        (a) "APPROVALS" means franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and other orders.

        (b) "CASH PORTION" means, subject to the terms of SECTION 2.7(c) hereof, an amount in cash equal to Nine Dollars ($9.00).

        (c) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        (d) "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        (e)  "COMPANY BOARD" means the Board of Directors of the Company.

        (f) "COMPANY COMMON STOCK" means the Common Stock, par value $0.00005 per share, of the Company.

        (g) "COMPANY EMPLOYEE" means any current or former or retired employee, consultant or director of the Company or any Company Affiliate (as defined in SECTION 3.12 hereof).

        (h) "COMPANY EMPLOYEE PLAN" means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards (whether payable in cash and/or shares), fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of
    Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Company or any Affiliate for the benefit of any Employee, or with respect to which Company or any Affiliate has or may have any liability or obligation.

        (i) "COMPANY EMPLOYMENT AGREEMENT" means each employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement or contract relating to provisions of services between the Company or any Company Affiliate (as defined in SECTION 3.13 hereof) and any Employee other than the Company's standard offer letter, proprietary information and invention assignment agreement in the form furnished or made available to Parent.

        (j) "COMPANY INTELLECTUAL PROPERTY" means any Intellectual Property that is owned by, or exclusively licensed to, the Company and/or any of it subsidiaries.

        (k) "COMPANY INTERNATIONAL EMPLOYEE PLAN" means each Company Employee Plan that has been adopted or maintained by Company or any Company Affiliate (as defined in SECTION 3.13 hereof), whether informally or formally, or with respect to which Company or any Company Affiliate (as defined in SECTION 3.13 hereof) will or may have any liability, for the benefit of Company Employees who perform services outside the United States.

        (l) "COMPANY MULTIEMPLOYER PLAN" means any Company Pension Plan which is a "multiemployer plan," as defined in Section 3(37) of ERISA.

        (m) "COMPANY PENSION PLAN" means any Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

        (n) "COMPANY PREFERRED STOCK" means the Preferred Stock, par value $0.00005 per share, of the Company.

        (o) "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

        (p) "CONTRACT" means any contract, subcontract, agreement, commitment, note, bond, mortgage, indenture, lease, license, sublicense, permit, franchise or other instrument, obligation or binding arrangement or understanding of any kind or character, whether oral or in writing.

        (q) "DELAWARE LAW" means the DGCL and any other applicable law of the State of Delaware.

        (r) "DGCL" means the General Corporation Law of the State of Delaware, or any successor statute thereto.

        (s)  "DOJ" means the United States Department of Justice.

        (t)  "DOL" shall mean the United States Department of Labor.

        (u) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statue, rules and regulations thereto.

        (v) "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        (w) "FMLA" means the Family Medical Leave Act of 1993, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        (x)  "FTC" means the United States Federal Trade Commission.

        (y) "GAAP" means United States generally accepted accounting principles.

        (z) "GOVERNMENTAL ENTITY" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal or judicial body, in each case whether federal, state, county, provincial, and whether local or foreign.

        (aa) "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        (bb) "INTELLECTUAL PROPERTY" means any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) U.S. and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;
    (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLS"), other names and locators associated with the Internet, and applications or registrations therefor ("DOMAIN NAMES"); (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations, related goodwill and applications therefor throughout the world; (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, (ix) any works of authorship, including, without limitation, computer programs, source code, executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works; and (x) any similar or equivalent rights to any of the foregoing (as applicable).

        (cc) "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

        (dd) "LIEN" means any liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restrictions of any kind or character (including any restriction on voting, transfer and possession), other than restrictions imposed by federal or state securities laws.

        (ee) "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of such entity and its Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (i) any change resulting from compliance with the terms and conditions of this Agreement;
    (ii) any change resulting from the pendency of the Merger or any other transactions contemplated hereby (including, without limitation, any cancellation or deferral of product or service orders by customers);
    (iii) any change in such entity's stock price or trading volume or any failure by such entity to meet internal projections or forecasts or published revenue or earnings projections, in each case in and of itself;
    (iv) any change or effect that results or arises from changes affecting any of the industries in which such entity operates generally or the United States economy generally (which changes or effects in each case do not disproportionately affect such entity in any material respect); or (v) any change or effect that results or arises from changes affecting general worldwide economic or capital market conditions (which changes in each case do not disproportionately affect such entity in any material respect); PROVIDED, HOWEVER, that the party hereto asserting the exception in clause (i), (ii), (iv) and/or (v) above shows by a preponderance of the evidence that such change results from compliance with the terms and conditions of this Agreement or the pendency of the Merger or any other transactions contemplated hereby, as applicable.

        (ff) "NASDAQ" means the Nasdaq National Market, or any successor inter-dealer quotation system operated by the Nasdaq Stock Market, Inc. or any successor thereto.

        (gg)  "PARENT BOARD" the Board of Directors of Parent.

        (hh) "PARENT COMMON STOCK" means the Common Stock, par value $0.001 per share, of Parent.

        (ii) "PARENT PREFERRED STOCK" means the Preferred Stock, par value $0.001 per share, of Parent.

        (jj) "PERSON" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

        (kk) "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) Patents, including applications therefor;
    (ii) registered trademarks, applications to register trademarks, including intent-to-use applications, or other registrations or applications related to trademarks; (iii) copyrights registrations and applications to register copyrights; (iv) registered mask works and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any private, state, government or other public or quasi-public legal authority at any time.

        (ll) "SEC" means the United States Securities and Exchange Commission, or any successor agency thereto.

        (mm) "SECTION 16 AFFILIATE" means each individual who (x) immediately prior to the Effective Time is a director or officer of the Company or
    (y) at the Effective Time will become a director or officer of Parent, Merger Sub or the Company.

        (nn) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        (oo) "STOCK PORTION" means, subject to the terms of Section 2.7(c) hereof, a fraction of a share of Parent Common Stock equal to 0.9065.

        (pp) "SUBSIDIARY" means, with respect to any person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such person.

        (qq) "TAX" means (i) any and all federal, state, local and foreign taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treasury Regulation Section 1.1502-6 or any comparable provision of foreign, state or local law), and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

    1.2 OTHER DEFINITIONS. For all purposes of and under this Agreement, the following terms shall have the respective meanings ascribed thereto in the respective Sections of this Agreement set forth opposite each respective term below:

TERM                                                 SECTION
----                                           --------------------
401(k) Termination Date......................  6.11(a)
Acquisition Proposal.........................  6.1(b)
Acquisition Transaction......................  6.1(b)
Agreement....................................  Recital / 2.2
Certificate(s)...............................  2.8(c)
Certificate of Merger........................  2.2
Closing......................................  2.3
Closing Date.................................  2.3
Company......................................  Preamble
Company Acquisition..........................  8.3(c)
Company Affiliate(s).........................  3.13 / 6.15
Company Affiliate Agreement..................  Recitals
Company Charter Documents....................  3.3
Company ESPP.................................  2.7(b)
Company Indemnified Parties..................  6.13
Company Insurance Policy(ies)................  3.20
Company Lease(s).............................  3.15(b)
Company Option Plan(s).......................  2.7(b)
Company Permits..............................  3.8
Company Product..............................  3.17

TERM                                                 SECTION
----                                           --------------------
Company Rights Plan..........................  Recitals
Company Schedule.............................  Article III Preamble
Company SEC Report(s)........................  3.9
Company Stock Option(s)......................  2.7(b)
Company Stockholder Meeting..................  6.2(c)
Company Voting Agreement.....................  Recitals
Confidentiality Agreement....................  6.4
Delaware Secretary of State..................  2.2
Dissenting Company Shares....................  2.7(d)
Domain Names.................................  1.1(bb)
Effective Time...............................  2.2
Exchange Agent...............................  2.8(a)
Exchange Fund................................  2.8(b)
Hazardous Material...........................  3.18(a)
Hazardous Materials Activities...............  3.18(b)
Material Company Contract....................  3.19(b)
Merger.......................................  2.1
Merger Consideration.........................  2.7(a)
Merger Sub...................................  Preamble
Merger Sub Common Stock......................  2.7(a)
Option Exchange Ratio........................  6.10(a)
Parent.......................................  Preamble
Parent Charter Documents.....................  4.2
Parent Schedule..............................  Article IV Preamble
Parent SEC Report(s).........................  4.6
Patents......................................  1.1(bb)
Proxy Statement/Prospectus...................  6.3
Recommendations..............................  8.1(d)
Registration Statement.......................  6.3
Requisite Company Stockholder Approval.......  3.5
Returns......................................  3.16
Rights Plan Amendment........................  Recitals
Superior Proposal............................  6.1(b)
Surviving Corporation........................  2.1
Termination Date.............................  8.1(b)
Termination Fee Amount.......................  8.3(b)
Triggering Event.............................  8.1(d)
URL..........................................  1.1(bb)

                                   ARTICLE II
                                   THE MERGER

    2.1 THE MERGER. At the Effective Time and upon the terms and subject to the conditions set forth in this Agreement (including, without limitation, the terms of SECTION 2.12 hereof) and the applicable provisions of Delaware Law, the Company shall be merged with and into Merger Sub (the "MERGER"), the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger. Merger Sub, as the surviving corporation of the Merger, is sometimes referred to herein as the "SURVIVING CORPORATION."

    2.2 THE EFFECTIVE TIME. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be effected under Delaware Law by filing a certificate of merger in customary form with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE") in accordance with the applicable provisions of the DGCL (the "CERTIFICATE OF MERGER") (the time of such filing and acceptance by the Delaware Secretary of State, or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger, being referred to herein as the "EFFECTIVE TIME"). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Merger and Reorganization and the Certificate of Merger.

    2.3 THE CLOSING. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, at a date and time to be agreed upon by Parent, Merger Sub and the Company, which date shall be no later than the second (2nd) business day after the satisfaction or waiver of the conditions set forth in ARTICLE VII hereof, or at such other location, date and time as Parent, Merger Sub and the Company shall mutually agree upon in writing (the date and time upon which the Closing shall actually occur pursuant hereto being referred to herein as the "CLOSING DATE").

    2.4 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    2.5  CERTIFICATE OF INCORPORATION AND BYLAWS.

        (a) CERTIFICATE OF INCORPORATION. At the Effective Time, subject to the terms of SECTION 6.13 hereof, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of Surviving Corporation (except that the name of Merger Sub shall be amended to be "Remedy Corporation") until thereafter amended in accordance with the applicable provisions of Delaware Law and such Certificate of Incorporation.

        (b)  BYLAWS.  At the Effective Time, subject to the terms of
    SECTION 6.13 hereof, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

    2.6  DIRECTORS AND OFFICERS.

        (a) DIRECTORS. At the Effective Time, the initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

        (b) OFFICERS. At the Effective Time, the initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed.

    2.7  EFFECT ON CAPITAL STOCK.

        (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

           (i) COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by Parent, Merger Sub, the Company or any other subsidiary of Parent, or (ii) Dissenting Company Shares) shall be canceled and extinguished and automatically converted into the right to receive (A) an amount of cash equal to the Cash Portion, without any interest thereon, and (B) a fraction of a share of Parent Common Stock equal to the Stock Portion (the Cash Portion and the Stock Portion, and any cash paid in lieu of fractional shares pursuant to SECTION 2.8(g) hereof, being collectively referred to herein as the "MERGER CONSIDERATION"), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in SECTION 2.8 hereof (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in SECTION 2.10 hereof). The Company shall take all action necessary to ensure that, from and after the Effective Time, Parent shall be entitled to exercise any such repurchase option or other right set forth in any restricted stock purchase agreement or other similar agreement in respect of any Parent Common Stock issued in exchange for shares of Company Common Stock subject to any such restricted stock purchase agreement or other similar agreement.

           (ii) OWNED COMPANY COMMON STOCK. Each share of Company Common Stock held by Parent, Merger Sub, the Company or any other subsidiary of Parent immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof or consideration or distribution paid therefor.

           (iii) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, par value $0.001 per share, of Merger Sub ("MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall represent one validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock immediately prior to the Effective Time shall, as of the Effective Time, continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        (b) STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN RIGHTS. At the Effective Time: (i) each option to purchase Company Common Stock (each, a "COMPANY STOCK OPTION" and collectively, the "COMPANY STOCK OPTIONS") then outstanding under the Company's 1991 Stock Option/Stock Issuance Plan, 1995 Stock Option/Stock Issuance Plan, 1995 Non-Employee Directors Stock Option Plan, 2000 Supplemental Stock Option Plan or other compensatory option plans or agreements, including option plans or agreements assumed by the Company pursuant to a merger or acquisition (each, a "COMPANY OPTION PLAN" and collectively, the "COMPANY OPTION PLANS") shall be treated in accordance with SECTION 6.10 hereof, and (ii) each purchase right outstanding under the Company's Employee Stock Purchase Plan (the "COMPANY ESPP") shall be treated as set forth in SECTION 6.10 hereof.

        (c)  ADJUSTMENTS TO THE STOCK PORTION AND THE CASH PORTION.

           (i) Parent, Merger Sub and the Company hereby acknowledge and agree that the Cash Portion and the Stock Portion have been determined based upon the representations and warranties of the Company set forth in
       SECTION 3.4 hereof. Accordingly, in the event that the representations and warranties of the Company set forth in SECTION 3.4 hereof shall be determined to be inaccurate in any respect prior to the Effective Time, the Cash Portion and the Stock Portion shall be appropriately adjusted such that (i) the aggregate amount of cash payable pursuant to the transactions contemplated hereby shall not exceed the aggregate amount of cash that otherwise would have been payable pursuant the transactions contemplated hereby had such representations and warranties been accurate, and
       (ii) the aggregate number of shares of Parent Common Stock issuable pursuant to the transactions shall not exceed the aggregate number of shares of Parent Common Stock that otherwise would have been issuable pursuant the transactions contemplated hereby had such representations and warranties been accurate.

           (ii) The Stock Portion and the Cash Portion shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time. The Stock Portion shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Parent Common Stock occurring on or after the date hereof and prior to the Effective Time.

        (d)  DISSENTING COMPANY SHARES.

           (i) Notwithstanding anything to the contrary set forth in this Agreement, all Company Shares that are outstanding immediately prior to the Effective Time which are held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their dissenters' rights of appraisal of such Company Shares in accordance with Section 262 of the DGCL (collectively, "DISSENTING COMPANY SHARES") shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to this SECTION 2.7. Such stockholders shall be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender of the certificate or certificates that formerly evidenced such Company Shares in the manner provided in SECTION 2.8 hereof.

           (ii) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company in respect of Dissenting Company Shares, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law in respect of Dissenting Company Shares. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands in respect of Dissenting Company Shares.

    2.8  EXCHANGE OF CERTIFICATES.

        (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the exchange agent for the Merger (the "EXCHANGE AGENT").

        (b) EXCHANGE FUND. Promptly after the Effective Time and from time to time thereafter (as applicable), Parent shall make available to the Exchange Agent, for payment to the holders of shares of Company Common Stock in accordance with this ARTICLE II, (i) an amount in cash equal to the product obtained by multiplying (x) the Cash Portion, and (y) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (excluding Dissenting Company Shares and shares of Company Common Stock held by Parent, Merger Sub, the Company or any other subsidiary of Parent immediately prior to the Effective Time), (ii) a number of shares of Parent Common Stock equal to the product obtained by multiplying (x) the Stock Portion, by (y) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (excluding Dissenting Company Shares and shares of Company Common Stock held by Parent, Merger Sub, the Company or any other subsidiary of Parent immediately prior to the Effective Time), (iii) the cash amount payable in lieu of fractional shares pursuant to SECTION 2.8(g) hereof, and (iv) any dividends and other distributions payable pursuant to SECTION 2.11 hereof in respect of shares of Parent Common Stock the certificates for which have not yet been issued pursuant to this SECTION 2.8 (such cash, shares of Parent Common Stock, cash in lieu of fractional shares and dividends and other distributions being referred to herein as the "EXCHANGE FUND").

        (c) PAYMENT PROCEDURES. Promptly after the Effective Time (but in no event more than ten (10) business days thereafter), Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (each, a "CERTIFICATE" and collectively, the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and
    (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of such Certificates and any dividends and other distributions to which the holder of such Certificates is entitled pursuant to SECTION 2.11 hereof. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents reasonably acceptable to the Company as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of each such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of the Company Shares represented by such Certificate and any dividends and other distributions to which the holder of such Certificates is entitled pursuant to SECTION 2.11 hereof, and the Certificate so surrendered shall forthwith be cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the cash payable upon the surrender of such Certificates pursuant to this SECTION 2.8. Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration payable in respect of the Company Shares formerly represented thereby pursuant to the terms of this ARTICLE II and any dividends and other distributions to which the holder of such Certificates is entitled pursuant to SECTION 2.11 hereof.

        (d) TRANSFERS OF OWNERSHIP. In the event of a transfer of ownership of Company Shares that is not registered in the stock transfer books of the Company, the Merger Consideration and any dividends and other distributions to which the holder of such Certificates is entitled pursuant to
    SECTION 2.11 hereof may be paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of Merger Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable.

        (e) REQUIRED WITHHOLDING. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock, or to any holder of a Company Stock Option, such amounts as may be required to be deducted or withheld therefrom under United States federal or state, local or foreign law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

        (f) NO LIABILITY. Notwithstanding anything to the contrary set forth in this Agreement, none of the Exchange Agent, Parent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (g) NO FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued in connection with the payment of the Stock Portion of the Merger Consideration, but in lieu thereof each holder of a Certificate who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) in the Merger shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying such fraction by the closing price of one (1) share of Parent Common Stock on the date on which the Effective Time occurs, as reported on the Nasdaq.

        (h) DISTRIBUTION OF EXCHANGE FUND TO PARENT. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates on the date that is six (6) months after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Shares prior to the Merger who have not theretofore surrendered their Certificates evidencing such Company Shares for exchange pursuant to this SECTION 2.8 shall thereafter look for payment of the Merger Consideration payable in respect of the Company Shares evidenced by such Certificates solely to Parent, as general creditors thereof, for any claim to the applicable Merger Consideration to which such holders may be entitled pursuant to this
    ARTICLE II.

    2.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. From and after the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist and each holder of a Certificate representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with
SECTION 2.8 hereof. The Merger Consideration issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares. There shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

    2.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration pursuant to SECTION 2.7 hereof and any dividends and other distributions to which the holder of such Certificates is entitled pursuant to
SECTION 2.11 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such Merger Consideration and any dividends and other distributions to which the holder of such Certificates is entitled pursuant to

SECTION 2.11 hereof, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    2.11 DIVIDENDS AND OTHER DISTRIBUTIONS. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, promptly following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

    2.12 MERGER STRUCTURE. At the election of Parent, the Merger may be restructured such that, at the Effective Time and upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of Delaware Law, either (i) Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger, or (ii) the Company shall be merged with and into Parent, the separate corporate existence of the Company shall cease and Parent shall continue as the surviving corporation of the Merger; provided, however, that the Merger shall not be restructured pursuant to this SECTION 2.12 if any such restructuring would cause the condition set forth in SECTION 7.1(f) hereof to fail to be satisfied. In the event that the Merger is restructured pursuant to this SECTION 2.12, all references in this
ARTICLE II and elsewhere in this Agreement to the Surviving Corporation shall be deemed to be references to the Company as the surviving corporation of the Merger in the case of clause (i) above, or Parent as the surviving corporation of the Merger in the case of clause (ii) above. Notwithstanding any restructuring of the Merger pursuant to this SECTION 2.12, the terms and conditions of this Agreement shall remain in full force and effect, subject to any changes or revisions that are or may be necessary or appropriate as a result of such restructuring of the Merger.

    2.13  TAX AND ACCOUNTING CONSEQUENCES.

        (a) TAX. It is intended by the parties hereto that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-2(g) and
    Section 1.368-3(a) of the United States Income Tax Regulations. No party hereto shall take any action that is inconsistent with such treatment.

        (b) ACCOUNTING. It is intended by the parties that the Merger will be accounted for as a purchase.

    2.14 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes or intent of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub, subject to the information set forth in the disclosure letter delivered by the Company to Parent and Merger Sub dated as of the date hereof (the "COMPANY SCHEDULE"), as follows:

    3.1 ORGANIZATION AND QUALIFICATION. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Each of the Company and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is currently being conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Each of the Company and its subsidiaries at all times has been, and currently is, in compliance with the terms of the Approvals applicable to it, except where the failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its subsidiaries is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of its business requires such qualification or to be in good standing, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    3.2 SUBSIDIARIES. SECTION 3.2 of the Company Schedule contains a complete and accurate list of each of the Company's subsidiaries, the jurisdiction of incorporation of each such subsidiary, and Company's equity interest therein. Neither the Company nor any of its subsidiaries has agreed, is obligated to make, or is bound by, any Contract as of the date hereof or as may hereafter be in effect, under which it may become obligated to make any future investment in or capital contribution to any other entity. Other than the Company's interests in its subsidiaries, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into, or exchangeable or exercisable for, any equity or similar interest in, any other person.

    3.3 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has furnished or made available to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date and in effect as of the date hereof (together, the "COMPANY CHARTER DOCUMENTS"). The Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of the Company is in violation of its equivalent organizational documents, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    3.4  CAPITALIZATION

        (a) The authorized capital stock of the Company consists of 240,000,000 shares of Common Stock, par value $0.00005 per share, and 20,000,000 shares of Preferred Stock, par value $0.00005 per share. As of the close of business on June 7, 2001: (i) 30,746,992 shares (excluding treasury stock) of Company Common Stock were issued and outstanding; (ii) 4,132,300 shares of Company Common Stock were held by the Company as treasury stock;
    (iii) no shares of Company Common Stock were held by any subsidiaries of the Company; (iv) 2,442,270 shares of Company Common Stock were reserved for future issuance under the Company ESPP; (v) 9,657,247 shares of Company Common Stock were reserved for issuance upon the exercise of Company Stock Options outstanding under the Company Option Plans; and (vi) no shares of Company Preferred Stock were issued or outstanding. Other than pursuant to the exercise of outstanding Company Stock

    Options, the Company has not issued any shares of its capital stock between June 7, 2001 and the date hereof. Except as set forth in this
    SECTION 3.4(a) or the Company Rights Plan, there are no securities of the Company authorized, reserved for issuance, issued or outstanding. All of the outstanding shares of Company Common Stock, and all outstanding shares of capital stock of each subsidiary of the Company, are validly issued, fully paid and nonassessable shares of Company Common Stock, and were issued in compliance in all material respects with all applicable securities laws and other applicable Legal Requirements and all applicable Contracts to which the Company or any of its subsidiaries is a party or by which they are bound.

        (b) SECTION 3.4(b) of the Company Schedule sets forth the following information with respect to each Company Stock Option outstanding as of the close of business on June 7, 2001: (i) the name of the optionee; (ii) the number of shares of Company Common Stock issuable upon the exercise of such Company Stock Option; (iii) the exercise price of such Company Stock Option;
    (iv) the date on which such Company Stock Option was granted; and (v) the date on which such Company Stock Option will expire. As of the close of business on June 7, 2001, an aggregate of 3,908,867 shares of Company Common Stock are issuable upon the exercise of outstanding exercisable Company Stock Options. Except for shares of Company Common Stock issuable upon the exercise of Company Stock Options granted after the date hereof in compliance with SECTION 5.1 hereof, as of December 31, 2001, an aggregate of not in excess of 5,300,000 shares of Company Common Stock will be issuable upon the exercise of outstanding then exercisable Company Stock Options. The Company has delivered to Parent a complete and accurate copy of all Company Option Plans and the form of all stock option agreements evidencing any Company Stock Options granted thereunder. All shares of Company Common Stock subject to issuance upon the exercise of any Company Stock Option will, upon the valid issuance thereof on the terms and subject to the conditions set forth in the instrument pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable shares of Company Common Stock. All outstanding Company Stock Options have been granted in compliance in all material respects with all applicable securities laws and other applicable Legal Requirements and all applicable Contracts to which the Company is a party or by which it is bound. There are no agreements of any kind or character to which the Company is a party or by which it is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of or in connection with the Merger or any other transaction contemplated hereby.

        (c) Except for securities that the Company owns (free and clear of all liens) directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of subsidiaries of the Company that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries (which shares or other interests do not materially affect the Company's control of such subsidiaries), there are no equity securities, partnership interests or similar ownership interests of any subsidiary of the Company, or any security convertible into, or exercisable or exchangeable for, any equity securities, partnership interests or similar ownership interests in any subsidiaries of the Company, issued, reserved for issuance or outstanding. Except as set forth in SECTION 3.4(b) hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any kind or character to which the Company or any of its subsidiaries is a party or by which they are bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries, or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, except for the Company Voting Agreements and the Company Rights Plan, there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of the Company or with respect to any equity security, partnership interest or similar ownership interest of any of the subsidiaries of the Company.

    3.5 AUTHORITY. The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Company Voting Agreements and the Company Affiliate Agreements, to perform its obligations hereunder and thereunder and, subject to the adoption and approval of this Agreement and the Merger by the stockholders of the Company (if required under Delaware Law), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Company Voting Agreements and the Company Affiliate Agreements by the Company, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company (other than the adoption and approval of this Agreement and approval of the Merger by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company Charter Documents, if required (the "REQUISITE COMPANY STOCKHOLDER APPROVAL")), are necessary to authorize the Company to execute and deliver this Agreement, the Company Voting Agreements and the Company Affiliate Agreements, to perform its obligations hereunder and thereunder or to consummate the transactions contemplated hereby and thereby. This Agreement, the Company Voting Agreements and the Company Affiliate Agreements have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute the legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    3.6  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

        (a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not, (i) violate the Company Charter Documents or the equivalent organizational documents of any of the Company's subsidiaries, (ii) subject to obtaining the Requisite Company Stockholder Approval and the consents, approvals, authorizations and permits, and making the filings and notifications, set forth in SECTION 3.6(b) hereof, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries, or by which the Company, any of its subsidiaries or any of their respective assets and properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, or impair the rights of the Company or any of its subsidiaries under, or alter the rights or obligations of any person under, or give to any person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the assets or properties of the Company or any of its subsidiaries pursuant to, any material Contract to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective assets and properties are bound or affected, except, with respect to clause (ii) and
    (iii) of this SECTION 3.6(a), for such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or a material adverse effect on the Company's ability to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby.

        (b) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements under the Exchange Act, the HSR Act, the applicable antitrust or competition laws and regulations of foreign Governmental Entities, if any, and the rules of the Nasdaq, (ii) for the filing and recordation of the Certificate of Merger as required by Delaware Law and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (A) would not prevent or materially delay the parties hereto from performing their respective obligations under this Agreement or consummating the transactions contemplated hereby, or
    (B) would not, individually or in the aggregate, have a Material Adverse Effect on Company.

    3.7 COMPLIANCE WITH LAWS. Neither Company nor any of its subsidiaries is in conflict with, or in default or violation under any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries, or by which the Company, any of its subsidiaries or any of their respective assets and properties are bound or affected, except for any conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity is pending or, to the knowledge of Company, threatened against the Company or any of its subsidiaries, nor has any Governmental Entity indicated to the Company or any of its subsidiaries an intention to conduct the same.

    3.8 PERMITS. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders, approvals and other authorizations from Governmental Entities the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company (collectively, the "COMPANY PERMITS"). The Company and its subsidiaries have been and are in compliance in all material respects with the terms of the Company Permits and any conditions placed thereon. No investigation or review by any Governmental Entity is pending or, to the knowledge of Company, threatened against the Company or any of its subsidiaries with respect to any of the Company Permits or that could reasonably be expected to result in the revocation or material limitation of the rights of the Company or any of its subsidiaries under any of the Company Permits, nor has any Governmental Entity indicated to the Company or any of its subsidiaries an intention to conduct the same.

    3.9  SEC FILINGS; FINANCIAL STATEMENTS.

        (a) The Company has made available to Parent a complete and accurate copy of each report, schedule, registration statement, proxy and information statements and other documents filed by the Company with the SEC since December 31, 1997 (each, a "COMPANY SEC REPORT" and collectively, the "COMPANY SEC REPORTS"), which are all the reports, schedules, registration statements, proxy and information statements and other documents required to be filed by the Company with the SEC since such date. As of their respective dates, the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or, if such Company SEC Report was amended or superseded by another filing, then on the date of filing of such amendment or superceding filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any reports or other documents with the SEC.

        (b) As of their respective dates, each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence of footnotes as permitted by Form 10-Q promulgated under the Exchange Act), and
    (iii) fairly presents in all material respects the consolidated financial condition of the Company and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and year-end recurring adjustments which were not or are not expected to be material in amount or significance.

        (c) The Company has furnished or made available to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed with the SEC, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

    3.10 NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries has any liabilities (whether absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except (i) liabilities set forth or reflected in the Company's balance sheet as of March 31, 2001 contained in the Company SEC Reports, or (ii) liabilities incurred since March 31, 2001 in the ordinary course of business, none of which is material to the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

    3.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as required by this Agreement, since December 31, 2000, there has not been:

        (a) any event, occurrence or condition that has had, or would reasonably be expected to have, a Material Adverse Effect on the Company;

        (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the capital stock of the Company or any of its subsidiaries, or any purchase, redemption or other acquisition by the Company of any capital stock of the Company or any other securities of the Company or any of its subsidiaries, except for repurchases from Company Employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements with the Company, or any granting of any options, warrants, calls or rights to acquire any shares of capital stock of the Company or any other securities of the Company;

        (c) any split, combination or reclassification of any of the capital stock of the Company or any of its subsidiaries;

        (d) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits to any Company Employees, or any payment by the Company or any of its subsidiaries of any bonus to any Company Employees, or any granting by the Company or any of its subsidiaries of any increase in severance or termination pay to any Company Employees, or any entry by the Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement with any Company Employees (or former Company employees) the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement;

        (e) the entry by the Company or any of its subsidiaries into any material licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business, or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with the SEC;

        (f) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or

        (g) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Company other than in the ordinary course of business.

    3.12  ABSENCE OF LITIGATION.

        (a) There are no claims, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company, any of its subsidiaries or any of their respective assets and properties before any Governmental Entity that (i) if adversely determined against the Company would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, or (ii) seeks to delay or prevent the consummation of the Merger or any other transaction contemplated by this Agreement.

        (b) SECTION 3.12(b) of the Company Schedule contains a complete and accurate list of all claims, actions, suits or proceedings pending against the Company involving claims in excess of $100,000.

    3.13  EMPLOYEE AND EMPLOYEE BENEFIT MATTERS.

        (a) DEFINITION. For all purposes of and under this SECTION 3.13, the term "COMPANY AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or
    (o) of the Code.

        (b) SCHEDULE. SECTION 3.13(b) of the Company Schedule contains an accurate and complete list of each Company Employee Plan and Company Employment Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Company Employment Agreement, to modify any Company Employee Plan or Company Employment Agreement (except to the extent required by applicable law or to conform any such Company Employee Plan or Company Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan or Company Employment Agreement. SECTION 3.13(b) of the Company Schedule contains a representation of the percentage of the Company's employee base which falls within each of the following categories: non-exempt employees, exempt employees and key employees; average employee salary in each such category; and average tenure in each such category.

        (c) DOCUMENTS. The Company has delivered to Parent a complete and accurate copy of the following: (i) all documents embodying each Company Employee Plan and Company Employment Agreement, including, without limitation, all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan and Company Employment Agreement; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) the most recent IRS determination letter, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all written communications material to any Company Employee or Company Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all material correspondence to or from any governmental agency relating to any Company Employee Plan; (ix) all current model COBRA forms and related notices (or such forms and notices as required under comparable law);
    (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

        (d) COMPANY EMPLOYEE PLAN COMPLIANCE. The Company has performed in all material respects all obligations required to be performed by it under, is not in material default or violation of, and has no knowledge of any material default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Each Company Employee Plan intended to qualify under Section 401(a) of the Code and each related trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan. No "prohibited transaction," within the meaning of
    Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan. All contributions required to be made by the Company or Company Affiliate, to any Company Employee Plan have either been made on or before their due dates or a reasonable amount has been paid or accrued, in accordance with the Company's ordinary business procedures for the current plan years; provided, however, that any contributions made to a Company Employee Plan intended to be qualified under Code Section 401(k), have been timely made in accordance with DOL regulation Section 2510.3-102. There are no actions, suits or, to the knowledge of the Company, claims pending or threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Parent, the Company or any of the Company Affiliates (other than benefits accrued to date and ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Company Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

        (e) COMPANY PENSION PLANS. Neither the Company nor any Company Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Company Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

        (f)  COLLECTIVELY BARGAINED, MULTIEMPLOYER AND MULTIPLE EMPLOYER
    PLANS. At no time within the six (6) year period ending on the date hereof, has the Company or any Company Affiliate contributed to or been obligated to contribute to any Company Multiemployer Plan or ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

        (g) NO POST-EMPLOYMENT OBLIGATIONS. No Company Employee Plan provides, or reflects or represents any liability to provide retiree health insurance coverage to any person for any reason, except as may be required by COBRA or other applicable statute.

        (h) HEALTH CARE COMPLIANCE. Neither the Company nor any Company Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to the Company Employees.

        (i)  EFFECT OF TRANSACTION.

           (i) The execution and delivery of this Agreement by the Company did not, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events), constitute an event under any Company Employee Plan, Company Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

           (ii) No payment or benefit which will or may be made by the Company or any Company Affiliates with respect to any Company Employee will be characterized as a "parachute payment," within the meaning of
       Section 280G(b)(2) of the Code.

        (j)  EMPLOYMENT MATTERS.  To the knowledge of the Company, the Company:
    (i) is in material compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Company Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice). To the knowledge of the Company, there are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy (other than routine claims for benefits).

        (k) LABOR MATTERS. No work stoppage or labor strike against the Company is pending or, to the knowledge of the Company, threatened. The Company does not know of any activities or proceedings of any labor union to organize any Company Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Employees and no collective bargaining agreement is being negotiated by the Company.

    (l) COMPANY INTERNATIONAL EMPLOYEE PLANS. The Company has no knowledge of, nor has the Company ever had the obligation to maintain, establish, sponsor, participate in or contribute to, any Company International Employee Plan.

    3.14 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no Contract or judgment, injunction, order or decree binding upon the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party which has or could have the effect of prohibiting or materially impairing any material business practice of the Company or any of its subsidiaries, any material acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted.

    3.15  REAL PROPERTY MATTERS.

        (a) REAL PROPERTY. Neither the Company nor any of its subsidiaries owns any material real property. The Company and each of its subsidiaries have good and marketable title to all of their owned real property, free and clear of all liens except (i) for liens for taxes not yet due and payable,
    (ii) as reflected in the financial statements contained in the Company SEC reports, and (iii) for such liens or other imperfections of title, if any, as do not materially interfere with the present use and enjoyment of the property affected thereby.

        (b) LEASED PROPERTY. SECTION 3.15 of the Company Schedule contains a complete and accurate list of all real property currently leased by Company, and with respect to each Company Lease, the aggregate monthly rental payable thereunder and the expiration date thereof. The Company has furnished or made available to Parent a complete and accurate copy of all leases (each, a "COMPANY LEASE" and collectively, the "COMPANY LEASES") pursuant to which the Company or any of its subsidiaries lease any real property. All of the Company Leases are valid and enforceable in accordance with their respective terms, and there is not, under any of the Company Leases, any existing material default or event of default on the part of the Company or any of its subsidiaries or, to the knowledge of the Company, on the part of any other party to any such Company Lease (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or any of its subsidiaries has not taken adequate steps to prevent such default from occurring). No term or condition of any Company Lease has been modified, amended or waived except as shown in such documents heretofore furnished or made available to Parent. Each Company Lease constitutes the entire agreement of the landlord and the tenant thereunder, and there are no other Contracts whatsoever relating to the Company's use or occupancy of any of the premises described in the Company Leases. The Company has not transferred or assigned any interest in any Company Lease, nor has the Company subleased or otherwise granted rights of use or occupancy of any of the premises described therein to any other person. As of the date of this Agreement, to the knowledge of Company, the landlord under each Company Lease has complied with all of the material requirements, conditions, representations, warranties and covenants of the landlord thereunder, including, without limitation, the timely completion of construction of the leased premises in a good and workmanlike manner and otherwise in accordance with the Company Leases.

        3.16  TAX MATTERS.

        (a) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority, except such Returns which are not material to the Company. All such Returns were correct and complete in all material respects. The Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns. Except to the extent that an accrual or reserve for Taxes has been established on the consolidated financial statements included in the Company SEC Reports or the balance sheet of the Company included in the most recently filed Company SEC Report, the

    Company has paid all Taxes payable as of the date of such consolidated financial statements or balance sheet.

        (b) The Company and each of its subsidiaries has withheld with respect to its employees, independent contractors, creditors, stockholders, and all other third parties all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld and have timely paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws.

        (c) Neither the Company nor any of its subsidiaries has executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

        (d) To the knowledge of the Company, no audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified in writing of any request for such an audit or other examination.

        (e) No material adjustment relating to any Returns filed by the Company or any of its subsidiaries (and no claim by a Tax authority in a jurisdiction in which the Company or any of its subsidiaries does not file Returns that the Company or any of its subsidiaries may be subject to taxation by such jurisdiction) has been proposed in writing formally or informally by any Tax authority to the Company or any of its subsidiaries.

        (f) Neither the Company nor any of its subsidiaries has any liability for any unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since March 31, 2001 in connection with the operation of the business of the Company and its subsidiaries in the ordinary course.

        (g) There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

        (h) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
    Section 341(f)(2) of the Code apply to any disposition of a subsection
    (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

        (i) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or
    (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        (j) The Company has not granted any power of attorney with respect to Taxes.

        (k) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of section 897(c) of the Code.

    3.17  INTELLECTUAL PROPERTY MATTERS.

        (a) No Company Intellectual Property or product owned by the Company or service offering of the Company or any of its subsidiaries (a "COMPANY PRODUCT") is subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any material manner, or any Contract restricting in any material manner the use, transfer, or licensing thereof by the Company or any of its subsidiaries, or which may materially affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

        (b) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, perfecting and maintaining such Company Registered Intellectual Property. The Company has not claimed any status in the application for or registration of any Registered Intellectual Property Rights, including "small business status," that would not be applicable to Purchaser.

        (c) In each case in which the Company has acquired any Intellectual Property from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in and to such Intellectual Property (including the right to seek past and future damages with respect thereto) to the Company sufficient for the Company to conduct its business as currently conducted or proposed to be conducted. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company with the relevant Governmental Entity.

        (d) All Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any person except for ordinary course restrictions or payments that would apply to the Company had the transactions contemplated by this Agreement not occurred.

        (e) The Company owns, and has good and exclusive title to, each item of Company Intellectual Property owned by it free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing: (i) the Company is the exclusive owner of all trademarks and trade names purported to be owned by the Company that are used in connection with the operation or conduct of the business of the Company and its subsidiaries, including the sale, distribution or provision of any Company Products by the Company or its subsidiaries; (ii) the Company owns exclusively, and has good title to, all copyrighted works that are Company Products or services or which the Company or any of its subsidiaries otherwise purports to own; and (iii) to the extent that any Patents would be infringed by any Company Products, to the knowledge of the Company, the Company is the exclusive owner of such Patents, or has secured appropriate rights through license or other agreement.

        (f) Within the past year, the Company has not (i) transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, material Company Intellectual Property that was or is currently purported to be owned by the Company, to any other person, or
    (ii) permitted the Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

        (g) All Company Intellectual Property used in or necessary to the conduct of the Company's business as presently conducted or reasonably contemplated to be conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have exclusively licensed to the Company or validly and irrevocably assigned all of their rights, including all Intellectual Property rights therein, to the Company, and no such third party owns or has any rights to any of the Company Intellectual Property purported to be owned by the Company.

        (h) The Company Intellectual Property and other Intellectual Property licensed by the Company constitutes all the Intellectual Property used in and/or necessary to the conduct of the business of the Company as it currently is conducted, and as it is reasonably planned or contemplated to be conducted by the Company, including, without limitation, the design, development, manufacture, use, import, sale and licensing of Company Products.

        (i) No person who has licensed any Intellectual Property to the Company has ownership rights or license rights granted by the Company to improvements made by or for the Company in such Intellectual Property.

        (j) The Company has the right to use, pursuant to valid licenses, all operating software (including software required to provide services offered by the Company), software development tools, library functions, compilers and all other third-party software that are used in the operation of the Company or that are required to create, modify, compile, operate or support any software that is Company Intellectual Property or is incorporated into any Company Product. Without limiting the foregoing, no open source or public library software, including any version of any software licensed pursuant to any GNU public license, was used in the development or modification of any software that is Company Intellectual Property.

        (k) Any agreements between the Company and other persons for the development or manufacture of a Company Product will permit the Company to continue the development or manufacture of any such product notwithstanding any termination or expiration of such agreement(s), without the payment of any additional royalty, fee or other payment to any such other person (other than accrued fees or payments).

        (l) The Company has no knowledge of any information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property invalid or unenforceable, or would materially affect any pending application for any Company Registered Intellectual Property and the Company has not knowingly misrepresented, or knowingly failed to disclose, any facts or circumstances in any application for any Company Registered Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property.

        (m) To the extent that any technology, software or Intellectual Property has been developed or created independently or jointly by another person or employee for the Company or any of its subsidiaries or is incorporated into any of the Company Products, the Company has a written or electronic agreement with such third party or employee with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to such person's Intellectual Property in such work, material or invention.

        (n) SECTION 3.17(n) of the Company Schedule contains a complete and accurate list of all material Contracts to which the Company or any of its subsidiaries is a party (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than licenses or support and maintenance agreements entered into in the ordinary course), or
    (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to the Company.

        (o) SECTION 3.17(o) of the Company Schedule contains a complete and accurate list of all material contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company of the Intellectual Property Rights of any person other than the Company, other than in the ordinary course of business.

        (p) All material Contracts relating to either (i) Company Intellectual Property, or (ii) Intellectual Property of another person licensed to the Company or any of its subsidiaries, including, without limitation, third party licenses to the Company relating to or in any way permitting Company Products, services or Company Intellectual Property to interoperate with other products, systems or standards, are in full force and effect (other than those which have expired by their terms). The execution and delivery of this Agreement by the Company have not violated or resulted in, and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not violate or result in, the breach, modification, cancellation, termination or suspension of such Contracts. Each of the Company and its subsidiaries is in material compliance with, and has not materially breached any term of any such Contracts and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such Contracts. Following the Effective Time, the Surviving Corporation will be permitted to exercise all of the Company's rights under such Contracts to the same extent the Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement will result in, by virtue of the terms of any Contract to which the Company or any of its subsidiaries is a party or by they are bound, (i) either the granting by Parent or Merger Sub to any other person any right to or with respect to any Intellectual Property right owned by, or licensed to, either of them (other than Intellectual Property acquired pursuant to this Agreement),
    (ii) either Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) either Parent, Merger Sub or the Company, as the case may be, being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or the Company, respectively, prior to the Effective Time.

        (q) The operation of the business of the Company and its subsidiaries as such business currently is conducted or is currently contemplated to be conducted has not, does not and, to its knowledge, will not infringe or misappropriate, the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction; PROVIDED HOWEVER, that with respect to Patents, the foregoing representation is made to the knowledge of the Company.

        (r) Neither the Company nor any of its subsidiaries has received written notice from any third party alleging that the operation of the business of the Company or any of its subsidiaries or any act, product or service (including Company Products, technology or service offerings currently under development) of the Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

        (s) To the knowledge of the Company, no person has or is infringing or misappropriating any Company Intellectual Property.

        (t) The Company and each of its subsidiaries has taken reasonable steps to protect the rights of the Company and its subsidiaries in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any of its subsidiaries under an obligation of confidentiality, and, without limiting the foregoing, each of the Company and its subsidiaries has required each employee and contractor to execute a proprietary information/confidentiality agreement and all current and former employees and contractors of the Company and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Company.

    3.18  ENVIRONMENTAL MATTERS.

        (a) HAZARDOUS MATERIAL. Except as would not result in material liability to the Company or any of its subsidiaries, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, (a "HAZARDOUS MATERIAL") are present (i) as a result of the actions of the Company or any of its subsidiaries or any affiliate of the Company, or (ii) to the knowledge of the Company, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

        (b) HAZARDOUS MATERIALS ACTIVITIES. Except as would not result in a material liability to the Company (in any individual case or in the aggregate) (i) neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither the Company nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

    3.19  CONTRACTS.

        (a) Neither the Company nor any of its subsidiaries is a party to or is bound by any executory:

           (i) Contract with any officer, director, Company Employee or member of the Company Board, or any service, operating or management agreement or arrangement with respect to any of its assets or properties (whether leased or owned), other than those that are terminable by the Company or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to the Company or any of its subsidiaries;

           (ii) Contract or plan (including, without limitation, any stock option plan, stock appreciation right plan, equity based compensation plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (iii) Contract of indemnification, guaranty or warranty other than any Contract of indemnification, guaranty or warranty entered into in connection with the sale, license or purchase of products or services in the ordinary course of business;

           (iv) Contract containing any covenant limiting in any respect the right of the Company or any of its subsidiaries to engage in any line of business or to compete with any person or entity or granting any exclusive distribution rights;

           (v) Contract currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of a material amount of assets outside the ordinary course of business, or pursuant to which the Company or any of its subsidiaries has acquired any material ownership interest in any person other than Company's subsidiaries;

           (vi) dealer, distributor, joint marketing or development Contract under which the Company or any of its subsidiaries has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety
       (90) days or less, or any material Contract pursuant to which the Company or any of its subsidiaries has continuing material obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by the Company or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

          (vii) Contract to license any third party the right to manufacture or reproduce (other than copies of licensed software) any Company Product, service or technology or any Contract granting rights to a third party to sell or publicly distribute any Company Products, service or technology except agreements with distributors or sales representatives in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form furnished or made available to Parent;

         (viii) Contract to provide source code to any third party for any product or technology that is material to the Company and its subsidiaries, taken as a whole;

           (ix) mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

           (x) material settlement agreement under which the Company has ongoing obligations; or

           (xi) Contract with a customer of the Company involving payments to the Company in excess of $500,000 in any individual case or in the aggregate.

        (b) Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any other party to a Material Company Contract (as defined below), is in breach, violation or default under, and neither the Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the material Contracts to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound (including, without limitation, the Contracts that are required to be set forth in the Company Schedule) (any such Contract, a "MATERIAL COMPANY CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Material Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

    3.20 INSURANCE. The Company has furnished or made available to Parent a complete and accurate copy of all insurance policies and fidelity bonds to which the Company or any of its subsidiaries is a party, beneficiary or named insured (each a "COMPANY INSURANCE POLICY" and collectively, the "COMPANY INSURANCE POLICIES"). The Company believes that the Company Insurance Policies are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and its subsidiaries. There is no material claim by the Company or any of its subsidiaries pending under any of the Company Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

    3.21 OPINION OF FINANCIAL ADVISOR. The Company Board has been advised by its financial advisor, Morgan Stanley & Co., Inc., that in such advisor's opinion, as of the date of this Agreement, the Merger Consideration is fair to the holders of Company Shares (other than Parent and its affiliates) from a financial point of view, and the written confirmation of such opinion has been delivered to Parent.

    3.22 BROKERS. Except for fees payable to Morgan Stanley & Co., Inc. pursuant to an engagement letter, dated May 23, 2001, a complete and accurate copy of which has been furnished to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

    3.23 STATE TAKEOVER STATUTES. The Company Board has approved this Agreement, the Merger and the other transactions contemplated hereby, and the Company Voting Agreements and the transactions contemplated thereby, and such approval is sufficient to render inapplicable to this Agreement, the Merger and the other transactions contemplated hereby, and to the Company Voting Agreements and the transactions contemplated thereby, the provisions of Section 203 of the DGCL to the extent, if any, Section 203 of the DGCL is applicable to this Agreement, the Merger and the other transactions contemplated hereby, and to the Company Voting Agreements and the transactions contemplated thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to this Agreement, the Merger or the other transactions contemplated hereby, or to the Company Voting Agreements and the transactions contemplated thereby.

    3.24 BOARD APPROVAL. The Company Board, at a meeting duly called and held on June 10, 2001 (i) unanimously determined that this Agreement is advisable,
(ii) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders; (iii) approved this Agreement and the transactions contemplated hereby, and (iv) resolved to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger under Delaware Law.

    3.25 REORGANIZATION. Neither the Company nor any of its subsidiaries has taken any action that has caused, or would reasonably be expected to cause, the Merger to fail to qualify a "reorganization" within the meaning of
Section 368(a) of the Code.

    3.26 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is declared or ordered effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will not, as of the Effective Time, on the date mailed to the Company's stockholders, and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in the Registration Statement or the Proxy Statement/Prospectus.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby jointly and severally represent and warrant to the Company, subject to the information set forth in the disclosure letter delivered by Parent and Merger Sub to the Company dated as of the date hereof (the "PARENT SCHEDULE"), as follows:

    4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is currently being conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries at all times has been, and currently is, in compliance with the terms of the Approvals applicable to it, except where the failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of its business requires such qualification or to be in good standing, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

    4.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Parent has delivered to the Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended to date (together, the "PARENT CHARTER DOCUMENTS"). The Parent Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect, Parent is not in violation of any of the provisions of the Parent Charter Documents, and no subsidiary of Parent is in violation of any of its equivalent organizational documents, except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

    4.3  CAPITALIZATION.

        (a) The authorized capital stock of Parent consists of 500,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share. As of the close of business on June 1, 2001: (i) 162,130,889 shares of Parent Common Stock were issued and outstanding; (ii) 455,654 shares of Parent Common Stock were held by Parent as treasury stock; (iii) no shares of Parent Common Stock were held by any subsidiaries of Parent; (iv) 1,000,000 shares of Parent Common Stock were reserved for future issuance under the employee stock purchase plan of Parent; (v) 24,126,378 shares of Parent Common Stock were reserved for issuance upon the exercise of stock options outstanding under Parent's stock plans; (vi) 10,800,000 shares of Parent Common Stock were reserved for issuance upon conversion of Parent's 5 1/2% convertible subordinated notes; and (vii) no shares of Parent Preferred Stock were issued or outstanding. Except as set forth in this SECTION 4.3(a), there are no securities of Parent authorized, reserved for issuance, issued or outstanding. All of the outstanding shares of Parent Common Stock, and all outstanding shares of capital stock of each subsidiary of Parent, are validly issued, fully paid and nonassessable shares of Parent Common Stock, and were issued in compliance in all material respects with all applicable securities laws and other applicable Legal Requirements and all applicable Contracts to which Parent or any of its subsidiaries is a party or by which they are bound.

        (b) The shares of Parent Common Stock issued as part of the Merger Consideration will, when issued, be duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock, and not subject to any preemptive rights created by statute, Parent's Certificate of Incorporation or Bylaws or any agreement to which Parent is a party or is bound, and will, when issued, be registered under the Securities Act and the Exchange Act and registered or qualified (or exempt from registration and qualification requirements) under all applicable state "blue sky" securities laws.

    4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder, and the consummation by Parent of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action (including any action of the Parent Board or Parent's stockholders) on the part of Parent, and no other corporate proceedings on the part of Parent, are necessary to authorize Parent to execute and deliver this Agreement, to perform its obligations hereunder or to consummate the transactions contemplated hereby, subject only to filing the Certificate of Merger under the applicable provisions of Delaware Law. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes the legal and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    4.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

        (a) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby will not, (i) violate the Parent Charter Documents or the equivalent organizational documents of any of Parent's subsidiaries, (ii) subject to obtaining the consents, approvals, authorizations and permits, and making the filings and notifications, set forth in SECTION 4.5(b) hereof, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries, or by which Parent, any of its subsidiaries or any of their respective assets and properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, or impair the rights of Parent or any of its subsidiaries under, or alter the rights or obligations of any person under, or give to any person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the assets or properties of Parent or any of its subsidiaries pursuant to, any material Contract to which Parent or any of its subsidiaries is a party or by which Parent, any of its subsidiaries or any of their respective assets and properties are bound or affected, except, with respect to clause (ii) and (iii) of this SECTION 4.5(a), for such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on Parent's ability to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby.

        (b) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements under the Securities Act, the Exchange Act, the HSR Act, the applicable antitrust or competition laws and regulations of foreign Governmental Entities, if any, and the rules of the Nasdaq, (ii) for the filing and recordation of the Certificate of Merger as required by Delaware Law and
    (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (A) would not prevent or materially delay the parties hereto from performing their respective obligations under this Agreement or consummating the transactions contemplated hereby, or (B) would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

    4.6  SEC FILINGS; FINANCIAL STATEMENTS.

        (a) Parent has made available to the Company a complete and accurate copy of each report, schedule, registration statement, proxy and information statements and other documents filed by Parent with the SEC since
    December 31, 1997 (each, a "PARENT SEC REPORT" and collectively, the "PARENT SEC REPORTS"), which are all the reports, schedules, registration statements, proxy and information statements and other documents required to be filed by Parent with the SEC since such date. The Parent SEC Reports
    (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or, if such Parent SEC Report was amended or superseded by another filing, then on the date of filing of such amendment or superceding filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

        (b) As of their respective dates, each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto,
    (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence of footnotes as permitted by Form 10-Q promulgated under the Exchange Act), and
    (iii) fairly presents in all material respects the consolidated financial condition of Parent and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows of Parent and its subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year-end recurring adjustments which were not or are not expected to be material in amount or significance.

        (c) Parent has previously delivered to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed as of the date hereof with the SEC but which are required to be filed as of the date hereof, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

    4.7 NO UNDISCLOSED LIABILITIES. Neither Parent nor any of its subsidiaries has any liabilities (whether absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, assets, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, except (i) liabilities set forth or reflected in Parent's balance sheet as of December 31, 2001 contained in the Parent SEC Reports, (ii) liabilities incurred since December 31, 2001 in the ordinary course of business, none of which is material to the business, assets, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, or (iii) liabilities published in Parent's press release dated April 26, 2001 (relating to Parent's fiscal fourth quarter and year-end financial results). Parent and each of its subsidiaries has timely filed all Returns relating to Taxes required to be filed by Parent and each of its subsidiaries with any Tax authority, except such Returns which are not material to Parent. Parent and each of its subsidiaries has paid all Taxes shown to be due on such Returns.

    4.8 NO MATERIAL ADVERSE EFFECT. Except as require by this Agreement, since December 31, 2000, there has not been any event, occurrence or condition that has had, or would reasonably be expected to have, a Material Adverse Effect on Parent.

    4.9 ABSENCE OF LITIGATION. Except as set forth in the Parent SEC Documents filed with the SEC prior to the date hereof, there are no claims, actions, suits or proceedings pending or, to the knowledge of Parent, threatened against Parent, any of its subsidiaries or any of their respective assets and properties before any Governmental Entity that if adversely determined against Parent would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

    4.10 INTELLECTUAL PROPERTY. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, Parent and its subsidiaries own or possess adequate licenses or other valid rights to us all Intellectual Property used or held for use in connection with the business of Parent and its subsidiaries as currently conducted. To the knowledge of Parent, the conduct of the business of Parent and its subsidiaries as currently conducted does not and will not conflict with any Intellectual Property of any third party, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

    4.11 FUNDS. As of the Effective Time, Parent will have sufficient funds to pay the Merger Consideration in connection with the Merger and all other fees and expenses incurred in connection with the Merger.

    4.12 MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger and the other transactions contemplated by this Agreement. As of the Effective Time, all of the outstanding capital stock of Merger Sub will be owned directly by Parent.

    4.13 BROKERS. Except for fees payable to Banc of America Securities LLC, Parent has not incurred nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    4.14 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is declared or ordered effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will not, as of the Effective Time, on the date it is mailed to the Company's stockholders, and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the Registration Statement or the Proxy Statement/Prospectus .

                                   ARTICLE V
                                INTERIM CONDUCT

    5.1 CONDUCT OF BUSINESS BY THE COMPANY. Except as contemplated by this Agreement or as otherwise approved by Parent in writing, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to
ARTICLE VIII hereof or the Effective Time, the Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, (i) carry on its business in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted and in material compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, (ii) pay or perform other material obligations when due, and (iii) use all commercially reasonable efforts consistent with past practices and policies to (A) preserve intact its present business organization, (B) keep available the services of its present officers and employees, and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees and other persons with which it has significant business dealings. In addition to the foregoing, except (i) as permitted by the terms of this Agreement, (ii) as set forth in SECTION 5.1 of the Company Schedule, or (iii) as otherwise approved by Parent in writing (which approval shall not be unreasonably withheld or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE VIII hereof or the Effective Time, the Company shall not do any of the following and shall not permit any of its subsidiaries to do any of the following:

        (a) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of Company Stock Options or restricted stock, reprice Company Stock Options granted under any employee, consultant, director or other Company Stock Option Plans, or authorize cash payments in exchange for any Company Stock Options granted under any of such employee, consultant, director or other Company Stock Option Plans;

        (b) grant any severance or termination pay or benefits, or payments or benefits triggered by a change of control or merger, to any officer or employee of the Company, except pursuant to written agreements outstanding, or written policies existing, on the date hereof and as previously disclosed in writing or delivered to Parent, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

        (c) other than in the ordinary course of business, transfer or license to any person, or otherwise extend, amend or modify, any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights;

        (d) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

        (e) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to a Company Stock Option or purchase agreements in effect on the date hereof;

        (f) issue, deliver, sell, authorize, pledge or otherwise encumber (or propose any of the foregoing) any shares of capital stock or other securities convertible into, or exercisable or exchangeable for, shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other securities convertible into, or exercisable or exchangeable for, shares of capital stock, or enter into other Contract obligating it to issue any such shares of capital stock or securities convertible into, or exercisable or exchangeable for, shares of capital stock, or issue or grant any other equity-based compensation award (whether payable in cash and/or stock), other than (i) the issuance of shares of Company Common Stock pursuant to the exercise of Company Stock Options and Company Warrants outstanding as of the date hereof, (ii) the issuance of shares of Company Common Stock issuable to participants in the Company ESPP consistent with the terms thereof, or (iii) the granting of Company Stock Options to newly-hired employees of the Company (other than directors, officers and other executive level employees) in the ordinary course of business consistent with past practice in an amount not to exceed 50,000 shares of Company Common Stock in the aggregate, or 5,000 shares of Company Common Stock in any individual case; PROVIDED, HOWEVER, that (x) none of such Company Stock Options, pursuant to their respective terms, will vest or be exercised prior to January 1, 2002, (y) the recipients of each such Company Stock Option waives any and all rights to acceleration of the vesting of such Company Stock Options under the applicable Company Option Plan, and (z) the agreement pursuant to which each such Company Stock Option is granted does not provide for acceleration in any circumstance;

        (g) cause, permit or propose any amendments to the Company Charter Documents or similar governing instruments of any of its subsidiaries;

        (h) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or the assets of, or by any other manner, any business or any person or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or alliances;

        (i) sell, lease, license, encumber or otherwise dispose of any properties or assets, except for sales of inventory in the ordinary course of business or the sale, lease or disposition (other than through licensing permitted by SECTION 5.1(c) hereof) of property or assets which are not material, individually or in the aggregate, to the business of the Company and its subsidiaries, taken as a whole;

        (j) other than in the ordinary course of business, enter into, modify, amend or terminate any existing lease, license or contract affecting the use, possession or operation of any properties or assets, or grant or otherwise create or consent to the creation of any lien on or affecting any owned or leased property or any portion thereof, or convey, assign, sublease, license or otherwise transfer all or any portion of any owned or leased property or any interest or rights therein;

        (k) incur any indebtedness for borrowed money, or guarantee any such indebtedness of another person, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, or enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of working capital consistent with past practice;

        (l) adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than (i) offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will" and (ii) employment obligations to foreign employees under applicable Legal Requirements), or pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by applicable law;

        (m) pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date hereof) or any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company or any of its subsidiaries is a party or of which the Company or any of its subsidiaries is a beneficiary;

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
        (n) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company or any of its subsidiary is a party, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

        (o) except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

        (p) make any capital expenditures in excess of $50,000 in any individual case, and $400,000 in the aggregate;

        (q) incur or enter into any Contract requiring the Company or any of its subsidiaries to pay in excess of $25,000 in any individual case;

        (r) make any Tax election or accounting method change inconsistent with past practice that, individually or in the aggregate, would adversely affect in any material respect the Tax liability or Tax attributes of the Company or any of its subsidiaries, taken as a whole, or settle or compromise any material Tax liability, or consent to any extension or waiver of any limitation period with respect to Taxes; or

        (s) agree in writing or otherwise to take any of the actions referred to in SECTION 5.1(a) through SECTION 5.1(r) hereof, inclusive.

    5.2  ADDITIONAL RESTRICTION ON CONDUCT OF BUSINESS BY THE COMPANY.  Except
(i) as permitted by the terms of this Agreement, or (ii) as otherwise approved by Parent and Merger Sub in writing, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE VIII hereof or the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, take any action that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of
Section 368(a) of the Code.

    5.3 CONDUCT OF BUSINESS BY PARENT AND MERGER SUB. Except (i) as permitted by the terms of this Agreement, (ii) as set forth in SECTION 5.3 of the Parent Schedule, or (iii) as otherwise approved by the Company in writing, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE VIII hereof or the Effective Time, Parent and Merger Sub shall not, and shall not permit any of their respective subsidiaries to do any of the following:

        (a) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock;

        (b) effect any amendment to Parent's Certificate of Incorporation that would have an adverse effect on the rights of holders of Parent Common Stock (including, without limitation, the Parent Common Stock to be issued as part of the Merger Consideration);

        (c) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or dispose of any assets, which, in any case, would reasonably be expected to prevent or delay beyond the Termination Date the consummation of the Merger or any other transaction contemplated by this Agreement; or

        (d) take any action that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of
    Section 368(a) of the Code.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    6.1  NO SOLICITATION.

        (a) From and after the execution and delivery of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to ARTICLE VIII hereof, the Company and its subsidiaries shall not, nor will they authorize or permit any of their respective officers, directors, controlled affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of an Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information relating to the Company or any of its subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to any person that has made, or take any other action intended to assist or facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal, (iii) engage in discussions or negotiations with any person with respect to an Acquisition Proposal,
    (iv) approve, endorse or recommend an Acquisition Proposal, or (v) enter into any letter of intent or similar Contract contemplating or otherwise relating to an Acquisition Transaction (as defined below); PROVIDED, HOWEVER, that notwithstanding the foregoing, prior to the Effective Time the Company Board may, directly or indirectly through advisors, agents or other intermediaries, subject to the Company's compliance with the terms of this
    SECTION 6.1, (A) engage or participate in discussions or negotiations with any person that has made (and not withdrawn) a BONA FIDE Acquisition Proposal that the Company Board reasonably concludes in good faith (after consultation with a financial advisor of nationally recognized reputation) constitutes a Superior Proposal, and/or (B) furnish to such person nonpublic information relating to the Company or any of its subsidiaries pursuant to a confidentiality agreement with terms that in the aggregate are no less favorable to the Company than those contained in the Confidentiality Agreement, provided that in each case (1) none of the Company, any of its subsidiaries or any representative of the Company or its subsidiaries shall have violated any of the terms of this SECTION 6.1 in connection with such Acquisition Proposal, (2) the Company Board reasonably concludes in good faith, after consultation with its outside legal counsel, that in light of such Superior Proposal such action is required in order for the Company Board to comply with its fiduciary obligations to the Company's stockholders under Delaware Law, (3) at least two (2) business days prior to engaging or participating in any such discussions or negotiations with, such person, the Company gives Parent written notice of the identity of such person and all of the material terms and conditions of such Acquisition Proposal and of the Company's intention to furnish nonpublic information to, or engage or participate in discussions or negotiations with, such person, and
    (4) contemporaneously with furnishing any such information to such person, the Company furnishes such information to Parent (to the extent such information has not been previously furnished by Company to Parent). The Company and its subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this SECTION 6.1 by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this SECTION 6.1 by Company. The Company shall not be entitled to enter into any letter of intent or similar document or any Contract (other than a confidentiality agreement as permitted by this SECTION 6.1) contemplating or otherwise relating to an Acquisition Proposal unless and until this Agreement is terminated by its terms pursuant to
    ARTICLE VIII hereof and the Company has paid all amounts due to Parent pursuant to SECTION 8.4 hereof.

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
        (b) For all purposes of and under this Agreement, (i) the term "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction; (ii) the term "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13d of the Exchange Act) of more than a fifteen percent (15%) interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act) beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty five percent (85%) of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent (15%) of the assets of the Company; or (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company; and (iii) the term "SUPERIOR PROPOSAL" shall mean an Acquisition Proposal involving the acquisition of at least a majority of the outstanding voting securities of the Company with respect to which the Company Board shall have reasonably determined in good faith (after consultation with a financial advisor of a nationally recognized standing)
    (A) taking into account, among other things, the legal, financial and regulatory aspects of such Acquisition Proposal and the person making such Acquisition Proposal, that the acquiring party is capable of consummating the proposed Acquisition Transaction on the terms proposed (including, without limitation, the acquiring person's ability to obtain any necessary financing), and (B) that the proposed Acquisition Transaction would, if consummated, be more favorable to the Company's stockholders (in their capacities as such), from a financial point of view, than the transactions contemplated by this Agreement.

        (c) In addition to the obligations of Company set forth in
    SECTION 6.1(a) hereof, the Company shall, as promptly as practicable, advise Parent orally and in writing of any request for information which the Company reasonably believes could lead to a BONA FIDE Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which the Company reasonably believes could lead to any BONA FIDE Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making any such request, Acquisition Proposal or inquiry. The Company shall keep Parent informed of the status and details (including material amendments or proposed material amendments) of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, the Company shall (i) provide Parent with at least forty eight (48) hours prior written notice (or such lesser prior notice as provided to the members of the Company Board) of any meeting of the Company Board at which the Company Board is reasonably expected to consider an Acquisition Proposal, and (ii) provide Parent with at least twenty four (24) hours prior written notice of a meeting of the Company Board at which the Company Board is reasonably expected to approve, endorse or recommend a Superior Proposal to its stockholders, and together with such notice a copy of the definitive documentation relating to such Superior Proposal.

    6.2 COMPANY STOCKHOLDER MEETING. Promptly after the date hereof, the Company shall take all action necessary under Delaware Law and the Company Charter Documents to call and hold a meeting of the stockholders of the Company (the "COMPANY STOCKHOLDER MEETING") to be held as promptly as reasonably practicable for the purpose of voting upon the adoption and approval of this Agreement and the approval of the Merger, and the Company shall use all commercially reasonable efforts to hold the Company Stockholder Meeting as promptly as practicable after the date upon which the Registration Statement is declared or ordered effective by the SEC. Notwithstanding anything to the contrary set forth in this Agreement, the Company may adjourn or postpone the Company Stockholder Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to the Company's stockholders in advance of a vote on this Agreement and the Merger at the Company Stockholder Meeting or if, as of the time for which the Company Stockholder Meeting (as set forth in the Proxy Statement/Prospectus), there are insufficient shares of Company Common Stock represented (either in person or by proxy) at the Company Stockholder Meeting to constitute a quorum necessary to conduct business at the Company Stockholder Meeting. Subject to SECTION 6.3(c) hereof, the Company shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, and shall take all other commercially reasonable action necessary or advisable to secure the Requisite Company Stockholder Vote at the Company Stockholder Meeting. The Company shall ensure that the Company Stockholder Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholder Meeting, are solicited in compliance with Delaware Law, the Company Charter Documents, the rules of the Nasdaq and all other applicable Legal Requirements. Unless this Agreement shall be earlier terminated pursuant to ARTICLE VIII hereof, the Company shall call and hold the Company Stockholder Meeting for the purpose of voting upon the adoption and approval of this Agreement and the approval of the Merger whether or not the Company Board at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's stockholders reject it. Notwithstanding anything to the contrary contained in this Agreement, the Company's obligation to establish a record date for, call, give notice of, convene and hold the Company Stockholder Meeting pursuant to this SECTION 6.2 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal.

    6.3 PREPARATION AND FILING OF REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS; WITHDRAWAL OF COMPANY BOARD RECOMMENDATION.

        (a) Promptly after the date hereof, Parent and the Company shall prepare and the Company shall file with the SEC a proxy statement for use in connection with the solicitation of proxies from the Company's stockholders in favor of the adoption and approval of this Agreement and the approval of the Merger at the Company Stockholder Meeting (the "PROXY STATEMENT/PROSPECTUS"), and Parent and the Company shall prepare and Parent shall file with the SEC a registration statement on Form S-4 (or any successor form thereto) (the "REGISTRATION STATEMENT") for the offer and sale of the Parent Common Stock pursuant to the Merger and in which the Proxy Statement/ Prospectus will be included as a prospectus. Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the Registration Statement. Each of Parent and the Company shall use all commercially reasonable efforts to have the Registration Statement declared or ordered effective under the Securities Act as promptly as practicable after such filing with the SEC. The Company shall use all commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared or ordered effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement/Prospectus. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Registration Statement will be made by Parent, or with respect to the Proxy Statement/Prospectus will be made by Company, without providing the other party hereto a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company shall advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to either of the Registration Statement or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party or parties hereto, as applicable, and an appropriate amendment or supplement to the Registration Statement and/or the Proxy Statement/Prospectus describing such information shall be promptly filed with the SEC and, to the extent required by applicable law, disseminated to the stockholders of the Company. Each of the parties hereto shall cause the Proxy Statement/ Prospectus to comply as to form and substance to such party in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules of the Nasdaq.

        (b) Subject to the terms of SECTION 6.3(c) hereof, (i) the Company Board shall recommend that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the approval of the Merger at the Company Stockholder Meeting; PROVIDED, HOWEVER, that the Company Board shall submit this Agreement to the Company's stockholders whether or not at any time subsequent to the date hereof the Company Board determines that it can no longer make such recommendation, (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Company Board has recommended that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the approval of the Merger at the Company Stockholder Meeting, and (iii) neither the Company Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the recommendation of the Company Board that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the approval of the Merger at the Company Stockholder Meeting.

        (c) Nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the approval and adoption of this Agreement and approval of the Merger if (i) a Superior Offer is made to the Company and is not withdrawn,
    (ii) neither the Company nor any of its representatives shall have violated any of the terms of SECTION 6.1 hereof, and (iii) the Company Board concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Company Board to comply with its fiduciary duties to the Company's stockholders under Delaware Law; PROVIDED, HOWEVER, that prior to any commencement thereof the Company shall have given Parent at least seventy two (72) hours notice thereof. Nothing contained in this SECTION 6.3(c) shall limit the Company's obligation to hold and convene the Company Stockholder Meeting (regardless of whether the unanimous recommendation of the Company Board shall have been withdrawn, amended or modified). Nothing in this
    SECTION 6.3(c) shall prohibit the Company

    Board from (i) taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act,
    (ii) complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, or (iii) making any disclosure that is required to comply with the Company Board's duty of candor (including, without limitation, a change of recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger by the Company's stockholders) to the Company's stockholders under Delaware Law, provided that the Company Board concludes in good faith, after consultation with its outside legal counsel, that taking any of the actions referred to in the foregoing clauses (i),
    (ii) or (iii) is required in order for the Company Board to comply with its fiduciary obligations to the Company's stockholders under Delaware Law.

    6.4 CONFIDENTIALITY. The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of June 1, 2001 (the "CONFIDENTIALITY AGREEMENT"), which will continue in full force and effect in accordance with its terms.

    6.5 ACCESS TO INFORMATION. The Company and Parent shall afford each other and their respective accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to their respective properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning their respective businesses, including the status of product development efforts, properties, results of operations and personnel, as either Parent or the Company may reasonably request. No information or knowledge obtained by Parent or the Company in any investigation pursuant to this SECTION 6.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    6.6 PUBLIC DISCLOSURE. Parent and the Company shall consult with each other, and agree, before issuing any press release or otherwise making any public statement with respect to this Agreement, the Merger, the other party or parties hereto, or any Acquisition Proposal, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or any listing agreement with a national securities exchange or the Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement.

    6.7 COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall use its respective commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including, without limitation, to accomplish the following: (i) causing of the conditions precedent set forth in ARTICLE VII hereto be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or any other transactions contemplated hereby, including, without limitation, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate the Merger or the other transactions contemplated hereby, and to fully carry out the purposes and intent of, this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to take, or cause to be taken, all reasonable actions to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent, Merger Sub or the Company or any subsidiary or affiliate thereof to agree to any divestiture (including, without limitation, through a licensing arrangement) by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

    6.8 NOTIFICATION. The Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become materially untrue or inaccurate, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by the Company under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the Company set forth in this Agreement or the conditions to the obligations of the Company set forth in this Agreement. Parent shall give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub contained in this Agreement has become materially untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by Parent or Merger Sub under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of Parent or Merger Sub or the conditions to the obligations of Parent and Merger Sub under this Agreement.

    6.9 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, the Company shall use all commercially reasonable efforts to obtain all consents, waivers and approvals set forth in SECTION 3.6 of the Company Schedule that Parent has requested in writing that the Company obtain.

    6.10  COMPANY STOCK OPTIONS; COMPANY ESPP.

        (a)  COMPANY STOCK OPTIONS.

           (i) At the Effective Time, each Company Stock Option, whether or not then vested or exercisable, shall be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole number of shares of Parent Common Stock) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient (rounded up to the nearest whole cent) determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to Closing by the Option Exchange Ratio. For purposes of this SECTION 6.10(a) the term "OPTION EXCHANGE RATIO" shall mean the sum of (x) the Stock Portion, and (y) the quotient determined by dividing the Cash Portion by the fair market value of one
       (1) share of Parent Common Stock, as determined at the Effective Time.

           (ii) As promptly as practicable (but in no event more than 30 calendar days) following the Effective Time, Parent shall file, if available for use by Parent, a registration statement on

       Form S-8 to register under the Securities Act the issuance and resale of all shares of Parent Common Stock issuable upon the exercise of the Company Stock Options assumed by Parent pursuant to SECTION 6.9(a) hereof.

        (b) COMPANY ESPP. The Company shall take all steps necessary or appropriate (as determined by Parent) to terminate the Company ESPP on either (i) the day immediately prior to the Effective Time, or (ii) the last day of the last full payroll period ending immediately prior to the Effective Time.

    6.11  EMPLOYEE MATTERS.

        (a) The Company shall terminate, effective as of the day immediately preceding the date the Company becomes a member of the same Controlled Group of Corporations (as defined in Section 414(b) of the Code) as Parent (the "401(K) TERMINATION DATE"), any and all 401(k) plans maintained by the Company or any of its subsidiaries unless Parent shall provide notice to the Company that any such 401(k) plan(s) shall not be terminated pursuant to this SECTION 6.11. The Company shall provide Parent evidence that the 401(k) plan(s) of the Company and its subsidiaries have been terminated pursuant to resolutions of the Company Board or the board of directors of its subsidiaries, as applicable (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the 401(k) Termination Date. All employees of the Company shall continue on their existing benefit plans until such time as, in Parent's sole discretion, an orderly transition can be accomplished to employee benefit plans and programs maintained by Parent for its and its affiliates' employees. Pending such action, Parent shall maintain the effectiveness of the Company's benefit plans.

        (b) To the extent permitted under applicable law, each employee of the Company or its subsidiaries who shall become an employee of Parent in connection with the Merger shall be given credit for all service with the Company or its subsidiaries (or service credited by the Company or its subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by Parent or the Surviving Corporation (other than sabbatical benefits, for which employees of the Company or its subsidiaries will not receive any such past service credit) in which they participate or in which they become participants for purposes of eligibility and vesting; PROVIDED, HOWEVER, that no such credit shall be provided in any circumstance that would result in duplicative benefits, and PROVIDED, FURTHER, HOWEVER, that such insurance carriers, outside providers or the like are able to honor such commitments or terms reasonably acceptable to Parent.

        (c) The Company shall terminate any and all group severance, separation or salary continuation plans, programs or arrangements maintained by the Company or any of its subsidiaries, effective in each case as of the day immediately preceding the Effective Time. The Company shall provide Parent evidence that such plans have been terminated pursuant to resolutions of the Company Board or the board of directors of its subsidiaries, as applicable (the form and substance of which resolutions shall be subject to review and approval of Parent).

    6.12  RIGHTS PLAN AMENDMENT.

        (a) From the date of this Agreement until the earlier to occur of the termination Agreement pursuant ARTICLE VIII hereof or the Effective Time, the Company and the Company Board shall not amend or modify, or take any other action with regard to the Company Rights Plan in any manner, or take any other action so as to (i) render the Company Rights Plan inapplicable to any transaction other than the Merger and other transactions contemplated by this Agreement and the Company Voting Agreements and the transactions contemplated thereby, or (ii) permit any person (other than Parent, Merger Sub or any of their affiliates) who would otherwise be an Acquiring Person (as defined in the Company Rights Plan) not to be an Acquiring Person thereunder, or (iii) provide that a Distribution Date or a Stock Acquisition Date (as such terms are defined in the

    Company Rights Plan) or similar event does not occur as promptly as practicable by reason of the execution of any agreement or transaction other than this Agreement and the Company Voting Agreements and the Merger and the agreements and transactions contemplated hereby and thereby, or (iv) except as specifically contemplated by this Agreement, otherwise affect the rights of holders of Company Rights, or (v) otherwise render the Company Rights Plan applicable to Parent or its affiliates.

        (b) In the event that this Agreement is terminated pursuant to
    ARTICLE VIII hereof or otherwise (other than the termination of this Agreement by the Company pursuant to SECTION 8.1(c)(I) hereof) the Company shall not, for a period of six months from such termination, amend, modify, terminate or otherwise rescind the Rights Plan Amendment without the prior written consent of Parent.

    6.13  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

        (a) For a period six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company under any indemnification agreements between the Company and its directors and officers in effect immediately prior to the Effective Time (the "COMPANY INDEMNIFIED PARTIES") and any indemnification provisions under the Company Charter Documents as in effect on the date hereof to the maximum extent permitted by applicable law. The Certificate of Incorporation of the Surviving Corporation shall contain provisions with respect to exculpation and indemnification that are at least as favorable to the Company Indemnified Parties as those contained in the Company Charter Documents as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by applicable law.

        (b) For a period of six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy in an amount and on terms no less advantageous, when taken as a whole, to those applicable to the current directors and officers of the Company; PROVIDED, HOWEVER, that in no event shall Parent or the Surviving Corporation be required to expend an annual premium for such coverage in excess of 150% of the annual premium currently paid by the Company under its directors' and officer's liability insurance policy in effect as of the date hereof, and if the cost for such coverage is in excess of such amount, the Surviving Corporation shall only be required to maintain such coverage as is available for such amount; and PROVIDED FURTHER, HOWEVER, that notwithstanding the foregoing, Parent may fulfill its obligations under this SECTION 6.13(b) by purchasing a policy of directors' and officers' insurance approved in advance by the Company, or a "tail" policy under the Company's existing directors' and officers' insurance policy, in either case which (i) has an effective term of six (6) years from the Effective Time, (ii) covers only those persons who are currently covered by the Company's directors' and officers' insurance policy in effect as of the date hereof and only for actions and omissions occurring on or prior to the Effective Time, (iii) contains terms and conditions (including, without limitation, coverage amounts) that are no less advantageous, when taken as a whole, to those applicable to the current directors and officers of the Company.

        (c) In the event the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, proper provisions shall be made so that the successors and

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
    assigns of the Surviving Corporation, assume or continue the obligations set forth in this SECTION 6.13.

        (d) The provisions of this SECTION 6.13 shall survive the consummation of the Merger at the Effective Time and continue for the periods specified in this SECTION 6.13 and are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

    6.14 REGULATORY FILINGS. As soon as may be reasonably practicable, the Company and Parent each shall file with the FTC and the Antitrust Division of the DOJ Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification filings and submissions with any foreign Governmental Entity as the parties may agree in their best judgment are necessary, material or appropriate. The Company and Parent each shall (i) cooperate and coordinate with one another in the making of such filings, (ii) supply the other with any information which may be required in order to effectuate such filings, and (iii) supply any additional information which may be required by the FTC, the DOJ or the competition or merger control authorities of any other Governmental Entity; PROVIDED, HOWEVER, that Parent shall not be required to agree to any divestiture by Parent, the Company or any of their respective subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent, the Company or any of their respective subsidiaries or affiliates, or the imposition of any limitation on the ability of any of the foregoing to conduct their respective businesses or to own or exercise control of their respective assets, properties and stock.

    6.15 COMPANY AFFILIATE AGREEMENTS. SECTION 6.15 of the Company Schedule contains a complete and accurate list of those persons who may be deemed to be, in the Company's reasonable judgment, affiliates of the Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "COMPANY AFFILIATE" and collectively, the "COMPANY AFFILIATES"). The Company shall provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing and evaluating the foregoing schedule of Company Affiliates. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be issued to a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreements. The Company and Parent will comply with each of their respective obligations and covenants under each of the Company Affiliate Agreements.

    6.16 NASDAQ LISTING. If required by applicable rules of the Nasdaq, Parent shall cause the listing on the Nasdaq of the shares of Parent Common Stock issuable, and those required to be reserved for issuance, pursuant to the Merger and the other transactions contemplated hereby, subject to official notice of issuance.

    6.17 OBLIGATIONS OF MERGER SUB. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement.

    6.18 PARENT BOARD DESIGNEE. At the Effective Time, the Company shall be entitled to designate one (1) director (the "COMPANY DESIGNEE") on the Parent Board, who shall serve for an initial term ending on the date of the next succeeding annual meeting of stockholders of Parent. If Parent's next scheduled annual meeting of stockholders is scheduled to occur within six (6) months of the Effective Time, Parent shall take all commercially reasonable actions necessary to cause the Company Designee to be so elected or appointed to the Parent Board at or immediately after such next annual meeting of stockholders, including, without limitation, at the option of Parent, by either increasing the size of the Parent Board or seeking and accepting the resignations of such number of then incumbent directors

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
(subject to any limitations set forth in Parent's Certificate of Incorporation or Bylaws) as is necessary to enable the Company Designee to be so elected or appointed to the Parent Board.

    6.19 SECTION 16 AFFILIATES. Parent, Merger Sub and the Company shall take all such steps as may be required to provide that, with respect to each
Section 16 Affiliate, (i) the transactions contemplated by this Agreement, and
(ii) any other dispositions of Company equity securities (including derivative securities) or other acquisitions of Parent equity securities (including derivative securities) in connection with this Merger, shall be exempt under Rule 16b-3 promulgated under the Exchange Act, in accordance with the terms and conditions set forth in that certain No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

    7.1 CONDITIONS TO OBLIGATIONS OF PARENT, MERGER SUB AND THE COMPANY. The respective obligations of each of Parent, Merger Sub and the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or waiver, where permissible, of each of the following conditions at or prior to the Effective Time:

        (a) STOCKHOLDER APPROVAL. The Requisite Company Stockholder Approval shall have been obtained.

        (b) LITIGATION. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

        (c) REGULATORY APPROVALS. All waiting periods under the HSR Act relating to the Merger and the other transactions contemplated hereby shall have expired or been terminated early, and all material foreign antitrust approvals required to be obtained prior to the consummation of the Merger in connection with the transactions contemplated hereby shall have been obtained, the failure of obtaining which would have the effect of making the Merger illegal in such jurisdiction.

        (d) NO STOP ORDERS. The Registration Statement shall have been declared or ordered effective under the Securities Act by the SEC. No stop order suspending the effectiveness of the Registration Statement shall have been issued or be in effect, and no proceeding for such purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

        (e) NASDAQ LISTING. If required by applicable rules of the Nasdaq, the shares of Parent Common Stock issuable to the Company's stockholders in connection with the Merger pursuant to this Agreement, and such other shares required to be reserved for issuance in connection with the Merger, shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

        (f) TAX OPINIONS. Parent and the Company shall each have received written opinions from their respective tax counsel (Wilson Sonsini
    Goodrich & Rosati, Professional Corporation, and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, respectively), in form and substance reasonably satisfactory to each of them, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn. Each of Parent, Merger Sub and the Company shall make such customary representations as requested by such counsel for the purpose of rendering such opinions.

    7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or waiver of each of the following conditions at or prior to the Effective Time, any of which may be waived, in writing, exclusively by the
Company:

        (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Parent and Merger Sub set forth in this Agreement shall have been true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date, except (i) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent, (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of each of Parent and Merger Sub by an authorized officer of each of Parent and Merger Sub.

        (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Parent and/or Merger Sub on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of each of Parent and Merger Sub by an authorized officer of each of Parent and Merger Sub.

    7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or waiver of each of the following conditions at or prior to the Effective Time, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

        (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Company set forth in this Agreement shall have been true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except (i) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on the Company, (ii) for changes contemplated by this Agreement and (iii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company.

        (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

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
                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    8.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned, at any time prior to the Effective Time (it being agreed that the party hereto terminating this Agreement pursuant to this SECTION 8.1 shall give prompt written notice of such termination to the other party or parties hereto):

        (a) by mutual written agreement of Parent and the Company.

        (b) by either Parent or the Company, if:

           (i) the Merger shall not have been consummated on or before October 31, 2001 (the "TERMINATION DATE"); PROVIDED, HOWEVER, that in the event that the Merger shall not have been consummated on or before October 31, 2001 solely as a result of the failure to obtain all regulatory Approvals required to consummate the Merger, the Termination Date shall be extended for two successive thirty (30) calendar day periods (provided that in no event will the Termination Date be extended beyond December 31, 2001); and PROVIDED FURTHER, HOWEVER, that the right to terminate this Agreement pursuant to this SECTION 8.1(b)(I) shall not be available to any party hereto whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in the failure of, the Merger to have been consummated on or before the Termination Date and such action or failure to act constitutes a material breach of this Agreement; or

           (ii) the Requisite Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Company stockholders duly convened therefor or at any adjournment thereof; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 8.1(b)(II) shall not be available to the Company where the failure to obtain the Requisite Company Stockholder Approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement; or

          (iii) there shall have been enacted, issued, promulgated or enforced any law, rule or regulation that makes the consummation of the Merger illegal, or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction permanently restraining, enjoining or otherwise prohibiting Parent or the Company from consummating the Merger, and such judgment, injunction, order or decree shall have become final and nonappealable.

        (c) by the Company:

           (i) in the event of a material breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or in the event that any representation or warranty of Parent and Merger Sub set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the condition set forth in SECTION 7.2 hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; PROVIDED, HOWEVER, that notwithstanding the foregoing, in the event that such breach by Parent or Merger Sub or such inaccuracies in the representations and warranties of Parent or Merger Sub are curable by Parent or Merger Sub through the exercise of its commercially reasonable efforts, then the Company shall not be permitted to terminate this Agreement pursuant to this SECTION 8.1(c)(I) until the earlier to occur of (A) the expiration of a thirty (30) calendar day period after delivery of written notice from the Company to Parent of breach or inaccuracy, as applicable, or (B) Parent or Merger Sub ceasing to exercise commercially reasonable efforts to cure such breach or inaccuracy, provided that Parent or Merger Sub continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that the Company may not terminate this Agreement pursuant to this
       SECTION 8.1(c)(I) if such breach or inaccuracy by Parent or Merger Sub is cured within such thirty (30) calendar day period); or

           (ii) prior to entering into a definitive agreement with respect to an Superior Proposal, provided that (A) the Company has not breached and is not then in breach of the terms of SECTION 6.1 hereof, (B) subject to the terms of this Agreement, the Company Board has authorized the Company to enter into a definitive agreement for a transaction that constitutes a Superior Proposal, (C) the Company has notified Parent in writing that the Company has received an Acquisition Proposal that constitutes a Superior Proposal and intends to enter into a definitive agreement with respect to such Superior Proposal, which notice shall include the most current version of such definitive agreement and the identity of the person making such Superior Proposal, all with the purpose and intent of enabling Parent and the Company to discuss in good faith a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (D) Parent does not make, within five (5) business days after receipt of the Company's written notice of its intention to enter into a definitive agreement with respect to such Superior Proposal, an offer that the Company Board reasonably determines in good faith, after consultation with a financial advisor of nationally recognized standing and its outside legal counsel, is at least as favorable to Company's stockholders as such Superior Proposal, and
       (E) concurrently with the termination of this Agreement, the Company pays to Parent the Termination Fee set forth in SECTION 8.4 hereof and enters into a definitive agreement with respect to such Superior Proposal.

        (d) by Parent:

           (i) in the event of a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or in the event that any representation or warranty of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the condition set forth in SECTION 7.3 hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; PROVIDED, HOWEVER, that notwithstanding the foregoing, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company through the exercise of its commercially reasonable efforts, then Parent shall not be permitted to terminate this Agreement pursuant to this SECTION 8.1(d)(I) until the earlier to occur of (A) the expiration of a thirty (30) calendar day period after delivery of written notice from Parent to the Company of such breach or inaccuracy, as applicable, or (B) the ceasing by the Company to exercise commercially reasonable efforts to cure such breach or inaccuracy, provided that the Company continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Parent may not terminate this Agreement pursuant to this SECTION 8.1(d)(I) if such breach or inaccuracy by the Company is cured within such thirty (30) calendar day period); or

           (ii) if a Triggering Event shall have occurred. For purposes of this
       SECTION 8.1, a "TRIGGERING EVENT" shall be deemed to have occurred if, prior to the Effective Time: (A) the Company Board or any committee thereof shall for any reason have directly or indirectly withheld, withdrawn, amended or modified its recommendation (including, without limitation, by virtue of taking any position or making any disclosure pursuant to the last sentence of SECTION 6.3(c) hereof) in favor of the adoption and approval of this Agreement or the approval of the Merger by the Company's stockholders (collectively, the "RECOMMENDATIONS");
       (B) the Company shall have failed to include the Recommendations in the Proxy Statement/ Prospectus; (C) the Company Board or any committee thereof shall have approved, or recommended that the Company stockholders approve, an Acquisition Proposal; (D) the Company shall have entered into any letter of intent or similar document or a Contract (other than a confidentiality agreement as permitted by SECTION 6.1 hereof) accepting an Acquisition Proposal; or
       (E) a tender or exchange offer shall have been commenced by a person unaffiliated with Parent, and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given to the Company's stockholders, a statement reaffirming the Recommendations and recommending that the Company's stockholders reject such tender or exchange offer.

    8.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under SECTION 8.1 hereof will be effective immediately upon (or if this Agreement is terminated is pursuant to SECTION 8.1(c)(I) or
SECTION 8.1(d)(I) hereof and the proviso is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to SECTION 8.1 hereof, this Agreement shall be of no further force or effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except (i) as set forth in this SECTION 8.2, SECTION 8.3 and
ARTICLE IX hereof, each of which shall survive the termination of this Agreement, and (ii) that nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with its terms.

    8.3  FEES AND EXPENSES.

        (a) GENERAL. Except as set forth in this SECTION 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the respective party incurring such fees and expenses whether or not the Merger or any other transaction contemplated hereby is consummated; PROVIDED, HOWEVER, that notwithstanding the foregoing, Parent and the Company shall share equally (i) all fees and expenses (other than attorneys' and accountants' fees and expenses) in connection with the printing, filing and mailing of the Registration Statement and the Proxy Statement/Prospectus (including any preliminary materials related thereto and including the financial statements included therein and exhibits thereto) and any amendments or supplements thereto, and
    (ii) any filing fees required to be paid under the HSR Act or in connection with any Foreign Filings.

        (b)  COMPANY PAYMENTS.

           (i) In the event that this Agreement is terminated by Parent pursuant to SECTION 8.1(d)(II) hereof, the Company shall pay to Parent a fee equal to Forty Million Dollars ($40,000,000) by wire transfer of immediately available funds to an account designated in writing by Parent (the "TERMINATION FEE AMOUNT").

           (ii) The Company shall pay to Parent a fee equal to the Termination Fee Amount, by wire transfer of immediately available funds to an account designated in writing by Parent, within one (1) business day after demand by Parent, in the event that (A) this Agreement is terminated by Parent or the Company pursuant to SECTION 8.1(b)(I) or SECTION 8.1(b)(II) hereof, or (B) this Agreement is terminated by Parent pursuant to
       SECTION 8.1(d)(I), and (x) following the execution and delivery of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been publicly announced or shall have become publicly known and shall not have been unconditionally and publicly withdrawn, and
       (y) within twelve (12) months following the termination of this Agreement, either a Company Acquisition (as defined below) is consummated, or the Company enters into a letter of intent or Contract providing for a Company Acquisition and any Company Acquisition is later consummated.

          (iii) In the event that this Agreement is terminated by the Company pursuant to SECTION 8.1(c)(II) hereof, as a condition and prior to such termination, the Company shall pay to Parent a fee equal to the Termination Fee Amount by wire transfer of immediately available funds to an account designated in writing by Parent.

        (c)  DEFINITION OF COMPANY ACQUISITION.  For purposes of this
    SECTION 8.3, the term "COMPANY ACQUISITION" shall mean any of the following transactions or a series of related transactions having any of the following effects (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of Company immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by the Company of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the Company's business immediately prior to such sale; or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of the Company.

        (d) ENFORCEABILITY. The Company hereby acknowledges that the agreements set forth in this SECTION 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without such agreements, Parent would not enter into this Agreement. Accordingly, if the Company shall fail to pay in a timely manner the amounts due pursuant to this SECTION 8.3, and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this SECTION 8.3 at the base rate established by Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees set forth in this SECTION 8.3 shall not be in lieu of damages incurred in the event of breach of this Agreement.

    8.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Company.

    8.5 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1 SURVIVAL OF REPRESENTATIONS; WARRANTIES AND COVENANTS. The representations, warranties and covenants of Parent, Merger Sub and the Company set forth in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time (including, without limitation, the terms of SECTION 6.19 hereof) shall survive the Effective Time.

    9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

        (a) if to Parent or Merger Sub, to:

           Peregrine Systems, Inc
           3611 Valley Centre Drive, Floor 5
           San Diego, California 92130
           Attention: General Counsel
           Telecopy No.: (858) 481-1751

           with a copy to:

           Wilson Sonsini Goodrich & Rosati
           Professional Corporation
           650 Page Mill Road
           Palo Alto, California 94304
           Attention: Douglas H. Collom, Esq.
                       Michael J. Kennedy, Esq.
           Telecopy No.: (650) 493-6811

        (b) if to Company, to:

           Remedy Corporation
           1505 Salado Drive
           Mountain View, California 95035
           Attention: General Counsel
           Telecopy No.: (650) 903-9001

           with a copy to:

           Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
           Menlo Park, California 94025
           Attention: Daniel E. O'Connor, Esq.
                       Christopher D. Dillon, Esq.
           Telecopy No.: (650) 321-2800

    9.3 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

    9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    9.5 HEADINGS. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.6 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) except with respect to the Indemnified Parties pursuant to SECTION 6.12 and with respect to the Company Designee pursuant to SECTION 6.18 hereof, are not intended to confer upon any other person any rights or remedies hereunder.

    9.7 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    9.8 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

    9.10 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    9.11 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    9.12 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

    9.13 CONSENT TO JURISDICTION. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and hereby further agrees that process may be served upon each of them in any manner authorized by the laws of the State of Delaware for such persons, and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their duly authorized respective officers as of the date first above written.

                                                       PEREGRINE SYSTEMS, INC.

                                                       By:  /s/ RICHARD T. NELSON
                                                            -----------------------------------------
                                                            Name: Richard T. Nelson
                                                            Title: Senior Vice President and Secretary

                                                       ROSE ACQUISITION CORPORATION

                                                       By:  /s/ RICHARD T. NELSON
                                                            -----------------------------------------
                                                            Name: Richard T. Nelson
                                                            Title: President and Chief Financial
                                                            Officer

                                                       REMEDY CORPORATION

                                                       By:  /s/ LAWRENCE GARLICK
                                                            -----------------------------------------
                                                            Name: Lawrence Garlick
                                                            Title: Chairman and Chief Executive
                                                            Officer

      * * * * * AGREEMENT AND PLAN OF MERGER AND REORGANIZATION * * * * *

                                                                         ANNEX B

                            COMPANY VOTING AGREEMENT

    THIS COMPANY VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of June 10, 2001 by and between Peregrine Systems, Inc., a Delaware corporation ("PARENT"), and the undersigned Stockholder (the "STOCKHOLDER") of Remedy Corporation, a Delaware corporation (the "COMPANY").

    WHEREAS, Parent, the Company and Merger Sub (as defined below), have entered into an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT"), which provides (subject to SECTION 2.12 of the Merger Agreement) for the merger (the "MERGER") of the Company with and into a wholly-owned subsidiary of Parent ("MERGER SUB"). Pursuant to the Merger, all outstanding capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement, and Merger Sub (subject to SECTION 2.12 of the Merger Agreement) will succeed to all of the rights and liabilities of the Company.

    WHEREAS, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of the shares of capital stock of the Company, and options to acquire shares of capital stock of the Company, each as set forth on the signature page of this Agreement.

    WHEREAS, in consideration of the execution of the Merger Agreement by Parent, the Stockholder (solely in his capacity as such) is hereby agreeing to vote the Shares (as defined below), and such other shares of capital stock of the Company over which the Stockholder has voting power, so as to facilitate the consummation of the Merger.

    NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

    1. CERTAIN DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following respective meanings:

        (a) "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to ARTICLE VIII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions of the Merger Agreement.

        (b) "PERSON" shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental body or authority.

        (c) "SHARES" shall mean: (i) all voting securities of the Company beneficially owned by the Stockholder as of the date of this Agreement, and
    (ii) all additional voting securities of the Company of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date, including, without limitation, through the exercise of options, warrants or other rights to acquire such voting securities of the Company, or the conversion of other securities of the Company into such voting securities of the Company.

        (d) TRANSFER. A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

    2.  TRANSFER OF SHARES.

        (a) TRANSFEREE OF SHARES TO BE BOUND BY THIS AGREEMENT. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing, to be effected unless each Person to which any of such Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in any of the foregoing, is or may be Transferred shall have (i) executed a counterpart of this Agreement and a Irrevocable Proxy in the form attached hereto as EXHIBIT A (with such modifications as Parent may reasonably request), and
    (ii) agreed in writing to hold such Shares (or any securities convertible into or exercisable or exchangeable for Shares), or such interest in the foregoing, subject to the terms and conditions of this Agreement.

        (b) TRANSFER OF VOTING RIGHTS. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit (or permit the deposit of) any Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing, in a voting trust or grant any proxy, or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing.

    3. AGREEMENT TO VOTE SHARES. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in SECTION 4 hereof), the Shares:

        (a) in favor of the adoption and approval of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

        (b) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the other transactions contemplated by the Merger Agreement;

        (c) against any of the following actions (other than those actions that relate to the Merger and the other transactions contemplated by the Merger Agreement): (i) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any person, (ii) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (iii) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company,
    (iv) any change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (v) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

        (d) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this SECTION 3.

    4. IRREVOCABLE PROXY. The Stockholder hereby agrees to deliver to Parent, concurrently with the execution and delivery of this Agreement, a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permitted by applicable law, with respect to the Shares.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date: (i) the Stockholder is (and will be, unless Transferred pursuant to SECTION 2(a) hereof) the sole beneficial owner of the shares of Company Common Stock and the options to purchase shares of Company Common Stock set forth on the signature page of this Agreement, with full power to vote or direct the voting of the Shares for and on behalf of all beneficial owners of the Shares; (ii) the Shares are (and will be, unless Transferred pursuant to SECTION 2(a) hereof) free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature; (iii) the Stockholder does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and to purchase shares of Company Common Stock set forth on the signature page of this Agreement; and (iv) has (and will have, unless Transferred pursuant to SECTION 2(a) hereof) full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

    6. ADDITIONAL DOCUMENTS. The Stockholder (solely in his or her capacity as such) hereby agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

    7. LEGENDING OF SHARES. If so requested by Parent, the Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of SECTION 2 hereof, the Stockholder hereby agrees that the Stockholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

    8. TERMINATION. This Agreement shall terminate and shall have no further force or effect after the Expiration Date.

    9.  MISCELLANEOUS.

        (a) WAIVER. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

        (b) SEVERABILITY. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

        (c) BINDING EFFECT; ASSIGNMENT. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of Parent.

        (d) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

        (e) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. Each of the parties hereto hereby acknowledge that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of Parent and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to Parent which cannot be adequately compensated by a monetary award. Accordingly, Parent and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, Parent shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

        (f) GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        (g) ENTIRE AGREEMENT. This Agreement and the Proxy and the other agreements referred to in this Agreement set forth the entire agreement and understanding of Parent and the Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Parent and the Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

        (h) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Parent:         Peregrine Systems, Inc.
                      3611 Valley Centre Drive, Floor 5
                      San Diego, California 92130
                      Attention:  General Counsel
                      Telephone No.: (858) 481-5000
                      Telecopy No.: (858) 481-1751

With a copy to:       Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      650 Page Mill Road
                      Palo Alto, California 94304
                      Attention:  Douglas H. Collom, Esq.
                                  Michael J. Kennedy, Esq.
                      Telecopy No.: (650) 493-6811

If to the             To the address for notice set forth on the signature page hereof.
Stockholder:

And to:               Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
                      155 Constitution Drive
                      Menlo Park, California 94025
                      Attention:  Daniel E. O'Connor, Esq.
                                  Christopher D. Dillon, Esq.
                      Telecopy No.: (650) 321-2800

        (i) FURTHER ASSURANCES. The Stockholder (in his or her capacity as such) shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as Parent may deem necessary or desirable, in the reasonable opinion of Parent, to carry out and effectuate the purpose and intent of this Agreement.

        (j) HEADINGS. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

        (k) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed on the date first above written.

PEREGRINE SYSTEMS, INC.                           STOCKHOLDER:

By:                                               By:
       ----------------------------------
                                                         ----------------------------------
                                                                      Signature

Name:  ----------------------------------         Name:
                                                         ----------------------------------

Title: ----------------------------------         Title:
                                                         ----------------------------------

                                                  -----------------------------------------

                                                  -----------------------------------------
                                                  Print Address

                                                  -----------------------------------------
                                                  Telephone Number

                                                  -----------------------------------------
                                                  Facsimile Number

                                                  Shares Beneficially Owned:

                                                  ------------ shares of Company Common
                                                  Stock

                                                  ------------ shares of Company Common
                                                  Stock issuable upon the exercise of
                                                  outstanding Company Stock Options

                           [COMPANY VOTING AGREEMENT]

                                   EXHIBIT A

                               IRREVOCABLE PROXY

    The undersigned stockholder of Remedy Corporation, a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints the members of the Board of Directors of Peregrine Systems, Inc., a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

    This Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT") by and among Parent, Rose Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company. The Merger Agreement provides (subject to SECTION 2.12 of the Merger Agreement) for the merger of Merger Sub with and into the Company in accordance with its terms (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to ARTICLE VIII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

    The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting, as follows:

        (a) in favor of the adoption and approval of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

        (b) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the other transactions contemplated by the Merger Agreement;

        (c) against any of the following actions (other than those actions that relate to the Merger and the other transactions contemplated by the Merger Agreement): (i) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any person, (ii) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (iii) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company,
    (iv) any change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (v) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

        (d) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

    The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    This Irrevocable Proxy is irrevocable (to the fullest extent permitted by law). This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: June    , 2001

                                         Signature:
                                         -------------------------------------------------

                                         Name: ----------------------------------------------------

                                         Name and Title of Authorized Signatory: ------------

                                         Shares Beneficially Owned:

                                         ------------ shares of Company Common Stock

                                         ------------ shares of the Company Common Stock issuable
                                         upon the exercise of outstanding Company Stock Options

                              [IRREVOCABLE PROXY]

                                                                         ANNEX C

                          COMPANY AFFILIATE AGREEMENT

    THIS COMPANY AFFILIATE AGREEMENT (this "AGREEMENT") is made and entered into as of June 10, 2001 by and among Peregrine Systems, Inc., a Delaware corporation ("PARENT"), Remedy Corporation, a Delaware corporation (the "COMPANY"), and the undersigned stockholder of the Company (the "STOCKHOLDER").

    WHEREAS, Parent, the Company and Merger Sub (as defined below), have entered into an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT"), which provides (subject to SECTION 2.12 of the Merger Agreement) for the merger (the "MERGER") of the Company with and into a wholly-owned subsidiary of Parent ("MERGER SUB"). Pursuant to the Merger, all outstanding capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement, and Merger Sub (subject to SECTION 2.12 of the Merger Agreement) will succeed to all of the rights and liabilities of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

    WHEREAS, the Stockholder understands that the shares of Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that the Stockholder may be deemed an "affiliate" of Parent as such term is defined under Rule 145 ("RULE 145") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and, as such, the Stockholder may only transfer, sell or dispose of such shares of Parent Common Stock in accordance with this Agreement.

    NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agrees as follows:

    1. REPRESENTATIONS AND WARRANTIES. The Stockholder represents and warrants to Parent as follows:

        (a) The Stockholder is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares of Company Common Stock set forth on the signature page hereto (the "STOCKHOLDER COMPANY SHARES").

        (b) The Stockholder is the holder of Company Stock Options to purchase the number of shares of Company Common Stock set forth on the signature page hereto (the "STOCKHOLDER COMPANY OPTIONS").

        (c) The Stockholder does not own, of record or beneficially, directly or indirectly, any securities of the Company other than the Stockholder Company Shares or the Stockholder Company Options.

        (d) The Stockholder has carefully read this Agreement and, to the extent the Stockholder felt necessary, has discussed with counsel the limitations imposed on the Stockholder's ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock that the Stockholder receives in the Merger (the "STOCKHOLDER PARENT SHARES"). The Stockholder fully understands the limitations this Agreement places upon the Stockholder's ability to sell, transfer or otherwise dispose of the Stockholder Parent Shares and to exercise the Company Options.

    2. PROHIBITIONS AGAINST TRANSFER. The Stockholder agrees that the Stockholder shall not effect any sale, transfer or other disposition of any Stockholder Parent Shares unless:

        (a) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act;

        (b) such sale, transfer or other disposition is made in conformity with the applicable requirements of Rule 145 promulgated under the Securities Act;

        (c) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from the registration requirements under the Securities Act; or

        (d) an authorized representative of the Securities and Exchange Commission (the "SEC") shall have rendered written advice to the Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

    3. OPTION EXERCISES. The Stockholder agrees that from the execution and delivery of this Agreement until the Effective Time, the Stockholder shall not exercise any Stockholder Company Options (in whole or in part) without the prior written consent of the Company and Parent. The Company shall place an option exercise limitation notice consistent with the foregoing in the stock option records of the Company with respect to the Stockholder Company Options, and notify the stock administrator under the Company Option Plans of such restriction. The Company and Parent shall not withhold their consent to any exercise of Stockholder Company Options if such exercise, together with all exercises of Company Stock Options and notices of intent to exercise received as of June 10, 2001, would not affect Parent's ability to effectuate the Merger without a vote of its stockholders in compliance with Rule 4350 of the NASD Marketplace Rules. In making its determination under the previous sentence, Parent shall utilize the methodology utilized by Parent in connection with the execution of the Merger Agreement for determining compliance with Rule 4350 of the NASD Marketplace Rules. If the Stockholder wishes to exercise a Company Option (in whole or in part), the Stockholder shall notify the Company and Parent of the Stockholder's desire to do so. Such notice shall be in writing and shall specify the number of shares of Company Common Stock that the Stockholder wishes to purchase by exercising a Stockholder Company Option. As soon as practicable following the delivery of such notice (but in no event more than 5 business days thereafter), Parent and the Company shall advise the Stockholder in writing as to whether or not each of them consents to such exercise, and, if such consent is withheld, the basis on which the proposed exercise would affect Parent's ability to effectuate the Merger without a vote of Parent's stockholders in compliance with Rule 4350 of the NASD Marketplace Rules.

    4. STOP TRANSFER INSTRUCTIONS; LEGEND. The Stockholder acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Stockholder Parent Shares (which instructions shall be terminated after any transfer of the Stockholder Parent Shares by the Stockholder in compliance with the terms of Section 2 hereof), and (b) each certificate representing any of the Stockholder Parent Shares held by the Stockholder shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

    THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF RULE 145 AND IN ACCORDANCE WITH THE TERMS OF A COMPANY AFFILIATE AGREEMENT DATED AS OF JUNE 10, 2001, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER HEREOF.

    It is understood and agreed that the legend set forth in this SECTION 4 shall be removed by delivery of substitute certificates without such legend, and Parent shall so instruct its transfer agent on the first anniversary of the Effective Time (provided that the provisions of Rule 145(d)(2) are then available to the Stockholder) or if (i) the securities represented thereby have been registered for sale by the undersigned under the Securities Act and the Stockholder certifies in writing to Parent that any prospectus delivery requirement in respect thereof has been satisfied or (ii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained by the undersigned from the SEC staff, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the Stockholder or that the legend referred to above can otherwise be removed.

    5. REPRESENTATIONS AND WARRANTIES BY PARENT. For as long as and to the extent necessary to permit the Stockholder to sell the Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act
("RULE 144"), Parent shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Exchange Act, and (ii) furnish to me upon request a written statement as to whether or not parent has complied with such reporting requirements during the twelve months preceding any proposed sale of the Parent Shares by the Stockholder pursuant to Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents that it has filed all reports required to be filed with the Commission under Section 13 of the Exchange Act during the preceding twelve months.

    6. SPECIFIC PERFORMANCE. The Stockholder agrees that in the event of any breach or threatened breach by the Stockholder of any covenant, obligation or other provision contained in this Agreement, Parent and the Company shall be entitled (in addition to any other remedy that may be available to Parent) to:
(a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and
(b) an injunction restraining such breach or threatened breach. The Stockholder further agrees that none of the Parent, the Company or any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this SECTION 6, and the Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

    7. OTHER AGREEMENTS. Nothing in this Agreement shall limit any of the rights or remedies of Parent or the Company under the Merger Agreement, or any of the obligations of the Stockholder under any agreement between the Stockholder and Parent or the Company or any certificate or instrument executed by the Stockholder in favor of Parent or the Company, and nothing in the Merger Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or the Company, or any of the obligations of the Stockholder, under this Agreement.

    8. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (i) personal delivery,
(ii) transmitter's confirmation of a receipt of a facsimile transmission,
(iii) confirmed delivery by a nationally-recognized overnight carrier or when delivered by hand or (iv) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

       If to Parent or the Company (following the Effective Time):

       Peregrine Systems, Inc
       3611 Valley Centre Drive, Floor 5
       San Diego, California 92130
       Attention: General Counsel
       Telecopy No.: (858) 481-1751
       with a copy to:

       Wilson Sonsini Goodrich & Rosati
       Professional Corporation
       650 Page Mill Road
       Palo Alto, California 94504
       Telecopy No.: (650) 849-7400
       Attention: Douglas H. Collom, Esq.
                  Michael J. Kennedy, Esq.

       If to the Stockholder, to the address for notice set forth on the signature page hereof with a copy to:

       Gunderson Dettmer Stough Velleneuve Franklin & Hachigian, LLP 155 Constitution Drive
       Menlo Park, California 94025
       Telecopy No.: (650) 321-2800
       Attention: Daniel E. O'Connor, Esq.
                  Christopher D. Dillon, Esq.

    9. SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

    10. APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this
Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the jurisdiction and venue of the state and federal courts located in San Diego, California; (ii) each of the parties irrevocably waives the right to trial by jury; and (iii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with this SECTION 10.

    11. WAIVER; TERMINATION. No failure on the part of Parent or the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent nor the Company shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent or the Company, as applicable; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Merger Agreement is terminated, this Agreement shall thereupon terminate.

    12. HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

    13. FURTHER ASSURANCES. The Stockholder shall execute and/or cause to be delivered to Parent and/or the Company, as applicable, such instruments and other documents and shall take such other actions as Parent and/or the Company may reasonably request to effectuate the intent and purposes of this Agreement.

    14. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

    15. NON-EXCLUSIVITY. The rights and remedies of Parent and the Company hereunder are not exclusive of or limited by any other rights or remedies which Parent or the Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

    16. AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Company and the Stockholder.

    17. ASSIGNMENT. This Agreement and all obligations of the Stockholder hereunder are personal to the Stockholder and may not be transferred or delegated by the Stockholder at any time.

    18. BINDING NATURE. This Agreement will inure to the benefit of Parent, the Company and their respective successors and assigns, and will be binding upon the Stockholder and the Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                                       STOCKHOLDER:

                                                        ---------------------------------------------
                                                                         (Signature)

                                                        ---------------------------------------------
                                                                        (Print Name)

                                                       ---------------------------------------------

                                                        ---------------------------------------------
                                                                          (Address)

                                                       ------------ Shares of Company Common Stock

                                                       ------------Shares of Company Common Stock
                                                       issuable upon the exercise of Company Stock
                                                       Options

                                                       PEREGRINE SYSTEMS, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       REMEDY CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                         [COMPANY AFFILIATE AGREEMENT]

                                                                         ANNEX D

MORGAN STANLEY DEAN WITTER

                                                  2725 SAND HILL ROAD
                                                  BUILDING C--SUITE 200
                                                  MENLO PARK, CALIFORNIA 94025
                                                  (650) 234-5500

                                        June 10, 2001

Board of Directors
Remedy Corporation
1585 Charleston Road
Mountain View, CA 94043

Members of the Board:

    We understand that Remedy Corporation ("Remedy" or the "Company"), Peregrine Systems, Inc. ("Peregrine") and Rose Acquisition Corporation, a wholly-owned subsidiary of Peregrine ("Acquisition Sub") propose to enter into an Agreement and Plan of Merger and Reorganization, substantially in the form of the draft dated June 10, 2001 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of Remedy with and into Acquisition Sub. Pursuant to the Merger, each outstanding share of common stock, par value $0.00005 (the "Remedy Common Stock") of Remedy, other than shares held in treasury or held by Peregrine or any affiliate of Peregrine or as to which dissenters' rights have been perfected, will be converted into the right to receive 0.9065 shares of common stock, par value $0.001 per share (the "Peregrine Common Stock") of Peregrine and $9.00 of cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether the consideration to be received by the holders of shares of Remedy Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

    For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other business and financial information of Remedy and Peregrine, respectively;

    (ii) reviewed certain historical financial and operating data concerning Peregrine, prepared by the management of Peregrine;

   (iii) reviewed certain historical internal financial statements and other historical financial and operating data concerning Remedy, prepared by the management of Remedy;

    (iv) discussed certain strategic, financial and operational benefits anticipated from the Merger with the management of Remedy and reviewed estimates of the financial benefits including cost savings anticipated from the Merger prepared by the management of Remedy;

    (v) discussed certain strategic financial and operational benefits anticipated from the Merger with the management of Peregrine;

    (vi) reviewed the pro forma impact of the Merger on the combined company's financial performance, including cash earnings per share;

   (vii) discussed the past and current operations and financial condition and the prospects of Remedy and Peregrine with senior executives of Remedy and Peregrine;

  (viii) reviewed the reported prices and trading activity for Remedy Common Stock and Peregrine Common Stock;

    (ix) compared the financial performance of Remedy and Peregrine and the prices and trading activity of the Remedy Common Stock and Peregrine Common Stock with that of certain other comparable publicly-traded companies and their securities;

    (x) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    (xi) discussed with the management of Remedy their strategic rationale for the Merger and certain alternatives to the Merger;

   (xii) participated in discussions and negotiations among representatives of Remedy, Peregrine and their financial and legal advisors;

  (xiii) reviewed the Merger Agreement, and certain related documents; and

   (xiv) performed such other analyses and considered such other factors as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the estimates relating to the financial and operational benefits anticipated from the Merger, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Remedy and Peregrine, respectively. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement.

    We have relied upon, without independent verification, the assessment by the managements of Remedy and Peregrine of: (i) the strategic, financial and other benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of Remedy and Peregrine; and (iii) the validity of, and risks associated with, Remedy's and Peregrine's existing and future technologies, intellectual property, products, services and business models. We have not made any independent valuation or appraisal of the assets, liabilities or technology of Remedy and Peregrine, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We have acted as financial advisor to the Board of Directors of Remedy in connection with this transaction and will receive a fee for our services. In the ordinary course of our business we may actively trade the securities of Remedy and Peregrine for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In the past, Morgan Stanley & Co. Incorporated ("Morgan Stanley") has provided financial advisory services for Peregrine, but did not receive a fee for these services.

    It is understood that this letter is for the information of the Board of Directors of Remedy only and may not be used for any other purpose without our prior written consent. In addition, this opinion does not in any manner address the prices at which the Remedy Common Stock or the Peregrine Common Stock will trade following the consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the stockholders of Remedy should vote at the stockholders' meeting to be held in connection with the Merger.

    Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Remedy Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                                       Very truly yours,

                                                       MORGAN STANLEY & CO. INCORPORATED

                                                       By:   /s/ GLENN WEIN
                                                             ----------------------------------------
                                                             Glenn Wein
                                                             Principal

                                                                         ANNEX E

                        DELAWARE GENERAL CORPORATION LAW
                                APPRAISAL RIGHTS

    SECTION 262. APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation hall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

    Article IX of Peregrine's amended and restated certificate of incorporation provides for the indemnification of directors to the fullest extent permitted under Delaware law.

    Article VI of the Peregrine bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permitted under the General Corporation Law of Delaware.

    The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Peregrine's amended and restated certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

    In addition, pursuant to the terms of the merger agreement, Peregrine has agreed to fulfill and honor in all respects the obligations of Remedy pursuant to any indemnification agreements between Remedy and its directors and officers in effect immediately prior to the merger (the "Indemnified Parties") and any indemnification provisions under Remedy's certificate of incorporation or bylaws as in effect immediately prior to the merger. The certificate of incorporation and bylaws of the surviving corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the certificate of incorporation and bylaws of Remedy as in effect on June 10, 2001, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the effective time of the merger, were directors, officers, employees or agents of Remedy, unless such modification is required by law.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT NO.                                               EXHIBIT TITLE
-----------                        ------------------------------------------------------------
 *2.1                   (a)        Agreement and Plan of Merger and Reorganization by and among
                                   Peregrine Systems, Inc., Rose Acquisition Corporation and
                                   Remedy Corporation, dated as of June 10, 2001.
  3.1                   (i)        Amended and Restated Certificate of Incorporation as filed with the Secretary of the State of Delaware on February 11,
                                   1997 and amendments thereto.
  3.2                   (c)        Bylaws, as amended.
  4.1                   (c)        Specimen Common Stock Certificate.
  5.1                   (a)        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                                   Corporation.
  8.1                   (a)        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                                   Corporation, as to Tax Matters.
  8.2                   (a)        Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
                                   Hachigian LLP, as to Tax Matters.

EXHIBIT NO.                                               EXHIBIT TITLE
-----------                        ------------------------------------------------------------
 *9.1                   (a)        Form of Voting Agreement between Peregrine Systems, Inc. and certain stockholders of Remedy Corporation dated as of
                                   June 10, 2001.
 *9.2                   (a)        Form of Affiliate Agreement between Peregrine Systems, Inc.
                                   and certain stockholders of Remedy Corporation dated
                                   June 10, 2001.
 10.1                   (c)        Nonqualified Stock Option Plan, as amended, and forms of
                                   Stock Option Agreement and Stock Buy-Sell Agreement.
 10.2                   (c)        Nonqualified Stock Option Plan, as amended, and forms of
                                   Stock Option Agreement and Stock Buy-Sell Agreement.
 10.3(a)                (e)        1994 Stock Option Plan, as amended through July 1998.
 10.3(b)                (e)        1995 Stock Option Plan for French Employees (a supplement to the 1994 Stock Option Plan).
 10.4                   (d)        Form of Stock Option Agreement under the 1994 Stock Option
                                   Plan, as amended through February 6, 1997.
 10.5                   (d)        1997 Employee Stock Purchase Plan and forms of participation agreement thereunder.
 10.6                   (d)        1997 Director Option Plan.
 10.7                   (b)        Form of Indemnification Agreement for directors and
                                   officers.
 10.8                   (g)        Credit Agreement dated as of July 30, 1999 by and between
                                   the Registrant and Bank of America, N.A., Banc of America
                                   Securities LLC and BankBoston, N.A.
 10.9                   (b)        Sublease between the Registrant and JMI Services, Inc.
 10.10                  (b)        Lease between the Registrant and the Mutual Life Insurance
                                   Company of New York dated October 26, 1994, as amended in
                                   August 1995, and Notifications of Assignment dated June 14,
                                   1996 and December 9, 1996 for the Registrant's headquarters at 12670 High Bluff Drive, San Diego, CA.
 10.11                  (b)        Lease between the Registrant and the Mutual Life Insurance
                                   Company of New York dated October 26, 1994, as amended in
                                   August 1995, and Notification of Assignment dated
                                   December 9, 1996 for the Registrant's headquarters at 12680
                                   High Bluff Drive, San Diego, CA.
 10.18                  (c)        Form of Stock Option Agreement under 1995 Stock Option Plan for French Employees.
 10.19                  (c)        Form of Stock Option Agreement under 1997 Director Option
                                   Plan.
 10.22                  (b)        Executive Officer Incentive Program and Form of Restricted
                                   Stock Agreement.
 10.24                  (f)        Lease between the Registrant and KR-Carmel Partners LLC
                                   dated June 9, 1999 for Building No. 1 of the Registrant's
                                   future campus in San Diego, CA.
 10.25                  (f)        Lease between the Registrant and KR-Carmel Partners LLC
                                   dated June 9, 1999 for Building No. 2 of the Registrant's
                                   future campus in San Diego, CA.
 10.26                  (f)        Lease between the Registrant and KR-Carmel Partners LLC
                                   dated June 9, 1999 for Building No. 3 of the Registrant's
                                   future campus in San Diego, CA.
 10.27                  (f)        Lease between the Registrant and KR-Carmel Partners LLC
                                   dated June 9, 1999 for Building No. 5 of the Registrant's
                                   future campus in San Diego, CA.
 10.28                  (f)        Lease between the Registrant and KR-Carmel Partners LLC
                                   dated June 9, 1999 for Building No. 4 of the Registrant's
                                   future campus in San Diego, CA.
 10.29                  (g)        1999 Nonstatutory Stock Option Plan.
10.40                   (h)        First Amendment to the Credit Agreement dated as of
                                   December 31, 1999 by and between the Company and Bank of
                                   America, N.A. and BankBoston, N.A.
10.41                   (h)        Second Amendment to the Credit Agreement dated as of
                                   November 1, 2000 by and between the Company and Bank of
                                   America, N.A. and Fleet National Bank.

EXHIBIT NO.                                               EXHIBIT TITLE
-----------                        ------------------------------------------------------------
10.42                   (h)        Indenture dated November 14, 2000 between Peregrine and
                                   State Street Bank
10.43                   (h)        Registration Rights Agreement dated as of November 14, 2000 by and among the Company, Banc of America Securities LLC,
                                   Bear, Stearns & Co. Inc. and Prudential Securities
                                   Incorporated
 21.1                   (j)        Peregrine Systems, Inc. Subsidiaries.
 23.1(a)                (a)        Consent of Arthur Andersen LLP, Independent Public
                                   Accountants (relating to financial statements for Peregrine
                                   Systems).
 23.2(a)                (a)        Consent of Ernst & Young, Independent Auditors (relating to financial statements for Remedy Corporation).
 23.3                              Consent of Wilson Sonsini Goodrich & Rosati, Professional
                                   Corporation (included in Exhibits 5.1 and 8.1).
 23.4                              Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                                   Hachigian LLP (included in Exhibit 8.2).
 23.5                   (a)        Consent of Morgan Stanley & Co. Incorporated.
 24.1                   (a)        Power of Attorney (see page II-6).
*99.1                   (a)        Opinion of Morgan Stanley & Co. Incorporated.
 99.3                   (a)        Form of Proxy Card of Remedy Corporation.

------------------------

* Filed as an Annex to the Proxy Statement/Prospectus constituting part of this Registration Statement and incorporated herein by reference.

(a) Filed herewith.

(b) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Registration Statement on Form S-1 (Registration Statement 333-21483), which the Securities and Exchange Commission declared effective on April 8, 1997.

(c) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Registration Statement on Form S-1 (Registration Statement 333-39891), which the Securities and Exchange Commission declared effective on November 19, 1997.

(d) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Annual Report on Form 10-K for the Year ended March 31, 1997.

(e) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Registration Statement on Form S-8 which became effective upon its filing on October 9, 1998.

(f) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Annual Report on Form 10-K for the year ended March 31, 1999.

(g) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Annual Report on Form 10-K for the year ended March 31, 2000.

(h) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(i) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000.

(j) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Annual Report on Form 10-K for the year ended March 31, 2001.

    (B) FINANCIAL STATEMENTS SCHEDULES

                            PEREGRINE SYSTEMS, INC.
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
               FOR THE YEARS ENDED MARCH 31, 2001, 2000, AND 1999
                                 (IN THOUSANDS)

                                           BALANCE AT    ADDITIONS                             BALANCE AT
                                          BEGINNING OF   CHARGED TO   ADDITIONS                  END OF
                                             PERIOD       EXPENSE     ACQUIRED    DEDUCTIONS     PERIOD
                                          ------------   ----------   ---------   ----------   ----------
Year ended March 31, 2001
  Allowance for doubtful accounts.......     $ 2,179       $2,791     $  7,743     $ (1,202)     $11,511
  Accrued acquisition costs.............     $15,100       $   --     $113,600     $(54,950)     $73,750

Year ended March 31, 2000
  Allowance for doubtful accounts.......     $ 1,248       $  635     $    430     $   (134)     $ 2,179
  Accrued acquisition costs.............     $ 3,400       $   --     $ 16,055     $ (4,355)     $15,100

Year ended March 31, 1999
  Allowance for doubtful accounts.......     $   485       $  516     $    325     $    (78)     $ 1,248
  Accrued acquisition costs.............     $ 1,100       $   --     $ 13,500     $(11,200)     $ 3,400

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning the transaction, and the company being acquired therein, that was not subject of and included in the registration statement when it became effective.

    (c) The undersigned registrant hereby undertakes as follows:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (f) The undersigned registrant hereby undertakes as follows:

        (1) Prior to any public offering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration Form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable forms; and

        (2) That every prospectus (i) that is filed pursuant to paragraph (f)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Peregrine Systems, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 2, 2001.

                                                       PEREGRINE SYSTEMS, INC.

                                                       By:            /s/ STEPHEN P. GARDNER
                                                             ----------------------------------------
                                                                        Stephen P. Gardner
                                                               CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                                                                     OF THE BOARD OF DIRECTORS
                                                                   (PRINCIPAL EXECUTIVE OFFICER)

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS STEPHEN P. GARDNER AND MATHEW C. GLESS AND EACH OF THEM, HIS ATTORNEYS-IN-FACT, EACH WITH THE POWER OF SUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO SIGN ANY REGISTRATION STATEMENT FOR THE SAME OFFERING COVERED BY THIS REGISTRATION STATEMENT THAT IS TO BE EFFECTIVE UPON FILING PURSUANT TO
RULE 426(B) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL POST-EFFECTIVE AMENDMENTS THERETO, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SUCH ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR HIS OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    NAME                                     TITLE                        DATE
                    ----                                     -----                        ----
           /s/ STEPHEN P. GARDNER              Chief Executive Officer and
    ------------------------------------       Chairman of the Board of Directors     July 2, 2001
            (Stephen P. Gardner)               (Principal Executive Officer)

                                               Executive Vice President, Finance,
            /s/ MATTHEW C. GLESS               Chief Financial Officer and
    ------------------------------------       Director (Principal Financial          July 2, 2001
             (Matthew C. Gless)                Officer)

             /s/ BARRY M. ARIKO
    ------------------------------------       Vice President and Director            July 2, 2001
              (Barry M. Ariko)

                    NAME                                     TITLE                        DATE
                    ----                                     -----                        ----
             /s/ JOHN J. MOORES
    ------------------------------------       Director                               July 2, 2001
              (John J. Moores)

           /s/ CHRISTOPHER A. COLE
    ------------------------------------       Director                               July 2, 2001
            (Christopher A. Cole)

          /s/ CHARLES E. NOELL III
    ------------------------------------       Director                               July 2, 2001
           (Charles E. Noell III)

            /s/ WILLIAM D. SAVOY
    ------------------------------------       Director                               July 2, 2001
             (William D. Savoy)

         /s/ THOMAS G. WATROUS, SR.
    ------------------------------------       Director                               July 2, 2001
          (Thomas G. Watrous, Sr.)

          /s/ WILLIAM B. RICHARDSON
    ------------------------------------       Director                               July 2, 2001
           (William B. Richardson)

                                 EXHIBIT INDEX

EXHIBIT NO.                                               EXHIBIT TITLE
-----------                        ------------------------------------------------------------
 *2.1                   (a)        Agreement and Plan of Merger and Reorganization by and among
                                   Peregrine Systems, Inc., Rose Acquisition Corporation and
                                   Remedy Corporation, dated as of June 10, 2001.
  3.1                   (i)        Amended and Restated Certificate of Incorporation as filed with the Secretary of the State of Delaware on February 11,
                                   1997 and amendments thereto.
  3.2                   (c)        Bylaws, as amended.
  4.1                   (c)        Specimen Common Stock Certificate.
  5.1                   (a)        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                                   Corporation.
  8.1                   (a)        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                                   Corporation, as to Tax Matters.
  8.2                   (a)        Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
                                   Hachigian LLP, as to Tax Matters.
 *9.1                   (a)        Form of Voting Agreement between Peregrine Systems, Inc. and certain stockholders of Remedy Corporation dated as of
                                   June 10, 2001.
 *9.2                   (a)        Form of Affiliate Agreement between Peregrine Systems, Inc.
                                   and certain stockholders of Remedy Corporation dated
                                   June 10, 2001.
 10.1                   (c)        Nonqualified Stock Option Plan, as amended, and forms of
                                   Stock Option Agreement and Stock Buy-Sell Agreement.
 10.2                   (c)        Nonqualified Stock Option Plan, as amended, and forms of
                                   Stock Option Agreement and Stock Buy-Sell Agreement.
 10.3(a)                (e)        1994 Stock Option Plan, as amended through July 1998.
 10.3(b)                (e)        1995 Stock Option Plan for French Employees (a supplement to the 1994 Stock Option Plan).
 10.4                   (d)        Form of Stock Option Agreement under the 1994 Stock Option
                                   Plan, as amended through February 6, 1997.
 10.5                   (d)        1997 Employee Stock Purchase Plan and forms of participation agreement thereunder.
 10.6                   (d)        1997 Director Option Plan.
 10.7                   (b)        Form of Indemnification Agreement for directors and
                                   officers.
 10.8                   (g)        Credit Agreement dated as of July 30, 1999 by and between
                                   the Registrant and Bank of America, N.A., Banc of America
                                   Securities LLC and BankBoston, N.A.
 10.9                   (b)        Sublease between the Registrant and JMI Services, Inc.
 10.10                  (b)        Lease between the Registrant and the Mutual Life Insurance
                                   Company of New York dated October 26, 1994, as amended in
                                   August 1995, and Notifications of Assignment dated June 14,
                                   1996 and December 9, 1996 for the Registrant's headquarters at 12670 High Bluff Drive, San Diego, CA.
 10.11                  (b)        Lease between the Registrant and the Mutual Life Insurance
                                   Company of New York dated October 26, 1994, as amended in
                                   August 1995, and Notification of Assignment dated
                                   December 9, 1996 for the Registrant's headquarters at 12680
                                   High Bluff Drive, San Diego, CA.
 10.18                  (c)        Form of Stock Option Agreement under 1995 Stock Option Plan for French Employees.
 10.19                  (c)        Form of Stock Option Agreement under 1997 Director Option
                                   Plan.
 10.22                  (b)        Executive Officer Incentive Program and Form of Restricted
                                   Stock Agreement.
 10.24                  (f)        Lease between the Registrant and KR-Carmel Partners LLC
                                   dated June 9, 1999 for Building No. 1 of the Registrant's
                                   future campus in San Diego, CA.

EXHIBIT NO.                                               EXHIBIT TITLE
-----------                        ------------------------------------------------------------
 10.25                  (f)        Lease between the Registrant and KR-Carmel Partners LLC
                                   dated June 9, 1999 for Building No. 2 of the Registrant's
                                   future campus in San Diego, CA.
 10.26                  (f)        Lease between the Registrant and KR-Carmel Partners LLC
                                   dated June 9, 1999 for Building No. 3 of the Registrant's
                                   future campus in San Diego, CA.
 10.27                  (f)        Lease between the Registrant and KR-Carmel Partners LLC
                                   dated June 9, 1999 for Building No. 5 of the Registrant's
                                   future campus in San Diego, CA.
 10.28                  (f)        Lease between the Registrant and KR-Carmel Partners LLC
                                   dated June 9, 1999 for Building No. 4 of the Registrant's
                                   future campus in San Diego, CA.
 10.29                  (g)        1999 Nonstatutory Stock Option Plan.
10.40                   (h)        First Amendment to the Credit Agreement dated as of
                                   December 31, 1999 by and between the Company and Bank of
                                   America, N.A. and BankBoston, N.A.
10.41                   (h)        Second Amendment to the Credit Agreement dated as of
                                   November 1, 2000 by and between the Company and Bank of
                                   America, N.A. and Fleet National Bank.
10.42                   (h)        Indenture dated November 14, 2000 between Peregrine and
                                   State Street Bank
10.43                   (h)        Registration Rights Agreement dated as of November 14, 2000 by and among the Company, Banc of America Securities LLC,
                                   Bear, Stearns & Co. Inc. and Prudential Securities
                                   Incorporated
 21.1                   (j)        Peregrine Systems, Inc. Subsidiaries.
 23.1(a)                (a)        Consent of Arthur Andersen LLP, Independent Public
                                   Accountants (relating to financial statements for Peregrine
                                   Systems).
 23.2(a)                (a)        Consent of Ernst & Young, Independent Auditors (relating to financial statements for Remedy Corporation).
 23.3                              Consent of Wilson Sonsini Goodrich & Rosati, Professional
                                   Corporation (included in Exhibits 5.1 and 8.1).
 23.4                              Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                                   Hachigian LLP (included in Exhibit 8.2).
 23.5                   (a)        Consent of Morgan Stanley & Co. Incorporated.
 24.1                   (a)        Power of Attorney (see page II-6).
*99.1                   (a)        Opinion of Morgan Stanley & Co. Incorporated.
 99.3                   (a)        Form of Proxy Card of Remedy Corporation.

------------------------

* Filed as an Annex to the Proxy Statement/Prospectus constituting part of this Registration Statement and incorporated herein by reference.

(a) Filed herewith.

(b) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Registration Statement on Form S-1 (Registration Statement 333-21483), which the Securities and Exchange Commission declared effective on April 8, 1997.

(c) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Registration Statement on Form S-1 (Registration Statement 333-39891), which the Securities and Exchange Commission declared effective on November 19, 1997.

(d) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Annual Report on Form 10-K for the Year ended March 31, 1997.

(e) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Registration Statement on Form S-8 which became effective upon its filing on October 9, 1998.

(f) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Annual Report on Form 10-K for the year ended March 31, 1999.

(g) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Annual Report on Form 10-K for the year ended March 31, 2000.

(h) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(i) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000.

(j) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Annual Report on Form 10-K for the year ended March 31, 2001.